Supplement
To prospectus supplement and prospectus each dated May 23, 2001

                               OMI Trust 2001-C
                                    Issuer
                       Oakwood Mortgage Investors, Inc.
                                   Depositor

         Senior/Subordinated Pass-Through Certificates, Series 2001-C

                                ---------------

     The class interest rates for the class M-1 certificates and the class M-2 certificates on the cover page of the prospectus supplement should be as follows:

                                            Class Interest Rate(1)
                                            ----------------------

Class M-1 Certificates...............               8.065%
Class M-2 Certificates...............               8.990%

     (1) The class interest rate on the class M-1 and M-2 certificates is capped at the weighted average net asset rate, reduced for distributions of interest made on the class A-IO certificates.

                  The date of this supplement is May 30, 2001

             Prospectus Supplement to Prospectus dated May 23, 2001

                                OMI Trust 2001-C
                                     Issuer

                        Oakwood Mortgage Investors, Inc.
                                   Depositor

                                  $159,371,000

                 Senior/Subordinated Pass-Through Certificates
                                 Series 2001-C
                                                         [LOGO OF OAKWOOD HOMES]

                         Oakwood Acceptance Corporation
                                    Servicer
                                ---------------
   The trust initially will consist of contracts and mortgage loans secured by manufactured homes and related real estate with an aggregate principal balance of approximately $136,541,130, and $42,529,000 of cash in a pre-funding ac-count. An election will be made to treat a portion of the assets of the trust as one or more REMICs under the Internal Revenue Code, and the offered certifi-cates will be regular interests in one of the REMICs.

   Investing in the certificates involves risks. See "Risk Factors" beginning on page S-5 of this prospectus supplement and page 1 of the prospectus.

                                                                            Underwriting
                          Principal                              Price to   Discounts and Proceeds to
                            Amount     Class Interest Rate (1)  Public (2)   Commissions   Issuer (3)
                         ------------ ------------------------- ----------  ------------- ------------
A-1 Certificates........ $ 42,800,000          5.160%           100.000000%    0.125%       99.875000%
A-2 Certificates........   35,100,000          5.920%           100.000000%    0.225%       99.775000%
A-3 Certificates........   16,100,000          6.610%           100.000000%    0.300%       99.700000%
A-4 Certificates........   26,869,000          7.405%           100.000000%    0.385%       99.615000%
A-IO Certificates.......      (4)              6.000%            22.313982%    0.112%       22.201982%
M-1 Certificates........   14,326,000          6.065%           100.000000%    0.625%       99.375000%
M-2 Certificates........   13,431,000          6.990%           100.000000%    0.725%       99.275000%
B-1 Certificates........   10,745,000 One-Month LIBOR+4.390%(5)  98.040201%    0.800%       97.240201%
Total................... $159,371,000                                                     $173,916,816

(1) The class interest rate on each class of certificates other than the class A-IO certificates is capped at the weighted average net asset rate, reduced for distributions of interest made to the class A-IO certificates.

(2) The price to the public is per certificate plus accrued interest from the date the certificates are issued, in the case of the class B-1 certificates, and from May 1, 2001, in the case of all other classes of offered certificates.

(3) Proceeds to issuer have been calculated before deducting expenses payable by Oakwood Mortgage, estimated to be approximately $400,000.

(4) The class A-IO certificates will receive distributions of interest only, based on a notional principal amount. The notional principal amount will ini-tially equal $60,000,000 and will decrease according to a schedule set forth in "Description of the Offered Certificates -- Distributions -- Interest -- Class A-IO Notional Principal Balance Schedule," subject to certain conditions.

(5) If, on any distribution date, One-Month LIBOR+4.390% exceeds the weighted average net asset rate, reduced for distributions of interest made to the class A-IO certificates, the amount of any related shortfall, plus interest accrued on that shortfall, will be carried forward and distributed to the holders of the class B-1 certificates, subject to certain limitations, on that distribu-tion date or a later distribution date.

   Delivery of the certificates will be made in book-entry form only on or about May 30, 2001.

   The first monthly distribution date will be June 15, 2001. The record date for each distribution date will be the business day preceding the distribution date, in the case of the class B-1 certificates, and will be the last business day of the month preceding such distribution date, in the case of all other classes of offered certificates.

   Neither the SEC nor any state securities commission has approved or disap-proved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

       Credit Suisse First Boston                 Merrill Lynch & Co.

                                ---------------
                   Underwriter of the class A-IO certificates
                           Credit Suisse First Boston

                                ---------------

                    Prospectus Supplement dated May 23, 2001

      Important Notice About The Information We Present In This Prospectus
                 Supplement And In The Accompanying Prospectus.

   You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

   We provide information to you about the certificates in two separate docu-ments that progressively provide more detail: the accompanying prospectus, which provides general information, some of which may not apply to your certif-icates, and this prospectus supplement, which describes the specific terms of your certificates.

   Subsequent assets will be purchased by your trust from Oakwood Mortgage from time to time after the closing date until July 31, 2001 using the funds depos-ited in the pre-funding account. When this prospectus supplement refers to a percentage of the assets (except with respect to percentages of the initial as-sets), the percentage shall include any amounts in the pre-funding account, un-less otherwise stated.

   Your certificates will not be listed on any securities exchange.

   This prospectus supplement and the accompanying prospectus include cross-references to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

   Although the underwriters intend to make a secondary market in your certifi-cates, they are not required to do so. A secondary market for your certificates may not develop. If one does develop, it may not continue or provide sufficient liquidity.

   We have filed preliminary information regarding the trust's assets and the certificates with the SEC. The information contained in this document super-sedes all of that preliminary information, which was prepared by the underwrit-ers for prospective investors.

   Until August 22, 2001, all dealers that sell the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus and prospectus supplement. This requirement is in addition to the dealer's obligation to deliver a prospectus and prospectus supplement when act-ing as underwriters with respect to their unsold allotments or subscriptions.

                               Table of Contents

                                                                           Page
                                                                           -----
Prospectus Supplement
Summary of Terms..........................................................   S-1
Risk Factors..............................................................   S-5
Description of the Offered Certificates...................................   S-7
 General..................................................................   S-7
 Book-Entry Certificates..................................................   S-7
 Collection of Payments on Assets.........................................   S-9
 Realized Losses on Liquidated Loans......................................  S-10
 Allocation of Writedown Amounts..........................................  S-10
 Distributions............................................................  S-10
 Subordination of the Subordinated Certificates...........................  S-19
The Asset Pool............................................................  S-20
 General..................................................................  S-20
 The Assets...............................................................  S-20
 Selected Data............................................................  S-22
 Underwriting Guidelines..................................................  S-38
 Conveyance of Assets.....................................................  S-39
Maturity and Prepayment Considerations....................................  S-42
 Weighted Average Lives of the Offered Certificates.......................  S-42
 Modeling Assumptions and MHP Tables......................................  S-43
 Pre-Funding..............................................................  S-49
 Factors Affecting Prepayments............................................  S-49
 Yield on the Offered Certificates........................................  S-50
The Trust.................................................................  S-52
 General..................................................................  S-52
 The Trustee..............................................................  S-52
 Optional Termination.....................................................  S-52
 Auction Sale.............................................................  S-54
 Termination of the Agreement.............................................  S-54
 Voting Rights............................................................  S-54
 Reports to Certificateholders............................................  S-54
Servicing of the Assets...................................................  S-56
 The Servicer.............................................................  S-56
 Servicing Portfolio......................................................  S-56
 Delinquency and Loan Loss/Repossession Experience........................  S-57
 Collection and Other Servicing Procedures................................  S-59
 Servicing Compensation and Payment of Expenses...........................  S-59
 Advances.................................................................  S-60
 Successors to Servicer, Delegation of Duties.............................  S-60
Use of Proceeds...........................................................  S-61
Recent Developments.......................................................  S-61
Underwriting..............................................................  S-61
Legal Matters.............................................................  S-62
ERISA Considerations......................................................  S-65
Ratings...................................................................  S-69
Legal Investment Considerations...........................................  S-69

Annex 1................................................................... A-1-1

Prospectus
Risk Factors..............................................................     1
Description of the Certificates...........................................     5
 General..................................................................     5
 Book-Entry Procedures....................................................     7
 Allocation of Collections from the Assets................................     8
 Optional Redemption or Termination.......................................    10
Maturity and Prepayment Considerations....................................    11
 Maturity.................................................................    11
 Prepayment Considerations................................................    11
Yield Considerations......................................................    12

                                                                           Page
                                                                           ----
The Trusts................................................................  14
 General..................................................................  14
 The Assets...............................................................  14
 Information in Prospectus Supplement Regarding Contracts and Mortgage
  Loans...................................................................  17
 Substitution of Contracts or Mortgage Loans..............................  17
 Pre-Funding..............................................................  19
 Distribution Account.....................................................  19
 Reserve Funds............................................................  20
 Insurance................................................................  20
 Delivery of Additional Assets............................................  24
 Investment of Funds......................................................  24
 Certificate Guarantee Insurance..........................................  25
 Oakwood Homes Guarantee..................................................  25
 Alternate Credit Enhancement.............................................  25
Underwriting Policies.....................................................  26
 Oakwood's Contract Underwriting Guidelines...............................  26
General Underwriting Standards for Mortgage Loans.........................  27
Sale and Servicing of Contracts and Mortgage Loans........................  28
 Assignment of Contracts and Mortgage Loans...............................  28
 Representations and Warranties...........................................  29
 Servicing................................................................  30
 Advances.................................................................  33
 Compensating Interest....................................................  34
 Maintenance of Insurance Policies and Other Servicing Procedures.........  34
The Pooling and Servicing Agreements......................................  36
 The Servicer.............................................................  36
 The Trustee..............................................................  36
 Reports to Certificateholders............................................  37
 Events of Default........................................................  37
 Certificateholder Rights.................................................  38
 Amendment................................................................  38
 Termination..............................................................  38
Legal Aspects of Contracts and Mortgage Loans.............................  39
 The Contracts............................................................  39
 The Mortgage Loans.......................................................  44
 Environmental Considerations.............................................  48
 Enforceability of Material Provisions of the Obligors' Agreements........  49
Use of Proceeds...........................................................  50
The Company...............................................................  50
The Servicer..............................................................  50
Federal Income Tax Consequences...........................................  50
 General..................................................................  51
 REMIC Certificates.......................................................  51
 Tax Treatment of Residual Certificates...................................  64
 Taxation of Certain Foreign Holders of REMIC Certificates................  77
 Reporting and Tax Administration.........................................  79
 Non-REMIC Certificates...................................................  80
State Tax Considerations..................................................  85
ERISA Considerations......................................................  86
Available Information.....................................................  89
Incorporation of Certain Documents by Reference...........................  89
Plan of Distribution......................................................  90
Legal Investment Considerations...........................................  90
Experts...................................................................  92
Legal Matters.............................................................  92
Index of Terms............................................................  93

                                Summary of Terms

 . This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your in-vestment decision. To understand more completely all of the terms of an of-fering of the certificates, read carefully this entire document and the pro-spectus.

 . This summary provides an overview of calculations, cash flows and other in-formation to aid your understanding and is qualified by the full description of this information in this prospectus supplement and the prospectus.

Information About Your Trust

Your certificates are being offered by OMI Trust 2001-C, which will be established by Oakwood Mortgage Investors, Inc., a Nevada corporation. Oakwood Mortgage maintains its principal office at 101 Convention Center Drive, Suite 850, Las Vegas, Nevada 89109. Its telephone number is (702) 949-0056. Your trust will acquire contracts and mortgage loans from Oakwood Mortgage. These contracts and mortgage loans will secure payment of your certificates.

Only the class A-1, class A-2, class A-3, class A-4, class A-IO, class M-1, class M-2 and class B-1 certificates are being offered by this prospectus sup-plement. The trust will also issue the class B-2, class X and class R certifi-cates, which are not offered hereby.

The trustee is The Chase Manhattan Bank. The trustee's corporate trust office's address is 450 West 33rd Street, New York, New York 10001. Its telephone number is (212) 946-3249.

Your certificates will not be guaranteed or insured by any government agency or any other insurer.

Issuance of your certificates is scheduled for May 30, 2001.

Credit Enhancement -- Subordination and Overcollateralization

The subordination of the class M-1, M-2, B-1, B-2, X and R certificates and overcollateralization provide credit support for the class A-1, A-2, A-3, A-4 and A-IO certificates. The subordination of the class M-2, B-1, B-2, X and R certificates and overcollateralization provide credit support for the class M-1 certificates. The subordination of the class B-1, B-2, X and R certificates and overcollateralization provide credit support for the class M-2 certificates. The subordination of the class B-2, X and R certificates and overcollateral-ization provide credit support for the class B-1 certificates.

See "Description of the Offered Certificates" in this prospectus supplement.

Distributions of Interest and Principal

Collections received on the contracts and mortgage loans will be applied first to distributions of interest on each class of certificates in the order of their priority, and then to principal. Principal distributions will be applied first to the class A certificates, other than the class A-IO certificates, and only thereafter to the other classes of certificates.

See "Description of the Offered Certificates" in this prospectus supplement.

Servicing of the Assets of Your Trust

Oakwood Acceptance will act as servicer for the assets. It will make advances in respect of delinquent payments on the assets and in respect of liquidation expenses, taxes and insurance premiums not paid by an obligor on a timely ba-sis, if recoverable. Also, the servicer will pay compensating interest on as-sets that prepay on a date other than their due date.

Oakwood Acceptance, as the servicer, will be entitled to a monthly fee for ser-vicing the assets equal to 1.00% per annum of the scheduled principal balance of the assets. In the event a successor servicer replaces Oakwood Acceptance, the monthly servicing fee may be increased to an amount not to exceed 1.50% per annum of the scheduled principal balance of the assets.

See "Servicing of the Assets" in this prospectus supplement.

The Assets Contained in Your Trust

The primary assets of your trust are:

 . manufactured housing installment sales contracts secured by interests in man-ufactured homes and, in some cases, by liens on the real estate on which the manufactured homes are located,

 . mortgage loans secured by first liens on the real estate on which manufac-tured homes are permanently affixed, and

 . cash in the pre-funding account.

The total number of initial assets is 3,355.
Their total principal balance is approximately $136,541,130. Of the total num-ber of initial assets, 99.98% are fixed-rate assets and 0.02% are adjustable-rate assets.

See "The Asset Pool" in this prospectus supplement.

Your Trust Contains A Pre-Funding Account

A portion of your trust's initial assets will consist of cash in a pre-funding account. The pre-funded amount initially will equal $42,529,000. Funds in the pre-funding account may be used to purchase additional manufactured housing in-stallment sales contracts and mortgage loans until July 31, 2001. These addi-tional assets will be required to have characteristics similar to the existing assets. If all of the pre-funded amount is not used to acquire pre-funded as-sets, then amounts left in the pre-funding account will be distributed to you as a principal prepayment on the August 2001 distribution date. Interest income earned on the pre-funded amount during the pre-funding period will not be allo-cated to you, but will belong to Oakwood Mortgage.

See "The Asset Pool -- Conveyance of Assets" and " -- Conveyance of Subsequent Assets and Pre-Funding Account" in this prospectus supplement.

The trust also will contain a capitalized interest account, initially in the amount of $260,000. If interest collections on the assets are not sufficient to make full distributions of interest on all classes of certificates on the June 2001, July 2001 or August 2001 distribution dates, then the trustee will with-draw the amount of such shortfall from the capitalized interest account, to the extent of available funds in the account, and deposit this amount in the dis-tribution account as part of the available distribution amount.

See "Description of the Offered Certificates -- The Capitalized Interest Ac-count" in this prospectus supplement.

The Final Scheduled Distribution Date

For the class A certificates, the final scheduled distribution date was deter-mined based on the assumption that there are no prepayments on the assets, that the servicer does not exercise its rights of optional termination and that the auction referred to below does not succeed. For the classes of offered certifi-cates other than the class A certificates, the final scheduled distribution dates are the maturity date of the asset with the latest stated maturity. The final scheduled distribution date with respect to the class A-IO certificates was determined in accordance with the schedule set forth in "Description of the Offered Certificates--Class A-IO Certificates Notional Principal Balance Sched-ule." The final scheduled distribution date for each class of offered certifi-cates will be the distribution date occurring in the following months:

class A-1   October 2012
class A-2   September 2017
class A-3   February 2021
class A-4   December 2030
class A-IO  May 2008
class M-1   June 2031
class M-2   June 2031
class B-1   June 2031

Because the rate of principal distributions on the certificates will depend upon the rate of principal payments, including prepayments, on the assets, the actual final distribution on each class of certificates could occur signifi-cantly earlier than the applicable date listed above. We can provide no assur-ance as to the actual payment experience of the assets.

Optional Termination of Your Trust by The Servicer

The servicer may terminate the trust and thereby cause the retirement of all then-outstanding certificates by buying all of the assets on any distribution date on or after the distribution date on which the current aggregate principal balance of all certificates is less than 10% of their original principal bal-ance. The termination price paid for your trust's assets during an optional termination may, in some circumstances, be less than the outstanding principal balance and unpaid inter-est of the certificates.

The servicer may also terminate the trust if it determines that there is a sub-stantial risk that any of the pooling REMIC, the intermediate REMIC or the is-suing REMIC will lose its REMIC status.

See "The Trust -- Optional Termination" in this prospectus supplement. Auction Sale of Your Trust's Assets

If the servicer does not exercise its optional termination rights within 90 days after it becomes eligible to do so, the trustee will solicit bids on the assets remaining in the trust. The termination price paid for your trust's as-sets during an auction sale may, in some circumstances, be less than the out-standing principal balance and unpaid interest of the certificates.

See "The Trust -- Auction Sale" in this prospectus supplement.

Federal Income Tax Consequences to You

For federal income tax purposes, the trust will consist of three segregated as-set pools.

The assets of the trust (other than the portion evidencing the right to pay-ments of the interest carry-over amount (as described below)) will be treated as a pooling REMIC for federal income tax purposes. The regular interests of the pooling REMIC will be treated as a different REMIC, an intermediate REMIC, for federal income tax purposes. The regular interests of the intermediate REMIC will be treated as a third and different REMIC, the issuing REMIC, for federal income tax purposes. The class A-1, A-2, A-3, A-4, A-IO, M-1, M-2, B-2 and X certificates will be regular interests in the issuing REMIC, and will ev-idence debt obligations under the Internal Revenue Code of 1986, as amended. The class B-1 certificates will represent beneficial ownership of a REMIC regu-lar interest and the right to receive the interest carryover amount. Interest paid or accrued on your certificates, including any original issue discount, will be taxable to you, and must be included in your income under an accrual method of tax accounting, even if you otherwise are a cash method taxpayer. By acceptance of your certificate, you will be deemed to have agreed to treat your certificate as a debt instrument for purposes of federal and state income tax, franchise tax, and any other tax measured by income. Based on anticipated pric-es, it is expected that the class A-IO and class B-1 certificates will be is-sued with original issue discount.

See "Federal Income Tax Consequences -- REMIC Certificates -- Interest Weighted Certificates and Non-VRDI Certificates" in the prospectus.

We will use 200% of the manufactured housing prepayment model as the prepayment assumption to calculate the accrual rate of original issue discount. However, there is no assurance as to what the rate of prepayment will be.

See "Federal Income Tax Consequences" in the prospectus.

ERISA Considerations for Plans and Plan Investors

Subject to the considerations set forth under "ERISA Considerations" in this prospectus supplement and in the prospectus, Oakwood Mortgage expects the of-fered certificates to be eligible for purchase by plan investors. However, fi-duciaries of employee benefit plans and certain other retirement plans and en-tities that are deemed to hold the assets of such plans that propose to acquire or cause a plan to acquire any of the offered certificates should consult with their own counsel to determine whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited either under ERISA or the Internal Revenue Code and to consider the consequences if the un-derlying assets of the trust are deemed to be plan assets of investing plans. Certain prohibited transaction exemptions may be applicable to the purchase and holding of the offered certificates.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Your Certificates May Be Legal Investments for Regulated Organizations

The class A-1, A-2, A-3, A-4, A-IO and M-1 certificates will not be mortgage related securities for pur-poses of SMMEA until the pre-funded amount is reduced to zero. At such time, the class A-1, A-2, A-3, A-4, A-IO and M-1 certificates will be mortgage re-lated securities for purposes of SMMEA as long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations.

The class M-2 and B-1 certificates will not be mortgage related securities for purposes of SMMEA because they are not rated in one of the two highest rating categories.

See "Legal Investment Considerations" in this prospectus supplement and in the prospectus.

The Ratings Assigned to Your Certificates

It is a condition to the issuance of the certificates that the classes of cer-tificates obtain the following ratings by Moody's and Standard & Poor's:

                    Standard
            Moody's & Poor's
            ------- --------
Class A-1     Aaa     AAA
Class A-2     Aaa     AAA
Class A-3     Aaa     AAA
Class A-4     Aaa     AAA
Class A-IO    Aaa     AAA
Class M-1     Aa2      AA
Class M-2      A2       A
Class B-1    Baa2     BBB

The ratings assigned by Moody's and Standard & Poor's do not address the like-lihood of receipt of any certificateholders' interest carryover amounts, as de-scribed in this prospectus supplement.

See "Ratings" in this prospectus supplement.

                                  Risk Factors

In addition to the risk factors in the prospectus, you should note the follow-ing:

You May Experience A Loss On       Manufactured housing usually depreciates in
Your Investment If Losses And      value. Over time, the market values of the
Delinquencies On Assets In The     manufactured homes could be less than the
Trust Are High                     amount of the loans they secure. This may
                                   cause delinquencies and may increase the amount of loss following default. In this event, your trust may not be able to re-cover the full amount owed, which may re-sult in a loss on your certificates. We can provide you with no assurance that the per-formance of the trust's assets will be sim-ilar to the statistical information provid-ed, in part because the values of manufac-tured homes can be sharply affected by downturns in regional or local economic conditions, and because past performance does not guarantee or predict future per-formance. Generally, the statistical infor-mation provided reflects higher delinquen-cies and loan losses since 1996. The sta-tistical information related to the loss experience of Oakwood Acceptance as servicer is available under "Servicing of the Assets" in this prospectus supplement.

Losses Will Affect Subordinated    The class M-1, M-2 and class B-1 certifi-
Certificates Before Affecting      cates are subordinated to the class A cer-
More Senior Certificates           tificates. Losses in excess of the credit
                                   support provided by the class B-2, class X, and class R certificates will be experi-enced first by the class B-1 certificates, second by the class M-2 certificates, and next by the class M-1 certificates. There-after, losses on the assets exceeding the amount of the subordinated certificates could result in a loss being realized by the class A-1, class A-2, class A-3, class A-4 and in some instances, the class
                                   A-IO certificates.

The Yield on the Class A-IO        Because the notional principal balance of
Certificates May Be Influenced     the class A-IO certificates is based on the
by The Rate of Prepayments on      lesser of (i) a specified notional princi-
The Assets                         pal balance and (ii) the sum of the aggre-
                                   gate principal balance of the assets and the amount on deposit in the pre-funding account, the yield to maturity of the class
                                   A-IO certificates will be sensitive to
                                   higher than expected principal prepayments on the assets. Therefore, you should con-sider the risk that an extremely rapid rate of principal prepayments or losses on the assets could result in your failure to re-cover your initial investment in class A-IO certificates.

Class B-1 Certificates Have an     The class B-1 certificates bear interest
Uncertain Yield                    based on One-Month LIBOR, which is variable
                                   and which fluctuates differently than do other indices. In addition, regardless of the level of One-Month LIBOR, the interest rate of the class B-1 certificates may not exceed the weighted average net asset rate reduced for distributions of interest made to the class A-IO certificateholders.

Repossessed Manufactured Housing
Units May Provide Less Security
Than New Manufactured Housing
Units
                                   Approximately 37.51% of the initial assets are secured by manufactured housing units that formerly served as collateral for mortgage loans or installment sales con-tracts made to other borrowers. The manufactured housing units securing these assets generally will be older model homes. We cannot assure you that the value of the manufactured housing units will not depreciate in value more rapidly than new manufactured housing units.

Prepayments May Cause Cash         Obligors are not required to pay interest
Shortfalls                         on their assets after the date of a full
                                   prepayment of principal. As a result, to the extent that this interest shortfall ex-ceeds the servicing fee for the related pe-riod -- which is the maximum amount that the servicer must cover -- or the servicer defaults in its obligation to pay compen-sating interest, a full prepayment may re-duce the amount of interest received from obligors during that collection period to less than one month's interest on the as-sets. If a sufficient number of assets are prepaid in full, then interest payable on the assets during that collection period may be less than the interest due on the certificates.

Amounts on Deposit in The Pre-     All amounts remaining in the pre-funding
Funding Account after The End of   account on July 31, 2001 will be distrib-
The Pre-Funding Period Will        uted to certificateholders as a partial
Result in a Partial Prepayment     principal prepayment on the August 15, 2001
of Principal                       distribution date. The amount remaining in
                                   the pre-funding account on this date will be the difference between $42,529,000 and the amount of pre-funded assets Oakwood
                                   Mortgage sells to the trust during the pre-funding period. Accordingly, if Oakwood
                                   Mortgage fails to acquire and deliver to the trust a sufficient number of assets el-igible for sale to the trust, certificateholders will experience a par-tial prepayment of principal on the August
                                   15, 2001 distribution date.

                                   See "The Assets Pool -- Conveyance of Sub-sequent Assets and Pre-Funding Account" in this prospectus supplement.

The Characteristics of The         The subsequent assets delivered during the
Subsequent Assets Will Differ      pre-funding period may have characteristics
from The Characteristics of The    that differ from the initial assets de-
Assets That Are Disclosed          scribed in this prospectus supplement. How-
                                   ever, each of the subsequent assets must satisfy various criteria specified in the pooling and servicing agreement. You should not assume that the characteristics of the asset pool at the end of the pre-funding period will be identical to the character-istics of the initial assets described in this prospectus supplement. We will file a Form 8-K within 15 days following the end of the pre-funding period. This report will include the same type of information re-garding such assets as this prospectus sup-plement contains regarding the initial as-sets.

   Capitalized terms used in this prospectus supplement but not defined will have the definitions given to them in the accompanying prospectus. See "Index of Terms" in the prospectus.

                    Description of the Offered Certificates

General

   The Senior/Subordinated Pass-Through Certificates, Series 2001-C, will con-sist of the class A-1, class A-2, class A-3, class A-4, class A-IO, class M-1, class M-2, class B-1, class B-2, class X and class R certificates. Only the class A-1, class A-2, class A-3, class A-4, class A-IO, class M-1, class M-2 and class B-1 certificates are offered by this prospectus supplement. The class M-1, class M-2, class B-1, class B-2, class X and class R certificates will be subordinated to the class A certificates in respect of distributions of princi-pal and interest. The offered certificates will be issued in book-entry form only, in minimum denominations of $1,000 and integral multiples of $1 in excess of this amount. Definitive certificates, if issued, will be transferable and exchangeable at the corporate trust office of The Chase Manhattan Bank. No service charge will be made for any registration of exchange or transfer, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge incurred in connection with the exchange or transfer.

   Distributions of principal and interest on the offered certificates will be made on the 15th day of each month, or, if this day is not a business day, on the next succeeding business day, beginning in June 2001, to the persons in whose names the certificates are registered on the related record date, which is the close of business on the business day immediately preceding that distri-bution date, in the case of the class B-1 certificates, and the last business day of the month preceding the month in which the distribution date occurs, in the case of all other classes of certificates. Each distribution with respect to a book-entry certificate will be paid to the Depository, which will credit the amount of this distribution to the accounts of its Participants in accor-dance with its normal procedures. Each Participant will be responsible for dis-bursing this distribution to the Beneficial Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm will be responsible for disbursing funds to the Beneficial Owners that it represents. All credits and disbursements with respect to book-entry certificates are to be made by the Depository and the Participants in accordance with the Depository's rules.

   The class B-2 certificates will have an initial certificate principal bal-ance of $10,745,000 and will have a pass-through rate set forth in the pooling and servicing agreement. The class X certificates are interest-only securities that have no stated certificate principal balance, but are entitled to receive a distribution on each distribution date of certain interest amounts, as more fully set forth in the pooling and servicing agreement. The class R certifi-cates will have no stated certificate principal balance or pass-through rate, and will represent the beneficial ownership of the residual interest in each of the REMICs.

Book-Entry Certificates

   The offered certificates will be book-entry certificates as described in the prospectus under "Description of the Certificates -- Book-Entry Procedures." The offered certificates will initially be registered in the name of Cede & Co., the nominee of the Depository Trust Company. Holders of the certificates may hold through DTC in the United States or through DTC for the accounts of Clearstream Banking, societe anonyme ("Clearstream"), or the Euroclear System ("Euroclear") in Europe if they are participants of these systems, or indi-rectly through organizations that are participants in these systems.

   Clearstream and Euroclear will hold omnibus positions in the certificates on behalf of the Clearstream participants and the Euroclear participants, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC according to DTC rules on behalf of Clearstream or Euroclear by its depositary; however, such cross- market transactions will require delivery of instructions to Clearstream or Euroclear by the counterparty in such system according to its rules and procedures and within its established dead-lines. Clearstream or Euroclear will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment according to normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries.

   Because of time-zone differences, credits of securities in Clearstream or Euroclear for a transaction with a participant will be made during the subse-quent securities settlement processing, dated the business day following the DTC settlement date, and these credits or any transactions in the securities settled during the processing will be reported to the relevant Clearstream participant or Euroclear participant on the following business day. Cash re-ceived in Clearstream or Euroclear for sales of securities by or through a Clearstream participant or a Euroclear participant to a participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

   Clearstream is incorporated under the laws of Luxembourg as a company with limited liability (a societe anonyme). Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminat-ing the need for physical movement of securities. Transactions may be settled in Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of interna-tionally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional de-pository, Clearstream is subject to regulation by the Commission for the Su-pervision of the Financial Sector. Clearstream participants are recognized fi-nancial institutions around the world, including underwriters, securities bro-kers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

   The Euroclear System was created in 1968 to hold securities for partici-pants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securi-ties and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 34 currencies, includ-ing United States dollars. The Euroclear System includes various other servic-es, including securities lending and borrowing, and interfaces with domestic markets in several countries. The Euroclear System is operated by Euroclear Bank, S.A./N.V. (the "Euroclear Operator"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. They are governed by the Terms and Conditions Governing Use of Euroclear and related operating procedures of the Euroclear System and applicable Belgian law. Euroclear participants include banks, including central banks, securities bro-kers and dealers and other professional financial intermediaries and may in-clude any of the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relation-ship with a Euroclear participant, either directly or indirectly.

   Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the "terms and conditions"). The terms and conditions gov-ern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

   Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and pro-cedures, to the extent received by its depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Global Clearance, Settlement and Tax Documentation Proce-dures" in Annex I to this prospectus supplement. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificate holder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect such actions on its behalf through DTC.

   Although DTC, Clearstream and Euroclear have agreed to the foregoing proce-dures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or con-tinue to perform the procedures and the procedures may be discontinued at any time.

   Certificate owners who are not participants but desire to purchase, sell or otherwise transfer ownership of the offered certificates may do so only through participants, unless and until definitive Class A, Class M and Class B certifi-cates are issued. In addition, certificate owners will receive all distribu-tions of principal of, and interest on, the certificates from the trustee through DTC and participants.

   Unless and until the offered certificates are issued in certificated, fully-registered form, it is anticipated that the only certificateholder of the of-fered certificates will be Cede & Co., as nominee of DTC. Beneficial Owners will not be certificateholders as that term is used in the pooling and servic-ing agreement. Beneficial Owners are only permitted to exercise the rights of certificateholders indirectly through Depository Participants (including Clearstream and Euroclear) and DTC.

Collection of Payments on Assets

   Oakwood Acceptance will establish and maintain the certificate account for the benefit of the trustee. The certificate account will be required to be an Eligible Account. The certificate account is to be held in trust for the bene-fit of the trustee on behalf of the certificateholders, and shall be either in the trustee's name or designated in a manner that reflects the custodial nature of the account and that all funds in this account are held for the benefit of the trustee. A single certificate account may be maintained for more than one series of certificates provided that in this event, the servicer shall cause separate accounting and records to be maintained within the certificate account with respect to each separate series. Funds in the certificate account will be invested in Eligible Investments that will mature or be redeemed not later than the business day preceding the applicable monthly distribution date. Earnings on amounts deposited into the certificate account shall be credited to the ac-count of the servicer as servicing compensation in addition to the Servicing Fee and may be used to offset P&I Advances due from the servicer in respect of the distribution date next succeeding the date on which these earnings were made or, at the servicer's option, may be released to the servicer on the re-lated distribution date. The amount of any losses incurred in respect of any of these investments shall be deposited into the certificate account by the servicer out of its own funds promptly after any of these losses are incurred.

   All payments in respect of principal and interest on the initial assets re-ceived by the servicer on or after May 1, 2001, or on any subsequent asset re-ceived by the servicer on or after the date the subsequent asset is purchased by your trust (each, the applicable "Cut-off Date"), exclusive of collections relating to scheduled payments due on or prior to the Cut-off Date but received thereafter, including principal prepayments and net liquidation proceeds, will be deposited into the certificate account no later than the second business day following the servicer's receipt. Amounts collected as late payment fees, ex-tension fees, assumption fees or similar fees will be retained by the servicer as part of its servicing compensation. In addition, amounts paid for assets re-purchased as a result of breach of a representation or warranty under the pool-ing and servicing agreement and amounts required to be deposited upon substitu-tion of a qualified substitute asset because of a breach of a representation or warranty, as described under "The Asset Pool -- Conveyance of Assets" in this prospectus supplement, will be paid into the certificate account.

   On or prior to the business day before each distribution date, the servicer will remit all scheduled payments of principal and interest due on the assets during the related Collection Period and collected by the servicer and all unscheduled collections in respect of principal and interest on the assets re-ceived during the related Prepayment Period, together with the amount of any required Advances and any compensating interest payment to the trustee for de-posit into the distribution account. If, however, the certificate account is maintained by the trustee, the trustee may withdraw this amount, and any por-tion of the P&I Advance or any portion of the compensating interest payment to be covered by investment earnings on the certificate account, from the certifi-cate account on the applicable distribution date and deposit it into the dis-tribution account. In such event, the servicer will remit the portion, if any, of the required P&I Advance or compensating interest payment that is not to be covered by investment earnings on the certificate account to the trustee on the business day preceding the distribution date for deposit into the distribution account. The distribution account shall be an Eligible Account established and maintained by the trustee.

   The trustee or its Paying Agent will withdraw funds from the distribution account, but only to the extent of the Available Distribution Amount, to make distributions to certificateholders as specified under " -- Distributions --
 Priority of Distributions" in this prospectus supplement.

   From time to time, as provided in the pooling and servicing agreement, the servicer will also withdraw funds from the certificate account for other pur-poses as permitted by the pooling and servicing agreement.

Realized Losses on Liquidated Loans

   The Principal Distribution Amount for any distribution date is intended to include the Scheduled Principal Balance of each asset that became a liquidated loan during the related Prepayment Period. A Realized Loss will be incurred on a liquidated loan in the amount, if any, by which the net liquidation proceeds from the liquidated loan are less than the unpaid principal balance of the liq-uidated loan, plus accrued and unpaid interest thereon, plus amounts reimburs-able to the servicer for previously unreimbursed Servicing Advances. To the ex-tent that the amount of the Realized Loss is in excess of the sum of (a) inter-est collected on the nondefaulted assets reduced by (i) certain interest pay-ments due to be distributed on the offered certificates, and (ii) any portion of this interest required to be paid to a servicer other than Oakwood Accept-ance as servicing compensation ("Excess Interest") and (b) the Current Overcollateralization Amount, then the amount of this shortfall will be allo-cated to the subordinated certificates as a Writedown Amount. See " -- Alloca-tion of Writedown Amounts."

Allocation of Writedown Amounts

   Any Writedown Amount on a distribution date will be allocated to reduce to zero the certificate principal balance of a class, as adjusted for write-downs, in the following order:

  .  first, to the class B-2 certificates;

  .  second, to the class B-1 certificates;

  .  third, to the class M-2 certificates; and

  .  fourth, to the class M-1 certificates.

Distributions

 Interest Deficiency Event and Interest Deficiency Amount

   With respect to the class M-1, class M-2, class B-1 and class B-2 certifi-cates, an interest deficiency occurs on a distribution date if, after the dis-tribution of the Available Distribution Amount in the order described in this prospectus supplement, there remains unpaid any current Interest Distribution Amounts, Interest Distribution Amounts remaining unpaid from prior distribution dates plus interest on this carryover amount, Writedown Interest Distribution Amounts or Carryover Writedown Interest Distribution Amounts on these classes (the "Interest Deficiency Amount"). If an interest deficiency event occurs on a distribution date, collections received after the end of the related Collection Period and prior to the related distri-bution date will be applied, up to a limited amount determined by the rating agencies, to remedy this deficiency in order of class seniority. Any remaining deficiency will be carried forward as shortfall for the next distribution date.

 Available Distribution Amount

   The Available Distribution Amount for a distribution date will include

  . monthly payments of principal and interest due on the trust assets dur-ing the related Collection Period, whether received from the obligors or advanced by the servicer, and unscheduled payments received with respect to the assets during the related Prepayment Period, including principal prepayments, on the first distribution date following the end of the Pre-Funding Period, the portion of the Pre-Funded Amount not used to ac-quire subsequent assets, funds on deposit in the capitalized interest account to the extent necessary to make full distributions of interest through July 31, 2001, on all classes of certificates on the June 2001, July 2001 or August 2001 distribution dates, Compensating Interest, pro-ceeds of repurchases, net liquidation proceeds and net insurance pro-ceeds, less

  . if Oakwood Acceptance is not the servicer, Servicing Fees for the re-lated Collection Period, amounts required to reimburse the servicer for previously unreimbursed Advances in accordance with the pooling and ser-vicing agreement, amounts required to reimburse Oakwood Mortgage or the servicer for reimbursable expenses in accordance with the pooling and servicing agreement, the Interest Deficiency Amount or portion, if any, paid from collections on the preceding distribution date, the fees and reasonable expenses of the trustee, and amounts required to reimburse any party for an overpayment of a Repurchase Price for an asset.

 Distributions

   Distributions will be made on each distribution date to holders of record on the preceding record date. Distributions on a class of certificates will be al-located among the certificates of the class in proportion to their percentage interests.

 Interest

   On each distribution date, to the extent of the Available Distribution
Amount

   Holders of the class A certificates, other than the class A-IO certificates, will be entitled to receive:

  . interest accrued during the related Interest Accrual Period at the then-applicable pass-through rate on the certificate principal balance of the class A certificates immediately prior to the distribution date (their "Interest Distribution Amount"), plus

  . any Interest Distribution Amounts remaining unpaid from a previous dis-tribution date, plus interest accrued on this amount during the related Interest Accrual Period, at the then applicable pass-through rate; and

   Holders of the class A-IO certificates will be entitled to receive:

  . Interest accrued during the related Interest Accrual Period at a per an-num rate of 6.00% on the applicable class A-IO notional principal bal-ance immediately prior to the distribution date (their "Interest Distri-bution Amount"), plus

  . any Interest Distribution Amounts remaining unpaid from a previous dis-tribution date, plus interest accrued on this amount during the related Interest Accrual Period, at a per annum rate of 6.00%.

   The notional principal balance for a distribution date will equal the lesser of (i) the applicable notional principal balance for that distribution date set forth in the schedule below, and (ii) the sum of the aggregate principal bal-ance of the assets (as reduced by losses and prepayments on the trust assets) and the amount on deposit in the pre-funding account, if any, on that distribution date. The notional principal balance is used to calculate interest distributions on the class A-IO certificates only, and does not represent the right to receive any distributions of principal. No interest on the Class A-IO certificates will be distributed after the distribution date in May 2008.

           Class A-IO Certificate Notional Principal Balance Schedule

 Distribution    Notional
     Date         Balance
 ------------   -----------
June 2001       $60,000,000
July 2001       $60,000,000
August 2001     $60,000,000
September 2001  $59,000,000
October 2001    $59,000,000
November 2001   $59,000,000
December 2001   $57,000,000
January 2002    $57,000,000
February 2002   $57,000,000
March 2002      $56,000,000
April 2002      $56,000,000
May 2002        $56,000,000
June 2002       $54,000,000
July 2002       $54,000,000
August 2002     $54,000,000
September 2002  $53,000,000
October 2002    $53,000,000
November 2002   $53,000,000
December 2002   $51,000,000
January 2003    $51,000,000
February 2003   $51,000,000
March 2003      $49,000,000
April 2003      $49,000,000
May 2003        $49,000,000
June 2003       $48,000,000
July 2003       $48,000,000
August 2003     $48,000,000
September 2003  $46,000,000

 Distribution    Notional
     Date         Balance
 ------------   -----------
October 2003    $46,000,000
November 2003   $46,000,000
December 2003   $45,000,000
January 2004    $45,000,000
February 2004   $45,000,000
March 2004      $43,000,000
April 2004      $43,000,000
May 2004        $43,000,000
June 2004       $42,000,000
July 2004       $42,000,000
August 2004     $42,000,000
September 2004  $40,000,000
October 2004    $40,000,000
November 2004   $40,000,000
December 2004   $39,000,000
January 2005    $39,000,000
February 2005   $39,000,000
March 2005      $37,000,000
April 2005      $37,000,000
May 2005        $37,000,000
June 2005       $36,000,000
July 2005       $36,000,000
August 2005     $36,000,000
September 2005  $35,000,000
October 2005    $35,000,000
November 2005   $35,000,000
December 2005   $34,000,000
January 2006    $34,000,000

 Distribution    Notional
     Date         Balance
 ------------   -----------
February 2006   $34,000,000
March 2006      $32,000,000
April 2006      $32,000,000
May 2006        $32,000,000
June 2006       $31,000,000
July 2006       $31,000,000
August 2006     $31,000,000
September 2006  $30,000,000
October 2006    $30,000,000
November 2006   $30,000,000
December 2006   $29,000,000
January 2007    $29,000,000
February 2007   $29,000,000
March 2007      $28,000,000
April 2007      $28,000,000
May 2007        $28,000,000
June 2007       $27,000,000
July 2007       $27,000,000
August 2007     $27,000,000
September 2007  $26,000,000
October 2007    $26,000,000
November 2007   $26,000,000
December 2007   $25,000,000
January 2008    $25,000,000
February 2008   $25,000,000
March 2008      $24,000,000
April 2008      $24,000,000
May 2008        $24,000,000

   On each distribution date, holders of the subordinated certificates will be entitled to receive, to the extent of the Available Distribution Amount and on a subordinated basis as described under " -- Priority of Distributions":

  . interest accrued on their class during the related Interest Accrual Pe-riod at the then-applicable pass-through rate on the certificate princi-pal balance immediately following the most recently preceding distribu-tion date, reduced by all Writedown Amounts allocated on that distribu-tion date, of their class immediately prior to the distribution date (their "Interest Distribution Amount"), plus

  . any Interest Distribution Amounts remaining unpaid from a previous dis-tribution date, plus interest accrued on this amount during the related Interest Accrual Period, at the then applicable pass-through rate.

   Interest on the offered certificates, other than the class B-1 certificates, will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest on the class B-1 certificates will be computed on the basis of a 360-day year and the actual number of days elapsed in the applicable Interest Accrual Period.

   Interest Accrual Period means, with respect to each distribution date for the class B-1 certificates, the period commencing on the 15th day of the pre-ceding month through the 14th day of the month in which such distribution date occurs (except that the first Interest Accrual Period for the class B-1 certif-icates will be the period from May 30, 2001 through June 14, 2001) and for the class A-1, class A-2, class A-3, class A-4, class A-IO, class M-1, and class M-2 certificates, the calendar month preceding the month in which the distribu-tion date occurs.

   The pass-through rate for the classes of offered certificates, other than the class A-IO certificates, on any distribution date will be the per annum rates set forth on the cover page of this prospectus supplement, in each case subject to a cap of the adjusted weighted average net asset rate. The pass-through rate for the class A-IO certificates on any distribution date will be 6.00% per annum. The "adjusted weighted average net asset rate" means, for any distribution date, the weighted average of the asset rates for all trust as-sets, less the then applicable servicing fee rate, less the trustee fee rate, and less the class A-IO distribution rate. The "class A-IO distribution rate" for any distribution date is the percentage derived from the fraction, which shall not be greater than 1, (i) the numerator of which is the product of (x) the lesser of (a) the applicable notional principal balance for that distribu-tion date set forth in the class A-IO certificate notional principal balance schedule and (b) the aggregate principal balance of the assets (as reduced by losses and prepayments on the trust assets) and the amount on deposit in the pre-funding account, if any, on that distribution date, and (y) 6.00% per an-num, and (ii) the denominator of which is the aggregate principal balance of the assets (as reduced by losses and prepayments on the trust assets) and the amount on deposit in the pre-funding account, if any, on that distribution date.

   In addition, on each distribution date, to the extent of the Available Dis-tribution Amount and on a subordinated basis as described under "-- Priority of Distributions" the holders of the offered subordinated certificates will be en-titled to receive

  . interest accrued during the related Interest Accrual Period at the ap-plicable pass-through rate on any related Writedown Amount (the class "Writedown Interest Distribution Amount"), plus

  . any of these interest amounts remaining unpaid from a previous distribu-tion date, plus interest accrued on this amount during the related In-terest Accrual Period at the then applicable pass-through rate (the class "Carryover Writedown Interest Distribution Amount"). See "-- Real-ized Losses on Liquidated Loans."

   If necessary, the holders of the class B-1 certificates are entitled to re-ceive interest (the "Certificateholders' Interest Carryover Amount"), in an amount equal to the sum of:

  . if on that distribution date the pass-through rate for such class of certificates is based upon the adjusted weighted average net asset rate, reduced for amounts payable to the class A-IO certificates, the excess of (A) the amount of interest such class of certificates would be enti-tled to receive on such distribution date had interest been calculated at a rate equal to One-Month LIBOR plus the 1.390% margin, over (B) the amount of interest such class of certificates will receive on such dis-tribution date at the adjusted weighted average net asset rate, plus

  . the unpaid portion of any such excess from prior distribution dates, and interest thereon at the then applicable pass-through rate for such class of certificates, without giving effect to the cap of the adjusted weighted average net asset rate.

The Certificateholders' Interest Carryover Amount shall be distributed only in respect of the class B-1 certificates, and no other class of offered certifi-cates shall have any entitlement to such amounts.

 Floating Rate Determination

   Generally, the Floating Rate Determination Date for any Interest Accrual Pe-riod is the second London banking day prior to the Interest Accrual Period. For the initial Interest Accrual Period the Floating Rate Determination Date is the closing date. On each Floating Rate Determination Date, the servicer will de-termine the arithmetic mean of the LIBOR quotations for one-month Eurodollar deposits ("One-Month LIBOR") for the succeeding Interest Accrual Period on the basis of the Reference Banks' offered LIBOR quotations provided to the servicer as of 11:00 a.m., London time, on the Floating Rate Determination Date. With respect to a Floating Rate Determination Date, Reference Banks means leading banks en-gaged in transactions in Eurodollar deposits in the international Eurocurrency market with an established place of business in London, whose quotations appear on the Bloomberg Screen US0001M Index page on the Floating Rate Determination Date in question and which have been designated as such by the servicer and are able and willing to provide these quotations to the servicer on each Floating Rate Determination Date; and Bloomberg Screen US0001M Index Page means the dis-play designated as page US0001M on the Bloomberg Financial Markets Commodities News, or another page as may replace this page on that service for the purpose of displaying LIBOR quotations of major banks. If any Reference Bank should be removed from the Bloomberg Screen US0001M Index Page or in any other way fails to meet the qualifications of a Reference Bank, the servicer may, in its sole discretion, designate an alternative Reference Bank.

   On each Floating Rate Determination Date, One-Month LIBOR for the next suc-ceeding Interest Accrual Period will be established by the servicer as follows:

  . if, on any Floating Rate Determination Date, two or more of the Refer-ence Banks provide offered One-Month LIBOR quotations on the Bloomberg Screen US0001M Index Page, One-Month LIBOR for the next applicable In-terest Accrual Period will be the arithmetic mean of the offered quota-tions, rounding the arithmetic mean, if necessary, to the nearest five decimal places.

  . if, on any Floating Rate Determination Date, only one or none of the Reference Banks provides offered quotations, One-Month LIBOR for the next applicable Interest Accrual Period will be the higher of:

   . One-Month LIBOR as determined on the previous Floating Rate Determina-tion date, and

   .  the Reserve Interest Rate.

   The Reserve Interest Rate will be the rate per annum that the servicer de-termines to be either:

  . the arithmetic mean, rounding the arithmetic mean upwards if necessary to the nearest five decimal places, of the one-month Eurodollar lending rate that New York City banks selected by the servicer are quoting, on the relevant Floating Rate Determination Date, to the principal London offices of at least two leading banks in the London interbank market, or

  . in the event that the servicer can determine no arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the servicer are quoting on the Floating Rate Determination Date to leading European banks.

   If, on any Floating Rate Determination Date, the servicer is required but is unable to determine the Reserve Interest Rate in the manner provided, One-Month LIBOR for the next applicable Interest Accrual Period will be One-Month LIBOR as determined on the previous Floating Rate Determination Date.

   One-Month LIBOR for an Interest Accrual Period shall not be based on One-Month LIBOR for the previous Interest Accrual Period for two consecutive Float-ing Rate Determination Dates. If One-Month LIBOR for an Interest Accrual Period would be based on One-Month LIBOR for the previous Floating Rate Determination Date for the second consecutive Floating Rate Determination Date, the servicer shall select an alternative index over which the servicer has no control used for determining one-month Eurodollar lending rates that is calculated and pub-lished or otherwise made available by an independent third party.

   The establishment of One-Month LIBOR, or an alternative index, by the servicer and the servicer's subsequent calculation of the pass-through rate on the class B-1 certificates for the relevant Interest Accrual Period, in the ab-sence of manifest error, will be final and binding.

 Principal

   The Principal Distribution Amount for any distribution date will equal the sum of the following amounts:

  . the sum of the principal components of all monthly payments scheduled to be made on the Due Date occurring during the related Collection Period on the assets that were outstanding at the opening of business on this Due Date, regardless of whether such monthly payments were received by the servicer from the obligors, not including any monthly payments due on liquidated loans or repurchased assets;

  . the sum of the amounts of all principal prepayments -- including, on the first distribution date following the end of the Pre-Funding Period, the portion of the Pre-Funded Amount not used to acquire subsequent as-sets -- received by the servicer on the assets during the related Pre-payment Period;

  . the Scheduled Principal Balance of any asset that became a liquidated loan during the related Prepayment Period; and

  . the Scheduled Principal Balance of any asset that was purchased or re-purchased by the servicer or the seller during the related Prepayment Period; less

  . the Overcollateralization Reduction Amount, if any, for such distribu-tion date.

   The Class A Principal Distribution Amount for any distribution date will equal

  .  prior to the Cross-over Date, the Principal Distribution Amount,

  . on any distribution date as to which the Principal Distribution Tests are not met, the Principal Distribution Amount, or

  . on any other distribution date, the class A percentage of the Principal Distribution Amount (calculated without regard to the notional principal balance of the class A-IO certificates).

   The Class M-1 Principal Distribution Amount for any distribution date will equal

  . as long as any class A certificates (other than the class A-IO certifi-cates) remain outstanding and prior to the Cross-over Date, zero,

  . on any distribution date as to which the Principal Distribution Tests are not met and any class A certificates (other than the class A-IO cer-tificates) remain outstanding, zero,

  . on any distribution date as to which the Principal Distribution Tests are not met and the class A certificates (other than the class A-IO cer-tificates) have been retired, the Principal Distribution Amount, or

  . on any other distribution date, the class M-1 percentage of the Princi-pal Distribution Amount.

   The Class M-2 Principal Distribution Amount for any distribution date will equal

  . as long as any class A certificates (other than the class A-IO certifi-cates) or any class M-1 certificates remain outstanding and prior to the Cross-over Date, zero,

  . on any distribution date as to which the Principal Distribution Tests are not met and any class A certificates (other than the class A-IO cer-tificates) or any class M-1 certificates remain outstanding, zero,

  . on any distribution date as to which the Principal Distribution Tests are not met and the class A certificates (other than the class A-IO cer-tificates) and the class M-1 certificates have been retired, the Princi-pal Distribution Amount, or

  . on any other distribution date, the class M-2 percentage of the Princi-pal Distribution Amount.

   The Class B-1 Principal Distribution Amount for any distribution date will equal

  . as long as any class A certificates (other than the class A-IO certifi-cates), any class M-1 certificates or any class M-2 certificates remain outstanding and prior to the Cross-over Date, zero,

  . on any distribution date as to which the Principal Distribution Tests are not met and any class A certificates (other than the class A-IO cer-tificates), any class M-1 certificates or any class M-2 certificates re-main outstanding, zero,

  . on any distribution date as to which the Principal Distribution Tests are not met and the class A certificates (other than the class A-IO cer-tificates), the class M-1 certificates and the class M-2 certificates have been retired, the Principal Distribution Amount, or

  . on any other distribution date, the class B-1 percentage of the Princi-pal Distribution Amount.

   The Class B-2 Principal Distribution Amount for any distribution date will equal

  . as long as any class A certificates (other than the class A-IO certifi-cates), any class M-1 certificates, any class M-2 certificates or any class B-1 certificates remain outstanding and prior to the Cross-over Date, zero,

  . on any distribution date as to which the Principal Distribution Tests are not met and any class A certificates (other than the class A-IO cer-tificates), any class M-1 certificates, any class M-2 certificates or any class B-1 certificates remain outstanding, zero, or

  . on any other distribution date, the class B-2 percentage of the Princi-pal Distribution Amount.

   For any distribution date, if the Principal Distribution Amount for a class exceeds the certificate principal balance of that class, less any Principal Distribution Amounts remaining unpaid from previous distribution dates, with respect to this class and distribution date, then these amounts shall be allo-cated to the Principal Distribution Amount of the relatively next junior class of certificates.

   If the certificate principal balances of each of the class A-1, class A-2, class A-3, class A-4, class M-1, class M-2 and class B-1 certificates have not been reduced to zero on or before any distribution date, then amounts otherwise allocable to the Class B-2 Principal Distribution Amount shall be allocated se-quentially to the principal distribution amounts of the class B-1, class M-2, class M-1, class A certificates (other than the class A-IO certificates) and finally to the class B-2 certificates, to the extent that allocation of these amounts to the Class B-2 Principal Distribution Amount would reduce the class B-2 certificate principal balance below the Class B-2 Floor Amount.

   If the certificate principal balance of the class A-1, class A-2, class A-3, class A-4, class M-1, class M-2 and class B-1 certificates have not been re-duced to zero on or before any distribution date, then amounts otherwise allo-cable to the Class B-2 Principal Distribution Amount shall be allocated sequen-tially to the principal distribution amounts of the class B-1, class M-2, class M-1, class A (other than the class A-IO certificates) and finally to the class B-2 certificates, to the extent that allocation of these amounts to the Class B-2 Principal Distribution Amount would reduce the sum of the class B-2 certif-icate principal balance and the Current Overcollateralization Amount below the Total Floor Amount.

   The principal distribution percentage for any class (other than the class A-IO certificates) is the percentage derived from the fraction, which shall not be greater than 1, the numerator of which is the certificate principal balance of the class, as adjusted for write-downs, immediately prior to the related distribution date, and the denominator of which is the sum of the outstanding certificate principal balances for all of the classes, as adjusted for write-downs, of the assets immediately prior to this distribution date.

 Overcollateralization

   The "Accelerated Principal Distribution Amount" for any distribution date shall be the positive difference, if any, between the Target Overcollateralization Amount and the Current Overcollateralization Amount. The "Current Overcollateralization Amount" shall mean, for any distribution date, the positive difference, if any, between the Pool Scheduled Principal Balance of the assets and the certificate principal balance of all then outstanding classes of certificates immediately prior to the distribution date. The "Overcollateralization Reduction Amount" for any distribution date shall equal the positive difference, if any, between the Current

Overcollateralization Amount and the Target Overcollateralization Amount; pro-vided that if on any distribution date the Principal Distribution Tests are not satisfied, then the Overcollateralization Reduction Amount shall equal zero. The "Target Overcollateralization Amount" shall equal (i) for any distribution date prior to the Cross-over Date, 8.50% of the Pool Scheduled Principal Bal-ance of the assets as of May 1, 2001 and (ii) for any other distribution date, the lesser of (x) 8.50% of the Pool Scheduled Principal Balance of the assets as of May 1, 2001 and (y) 14.875% of the then-outstanding Pool Scheduled Prin-cipal Balance of the assets; provided, however, that in no event shall the Tar-get Overcollateralization Amount be less than 1.00% of the Pool Scheduled Prin-cipal Balance of the assets as of May 1, 2001. On the closing date the initial overcollateralization amount shall equal approximately 5.00% of the Pool Sched-uled Principal Balance of the assets as of May 1, 2001.

   The "Pool Scheduled Principal Balance" for any distribution date, will be the aggregate of the Scheduled Principal Balances, immediately prior to the be-ginning of the related Collection Period, of the assets that were outstanding at the beginning of that Collection Period, without giving effect to any prin-cipal prepayments, net liquidation proceeds or Repurchase Prices received (or Realized Losses incurred) on the assets on the day preceding the beginning of that Collection Period, plus the aggregate of the principal components of any monthly payments that were due at or prior to the beginning of that Collection Period on the assets, but which monthly payments were not collected from an ob-ligor or advanced by the servicer and which were not reflected in a correspond-ing reduction of the certificate principal balance, and the amount, if any, on deposit in the Pre-Funding Account. The Pool Scheduled Principal Balance on any date of determination that is not a distribution date shall be the Pool Sched-uled Principal Balance for the next upcoming distribution date.

 Priority of Distributions

   On each distribution date the Available Distribution Amount will be distrib-uted in the following amounts and in the following order of priority:

   (1) first, concurrently, to each class of the class A certificates, their Interest Distribution Amount for that distribution date and then any Interest Distribution Amounts remaining unpaid from any previous distribution date, plus interest on their carryover amounts, at the related pass through rate;

   (2) second, to the class M-1 certificates, their Interest Distribution Amount for that distribution date and then any Interest Distribution Amounts remaining unpaid from any previous distribution date, plus interest on this carryover amount, at the related pass through rate;

   (3) third, to the class M-2 certificates, their Interest Distribution Amount for that distribution date and then any Interest Distribution Amounts remaining unpaid from any previous distribution date, plus interest on this carryover amount, at the related pass through rate;

   (4) fourth, to the class B-1 certificates, their Interest Distribution Amount for that distribution date and then any Interest Distribution Amounts remaining unpaid from any previous distribution date, plus interest on this carryover amount, at the related pass through rate;

   (5) fifth, to the class B-2 certificates, their Interest Distribution Amount for that distribution date and then any Interest Distribution Amounts remaining unpaid from any previous distribution date, plus interest on this carryover amount, at the related pass through rate;

   (6) sixth, concurrently to each class of the class A certificates (other than the class A-IO certificates) pro rata any Principal Distribution Amounts remaining unpaid from any previous distribution dates (the "Principal Distribu-tion Shortfall Carryover Amount");

   (7) seventh, to each class of the class A certificates (other than the class A-IO certificates) sequentially in numeric order, the Class A Principal Distri-bution Amount, until the certificate principal balance of each class A certifi-cate (other than the class A-IO certificates) is reduced to zero;

   (8) eighth, to the class M-1 certificates, any related Writedown Interest Distribution Amount for that distribution date, any related Carryover Writedown Interest Distribution Amount for that distribution date, any related Principal Distribution Shortfall Carryover Amounts, and any related Principal Distribution Amount until the class M-1 certificate principal balance is re-duced to zero;

   (9) ninth, to the class M-2 certificates, any related Writedown Interest Distribution Amount for that distribution date, any related Carryover Writedown Interest Distribution Amount for that distribution date, any related Principal Distribution Shortfall Carryover Amounts, and any related Principal Distribution Amount until the class M-2 certificate principal balance is re-duced to zero;

   (10) tenth, to the class B-1 certificates, any related Writedown Interest Distribution Amount for that distribution date, any related Carryover Writedown Interest Distribution Amount for that distribution date, any related Principal Distribution Shortfall Carryover Amounts, and any related Principal Distribution Amount until the class B-1 certificate principal balance is re-duced to zero;

   (11) eleventh, to the class B-2 certificates, any related Writedown Inter-est Distribution Amount for that distribution date, any related Carryover Writedown Interest Distribution Amount for that distribution date, any related Principal Distribution Shortfall Carryover Amounts, and any related Principal Distribution Amount until the class B-2 certificate principal balance is re-duced to zero;

   (12) twelfth, if Oakwood Acceptance is the servicer, to the servicer in the following sequential order: first the Servicing Fee for the related Collection Period, and thereafter all Servicing Fees from previous distribution dates re-maining unpaid;

   (13) thirteenth, to the class A-1, class A-2, class A-3, class A-4, class M-1, class M-2, class B-1 and class B-2 certificates, in that order, the Ac-celerated Principal Distribution Amount for that distribution date, in reduc-tion of the certificate principal balance of each class until such principal balance has been reduced to zero;

   (14) fourteenth, the Certificateholder's Interest Carryover Amount in re-spect of the class B-1 certificates for such distribution date, and the Certificateholder's Interest Carryover Amount in respect of the class B-1 cer-tificates remaining unpaid from the previous distribution date;

   (15) fifteenth, to the class X certificates, in the following sequential order:

      .  the current class X strip amount; and

      . any class X strip amounts from previous distribution dates remain-ing unpaid; and

   (16) sixteenth, finally, any remainder to the class R certificates.

   The Cross-over Date will be the later to occur of

  .  the distribution date occurring in December 2005, and

  . the first distribution date on which the percentage equivalent of a fraction, which shall not be greater than 1, the numerator of which is the sum of the aggregate certificate principal balance -- as adjusted for write-downs -- of the subordinated certificates and the Current Overcollateralization Amount for that distribution date and the denomi-nator of which is the Pool Scheduled Principal Balance on that distribu-tion date, equals or exceeds 1.94 times the percentage equivalent of a fraction, which shall not be greater than 1, the numerator of which is the sum of the initial aggregate certificate principal balance -- as ad-justed for write-downs -- of the subordinated certificates and the Cur-rent Overcollateralization Amount as of May 1, 2001 and the denominator of which is the Pool Scheduled Principal Balance as of May 1, 2001.

   The Principal Distribution Tests are met in respect of a distribution date if the following conditions are satisfied:

  . the Average Sixty Day Delinquency Ratio as of the related distribution date does not exceed 6.5%;

  . the Cumulative Realized Losses as of the related distribution date do not exceed the following percentages of the original Pool Scheduled Principal Balance:

              December 2005 through May 2007........     8%
              June 2007 through May 2008 ...........     9%
              June 2008 through November 2010....... 11.75%
              December 2010 and after............... 13.75%

  . the Current Realized Loss Ratio as of the related distribution date does not exceed 3.5%.

   The Average Sixty-Day Delinquency Ratio is, in general, the ratio of the av-erage of the aggregate principal balances of assets delinquent 60 days or more for the preceding three Collection Periods to the average Pool Scheduled Prin-cipal Balance for this period. Cumulative Realized Losses are, in general, the aggregate Realized Losses incurred in respect of liquidated loans since May 1, 2001. The Current Realized Loss Ratio is, in general, the ratio of the aggre-gate Realized Losses incurred on liquidated loans for the periods specified in the pooling and servicing agreement to an average Pool Scheduled Principal Bal-ance specified in the pooling and servicing agreement.

   With respect to any distribution date, the Class B-2 Floor Amount shall mean

  . if the certificate principal balances of each of the class A-1, class A-2, class A-3, class A-4, class M-1, class M-2 and class B-1 certificates have not been reduced to zero immediately prior to this distribution date, then the Class B-2 Floor Amount shall equal 1.00% of the Pool Scheduled Principal Balance of the assets as of May 1, 2001, or

  .  otherwise the Class B-2 Floor Amount shall equal zero.

   With respect to any distribution date, the Total Floor Amount shall mean

  . if the certificate principal balances of each of the class A-1, class A-2, class A-3, class A-4, class M-1, class M-2 and class B-1 certificates have not been reduced to zero immediately prior to this distribution date and the sum of the Current Overcollateralization Amount and the Class B-2 Floor Amount is less than 2.00% of the Pool Scheduled Princi-pal Balance of the assets as of the Cut-off Date, then the Total Floor Amount shall equal 2.00% of the Pool Scheduled Principal Balance of the assets as of May 1, 2001, or

  .  otherwise, the Total Floor Amount shall equal zero.

The Capitalized Interest Account

   On the closing date, Oakwood Mortgage will deposit cash in the amount of $260,000 in a trust account in the name of, and maintained by, the trustee, which shall be the capitalized interest account. The capitalized interest ac-count shall be an Eligible Account. The amount on deposit in the capitalized interest account, including reinvestment interest thereon, will be used by the trustee to make interest distributions on the certificates if collections on the assets through July 31, 2001 are not sufficient to allow for a full inter-est distribution on each class of certificates on the June 2001, July 2001 or August 2001 distribution dates. The trustee will withdraw the amount of such shortfall, if any, from the capitalized interest account, to the extent it is available, and deposit this amount in the distribution account as part of the available distribution amount. The trustee will release any funds remaining on deposit in the capitalized interest account to the depositor on the first dis-tribution date after the trust has acquired all subsequent assets.

Subordination of the Subordinated Certificates

   The primary credit support for the class A certificates is the subordination of the subordinated certificates, effected by the allocation of Writedown Amounts as described in this prospectus supplement and by the preferential ap-plication of the Available Distribution Amount to the class A certificates rel-ative to the subordinated certificates to the extent described in this prospectus supplement. See " --
 Distributions -- Priority of Distributions" in this prospectus supplement.

                                The Asset Pool

General

   The certificates represent the entire beneficial ownership interest in OMI Trust 2001-C. This trust will be established by the pooling and servicing agreement dated as of May 1, 2001, together with the standard terms, May 2001 Edition, among Oakwood Mortgage Investors, Inc. ("Oakwood Mortgage"), the servicer and the trustee. Oakwood Mortgage will acquire the assets from OMI Note Trust 2001-A, a Delaware business trust (the "Warehouse Trust") under a sales agreement on the closing date. The Warehouse Trust indirectly acquired the applicable assets from Oakwood Acceptance Corporation ("Oakwood Accept-ance"), a subsidiary of which created the Warehouse Trust. Oakwood Acceptance initially will have funded the origination of each asset, either in its own name or in the name of Oakwood Mobile Homes, Inc. or another manufactured housing dealer. Accordingly, Oakwood Acceptance, which has serviced each asset since it was originated or acquired, will make certain representations, which representations are discussed in "The Assets--Conveyance of Assets", with re-spect to the assets in a servicer's representations agreement, dated as of May 1, 2001 (the "Servicer's Representations Agreement") between it and Oakwood Mortgage and acknowledged and agreed by the trustee. Each initial asset not originated directly in Oakwood Acceptance's name will have been assigned to Oakwood Acceptance after its origination. Each asset will be either an in-stallment sales contract secured by a unit of manufactured housing or a resi-dential mortgage loan secured by a lien on the real estate on which the manu-factured home is deemed permanently affixed. You will find a description of Oakwood Acceptance's general practices with respect to the origination of man-ufactured housing contracts and mortgage loans in the prospectus under "Under-writing Policies."

   Under the pooling and servicing agreement, the manufactured homes securing the assets either comply with federal law requirements or the requirements of state or local building codes. The Federal statutes require that the manufac-tured homes have a minimum of 400 square feet of living space, a minimum width of 102 inches and be of a kind customarily used at a fixed location. These statutes also require that the manufactured homes be transportable in one or more sections, be built on a permanent chassis and designed to be used as dwellings, with or without permanent foundations, when connected to the re-quired utilities. The manufactured homes include the plumbing, heating, air conditioning and electrical systems. Oakwood Acceptance's management estimates that in excess of 90% of the manufactured homes are used as primary residences by the obligors.

   The pooling and servicing agreement requires the servicer to maintain or cause to be maintained standard hazard insurance policies with respect to each manufactured home and mortgaged property. Generally, no other insurance will be maintained with respect to the manufactured homes, the mortgaged properties or the assets. See "The Trusts -- Insurance -- Hazard Insurance -- Standard Hazard Insurance Policies" in the prospectus.

   Oakwood Mortgage will convey to the trustee (i) the assets, (ii) all rights to receive payments due after the Cut-off Date, including scheduled payments due after the Cut-off Date but received prior to this date, and (iii) prepay-ments and other unscheduled collections on the assets received on or after the Cut-off Date. The right to payments that were due on or prior to the Cut-off Date but which are received later will not be conveyed to Oakwood Mortgage and these payments will be the property of the Warehouse Trust when collected. The servicer will retain physical possession of the contract documents. Except to the extent required to service a mortgage loan, the trustee will maintain physical possession of the mortgage loan documents. See " -- Conveyance of As-sets" in this prospectus supplement.

The Assets

   On the closing date, the trust will purchase initial assets with an aggre-gate principal balance of approximately $136,541,130 as of May 1, 2001 and will receive the Pre-Funded Amount, which will be used to acquire additional contracts and mortgage loans from time to time after the closing date until the end of the Pre-Funding Period. Throughout this heading, "The As-sets" references to percentages of the initial assets do not include the Pre-Funded Amount. As of May 1, 2001, the initial assets consist of 3,355 assets with an aggregate principal balance of approximately $136,541,130. The initial assets consist of 3,354 fixed rate assets having an aggregate Scheduled Princi-pal Balance as of May 1, 2001 of approximately $136,516,390 and 1 adjustable-rate asset having a Scheduled Principal Balance as of May 1, 2001 of $24,741. A total of 31 initial assets, representing approximately 1.89% of the initial as-sets, are step-up rate loans. The remainder of the initial assets are Level Payment Loans. Step-up rate loans are assets that provide for periodic in-creases of, in general, 1.00%, 1.50% or 2.00% in the applicable asset rates at the end of intervals of twelve months during the first five years following origination (the "Step-up Periods"), after which the asset rates are fixed. The total amount and the principal portion of each Monthly Payment on any step-up rate loan during any period is determined on a basis that would cause the asset to be fully amortized over its term if the asset were to bear interest during its entire term at the asset rate applicable during this period and as if the asset were to provide for level payments over its entire term based on the as-set rate. In addition to interest rate adjustments during their Step-up Peri-ods, some step-up rate loans will experience a one-time increase in their asset rates with respect to their final Monthly Payments. The information concerning the initial assets sets forth only the asset rates borne by these assets as of the Cut-off Date. See "The Trust -- The Assets" in the prospectus.

   Except in the case of the step-up rate loans during their Step-up Periods, each initial asset bears interest at a fixed annual percentage rate and pro-vides for level payments over the term of the asset that fully amortize the principal balance of the asset. All of the initial assets are actuarial obliga-tions. The portion of each monthly payment for any asset allocable to principal is equal to the total amount of the monthly payment less the portion allocable to interest. The portion of each monthly payment due in a particular month that is allocable to interest is a precomputed amount equal to one month's interest on the principal balance of the asset, which principal balance is determined by reducing the initial principal balance by the principal portion of all monthly payments that were due in prior months, regardless of whether the monthly pay-ments were made in a timely fashion, and all prior partial principal prepay-ments. Thus, each scheduled monthly payment on an asset will be applied to in-terest and to principal in accordance with the precomputed allocation regard-less of whether the monthly payment was received in advance of or subsequent to its Due Date. See "Servicing of the Assets -- Collection and Other Servicing Procedures" in this prospectus supplement.

   As of May 1, 2001, approximately 17.47% of the initial assets were mortgage loans and approximately 18.62% of the initial assets maintained a security in-terest in the property in which the manufactured home is located. As of May 1, 2001, approximately 1.15% of the initial assets were land-in-lieu contracts where the originator financed the purchase of the related manufactured home and took security in the form of a mortgage loan or some type of security in the land in lieu of all or a portion of the obligor's required down payment. As of May 1, 2001, approximately 8.14% of the initial assets were assets insured by FHA.

   As of May 1, 2001, each initial asset had an asset rate of at least 6.99% per annum and not more than 19.25% per annum. The weighted average asset rate of the initial assets was approximately 13.28% per annum, without giving effect to any subsequent increase in the asset rates of the step-up rate loans. The initial assets had remaining terms to stated maturity as of May 1, 2001 of at least 12 months but not more than 360 months and original terms to stated matu-rity of at least 12 months but not more than 360 months. Each initial asset was originated on or after September 1988. As of May 1, 2001, the initial assets had a weighted average original term to stated maturity of approximately 293 months, and a weighted average remaining term to stated maturity of approxi-mately 291 months. The remaining term to stated maturity of an asset is calcu-lated as the number of monthly payments scheduled to be made on the asset over its term less the number of monthly payments made or scheduled to have been made on or before the Cut-off Date. The average Scheduled Principal Balance of the initial assets as of May 1, 2001 was approximately $40,698 and the Sched-uled Principal Balance of the initial assets as of May 1, 2001 ranged from $1,724.15 to $242,788.00.

   Approximately 26.86% of the initial assets have Loan-to-Value Ratios greater than 95%. Oakwood Acceptance computes each Contract Loan-to-Value Ratio with respect to which a lien on land has been granted in lieu of a cash down payment by determining the ratio of the principal amount of the related contract to the sum of the purchase price of the home, including taxes, insurance and any land improvements, the tax value or the appraised value of the land and the amount of any prepaid finance charges or closing costs that are financed. Oakwood Acceptance computes each Contract Loan-to-Value Ratio for all other contracts by determining the ratio of the principal amount of the contract to the purchase price of the home, including taxes, insurance and any land improvements, and the amount of any prepaid finance charges or closing costs that are financed. Oakwood Acceptance computes each Mortgage Loan-to-Value Ratio by determining the ratio of the principal amount of the mortgage loan to either:

  . the sum of the appraised value of the land and improvements, and the amount of any prepaid finance charges or closing costs that are fi-nanced, or

  . the sum of the purchase price of the home, including taxes, insurance and any land improvements, the appraised value of the land and the amount of any prepaid finance charges or closing costs that are fi-nanced.

Manufactured homes, unlike site-built homes, usually depreciate in value. Con-sequently, at any time after origination it is possible, especially in the case of assets with high Loan-to-Value Ratios at origination, that the market value of a manufactured home may be lower than the asset's principal amount outstand-ing.

   The initial assets are secured by manufactured homes or mortgaged proper-ties, located in 37 states. Approximately 20.28% and 14.94% of the initial as-sets were secured as of May 1, 2001 by mortgaged properties or manufactured homes, located in North Carolina and Texas, respectively. As of May 1, 2001, approximately 59.10% of the initial assets were secured by manufactured homes which were new at the time the related assets were originated, approximately 2.03%, 37.51% and 1.36% of the initial assets were secured by manufactured homes which were used, repossessed or transferred to an assignee of the origi-nal obligor, respectively, at the time the related assets were originated.

Selected Data

   It is possible that some of the initial assets may be repaid or prepaid in full or in part, or otherwise removed from the asset pool. In this event, other assets may be transferred to the trust. Also, assets will be added to the trust during the Pre-Funding Period. Consequently, the actual asset pool may vary from the presentation in this prospectus supplement.

   The next section describes the characteristics of the complete asset pool as of May 1, 2001 (the "Initial Assets"). The section following the next section describes the characteristics of the assets secured by manufactured housing units that have previously been repossessed ("Repossessed Assets"), and third section describes the assets not including the Repossessed Assets ("Non Repossessed Assets").

   Whenever reference is made in the following tables to a percentage of the Initial Assets, or to a percentage of the Scheduled Principal Balance of the initial assets, the percentage is calculated based on the Scheduled Principal Balances of the initial assets as of the Cut-off Date. Throughout the following tables under this heading "Selected Data," references to percentages of the initial assets do not include the Pre-Funded Amount. In addition, numbers in any columns in these tables may not sum exactly to the total number at the bot-tom of the column due to rounding.

Initial Assets
                    Initial Assets--Credit Bureau Score(/1/)

                                                                Percentage of
                                                              Initial Asset Pool
                           Number of    Aggregate Scheduled by Aggregate Scheduled
Credit Bureau Score      Initial Assets  Principal Balance    Principal Balance
-------------------      -------------- ------------------- ----------------------
Not Available(/2/)......        47        $  1,316,916.65             0.96%
3 or 30(/3/)
 (Insufficient Credit
 History)...............       804          24,885,805.93            18.23
1 to 340 (other than 3
 or 30).................         1              24,832.71             0.02
341 to 500..............       369          13,475,096.63             9.87
501 to 510..............        68           2,393,639.63             1.75
511 to 520..............        93           2,944,028.44             2.16
521 to 530..............        97           3,312,749.28             2.43
531 to 540..............        85           2,970,943.01             2.18
541 to 550..............        81           2,878,716.28             2.11
551 to 560..............        97           3,543,210.95             2.59
561 to 570..............       106           4,473,320.38             3.28
571 to 580..............        95           4,179,163.10             3.06
581 to 590..............       128           5,440,367.68             3.98
591 to 600..............       150           6,092,958.36             4.46
601 to 610..............       122           5,542,787.31             4.06
611 to 620..............       127           5,443,093.56             3.99
621 to 630..............       108           5,158,516.63             3.78
631 to 640..............       104           5,239,531.78             3.84
641 to 650..............       112           6,185,029.06             4.53
651 to 660..............        84           4,296,714.12             3.15
661 to 719..............       315          17,820,559.00            13.05
720 or Greater..........       162           8,923,149.91             6.54
                             -----        ---------------           ------
 TOTAL..................     3,355        $136,541,130.40           100.00%
                             =====        ===============           ======

---------
(1) The weighted average credit bureau score (excluding the Initial Assets for which no score was available from the credit bureau and any score below
    341) was approximately 604, based on the Aggregate Scheduled Principal Bal-ance as of the Cut-off Date. See "The Asset Pool--Underwriting Guidelines" in this prospectus supplement.
(2) Oakwood Acceptance did not report credit bureau scores with respect to the assets in this stratification.
(3) Items coded as 3 or 30 indicate that an attempt to obtain a credit bureau score was made, however, no score could be generated because of insuffi-cient credit history.
                           Initial Assets--Unit Type

                                                              Percentage of
                                                            Initial Asset Pool
                         Number of    Aggregate Scheduled by Aggregate Scheduled
Unit Type              Initial Assets  Principal Balance    Principal Balance
---------              -------------- ------------------- ----------------------
Multi-section home...      1,299        $ 74,786,330.41            54.77%
Single-section home..      2,055          61,671,748.96            45.17
Unknown..............          1              83,051.03             0.06
                           -----        ---------------           ------
 TOTAL...............      3,355        $136,541,130.40           100.00%
                           =====        ===============           ======

                         Initial Assets--Property Type

                                                                Percentage of
                                                              Initial Asset Pool
                           Number of    Aggregate Scheduled by Aggregate Scheduled
Property Type            Initial Assets  Principal Balance    Principal Balance
-------------            -------------- ------------------- ----------------------
Home-only contract......     3,062        $111,119,775.51            81.38%
Land-in-lieu mortgage
 loan...................        28           1,567,864.03             1.15
Mortgage loan...........       265          23,853,490.86            17.47
                             -----        ---------------           ------
 TOTAL..................     3,355        $136,541,130.40           100.00%
                             =====        ===============           ======

       Initial Assets -- Geographical Distribution of Manufactured Homes

                                             Aggregate        Percentage of
                                             Scheduled      Initial Asset Pool
                             Number of       Principal    by Aggregate Scheduled
Geographic Location        Initial Assets     Balance       Principal Balance
-------------------        -------------- --------------- ----------------------
Alabama...................       123      $  4,124,201.59           3.02%
Arizona...................        93         6,599,994.83           4.83
Arkansas..................        58         2,231,307.75           1.63
California................        30         2,316,273.18           1.70
Colorado..................        60         3,334,649.04           2.44
Delaware..................        16           564,391.36           0.41
Florida...................        86         4,182,871.77           3.06
Georgia...................       158         6,501,079.91           4.76
Idaho.....................        41         1,989,352.75           1.46
Illinois..................         4           156,287.85           0.11
Indiana...................         1            41,559.01           0.03
Kansas....................        26         1,111,182.25           0.81
Kentucky..................        79         3,076,883.81           2.25
Louisiana.................       100         3,775,015.02           2.76
Maryland..................         2            82,250.07           0.06
Massachusetts.............         1            32,043.03           0.02
Michigan..................        13           794,039.98           0.58
Minnesota.................         3           112,239.84           0.08
Mississippi...............       110         4,078,901.21           2.99
Missouri..................        79         2,915,280.34           2.14
Nebraska..................         1            49,756.85           0.04
Nevada....................        17           742,875.98           0.54
New Mexico................        83         3,421,529.38           2.51
New York..................         1            46,037.46           0.03
North Carolina............       795        27,691,928.51          20.28
Ohio......................        50         2,084,057.83           1.53
Oklahoma..................        67         2,779,503.51           2.04
Oregon....................        36         2,795,652.50           2.05
South Carolina............       256         9,911,314.51           7.26
South Dakota..............         1            37,462.18           0.03
Tennessee.................       180         6,669,350.60           4.88
Texas.....................       513        20,394,145.28          14.94
Utah......................        14           836,513.86           0.61
Virginia..................       124         4,488,679.20           3.29
Washington................        49         3,548,487.25           2.60
West Virginia.............        81         2,854,450.35           2.09
Wyoming...................         4           169,580.56           0.12
                               -----      ---------------         ------
 TOTAL....................     3,355      $136,541,130.40         100.00%
                               =====      ===============         ======

---------
   Based on the mailing address of the obligor on the related initial asset as of the Cut-off Date.

        Initial Assets -- Distribution of Original Initial Asset Amounts

                                                              Percentage of
                                            Aggregate       Initial Asset Pool
Original Initial Asset     Number of        Scheduled     by Aggregate Scheduled
Amount                   Initial Assets Principal Balance   Principal Balance
----------------------   -------------- ----------------- ----------------------
$4,999 or less..........         4       $     12,043.24            0.01%
$5,000.00 - $9,999.99...        26            192,595.38            0.14
$10,000.00 -
  $14,999.99............        58            722,005.72            0.53
$15,000.00 -
  $19,999.99............       138          2,392,573.09            1.75
$20,000.00 -
  $24,999.99............       364          8,281,179.27            6.06
$25,000.00 -
  $29,999.99............       627         17,254,058.16           12.64
$30,000.00 -
  $34,999.99............       526         17,010,375.16           12.46
$35,000.00 -
  $39,999.99............       355         13,206,811.85            9.67
$40,000.00 -
  $44,999.99............       249         10,561,825.80            7.74
$45,000.00 -
  $49,999.99............       221         10,495,369.04            7.69
$50,000.00 -
  $54,999.99............       161          8,425,712.44            6.17
$55,000.00 -
  $59,999.99............       129          7,384,362.91            5.41
$60,000.00 -
  $64,999.99............       121          7,531,094.93            5.52
$65,000.00 -
  $69,999.99............        80          5,389,229.68            3.95
$70,000.00 -
  $74,999.99............        54          3,910,609.83            2.86
$75,000.00 -
  $79,999.99............        47          3,616,383.97            2.65
$80,000.00 -
  $84,999.99............        38          3,124,630.52            2.29
$85,000.00 -
  $89,999.99............        28          2,446,250.37            1.79
$90,000.00 -
  $94,999.99............        30          2,779,145.31            2.04
$95,000.00 -
  $99,999.99............        21          2,046,014.50            1.50
$100,000.00 or more.....        78          9,758,859.23            7.15
                             -----       ---------------          ------
 Total..................     3,355       $136,541,130.40          100.00%
                             =====       ===============          ======

---------
   The highest original initial asset amount was $242,788.00, which represents approximately 0.18% of the aggregate principal balance of the initial assets at origination. The average original principal amount of the initial assets was approximately $40,778.65 as of the Cut-off Date.

        Initial Assets -- Distribution of Original Loan-to-Value Ratios

                                             Aggregate        Percentage of
                                             Scheduled      Initial Asset Pool
                             Number of       Principal    by Aggregate Scheduled
Loan-to-Value Ratio (1)    Initial Assets     Balance       Principal Balance
-----------------------    -------------- --------------- ----------------------
50% or less...............        16      $    366,045.89           0.27%
51% - 55%.................        13           540,425.68           0.40
56% - 60%.................        16           773,909.92           0.57
61% - 65%.................        33         1,426,842.96           1.04
66% - 70%.................        36         1,602,262.10           1.17
71% - 75%.................        92         4,150,785.99           3.04
76% - 80%.................        72         3,318,763.76           2.43
81% - 85%.................       105         5,599,917.92           4.10
86% - 90%.................       355        16,474,236.94          12.07
91% - 95%.................     1,586        65,596,180.14          48.04
96% - 100%................     1,029        36,675,625.69          26.86
Not Available.............         2            16,133.41           0.01
                               -----      ---------------         ------
 Total....................     3,355      $136,541,130.40         100.00%
                               =====      ===============         ======

---------
(1) Rounded to nearest 1%.

   The weighted average original Loan-to-Value Ratio of the initial assets was approximately 92.05% as of the Cut-off Date. This information was available for 3,353 of the 3,355 initial assets.

                 Initial Assets -- Current Initial Asset Rates

                                                              Percentage of
                                            Aggregate       Initial Asset Pool
Current Initial Asset      Number of        Scheduled     by Aggregate Scheduled
Rate                     Initial Assets Principal Balance   Principal Balance
---------------------    -------------- ----------------- ----------------------
6.000% - 6.999%.........         1       $    237,533.64            0.17%
7.000% - 7.999%.........        19          1,901,955.33            1.39
8.000% - 8.999%.........        81          7,318,881.68            5.36
9.000% - 9.999%.........       210         13,889,995.96           10.17
10.000% - 10.999%.......       348         20,004,090.99           14.65
11.000% - 11.999%.......       109          6,871,207.81            5.03
12.000% - 12.999%.......       293         11,476,237.20            8.40
13.000% - 13.999%.......       143          6,385,789.79            4.68
14.000% - 14.999%.......       539         18,576,676.28           13.61
15.000% - 15.999%.......       764         24,865,868.99           18.21
16.000% or more.........       848         25,012,892.73           18.32
                             -----       ---------------          ------
 Total..................     3,355       $136,541,130.40          100.00%
                             =====       ===============          ======

---------
   The weighted average current initial asset rate was approximately 13.28% as of the Cut-off Date. This table reflects the initial asset rates as of the Cut-off Date and does not reflect any subsequent increases in the initial asset rates of the Step-up Rate Loans.

                     Initial Assets -- Year of Origination

                                             Aggregate        Percentage of
                                             Scheduled      Initial Asset Pool
                             Number of       Principal    by Aggregate Scheduled
Year of Origination        Initial Assets     Balance       Principal Balance
-------------------        -------------- --------------- ----------------------
1988......................         1      $      4,353.41              *
1989......................         3            41,287.24           0.03%
1990......................         1             8,685.42           0.01
1992......................         3            23,147.91           0.02
1993......................         1             6,537.46              *
1997......................         1            20,373.20           0.01
2000......................       436        15,200,961.49          11.13
2001......................     2,909       121,235,784.27          88.79
                               -----      ---------------         ------
Totals....................     3,355      $ 136,541,130.4         100.00%
                               =====      ===============         ======

---------
   The weighted average seasoning of the initial assets was approximately 1 month as of the Cut-off Date.
   * Less than 0.005%, but greater than zero.

           Initial Assets -- Remaining Terms to Maturity (in Months)

                                           Aggregate        Percentage of
                                           Scheduled      Initial Asset Pool
Remaining Term to          Number of       Principal    by Aggregate Scheduled
Maturity                 Initial Assets     Balance       Principal Balance
-----------------        -------------- --------------- ----------------------
  1 - 60................        42      $    401,022.31           0.29%
 61 - 96................        33           490,946.13           0.36
 97 - 120...............        47           863,617.10           0.63
121 - 156...............       206         4,333,989.00           3.17
157 - 180...............       376         9,877,490.99           7.23
181 - 216...............        23           752,533.39           0.55
217 - 240...............     1,188        37,406,459.75          27.40
241 - 300...............       554        23,469,362.19          17.19
301 - 360...............       886        58,945,709.54          43.17
                             -----      ---------------         ------
 Total..................     3,355      $136,541,130.40         100.00%
                             =====      ===============         ======

---------
   The weighted average remaining term to maturity of the initial assets was approximately 291 months as of the Cut-off Date.

            Initial Assets -- Original Terms to Maturity (in Months)

                                             Aggregate        Percentage of
                                             Scheduled      Initial Asset Pool
                             Number of       Principal    by Aggregate Scheduled
Original Term to Maturity  Initial Assets     Balance       Principal Balance
-------------------------  -------------- --------------- ----------------------
  1 - 60.................         36      $    358,417.58           0.26%
 61 - 96.................         32           460,346.40           0.34
 97 - 120................         48           858,067.47           0.63
121 - 156................        207         4,336,538.05           3.18
157 - 180................        380         9,928,955.48           7.27
181 - 216................         23           752,533.39           0.55
217 - 240................      1,189        37,431,200.30          27.41
241 - 300................        554        23,469,362.19          17.19
301 - 360................        886        58,945,709.54          43.17
                               -----      ---------------         ------
 Total...................      3,355      $136,541,130.40         100.00%
                               =====      ===============         ======

---------
   The weighted average original term to maturity of the initial assets was ap-proximately 293 months as of the Cut-off Date.

Repossessed Assets

                 Repossessed Assets -- Credit Bureau Score (1)

                                                                    Percentage of
                                                                Repossessed Asset Pool
                             Number of      Aggregate Scheduled by Aggregate Scheduled
Credit Bureau Score      Repossessed Assets  Principal Balance    Principal Balance
-------------------      ------------------ ------------------- ----------------------
Not Available(/2/)......          28          $   840,087.54              1.64%
3 or 30(/3/)
 (Insufficient Credit
 History)...............         556           16,984,329.33             33.16
1 to 340 (other than 3
 or 30).................           1               24,832.71              0.05
341 to 500..............         324           11,709,034.45             22.86
501 to 510..............          55            1,961,010.99              3.83
511 to 520..............          67            2,134,076.65              4.17
521 to 530..............          71            2,308,442.64              4.51
531 to 540..............          60            2,026,184.50              3.96
541 to 550..............          54            1,827,893.04              3.57
551 to 560..............          52            1,791,707.09              3.50
561 to 570..............          43            1,658,920.77              3.24
571 to 580..............          36            1,256,087.95              2.45
581 to 590..............          50            1,737,626.76              3.39
591 to 600..............          44            1,530,176.10              2.99
601 to 610..............          18              662,796.80              1.29
611 to 620..............          20              722,057.70              1.41
621 to 630..............          17              616,332.92              1.20
631 to 640..............          13              441,284.51              0.86
641 to 650..............          12              474,384.00              0.93
651 to 660..............           4              148,795.13              0.29
661 to 719..............          11              331,576.01              0.65
720 or Greater..........           1               26,974.34              0.05
                               -----          --------------            ------
 TOTAL..................       1,537          $51,214,611.93            100.00%
                               =====          ==============            ======

---------
(1) The weighted average credit bureau score (excluding the Repossessed Assets for which no score was available from the credit bureau and any score below
    341) was approximately 526, based on the Aggregate Scheduled Principal Bal-ance as of the Cut-off Date. See "The Asset Pool--Underwriting Guidelines" in this prospectus supplement.
(2) Oakwood Acceptance did not report credit bureau scores with respect to the assets in this stratification.
(3) Items coded 3 or 30 indicate that an attempt to obtain a credit bureau score was made, however, no score could be generated because of insuffi-cient credit history.

                        Repossessed Assets -- Unit Type

                                                                    Percentage of
                                                                Repossessed Asset Pool
                             Number of      Aggregate Scheduled by Aggregate Scheduled
Unit Type                Repossessed Assets  Principal Balance    Principal Balance
---------                ------------------ ------------------- ----------------------
Multi-section home......         358          $17,991,594.27             35.13%
Single-section home.....       1,179           33,223,017.66             64.87
                               -----          --------------            ------
 TOTAL..................       1,537          $51,214,611.93            100.00%
                               =====          ==============            ======

                      Repossessed Assets -- Property Type

                                                                    Percentage of
                                                                Repossessed Asset Pool
                             Number of      Aggregate Scheduled by Aggregate Scheduled
Property Type            Repossessed Assets  Principal Balance    Principal Balance
-------------            ------------------ ------------------- ----------------------
Home-only contract......       1,495          $48,294,020.04             94.30%
Land-in-lieu mortgage
 loan...................           1               58,240.24              0.11
Mortgage loan...........          41            2,862,351.65              5.59
                               -----          --------------            ------
 TOTAL..................       1,537          $51,214,611.93            100.00%
                               =====          ==============            ======

     Repossessed Assets -- Geographical Distribution of Manufactured Homes

                                                                    Percentage of
                                                                Repossessed Asset Pool
                             Number of      Aggregate Scheduled by Aggregate Scheduled
Geographic Location      Repossessed Assets  Principal Balance    Principal Balance
-------------------      ------------------ ------------------- ----------------------
Alabama.................          62          $ 1,914,354.53              3.74%
Arizona.................          26            1,041,930.68              2.03
Arkansas................          32            1,124,227.03              2.20
California..............           3              192,833.02              0.38
Colorado................           9              375,516.56              0.73
Delaware................           9              213,275.94              0.42
Florida.................          37            1,505,970.84              2.94
Georgia.................          85            3,348,252.80              6.54
Idaho...................          22            1,039,899.65              2.03
Illinois................           2               62,023.74              0.12
Kansas..................           9              327,358.39              0.64
Kentucky................          46            1,468,720.73              2.87
Louisiana...............          51            1,886,187.12              3.68
Maryland................           1               24,265.07              0.05
Minnesota...............           1               34,391.84              0.07
Mississippi.............          52            1,967,752.21              3.84
Missouri................          32            1,098,347.27              2.14
Nevada..................           8              247,107.80              0.48
New Mexico..............          41            1,428,812.08              2.79
New York................           1               46,037.46              0.09
North Carolina..........         384           11,159,416.30             21.79
Ohio....................           8              323,633.10              0.63
Oklahoma................          35            1,162,297.96              2.27
Oregon..................           8              490,309.27              0.96
South Carolina..........         106            3,355,441.33              6.55
Tennessee...............          97            3,152,103.92              6.15
Texas...................         270            8,966,017.34             17.51
Utah....................           7              388,747.34              0.76
Virginia................          54            1,500,501.52              2.93
Washington..............          11              599,543.42              1.17
West Virginia...........          27              746,523.00              1.46
Wyoming.................           1               22,812.67              0.04
                               -----          --------------            ------
 TOTAL..................       1,537          $51,214,611.93            100.00%
                               =====          ==============            ======

---------
   Based on the mailing address of the obligor on the related Repossessed Asset as of the Cut-off Date.

      Repossessed Assets -- Distribution of Original Initial Asset Amounts

                                              Aggregate        Percentage of
                                              Scheduled    Repossessed Asset Pool
Original Initial Asset       Number of        Principal    by Aggregate Scheduled
Amount                   Repossessed Assets    Balance       Principal Balance
----------------------   ------------------ -------------- ----------------------
$5,000.00 - $9,999.99...           2        $    13,423.81           0.03%
$10,000.00 -
  $14,999.99............          23            291,514.15           0.57
$15,000.00 -
  $19,999.99............          96          1,678,378.20           3.28
$20,000.00 -
  $24,999.99............         251          5,656,742.96          11.05
$25,000.00 -
  $29,999.99............         360          9,903,314.40          19.34
$30,000.00 -
  $34,999.99............         298          9,624,918.24          18.79
$35,000.00 -
  $39,999.99............         166          6,150,327.91          12.01
$40,000.00 -
  $44,999.99............         112          4,744,605.49           9.26
$45,000.00 -
  $49,999.99............          76          3,620,089.13           7.07
$50,000.00 -
  $54,999.99............          56          2,938,869.53           5.74
$55,000.00 -
  $59,999.99............          28          1,595,380.05           3.12
$60,000.00 -
  $64,999.99............          30          1,853,871.60           3.62
$65,000.00 -
  $69,999.99............          13            877,147.24           1.71
$70,000.00 -
  $74,999.99............           4            288,767.54           0.56
$75,000.00 -
  $79,999.99............           7            535,964.01           1.05
$80,000.00 -
  $84,999.99............           3            249,255.85           0.49
$85,000.00 -
  $89,999.99............           5            441,313.55           0.86
$90,000.00 -
  $94,999.99............           1             94,820.18           0.19
$95,000.00 -
  $99,999.99............           1             98,741.43           0.19
$100,000.00 or more.....           5            557,166.66           1.09
                               -----        --------------         ------
 Total..................       1,537        $51,214,611.93         100.00%
                               =====        ==============         ======

---------
   The highest original asset for a Repossessed Asset amount was $129,165.00, which represents approximately 0.25% of the aggregate principal balance of the Repossessed Assets at origination. The average original principal amount of the Repossessed Assets was approximately $33,418.90 as of the Cut-off Date.

 Repossessed Assets -- Distribution of Original Loan-to-Value Ratios of Initial
                                     Assets

                                              Aggregate        Percentage of
                                              Scheduled    Repossessed Asset Pool
                             Number of        Principal    by Aggregate Scheduled
Loan-to-Value Ratio (1)  Repossessed Assets    Balance       Principal Balance
-----------------------  ------------------ -------------- ----------------------
61% - 70%...............           1        $    24,397.35           0.05%
71% - 75%...............           2             36,626.95           0.07
76% - 80%...............           7            226,103.29           0.44
81% - 85%...............          19            530,096.31           1.04
86% - 90%...............          94          3,079,597.61           6.01
91% - 95%...............         515         16,542,682.65          32.30
96% - 100%..............         899         30,775,107.77          60.09
                               -----        --------------         ------
 Total..................       1,537        $51,214,611.93         100.00%
                               =====        ==============         ======

---------
(1) Rounded to nearest 1%.

   The weighted average original Loan-to-Value Ratio of the Repossessed Assets was approximately 95.97% as of the Cut-off Date.

               Repossessed Assets -- Current Initial Asset Rates

                                                                  Percentage of
                                                Aggregate     Repossessed Asset Pool
Current Initial Asset        Number of          Scheduled     by Aggregate Scheduled
Rate                     Repossessed Assets Principal Balance   Principal Balance
---------------------    ------------------ ----------------- ----------------------
10.000% - 10.999%.......           1         $    62,859.22             0.12%
11.000% - 11.999%.......          17           1,082,426.54             2.11
12.000% - 12.999%.......          42           1,902,025.01             3.71
13.000% - 13.999%.......          44           2,333,872.85             4.56
14.000% - 14.999%.......          73           3,049,072.72             5.95
15.000% - 15.999%.......         586          20,060,151.29            39.17
16.000% or more.........         774          22,724,204.30            44.37
                               -----         --------------           ------
 Total..................       1,537         $51,214,611.93           100.00%
                               =====         ==============           ======

---------
   The weighted average current initial asset rate for Repossessed Assets was approximately 15.84% as of the Cut-off Date. This table reflects the initial asset rates as of the Cut-off Date and does not reflect any subsequent in-creases in the initial asset rates of the Step-up Rate Loans.

                   Repossessed Assets -- Year of Origination

                                                              Percentage of
                                            Aggregate     Repossessed Asset Pool
                         Number of          Scheduled     by Aggregate Scheduled
Year of Origination  Repossessed Assets Principal Balance   Principal Balance
-------------------  ------------------ ----------------- ----------------------
1992...............            2         $    10,835.16             0.02%
1993...............            1               6,537.46             0.01
2000...............          393          13,190,774.09            25.76
2001...............        1,141          38,006,465.22            74.21
                           -----         --------------           ------
 Total.............        1,537         $51,214,611.93           100.00%
                           =====         ==============           ======

---------
   The weighted average seasoning of the Repossessed Assets was approximately 2 months as of the Cut-off Date.
         Repossessed Assets -- Remaining Terms to Maturity (in Months)

                                                                   Percentage of
                                                                 Repossessed  Asset
                                                 Aggregate              Pool
Remaining Term to             Number of          Scheduled     by Aggregate Scheduled
Maturity                 Repossessed  Assets Principal Balance   Principal Balance
-----------------        ------------------- ----------------- ----------------------
  1 - 60................            8         $    67,344.62             0.13%
 61 - 96................           11             163,673.25             0.32
 97 - 120...............           22             370,114.94             0.72
121 - 156...............          193           4,120,500.07             8.05
157 - 180...............          323           8,313,257.19            16.23
181 - 216...............           19             589,426.03             1.15
217 - 240...............          574          18,526,658.17            36.17
241 - 300...............          256          11,002,791.63            21.48
301 - 360...............          131           8,060,846.03            15.74
                                -----         --------------           ------
 Total..................        1,537         $51,214,611.93           100.00%
                                =====         ==============           ======

---------
   The weighted average remaining term to maturity of the Repossessed Assets was approximately 250 months as of the Cut-off Date.

          Repossessed Assets -- Original Terms to Maturity (in Months)

                                                                     Percentage of
                                                                   Repossessed  Asset
                                                   Aggregate              Pool
                                Number of          Scheduled     by Aggregate Scheduled
Original Term to Maturity  Repossessed  Assets Principal Balance   Principal Balance
-------------------------  ------------------- ----------------- ----------------------
  1 - 60.................             5         $    49,972.00             0.10%
 61 - 96.................            11             163,673.25             0.32
 97 - 120................            23             364,565.31             0.71
121 - 156................           195           4,143,422.32             8.09
157 - 180................           323           8,313,257.19            16.23
181 - 216................            19             589,426.03             1.15
217 - 240................           574          18,526,658.17            36.17
241 - 300................           256          11,002,791.63            21.48
301 - 360................           131           8,060,846.03            15.74
                                  -----         --------------           ------
 Total...................         1,537         $51,214,611.93           100.00%
                                  =====         ==============           ======

---------
   The weighted average original term to maturity of the Repossessed Assets was approximately 253 months as of the Cut-off Date.

Non Repossessed Assets

               Non Repossessed Assets -- Credit Bureau Score (1)

                                                                      Percentage of
                                                                Non Repossessed Asset Pool
                           Number of Non    Aggregate Scheduled   by Aggregate Scheduled
Credit Bureau Score      Repossessed Assets  Principal Balance      Principal Balance
-------------------      ------------------ ------------------- --------------------------
Not Available(/2/)......          19          $   476,829.11                0.56%
3 or 30(/3/)
 (Insufficient Credit
 History)...............         248            7,901,476.60                9.26
341 to 500..............          45            1,766,062.18                2.07
501 to 510..............          13              432,628.64                0.51
511 to 520..............          26              809,951.79                0.95
521 to 530..............          26            1,004,306.64                1.18
531 to 540..............          25              944,758.51                1.11
541 to 550..............          27            1,050,823.24                1.23
551 to 560..............          45            1,751,503.86                2.05
561 to 570..............          63            2,814,399.61                3.30
571 to 580..............          59            2,923,075.15                3.43
581 to 590..............          78            3,702,740.92                4.34
591 to 600..............         106            4,562,782.26                5.35
601 to 610..............         104            4,879,990.51                5.72
611 to 620..............         107            4,721,035.86                5.53
621 to 630..............          91            4,542,183.71                5.32
631 to 640..............          91            4,798,247.27                5.62
641 to 650..............         100            5,710,645.06                6.69
651 to 660..............          80            4,147,918.99                4.86
661 to 719..............         304           17,488,982.99               20.50
720 or Greater..........         161            8,896,175.57               10.43
                               -----          --------------              ------
 TOTAL..................       1,818          $85,326,518.47              100.00%
                               =====          ==============              ======

---------

(1) The weighted average credit bureau score for Non Repossessed Assets (ex-cluding the Non Repossessed Assets for which no score was available from the credit bureau and any score below 341) was approximately 638, based on the Aggregate Scheduled Principal Balance as of the Cut-off Date. See "The Asset Pool--Underwriting Guidelines" in this prospectus supplement.
(2) Oakwood Acceptance did not report credit bureau scores with respect to the assets in this stratification.
(3) Items coded 3 or 30 indicate that an attempt to obtain a credit bureau score was made, however, no score could be generated because of insuffi-cient credit history.

                      Non Repossessed Assets -- Unit Type

                                                                      Percentage of
                                                                Non Repossessed Asset Pool
                           Number of Non    Aggregate Scheduled   by Aggregate Scheduled
Unit Type                Repossessed Assets  Principal Balance      Principal Balance
---------                ------------------ ------------------- --------------------------
Multi-section home......         941          $56,794,736.14               66.56%
Single-section home.....         876           28,448,731.30               33.34
Unknown.................           1               83,051.03                0.10
                               -----          --------------              ------
 TOTAL..................       1,818          $85,326,518.47              100.00%
                               =====          ==============              ======

                    Non Repossessed Assets -- Property Type

                                                                      Percentage of
                                                                Non Repossessed Asset Pool
                           Number of Non    Aggregate Scheduled   by Aggregate Scheduled
Property Type            Repossessed Assets  Principal Balance      Principal Balance
-------------            ------------------ ------------------- --------------------------
Home-only contract......       1,567          $62,825,755.47               73.63%
Land-in-lieu mortgage
 loan...................          27            1,509,623.79                1.77
Mortgage loan...........         224           20,991,139.21               24.60
                               -----          --------------              ------
 TOTAL..................       1,818          $85,326,518.47              100.00%
                               =====          ==============              ======

   Non Repossessed Assets -- Geographical Distribution of Manufactured Homes

                                                                      Percentage of
                                                                Non Repossessed Asset Pool
                           Number of Non    Aggregate Scheduled   by Aggregate Scheduled
Geographic Location      Repossessed Assets  Principal Balance      Principal Balance
-------------------      ------------------ ------------------- --------------------------
Alabama.................          61          $ 2,209,847.06                2.59%
Arizona.................          67            5,558,064.15                6.51
Arkansas................          26            1,107,080.72                1.30
California..............          27            2,123,440.16                2.49
Colorado................          51            2,959,132.48                3.47
Delaware................           7              351,115.42                0.41
Florida.................          49            2,676,900.93                3.14
Georgia.................          73            3,152,827.11                3.70
Idaho...................          19              949,453.10                1.11
Illinois................           2               94,264.11                0.11
Indiana.................           1               41,559.01                0.05
Kansas..................          17              783,823.86                0.92
Kentucky................          33            1,608,163.08                1.88
Louisiana...............          49            1,888,827.90                2.21
Maryland................           1               57,985.00                0.07
Massachusetts...........           1               32,043.03                0.04
Michigan................          13              794,039.98                0.93
Minnesota...............           2               77,848.00                0.09
Mississippi.............          58            2,111,149.00                2.47
Missouri................          47            1,816,933.07                2.13
Nebraska................           1               49,756.85                0.06
Nevada..................           9              495,768.18                0.58
New Mexico..............          42            1,992,717.30                2.34
North Carolina..........         411           16,532,512.21               19.38
Ohio....................          42            1,760,424.73                2.06
Oklahoma................          32            1,617,205.55                1.90
Oregon..................          28            2,305,343.23                2.70
South Carolina..........         150            6,555,873.18                7.68
South Dakota............           1               37,462.18                0.04
Tennessee...............          83            3,517,246.68                4.12
Texas...................         243           11,428,127.94               13.39
Utah....................           7              447,766.52                0.52
Virginia................          70            2,988,177.68                3.50
Washington..............          38            2,948,943.83                3.46
West Virginia...........          54            2,107,927.35                2.47
Wyoming.................           3              146,767.89                0.17
                               -----          --------------              ------
 TOTAL..................       1,818          $85,326,518.47              100.00%
                               =====          ==============              ======

---------
   Based on the mailing address of the obligor on the related Non Repossessed Assets as of the Cut-off Date.

    Non Repossessed Assets -- Distribution of Original Initial Asset Amounts

                                           Aggregate          Percentage of
                            Number of      Scheduled    Non Repossessed Asset Pool
Original Initial Asset   Non Repossessed   Principal      by Aggregate Scheduled
Amount                       Assets         Balance         Principal Balance
----------------------   --------------- -------------- --------------------------
$4,999 or less..........          4      $    12,043.24             0.01%
$5,000.00 - $9,999.99...         24          179,171.57             0.21
$10,000.00 -
  $14,999.99............         35          430,491.57             0.50
$15,000.00 -
  $19,999.99............         42          714,194.89             0.84
$20,000.00 -
  $24,999.99............        113        2,624,436.31             3.08
$25,000.00 -
  $29,999.99............        267        7,350,743.76             8.61
$30,000.00 -
  $34,999.99............        228        7,385,456.92             8.66
$35,000.00 -
  $39,999.99............        189        7,056,483.94             8.27
$40,000.00 -
  $44,999.99............        137        5,817,220.31             6.82
$45,000.00 -
  $49,999.99............        145        6,875,279.91             8.06
$50,000.00 -
  $54,999.99............        105        5,486,842.91             6.43
$55,000.00 -
  $59,999.99............        101        5,788,982.86             6.78
$60,000.00 -
  $64,999.99............         91        5,677,223.33             6.65
$65,000.00 -
  $69,999.99............         67        4,512,082.44             5.29
$70,000.00 -
  $74,999.99............         50        3,621,842.29             4.24
$75,000.00 -
  $79,999.99............         40        3,080,419.96             3.61
$80,000.00 -
  $84,999.99............         35        2,875,374.67             3.37
$85,000.00 -
  $89,999.99............         23        2,004,936.82             2.35
$90,000.00 -
  $94,999.99............         29        2,684,325.13             3.15
$95,000.00 -
  $99,999.99............         20        1,947,273.07             2.28
$100,000.00 or more.....         73        9,201,692.57            10.78
                              -----      --------------           ------
 Total..................      1,818      $85,326,518.47           100.00%
                              =====      ==============           ======

---------
   The highest original asset amount for Non Repossessed Assets was $242,788.00, which represents approximately 0.28% of the aggregate principal balance of the Non Repossessed Assets at origination. The average original principal amount of the for Non Repossessed Assets was approximately $47,000.84 as of the Cut-off Date.

    Non Repossessed Assets -- Distribution of Original Loan-to-Value Ratios

                                           Aggregate          Percentage of
                            Number of      Scheduled    Non Repossessed Asset Pool
                         Non Repossessed   Principal      by Aggregate Scheduled
Loan-to-Value Ratio (1)      Assets         Balance         Principal Balance
-----------------------  --------------- -------------- --------------------------
50% or less.............         16      $   366,045.89             0.43%
51% - 55%...............         13          540,425.68             0.63
56% - 60%...............         16          773,909.92             0.91
61% - 65%...............         33        1,426,842.96             1.67
66% - 70%...............         35        1,577,864.75             1.85
71% - 75%...............         90        4,114,159.04             4.82
76% - 80%...............         65        3,092,660.47             3.62
81% - 85%...............         86        5,069,821.61             5.94
86% - 90%...............        261       13,394,639.33            15.70
91% - 95%...............      1,071       49,053,497.49            57.49
96% - 100%..............        130        5,900,517.92             6.92
Not available...........          2           16,133.41             0.02
                              -----      --------------           ------
 Total..................      1,818      $85,326,518.47           100.00%
                              =====      ==============           ======

---------
(1) Rounded to nearest 1%.
   The weighted average original Loan-to-Value Ratio of the Non Repossessed As-sets was approximately 89.70% as of the Cut-off Date. This information was available for 1,816 of the 1,818 Non Repossessed Assets.

             Non Repossessed Assets -- Current Initial Asset Rates

                                                               Percentage of
                                                              Non Repossessed
                            Number of        Aggregate           Asset Pool
Current Initial Asset    Non Repossessed     Scheduled     by Aggregate Scheduled
Rate                          Assets     Principal Balance   Principal Balance
---------------------    --------------- ----------------- ----------------------
6.000% - 6.999%.........          1       $   237,533.64             0.28%
7.000% - 7.999%.........         19         1,901,955.33             2.23
8.000% - 8.999%.........         81         7,318,881.68             8.58
9.000% - 9.999%.........        210        13,889,995.96            16.28
10.000% - 10.999%.......        347        19,941,231.77            23.37
11.000% - 11.999%.......         92         5,788,781.27             6.78
12.000% - 12.999%.......        251         9,574,212.19            11.22
13.000% - 13.999%.......         99         4,051,916.94             4.75
14.000% - 14.999%.......        466        15,527,603.56            18.20
15.000% - 15.999%.......        178         4,805,717.70             5.63
16.000% or more.........         74         2,288,688.43             2.68
                              -----       --------------           ------
 Total..................      1,818       $85,326,518.47           100.00%
                              =====       ==============           ======

---------
   The weighted average current initial asset rate for Non Repossessed Assets was approximately 11.74% as of the Cut-off Date. This table reflects the ini-tial asset rates for Non Repossessed Assets as of the Cut-off Date and does not reflect any subsequent increases in the initial asset rates of the Step-up Rate Loans.

                 Non Repossessed Assets -- Year of Origination

                                                             Percentage of
                                                            Non Repossessed
                          Number of        Aggregate           Asset Pool
                       Non Repossessed     Scheduled     by Aggregate Scheduled
Year of Origination        Assets      Principal Balance   Principal Balance
-------------------    --------------- ----------------- ----------------------
1988..................          1       $     4,353.41             0.01%
1989..................          3            41,287.24             0.05
1990..................          1             8,685.42             0.01
1992..................          1            12,312.75             0.01
1997..................          1            20,373.20             0.02
2000..................         43         2,010,187.40             2.36
2001..................      1,768        83,229,319.05            97.54
                            -----       --------------           ------
 Total................      1,818       $85,326,518.47           100.00%
                            =====       ==============           ======

---------
   The weighted average seasoning of the Non Repossessed Assets was approxi-mately 1 month as of the Cut-off Date.

       Non Repossessed Assets -- Remaining Terms to Maturity (in Months)

                                                                Percentage of Non
                                                Aggregate     Repossessed Asset Pool
Remaining Term to          Number of Non        Scheduled     by Aggregate Scheduled
Maturity                 Repossessed Assets Principal Balance   Principal Balance
-----------------        ------------------ ----------------- ----------------------
  1 - 60................          34         $   333,677.69             0.39%
 61 - 96................          22             327,272.88             0.38
 97 - 120...............          25             493,502.16             0.58
121 - 156...............          13             213,488.93             0.25
157 - 180...............          53           1,564,233.80             1.83
181 - 216...............           4             163,107.36             0.19
217 - 240...............         614          18,879,801.58            22.13
241 - 300...............         298          12,466,570.56            14.61
301 - 360...............         755          50,884,863.51            59.64
                               -----         --------------           ------
 Total..................       1,818         $85,326,518.47           100.00%
                               =====         ==============           ======

---------
   The weighted average remaining term to maturity of the Non Repossessed As-sets was approximately 316 months as of the Cut-off Date.

        Non Repossessed Assets -- Original Terms to Maturity (in Months)

                                                                  Percentage of Non
                                                  Aggregate     Repossessed Asset Pool
                             Number of Non        Scheduled     by Aggregate Scheduled
Original Term to Maturity  Repossessed Assets Principal Balance   Principal Balance
-------------------------  ------------------ ----------------- ----------------------
  1 - 60.................           31         $   308,445.58             0.36%
 61 - 96.................           21             296,673.15             0.35
 97 - 120................           25             493,502.16             0.58
121 - 156................           12             193,115.73             0.23
157 - 180................           57           1,615,698.29             1.89
181 - 216................            4             163,107.36             0.19
217 - 240................          615          18,904,542.13            22.16
241 - 300................          298          12,466,570.56            14.61
301 - 360................          755          50,884,863.51            59.64
                                 -----         --------------           ------
 Total...................        1,818         $85,326,518.47           100.00%
                                 =====         ==============           ======

---------
   The weighted average original term to maturity of the Non Repossessed Assets was approximately 317 months as of the Cut-off Date.

Underwriting Guidelines

   The initial assets were underwritten by Oakwood Acceptance and were under-written and originated substantially in accordance with the guidelines de-scribed in the prospectus under "Underwriting Policies."

   Oakwood Acceptance attempts to obtain a credit bureau report on each appli-cant prior to making a decision whether to extend credit to the applicant. The credit bureau report contains information about the applicant's credit history and, for applicants with sufficient data in their credit bureau reports, a nu-merical credit bureau score which assesses the applicant's creditworthiness based upon information contained in the credit bureau report. Certain of the applicant data contained in the credit bureau report and the applicant's credit bureau score are used by Oakwood Acceptance's credit scoring system. The credit bureau score generally assesses the applicant's creditworthiness without refer-ence to the collateral serving as security for the loan, and higher credit bu-reau scores reflect greater creditworthiness than do lower credit bureau scores. See "Underwriting Policies" in the prospectus.

Conveyance of Assets

   On the date of issuance of the certificates, Oakwood Mortgage will transfer to the trustee, without recourse, all of its right, title and interest in and to the initial assets, including all principal and interest received on or with respect to the assets, not including principal and interest due on the initial assets on or before the Cut-off Date and any other amounts collected on the as-sets before the Cut-off Date other than early collections of monthly payments that were due after the Cut-off Date, and all rights under the standard hazard insurance policies maintained with respect to the related manufactured homes, Real Properties and mortgaged properties. The pooling and servicing agreement permits the trust to purchase subsequent assets on one or more dates from the closing date through the close of business on July 31, 2001. The asset schedule will identify the Scheduled Principal Balance of each initial asset, the amount of each Monthly Payment due on each asset, and the asset rate on each initial asset, in each case as of the Cut-off Date. Prior to the conveyance of the as-sets to the trustee, Oakwood Acceptance's operations department will complete a review of all of the contract files, including the certificates of title to, or other evidence of a perfected security interest in, the manufactured homes and the mortgages relating to the Land Secured Contracts to check the accuracy of the contract schedule delivered to the trustee. The trustee will complete a re-view of the mortgage loan files to check the accuracy of the mortgage loan schedule.

   Oakwood Mortgage will represent and warrant only that:

  . the information set forth in the asset schedule was true and correct as of the date or dates on which the information was furnished;

  . Oakwood Mortgage is the owner of, or holder of a first-priority security interest in, each asset;

  . Oakwood Mortgage acquired its ownership of, or security interest in, each asset in good faith without notice of any adverse claim;

  . except for the sale of the assets to the trustee, Oakwood Mortgage has not assigned any interest or participation in any asset that has not been released; and

  . Oakwood Mortgage has the full right to sell the trust estate to the trustee.

   The servicer, on behalf of the certificateholders, will hold the original contracts and copies of documents and instruments relating to each contract and the security interest in the manufactured home and any real property relating to each contract. In order to provide notice of the assignment of the assets to the trustee, UCC-1 financing statements identifying the trustee as the secured party or purchaser and identifying all the assets as collateral will be filed in the appropriate offices in the State of Nevada. Despite these filings, if a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment of the contracts to the trustee, the trustee's interest in the contracts could be defeated. To provide some protection against this possibility, in addition to filing UCC-1 financing statements, within one week after the initial delivery of the certificates, the contracts will be stamped or otherwise marked to reflect their assignment to the trustee. The trustee, on behalf of the certificateholders, will hold the original mortgage notes and mortgages, and copies of documents and instruments relating to each mortgage loan. See "Legal Aspects of Contracts and Mortgage Loans" in the pro-spectus.

   Oakwood Acceptance will make representations and warranties regarding the assets in the servicer's representations agreement. These representations and warranties are detailed in the prospectus under the heading "Sale and Servicing of Contracts and Mortgage Loans -- Representations and Warranties."

   Under the terms of the pooling and servicing agreement and the Servicer's Representations Agreement, and subject to Oakwood Acceptance's option to effect a substitution as described in the next paragraph, Oakwood Acceptance will be obligated to repurchase any asset transferred by the Warehouse Trust to Oakwood Mortgage for its Repurchase Price within 90 days after its discovery, or re-ceipt of written notice from the trustee or the servicer, of a breach of any representation or warranty made in the Servicer's Representations Agreement to which it is a party that materially and adversely affects the trustee's inter-est in such asset, if the breach has not been cured by the 90th day. The Repurchase Price for any repurchased asset will be the unpaid principal balance of the asset at the close of business on the date of repurchase, plus accrued and unpaid interest thereon to the next Due Date for the asset following the repurchase. Prior to being distributed to certificateholders, this Repurchase Price will be used to reimburse the servicer for any previously unreimbursed Advances made by the servicer in re-spect of the repurchased asset and, if the repurchaser is the servicer, the Re-purchase Price may be remitted net of reimbursement amounts.

   In lieu of repurchasing an asset as specified in the preceding paragraph, during the two-year period following the date of the initial issuance of the certificates, Oakwood Acceptance may, at its option, and subject to the terms of the pooling and servicing agreement and the servicer's representations agreement substitute a qualified substitute asset for any asset to be replaced. A qualified substitute asset is any asset that, on the date of substitution,

  . has an unpaid principal balance not greater than, and not more than $10,000 less than, the unpaid principal balance of the replaced asset,

  . has an asset rate not less than, and not more than one percentage point in excess of, the asset rate of the replaced asset,

  .  has a net rate at least equal to the net rate of the replaced asset,

  . has a remaining term to maturity not greater than, and not more than one year less than, that of the replaced asset,

  . has a Loan-to-Value Ratio as of the first day of the month in which the substitution occurs equal to or less than the Loan-to-Value Ratio of the replaced asset as of such date, in each case, using the appraised value at origination, and after taking into account the monthly payment due on this date, and

  . complies with each representation and warranty in the sales agreement and with Oakwood Mortgage's representations and warranties in the pool-ing and servicing agreement regarding the assets, including the accuracy of the asset schedule, ownership and security interests matters, and the absence of an adverse interest.

   In the event that more than one asset is substituted for a replaced asset, the unpaid principal balances may be determined on an aggregate basis, and the asset rate, net rate and term on a weighted average basis, provided that no qualified substitute asset may have an original term to maturity beyond the latest original term to maturity of any asset assigned to the trust on the closing date. A qualified substitute asset also shall satisfy the following criteria as of the date of its substitution for a replaced asset:

  .  the asset shall not be 30 or more days delinquent,

  . the asset file for such asset shall not contain any material deficien-cies in documentation, and shall include an executed contract or mort-gage note, as applicable, and, if it is a Land Secured Contract or a mortgage loan, a recorded mortgage,

  . the loan-to-value ratio of the asset must be 100% or less either on the date of origination of the asset, or, if any of the terms of such asset were modified significantly other than in connection with a default or imminent default on such asset, on the date of such modification, or on the date of the substitution, based on an appraisal conducted within the 60-day period prior to the date of the substitution,

  . no property securing such asset may be the subject of foreclosure, bank-ruptcy, or insolvency proceedings, and

  . such asset, if a Land Secured Contract or a mortgage loan, must be se-cured by a valid first lien on the related Real Property or mortgaged property.

   In addition, any replaced asset that is a mortgage loan may only be replaced by another mortgage loan.

   Oakwood Acceptance will deposit cash into the Certificate Account in the amount, if any, by which the aggregate of the unpaid principal balances of any replaced assets exceeds the aggregate of the unpaid principal balances of the assets being substituted for the replaced assets. Also, if it is discovered that the actual Scheduled Principal Balance of an asset is less than the Sched-uled Principal Balance identified for the asset on the asset schedule, Oakwood Acceptance may, at its option, deposit the amount of the discrepancy into the Certificate Account instead of repurchasing the asset. Any deposit will be treated as a partial principal prepayment.

   In addition, Oakwood Acceptance is required to indemnify Oakwood Mortgage and its assignees, including the trust, against losses and damages they incur as a result of breaches of Oakwood Acceptance's representations and warranties. Oakwood Acceptance's obligation to repurchase or substitute for an asset af-fected by a breach of a representation or warranty and to indemnify Oakwood Mortgage and its assignees for losses and damages caused by a breach will con-stitute the sole remedies available to the trustee and the certificateholders for a breach of a representation or warranty under the pooling and servicing agreement, servicer's representations agreement, or the sales agreement with respect to the assets, provided that such obligations are satisfied in full.

Conveyance of Subsequent Assets and Pre-Funding Account

   A Pre-Funding Account will be established by the trustee and funded by Oak-wood Mortgage on the closing date to provide the trust with funds to purchase subsequent assets. The subsequent assets may be purchased by the trust during the Pre-Funding Period, which will begin on the closing date and end on July 31, 2001. The Pre-Funded Amount will initially equal approximately $42,529,000. In the event that the trust is unable to acquire sufficient qualifying assets by July 31, 2001, any amounts remaining in the Pre-Funding Account will be ap-plied as a partial principal prepayment to certificateholders entitled to the payment on the August 15, 2001 distribution date. The Pre-Funding Account will be part of the trust but not part of the Pooling REMIC, the Intermediate REMIC or the Issuing REMIC. Any investment income earned on amounts on deposit in the Pre-Funding Account will be paid to Oakwood Mortgage and will not be available for distribution to certificateholders.

   Under the pooling and servicing agreement, the trust will be obligated to purchase subsequent assets from Oakwood Mortgage during the Pre-Funding Period, if available. Subsequent assets will be transferred to the trust pursuant to subsequent transfer instruments between Oakwood Mortgage and the trust. Each subsequent asset will have been underwritten in accordance with Oakwood Mort-gage's standard underwriting criteria. In connection with the purchase of sub-sequent assets on each subsequent transfer date, the trust will be required to pay to Oakwood Mortgage from amounts on deposit in the Pre-Funding Account a cash purchase price of 100% of the Scheduled Principal Balance of the subse-quent assets as of the related Cut-off Date. Any conveyance of subsequent as-sets on a subsequent transfer date must satisfy conditions including, but not limited to:

  . each subsequent asset must satisfy the representations and warranties specified in the related subsequent transfer instrument and the pooling and servicing agreement;

  . Oakwood Mortgage will not select subsequent assets in a manner that is adverse to the interests of the certificateholders;

  . each subsequent asset must not be more than 30 days delinquent as of its Cut-off Date; and

  . as a result of the purchase of the subsequent assets, the certificates will not receive from Moody's or Standard & Poor's a lower credit rating than the rating assigned at the initial issuance of the certificates.

   Immediately following the final transfer of subsequent assets to the trust, the asset pool must satisfy the following criteria:

  . the weighted average asset rate must not be less than 13.00%;

  . the weighted average remaining term to stated maturity must not be less than 280 months;

  . the weighted average original term to maturity must not be greater than 300 months;

  . the weighted average Loan-to-Value Ratio must not be greater than 92.50%;

  . not less than 59% of the asset pool, by Scheduled Principal Balance, must be attributable to loans to purchase new manufactured homes;

  . not more than 21.0%, 15.0% and 8.0% of the assets located in North Caro-lina, Texas, or any other individual state, respectively;

  . not less than 18.0% of the assets will be either Land Secured Contracts or mortgage loans; and

  . certain other criteria described in the sales agreement.

  . not more than 36% of the assets will be Repossessed Assets.

Information regarding subsequent assets comparable to the disclosure regarding the initial assets provided in this prospectus supplement will be filed on a report on Form 8-K with the SEC within 15 days following the end of the Pre-Funding Period.

                    Maturity and Prepayment Considerations

   The initial assets had terms to maturity at origination ranging from 12 months to 360 months, but may be prepaid in full or in part at any time. The prepayment experience of the assets, including prepayments due to liquidations of defaulted assets, will affect the weighted average life of each class of the certificates. Based on Oakwood Acceptance's experience with the portfolio of conventional manufactured housing contracts it services, Oakwood Mortgage anticipates that a number of assets will be liquidated or prepaid in full prior to their respective maturities. A number of factors, including homeowner mobility, general and regional economic conditions and prevailing interest rates may influence prepayments. In addition, any repurchases of assets on ac-count of breaches of representations and warranties will have the same effect as prepayments of the assets and accordingly will affect the life of the cer-tificates. Natural disasters may also influence prepayments. Most of the as-sets contain provisions that prohibit the obligors from selling an underlying manufactured home or mortgaged property without the prior consent of the holder of the asset. These provisions may not be enforceable in some states. The servicer's policy is to permit most sales of manufactured homes and mort-gaged properties without accelerating the assets where the proposed buyer meets Oakwood Acceptance's then-current underwriting standards and either en-ters into an assumption agreement or executes a new contract for the unpaid balance of the existing asset. The execution of a new contract or mortgage note and mortgage would have the same effect as a prepayment of the existing asset in full. See "Legal Aspects of Contracts and Mortgage Loans" in the prospectus.

Weighted Average Lives of the Offered Certificates

   The following information is given solely to illustrate the effect of pre-payments of the assets on the weighted average life of each class of the of-fered certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced with respect to the assets.

   Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor. The weighted average lives of the of-fered certificates will be affected by the rate at which principal on the as-sets is paid. Principal payments on assets may be in the form of scheduled am-ortization or prepayments for this purpose, the term prepayment includes any voluntary prepayment by an obligor, the receipt of Liquidation Proceeds upon disposition of the property securing any defaulted asset and the receipt of the Repurchase Price for any asset upon its repurchase by Oakwood Acceptance as a result of any breaches of its representations and warranties. Prepayments on contracts and mortgage loans may be measured relative to a prepayment stan-dard or model. The manufactured housing prepayment model (the "MHP") is based on an assumed rate of prepayment each month of the then unpaid principal bal-ance of a pool of new manufactured housing installment sales contracts and mortgage loans. A prepayment assumption of 100% MHP assumes constant prepay-ment rates of 3.7% per annum of the then unpaid principal balance of the contracts and mortgage loans in the first month of the life of the contracts and mortgage loans and an additional 0.1% per an-num in each month thereafter until the 24th month. Beginning in the 24th month and in each month thereafter during the life of all of the contracts and mort-gage loans, 100% MHP assumes a constant prepayment rate of 6.0% per annum each month.

   As used in the following tables "0% MHP" assumes no prepayments on the as-sets; "100% MHP" assumes the assets will prepay at rates equal to 100% of the MHP assumed prepayment rates; "200% MHP" assumes the assets will prepay at rates equal to 200% of the MHP assumed prepayment rates; and so on.

   There is no assurance, however, that the rate of prepayments of the assets will conform to any level of the MHP model, and no representation is made that the assets will prepay at the prepayment rates shown or any other prepayment rate. Oakwood Mortgage makes no representations as to the appropriateness of the MHP model.

Modeling Assumptions and MHP Tables

   The manufactured housing prepayment tables (the "MHP Tables") were prepared based upon the assumptions that there are no delinquencies on the initial as-sets and that there will be a sufficient Available Distribution Amount to dis-tribute all accrued interest and the Principal Distribution Amount due (collec-tively, the "Modeling Assumptions").

   The percentages and weighted average lives in the following tables were de-termined assuming that:

  . $42,529,000 of subsequent assets will be transferred to your trust on June 1, 2001;

  . scheduled interest and principal payments on the initial assets and the subsequent assets will be received each month on their Due Dates and full prepayments on and liquidations of the assets will be received on the last day of each month, commencing in June and July 2001, respectively, and will include 30 days of interest thereon;

  . the servicer exercises the right of optional termination at the earliest possible date;

  . the assets have the characteristics set forth in the tables provided;

  . the initial certificate principal balance and pass-through rate of each class of the offered certificates are as described in this prospectus supplement;

  . no Due Date Interest Shortfalls will arise in connection with prepayments in full or liquidations of the assets;

  . no losses will be experienced on any assets included in the asset pool;

  . the closing date for the issuance of the certificates will be May 30, 2001;

  . cash distributions will be received by the holders of the certificates on June 15, 2001 and on the 15th day of each month thereafter until retire-ment of the certificates; and

  . the assets will prepay monthly at the percentages of MHP indicated in the MHP Tables.

   No representation is made that the assets will experience delinquencies or losses at the respective rates assumed or at any other rates.

                         Assumed Asset Characteristics

Level Pay Assets

                                          Scheduled
                                          Principal          Remaining
                                        Balance as of         Term to
                                             the      Asset  Maturity  Seasoning
                                        Cut-Off Date   Rate  (Months)  (Months)
                                        ------------- ------ --------- ---------
 1*....................................  4,285,700.77 11.882    300         0
 2..................................... 14,211,479.99 15.921    168         3
 3..................................... 36,061,196.75 15.217    238         1
 4..................................... 23,267,710.74 14.141    298         2
 5..................................... 54,381,910.36 11.250    359         1
 6.....................................  1,755,585.54 14.244     92         7
 7 (Subsequent Assets)**...............  1,334,883.98 11.882    300         0
 8 (Subsequent Assets).................  4,426,505.26 15.921    171         0
 9 (Subsequent Assets)................. 11,232,122.01 15.217    239         0
10 (Subsequent Assets).................  7,247,284.88 14.141    300         0
11 (Subsequent Assets)................. 16,938,546.35 11.250    360         0
12 (Subsequent Assets).................    546,819.10 14.244     99         0

---------
 * First payment due June, 2001. All data relative to this payment date. ** First payment due July, 2001. All data relative to this payment date.

Step-Up Rate Assets

                             Scheduled           Remaining           Months
                         Principal Balance        Term to              to    Months
                             as of the     Asset Maturity  Seasoning First  to Second First Step Second Step
                           Cut-Off Date    Rate  (Months)  (Months)   Step    Step    Rate Step   Rate Step
                         ----------------- ----- --------- --------- ------ --------- ---------- -----------
1.......................   2,577,546.25    8.398    355         2      11       23       1.50       1.50
2 (Subsequent Assets)...     802,838.41    8.398    357         0      13       25       1.50       1.50

   There will be discrepancies between the assets actually included in the trust and the assumptions made as to the characteristics of the assets in pre-paring the MHP Tables. There is no assurance that prepayment of the assets will conform to any of the constant percentages of MHP described in the MHP Tables or any other constant rate. Among other things, the MHP Tables assume that the assets prepay at the indicated constant percentages of MHP, even though the as-sets may vary substantially as to asset rates and original terms to maturity. Variations in actual prepayment experience for the assets will increase or de-crease the percentages of initial principal balances and weighted average lives shown in the MHP Tables. Assuming no prepayments, the step-up rate loans will cause the weighted average net asset rate for the initial assets to rise. Weighted average net asset rate means for any distribution date, a rate equal to:

  . the weighted average of the asset rates applicable to the scheduled monthly payments that were due in the related Collection Period on out-standing assets, reduced for amounts payable on the class A-IO certifi-cates, less

  . the sum of the Servicing Fee Rate and the Trustee Fee Rate.

   The MHP Tables indicate the weighted average life of each class of the of-fered certificates (other than the class A-IO certificates) and set forth the percentage of the initial certificate principal balance of each class of the offered certificates that would be outstanding after each of the dates shown assuming prepayments of the assets occur at various percentages of MHP. The weighted average life of each class set forth in the MHP Tables has been deter-mined by multiplying the amount of each principal payment on the class by the number of years from the date of delivery of the certificates of the class to the related distribution date, summing the results and dividing the sum by the total principal to be paid on the certificates of the class. See "Maturity and Prepayment Considerations" in the prospectus.

   Please make your investment decisions on a basis that includes your determi-nation as to anticipated prepayment rates based on your own assumptions as to the matters discussed in this prospectus supplement.

        Percentage of Initial Certificate Principal Balances Outstanding

                          Class A-1 Certificates at
                                     the              Class A-2 Certificates at the
                         following percentage of MHP   following percentage of MHP
                         ---------------------------- -----------------------------
      Payment Date       0%  100% 150% 200% 250% 300%  0%  100% 150% 200% 250% 300%
      ------------       --- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ----
Closing Date............ 100 100  100  100  100  100   100 100  100  100  100  100
May 15, 2002............  82  65   56   47   39   30   100 100  100  100  100  100
May 15, 2003............  78  39   20    2    0    0   100 100  100  100   80   59
May 15, 2004............  73  13    0    0    0    0   100 100   81   49   18    0
May 15, 2005............  68   0    0    0    0    0   100  85   42    2    0    0
May 15, 2006............  62   0    0    0    0    0   100  56    6    0    0    0
May 15, 2007............  55   0    0    0    0    0   100  28    0    0    0    0
May 15, 2008............  47   0    0    0    0    0   100   2    0    0    0    0
May 15, 2009............  38   0    0    0    0    0   100   0    0    0    0    0
May 15, 2010............  29   0    0    0    0    0   100   0    0    0    0    0
May 15, 2011............  18   0    0    0    0    0   100   0    0    0    0    0
May 15, 2012............   5   0    0    0    0    0   100   0    0    0    0    0
May 15, 2013............   0   0    0    0    0    0    89   0    0    0    0    0
May 15, 2014............   0   0    0    0    0    0    68   0    0    0    0    0
May 15, 2015............   0   0    0    0    0    0    44   0    0    0    0    0
May 15, 2016............   0   0    0    0    0    0    26   0    0    0    0    0
May 15, 2017............   0   0    0    0    0    0     6   0    0    0    0    0
May 15, 2018............   0   0    0    0    0    0     0   0    0    0    0    0
May 15, 2019............   0   0    0    0    0    0     0   0    0    0    0    0
May 15, 2020............   0   0    0    0    0    0     0   0    0    0    0    0
May 15, 2021............   0   0    0    0    0    0     0   0    0    0    0    0
May 15, 2022............   0   0    0    0    0    0     0   0    0    0    0    0
May 15, 2023............   0   0    0    0    0    0     0   0    0    0    0    0
May 15, 2024............   0   0    0    0    0    0     0   0    0    0    0    0
May 15, 2025............   0   0    0    0    0    0     0   0    0    0    0    0
May 15, 2026............   0   0    0    0    0    0     0   0    0    0    0    0
May 15, 2027............   0   0    0    0    0    0     0   0    0    0    0    0
May 15, 2028............   0   0    0    0    0    0     0   0    0    0    0    0
May 15, 2029............   0   0    0    0    0    0     0   0    0    0    0    0
May 15, 2030............   0   0    0    0    0    0     0   0    0    0    0    0
Weighted Average Life
 (years):............... 6.1 1.6  1.2  1.0  0.8  0.7  13.8 5.2  3.8  3.0  2.5  2.1

   These MHP Tables have been prepared based on the Modeling Assumptions, in-cluding the assumptions regarding the characteristics and performance of the assets, which will differ from their actual characteristics and performance, and should be read in conjunction with these assumptions.

        Percentage of Initial Certificate Principal Balances Outstanding

                         Class A-3 Certificates at the Class A-4 Certificates at the
                          following percentage of MHP   following percentage of MHP
                         ----------------------------- -----------------------------
      Payment Date        0%  100% 150% 200% 250% 300%  0%  100% 150% 200% 250% 300%
      ------------       ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ----
Closing Date............  100 100  100  100  100  100   100  100  100  100 100  100
May 15, 2002............  100 100  100  100  100  100   100  100  100  100 100  100
May 15, 2003............  100 100  100  100  100  100   100  100  100  100 100  100
May 15, 2004............  100 100  100  100  100   78   100  100  100  100 100  100
May 15, 2005............  100 100  100  100   26    0   100  100  100  100 100   73
May 15, 2006............  100 100  100   44    0    0   100  100  100  100  81   40
May 15, 2007............  100 100   56   15    0    0   100  100  100  100  67   32
May 15, 2008............  100 100   31    0    0    0   100  100  100   94  56   26
May 15, 2009............  100  60    9    0    0    0   100  100  100   81  47   20
May 15, 2010............  100  41    0    0    0    0   100  100   94   69  39   16
May 15, 2011............  100  23    0    0    0    0   100  100   83   59  32   13
May 15, 2012............  100   5    0    0    0    0   100  100   72   50  26    0
May 15, 2013............  100   0    0    0    0    0   100   93   63   42  21    0
May 15, 2014............  100   0    0    0    0    0   100   82   54   35   0    0
May 15, 2015............  100   0    0    0    0    0   100   73   46   29   0    0
May 15, 2016............  100   0    0    0    0    0   100   65   40    0   0    0
May 15, 2017............  100   0    0    0    0    0   100   57   34    0   0    0
May 15, 2018............   66   0    0    0    0    0   100   50   29    0   0    0
May 15, 2019............   45   0    0    0    0    0   100   43    0    0   0    0
May 15, 2020............   20   0    0    0    0    0   100   35    0    0   0    0
May 15, 2021............    0   0    0    0    0    0    97   29    0    0   0    0
May 15, 2022............    0   0    0    0    0    0    89    0    0    0   0    0
May 15, 2023............    0   0    0    0    0    0    80    0    0    0   0    0
May 15, 2024............    0   0    0    0    0    0    69    0    0    0   0    0
May 15, 2025............    0   0    0    0    0    0    58    0    0    0   0    0
May 15, 2026............    0   0    0    0    0    0    45    0    0    0   0    0
May 15, 2027............    0   0    0    0    0    0    38    0    0    0   0    0
May 15, 2028............    0   0    0    0    0    0    30    0    0    0   0    0
May 15, 2029............    0   0    0    0    0    0     0    0    0    0   0    0
May 15, 2030............    0   0    0    0    0    0     0    0    0    0   0    0
Weighted Average Life
 (years):............... 17.8 8.7  6.4  5.0  3.8  3.2  24.5 16.7 13.6 11.1 8.1  5.7

   These MHP Tables have been prepared based on the Modeling Assumptions, in-cluding the assumptions regarding the characteristics and performance of the assets, which will differ from their actual characteristics and performance, and should be read in conjunction with these assumptions.

                         Class M-1 Certificates at the Class M-2 Certificates at the
                          following percentage of MHP   following percentage of MHP
                         ----------------------------- -----------------------------
      Payment Date        0%  100% 150% 200% 250% 300%  0%  100% 150% 200% 250% 300%
      ------------       ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ----
Closing Date............  100  100  100 100  100  100   100  100  100 100  100  100
May 15, 2002............  100  100  100 100  100  100   100  100  100 100  100  100
May 15, 2003............  100  100  100 100  100  100   100  100  100 100  100  100
May 15, 2004............  100  100  100 100  100  100   100  100  100 100  100  100
May 15, 2005............  100  100  100 100  100  100   100  100  100 100  100  100
May 15, 2006............  100  100  100  93   94   96   100  100  100  93   94   96
May 15, 2007............  100  100   96  81   79   77   100  100   96  81   79   77
May 15, 2008............  100  100   86  70   66   62   100  100   86  70   66   62
May 15, 2009............  100   97   76  60   54   50   100   97   76  60   54   50
May 15, 2010............  100   89   68  51   45   40   100   89   68  51   45   40
May 15, 2011............  100   81   60  44   37   32   100   81   60  44   37   32
May 15, 2012............  100   74   52  37   30    0   100   74   52  37   30    0
May 15, 2013............  100   66   46  31   25    0   100   66   46  31   25    0
May 15, 2014............  100   59   39  26    0    0   100   59   39  26    0    0
May 15, 2015............  100   52   34  21    0    0   100   52   34  21    0    0
May 15, 2016............  100   46   29   0    0    0   100   46   29   0    0    0
May 15, 2017............  100   41   25   0    0    0   100   41   25   0    0    0
May 15, 2018............   99   36   21   0    0    0    99   36   21   0    0    0
May 15, 2019............   90   30    0   0    0    0    90   30    0   0    0    0
May 15, 2020............   80   25    0   0    0    0    80   25    0   0    0    0
May 15, 2021............   69   20    0   0    0    0    69   20    0   0    0    0
May 15, 2022............   63    0    0   0    0    0    63    0    0   0    0    0
May 15, 2023............   57    0    0   0    0    0    57    0    0   0    0    0
May 15, 2024............   49    0    0   0    0    0    49    0    0   0    0    0
May 15, 2025............   41    0    0   0    0    0    41    0    0   0    0    0
May 15, 2026............   32    0    0   0    0    0    32    0    0   0    0    0
May 15, 2027............   27    0    0   0    0    0    27    0    0   0    0    0
May 15, 2028............   21    0    0   0    0    0    21    0    0   0    0    0
May 15, 2029............    0    0    0   0    0    0     0    0    0   0    0    0
May 15, 2030............    0    0    0   0    0    0     0    0    0   0    0    0
Weighted Average Life
 (years):............... 22.7 14.6 11.8 9.6  8.7  8.0  22.7 14.6 11.8 9.6  8.7  8.0

   These MHP Tables have been prepared based on the Modeling Assumptions, in-cluding the assumptions regarding the characteristics and performance of the assets, which will differ from their actual characteristics and performance, and should be read in conjunction with these assumptions.

                                                   Class B-1 Certificates at the
                                                    following percentage of MHP
                                                   -----------------------------
                   Payment Date                     0%  100% 150% 200% 250% 300%
                   ------------                    ---- ---- ---- ---- ---- ----
Closing Date......................................  100  100  100 100  100  100
May 15, 2002......................................  100  100  100 100  100  100
May 15, 2003......................................  100  100  100 100  100  100
May 15, 2004......................................  100  100  100 100  100  100
May 15, 2005......................................  100  100  100 100  100  100
May 15, 2006......................................  100  100  100  93   94   96
May 15, 2007......................................  100  100   96  81   79   77
May 15, 2008......................................  100  100   86  70   66   62
May 15, 2009......................................  100   97   76  60   54   50
May 15, 2010......................................  100   89   68  51   45   40
May 15, 2011......................................  100   81   60  44   37   32
May 15, 2012......................................  100   74   52  37   30    0
May 15, 2013......................................  100   66   46  31   25    0
May 15, 2014......................................  100   59   39  26    0    0
May 15, 2015......................................  100   52   34  21    0    0
May 15, 2016......................................  100   46   29   0    0    0
May 15, 2017......................................  100   41   25   0    0    0
May 15, 2018......................................   99   36   21   0    0    0
May 15, 2019......................................   90   30    0   0    0    0
May 15, 2020......................................   80   25    0   0    0    0
May 15, 2021......................................   69   20    0   0    0    0
May 15, 2022......................................   63    0    0   0    0    0
May 15, 2023......................................   57    0    0   0    0    0
May 15, 2024......................................   49    0    0   0    0    0
May 15, 2025......................................   41    0    0   0    0    0
May 15, 2026......................................   32    0    0   0    0    0
May 15, 2027......................................   27    0    0   0    0    0
May 15, 2028......................................   21    0    0   0    0    0
May 15, 2029......................................    0    0    0   0    0    0
May 15, 2030......................................    0    0    0   0    0    0
Weighted Average Life (years):.................... 22.7 14.6 11.8 9.6  8.7  8.0

   These MHP Tables have been prepared based on the Modeling Assumptions, in-cluding the assumptions regarding the characteristics and performance of the assets, which will differ from their actual characteristics and performance, and should be read in conjunction with these assumptions.

Pre-Funding

   The certificates will be prepaid in part on the first distribution date af-ter the Pre-Funding Period if any Pre-Funded Amount remains in the Pre-Funding Account at the end of the Pre-Funding Period. These amounts will be treated as a partial principal prepayment. It is expected that substantially all of the Pre-Funded Amount will be used to acquire subsequent assets, to the extent available. It is unlikely, however, that the aggregate Scheduled Principal Bal-ance of the subsequent assets purchased by your trust will be identical to the Pre-Funded Amount, and consequently, certificateholders will likely receive some prepayment of principal.

Factors Affecting Prepayments

   The rate of principal payments on pools of manufactured housing contracts and mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the prevailing level of interest rates from time to time and the rate at which owners of manufactured homes sell their manufac-tured homes or default on their contracts or mortgage loans. Other factors af-fecting prepayment of manufactured housing contracts and mortgage loans include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in the manufactured homes and mortgaged properties.

   In general, if prevailing interest rates fall significantly below the inter-est rates on the assets in your pool, these assets are likely to experience higher prepayment rates than if prevailing interest rates remained at or above the rates borne by these assets, because the obligors may refinance and obtain new loans with lower interest rates and lower monthly payments. Conversely, if prevailing interest rates rise above the interest rates on these assets, the rate of prepayment would be expected to decrease because new loans would bear higher interest rates and require higher monthly payments. The outstanding principal balances of manufactured housing contracts tend to be smaller than mortgage loan balances and the original terms to maturity of the contracts are generally shorter than those of mortgage loans. As a result, changes in inter-est rates will not affect the monthly payments on available new manufactured housing contracts to the same degree that changes in interest rates will affect the monthly payments on available new mortgage loans.

   The assets may be prepaid by the obligors at any time without imposition of any prepayment fee or penalty. In addition, defaults on assets leading to re-possession, and foreclosure in the case of Land Secured Contracts and mortgage loans, and the ultimate liquidation of the related manufactured homes and mort-gaged properties and Real Properties, in the case of Land Secured Contracts, may occur with greater frequency during their early years. Prepayments, liqui-dations and repurchases of the assets will result in distributions of principal to certificateholders of amounts that would otherwise have been distributed over the remaining terms of the assets. See "Yield on the Offered Certificates" in this prospectus supplement.

   Oakwood Acceptance may be required to repurchase assets if there are breaches of the representations and warranties contained in the sales agreement or servicer's representation agreement, including those relating to the quali-fication of the assets for REMIC purposes. Any repurchase of an asset will have the same effect as a prepayment in full of the asset and will affect your yield to maturity. See "The Asset Pool -- Conveyance of Assets" in this prospectus supplement.

   The servicer has the option to terminate the trust, thereby causing the re-tirement of all outstanding certificates, on or after the distribution date on which the current aggregate principal balance of all outstanding certificates is less than 10% of their original amount. If the servicer does not exercise its optional termination rights within 90 days after becoming eligible to do so, the trustee shall solicit bids for the purchase of all assets, REO Proper-ties and Repo Properties remaining in the trust. This purchase, if consummated, would likewise cause the retirement of all outstanding certificates. See "The Trust" in this prospectus supplement.

                       Yield on the Offered Certificates

   Distributions of interest on the offered certificates, other than the class B-1 certificates, on any distribution date will include interest accrued thereon through and including the last day of the month preceding the month in which this distribution date occurs. Because interest will not be distributed on the certificates until the 15th day, or, if this day is not a business day, then on the next succeeding business day, of the month following the month in which this interest accrues, the effective yield to the holders of the classes of offered certificates will be lower than the yield otherwise produced by the pass-through rate and purchase price.

   The yield to maturity of, and the amount of distributions on, each class of the offered certificates will be related to the rate and timing of principal payments on the assets. The rate of principal payments on the assets will be affected by the amortization schedules of the assets and by the rate of princi-pal prepayments, including for this purpose payments resulting from refinancings, liquidations of the assets due to defaults, casualties, condemna-tions, the exercise of the servicer's optional termination or the trustee's auction sale, repurchases by or on behalf of Oakwood Acceptance or Oakwood Mortgage, and the application of any amount remaining in the Pre-Funding Ac-count at the end of the Pre-Funding Period, as the case may be. No assurance can be given as to the rate of principal payments or on the prepayments on the assets.

   Delinquencies on assets could produce payment delays and could lead to re-possessions of manufactured homes and foreclosures in the case of Land Secured Contracts and mortgage loans. Repossession of a manufactured home or foreclo-sure on a real property or mortgaged property and the subsequent resale of the home securing a contract or a property securing a mortgage loan may produce net liquidation proceeds that are less than the Scheduled Principal Balance of the related asset plus interest accrued and the expenses of sale. This shortfall upon repossession and disposition of a manufactured home or foreclosure on a real property or mortgaged property would result in a Realized Loss on the as-set.

   The timing of changes in the rate of prepayments and defaults on the assets may affect an investor's actual yield to maturity significantly, even if the average rate of principal payments and defaults experienced over time is con-sistent with an investor's expectations. In general, the earlier a prepayment of principal of or a default on an asset, the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments or defaults occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the certificates would not be fully offset by a subsequent like re-duction or increase in the rate of principal payments or defaults.

   If a purchaser of certificates of a class calculates its anticipated yield based on an assumed rate of default and an assumed amount of Realized Losses that are lower than the default rate and amount of Realized Losses actually in-curred and the amount of Realized Losses actually incurred is not entirely cov-ered by Excess Interest or by the subordination of the certificates of classes subordinated to the purchaser's class, the purchaser's actual yield to maturity will be lower than that so calculated. The timing of Realized Losses on liqui-dated loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses are consistent with an investor's expectations. There can be no assurance that the delinquency or repossession experience set forth in this prospectus supplement under the heading "Servicing of the Assets -- Delinquency and Loan Loss/Repossession Experience" will be representative of the results that may be experienced with respect to the as-sets. There can be no assurance as to the delinquency, repossession, foreclo-sure or loss experience with respect to the assets.

   If the purchaser of a certificate offered at a discount from its Parity Price calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually experienced on the as-sets, the actual yield to maturity will be lower than that so calculated. Simi-larly, if the purchaser of a certificate offered at a premium above its Parity Price calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than that actually experienced on the as-sets, the actual pre-tax yield to maturity will be lower than that so calculat-ed. Parity Price is the price at which a security will yield its coupon.

   The holders of the offered subordinated certificates will not be entitled to receive any distributions of principal on any distribution date unless either the Cross-over Date has occurred and the Principal Distribution Tests are sat-isfied for this distribution date or the certificate principal balance of the class A certificates (other than the class A-I0 certificates) has been reduced to zero. It is not possible to predict with certainty the timing of the date, if any, on which the Cross-over Date will occur, or whether the Principal Dis-tribution Tests will be met as to any distribution date. A high level of Real-ized Losses or delinquencies could result in the Principal Distribution Tests not being met for one or more distribution dates. This would delay the amorti-zation of the offered subordinated certificates, particularly the class B-1 certificates, beyond what would otherwise be the case.

   While partial prepayments of principal on the assets are applied on Due Dates for the assets, obligors are not required to pay interest on the assets after the date of a full prepayment of principal. As a result, full prepayments of assets in advance of their Due Dates during the Collection Period will re-duce the amount of interest received from obligors during that Collection Pe-riod to less than one month's interest on all the assets. If a sufficient num-ber of assets are prepaid in full during the Prepayment Period in advance of their respective Due Dates, then interest payable on all of the assets during the related Collection Period may be less than the interest payable on all of the certificates with respect to the Collection Period. If the level of Due Date Interest Shortfalls -- as defined in the prospectus -- was large enough and exceeded any compensatory interest paid by the servicer, these shortfalls could result in a Writedown Amount being allocated to the subordinated certifi-cates. A Writedown Amount is, with respect to each distribution date, the amount, if any, by which the aggregate certificate principal balance of all the certificates, after all distributions have been made on the certificates on that distribution date, exceeds the Pool Scheduled Principal Balance of the as-sets for the next distribution date. See "Description of the Offered Certifi-cates" in this prospectus supplement.

   Investors in the class B-1 certificates should understand that the pass-through rate of the class B-1 certificates will not exceed the adjusted weighted average net asset rate adjusted for distributions of interest made to the class A-IO certificates. Investors in class B-1 certificates should also consider the risk that lower than anticipated levels of One-Month LIBOR could result in actual yields to investors that are lower than anticipated yields.

   Investors in the class B-1 certificates should understand that the timing of changes in the level of One-Month LIBOR may affect the actual yields to invest-ors even if the average level is consistent with the investor's expectations. Each investor must make an independent decision as to the appropriate One-Month LIBOR assumption to be used in deciding whether to purchase a class B-1 certif-icate.

   The aggregate amount of distributions and the yield to maturity of the of-fered certificates will also be affected by early payments of principal on the assets resulting from any purchases of assets by Oakwood Acceptance not con-forming to representations and warranties in the sale agreement and the Servicer's Representations Agreement and by the exercise by the servicer of its option to purchase the assets and other assets of the trust, thereby effecting early retirement of any outstanding classes of offered certificates. If the servicer does not exercise its optional termination right within 90 days after it first becomes eligible to do so, the trustee shall solicit bids for the pur-chase of all assets, REO Properties and Repo Properties remaining in the trust. The trustee shall sell these assets, REO Properties and Repo Properties only if the net proceeds to the trust from the sale would at least equal the Termina-tion Price. The net proceeds from the sale will be distributed first to the servicer to reimburse it for all previously unreimbursed Liquidation Expenses paid and Advances made by, and not previously reimbursed to, it with respect to the assets and second to the Holders of the certificates and the servicer. Ac-cordingly, it is possible that your certificates could be redeemed at a price less than their outstanding principal amount plus accrued and unpaid interest.

   If the net proceeds from the sale would not at least equal the Termination Price, the trustee will decline to sell the assets, REO Properties and Repo Properties and will not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the assets, REO Properties and Repo Properties.

                                   The Trust

General

   The certificates will be issued pursuant to the pooling and servicing agree-ment. This summary of the provisions of the pooling and servicing agreement does not purport to be complete. Reference is made to the prospectus for impor-tant information in addition to that set forth in this prospectus supplement regarding the terms and conditions of the offered certificates. A copy of the standard terms to pooling and servicing agreement, May 2001 Edition, has been filed with the SEC as an exhibit to Oakwood Mortgage's Registration Statement on Form S-3 of which the prospectus is a part. A copy of the pooling and ser-vicing agreement relating to the certificates, in the form in which it was exe-cuted by Oakwood Mortgage, the servicer and the trustee, without exhibits, will be filed with the SEC in a Current Report on Form 8-K within 15 days after the closing date.

   The trust created pursuant to the pooling and servicing agreement will con-sist of the initial assets and any assets acquired by the trust during the Pre-Funding Period, including all rights to receive payments due on the assets af-ter the related Cut-off Date; assets as from time to time are identified as de-posited in any account held for the benefit of certificateholders, including the Pre-Funding Account, the certificate account and the distribution account; any manufactured home, real property or mortgaged property acquired on behalf of certificateholders by repossession, foreclosure or by deed in lieu of fore-closure; the rights of the trustee to receive the proceeds of any standard haz-ard insurance policies maintained with respect to the manufactured homes and mortgaged properties in accordance with the pooling and servicing agreement and of any FHA insurance maintained with respect to the assets; and certain rights of Oakwood Mortgage relating to the enforcement of representations and warran-ties made by Oakwood Acceptance relating to the assets.

The Trustee

   The trustee is The Chase Manhattan Bank. Any notices to the trustee relating to the certificates or the pooling and servicing agreement should be sent to 450 West 33rd Street, New York, New York 10001.

   Investors may contact the trustee's corporate trust office by telephone to ascertain the certificate principal balance of each class of offered certifi-cates and the then current pass-through rate applicable to each class of the offered certificates. The telephone number currently maintained by the trustee for the purpose of reporting this information is (212) 946-3249.

   The trustee may resign at any time, in which event Oakwood Mortgage will be obligated to appoint a successor trustee. Oakwood Mortgage may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee becomes insolvent. In these circumstances, Oakwood Mortgage will also be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a succes-sor trustee will not become effective until acceptance of the appointment by the successor trustee.

   The pooling and servicing agreement requires the trustee to maintain, at its own expense, an office or agency where certificates may be surrendered for reg-istration of transfer or exchange and where notices and demands to or upon the trustee and the Certificate Registrar in respect of the certificates pursuant to the pooling and servicing agreement may be served. The trustee is entitled to a monthly fee for acting as trustee equal to the product of (i) 1/12th of 0.0025% per annum, a (ii) the Pool Scheduled Principal Balance.

Optional Termination

   The servicer may terminate the trust by purchasing all assets, REO Proper-ties and Repo Properties remaining in the trust at any time when the aggregate principal balance of all outstanding certificates is less than 10% of the orig-inal aggregate principal balance of the certificates. The trust also may be terminated and the certificates retired on any distribution date upon the servicer's determination, based on an opinion of counsel, that the REMIC status of any of the Pooling REMIC, the Intermediate REMIC or the Issuing REMIC has been lost or that a substantial risk exists that this status will be lost for the then cur-rent taxable year. See "Description of the Certificates -- Optional Redemption or Termination" in the prospectus.

   The Termination Price will equal the greater of

  . the sum of

   . any Liquidation Expenses incurred by the servicer in respect of any as-set that has not yet been liquidated;

   . all amounts required to be reimbursed or paid to the servicer in respect of previously unreimbursed Advances; and

   . the sum of

    . the aggregate unpaid principal balance of the assets, plus accrued and unpaid interest thereon at the asset rates borne by your assets through the end of the Interest Accrual Period in respect of the date of the terminating purchase, plus

    . the lesser of

     . the aggregate unpaid principal balance of each asset that had been secured by any REO Property or Repo Property remaining in the trust, plus accrued interest thereon at the asset rates borne by assets through the end of the month preceding the month of the terminating purchase, and

     . the current appraised value of any REO Property or Repo Property, net of Liquidation Expenses to be incurred in connection with the dispo-sition of this property estimated in good faith by the servicer, the appraisal to be conducted by an appraiser mutually agreed upon by the servicer and the trustee, plus all previously unreimbursed P&I Ad-vances made in respect of the REO Property or Repo Property, and

  . the aggregate fair market value of the assets of the trust, as determined by the servicer, plus all previously unreimbursed P&I Advances made with respect to the assets.

The fair market value of the assets of the trust as determined for purposes of a terminating purchase shall be deemed to include accrued interest at the ap-plicable asset rate on the unpaid principal balance of each asset, including any asset that has become a REO Property or a Repo Property, which REO Property or Repo Property has not yet been disposed of by the servicer, through the end of the month preceding the month of the terminating purchase. Accordingly, it is possible that your certificates could be redeemed by an optional termination at a price less than their outstanding principal amount plus accrued and unpaid interest. The basis for a valuation shall be furnished by the servicer to the certificateholders upon request. See "Description of the Certificates -- Op-tional Redemption or Termination" in the prospectus.

   On the date of any termination of the trust, the Termination Price shall be distributed first to the servicer to reimburse it for all previously unreimbursed Liquidation Expenses paid and Advances made by and not previously reimbursed to the servicer with respect to the assets and second to the certificateholders in accordance with the distribution priorities set forth un-der " -- Distributions -- Priority of Distributions" in this prospectus sup-plement. The Termination Price shall be deemed to be a principal prepayment in full, together with related interest, received during the related Prepayment Period for purposes of determining the allocation of the distributions. Upon the termination of the trust and payment of all amounts due on the certificates and all administrative expenses associated with the trust, any remaining assets of the REMICs shall be sold and the proceeds distributed pro rata to the hold-ers of the class R certificates. See "Description of the Certificates -- Op-tional Redemption or Termination" in the prospectus.

Auction Sale

   If the servicer does not exercise its optional termination right within 90 days after it first becomes eligible to do so, the trustee shall solicit bids for the purchase of all assets, REO Properties and Repo Properties remaining in the trust. The trustee shall sell the assets, REO Properties and Repo Proper-ties only if the net proceeds to the trust from the sale would at least equal the Termination Price, and the net proceeds from the sale will be distributed first to the servicer to reimburse it for all previously unreimbursed Liquida-tion Expenses paid and Advances made by, and not previously reimbursed to, it with respect to the assets and second to the certificateholders and the servicer in accordance with the distribution priorities set forth under "De-scription of the Offered Certificates -- Distributions -- Priority of Distribu-tions" in this prospectus supplement. Accordingly, it is possible that your certificates could be redeemed by reason of an auction sale at a price less than their outstanding principal amount plus accrued and unpaid interest. If the net proceeds from the sale would not at least equal the Termination Price, the trustee shall decline to sell the assets, REO Properties and Repo Proper-ties and shall not be under any obligation to solicit any further bids or oth-erwise negotiate any further sale of the assets, REO Properties and Repo Prop-erties.

Termination of the Agreement

   The pooling and servicing agreement will terminate upon the last action re-quired to be taken by the trustee on the final distribution date following the later of the purchase by the servicer of all assets and all property acquired in respect of any asset remaining in the trust estate, as described under "--
 Optional Termination" and "Auction Sale" in this prospectus supplement and the final payment or other liquidation, or any related advance, of the last asset remaining in the trust estate or the disposition of all property acquired upon repossession of any manufactured home or foreclosure on any mortgaged property.

   Upon presentation and surrender of the certificates, the trustee shall cause to be distributed, to the extent of available funds, to the certificateholders on the final distribution date the amounts due them in accordance with the pooling and servicing agreement. The amount remaining on deposit in the certif-icate account, other than amounts retained to meet claims, after all required distributions have been made to the holders of the offered certificates, the class B-2 certificates and the class X certificates, or to the Termination Ac-count, will be paid to the class R certificateholders pro rata, based upon the holders' respective percentage interests, in accordance with the provisions of the pooling and servicing agreement.

Voting Rights

   The voting rights of the trust will be allocated 0.5% to the class R certif-icates, 0.5% to the class X certificates, 1.0% to the class A-IO certificates and 98% to the other certificates in proportion to their respective certificate principal balances. For a description of the limited matters on which the certificateholders may vote. See "The Pooling and Servicing Agreements" in the prospectus.

Reports to Certificateholders

   The trustee will furnish the certificateholders with monthly statements pre-pared by the servicer (each, a "Remittance Report") containing information with respect to principal and interest distributions on the certificates and Real-ized Losses on the assets. Any financial information contained in these reports will not have been examined or reported upon by an independent public accoun-tant. Copies of the monthly statements and any annual reports prepared by the servicer evidencing the status of its compliance with the provisions of a pool-ing and servicing agreement will be furnished to related certificateholders upon request addressed to the trustee.

   A Remittance Report for a distribution date will identify the following items:

  .  the Available Distribution Amount for the related distribution date;

  . the Interest Distribution Amount and the carryover amounts, as well as any Writedown Interest Distribution Amount and any Carryover Writedown Interest Distribution Amount, for each class of the certificates for the related distribution date, and the amount of interest of each category to be distributed on each class based upon the Available Distribution Amount for the related distribution date;

  . the amount to be distributed on the related distribution date on each class of the certificates to be applied to reduce the certificate prin-cipal balance of each class, separately identifying any portion of the amount attributable to prepayments, and the aggregate of any Principal Distribution Shortfall Carryover Amounts for each class of the certifi-cates for the related distribution date, and the amount to be distrib-uted to reduce any Principal Distribution Amounts remaining unpaid from previous distribution dates on each class based upon the Available Dis-tribution Amount for the related distribution date;

  . the aggregate amount of P&I Advances required to be made by the servicer with respect to the related distribution date;

  . the amount of any Realized Losses incurred on the assets during the re-lated Prepayment Period and in the aggregate since the Cut-off Date and the amount of any Writedown Amount to be allocated to any class of the subordinated certificates;

  . the certificate principal balance of each class of the certificates and the certificate principal balance as adjusted for write-downs of each class of the subordinated certificates after giving effect to the dis-tributions to be made, and any Writedown Amounts to be allocated, on the related distribution date;

  . the aggregate Interest Distribution Amount remaining unpaid, if any, and the aggregate carryover amount remaining unpaid, if any, for each class of certificates, after giving effect to the distributions to be made on the related distribution date;

  . the aggregate Writedown Interest Distribution Amount remaining unpaid, if any, and the aggregate Carryover Writedown Interest Distribution Amount remaining unpaid, if any, for each class of certificates, after giving effect to the distributions to be made on the related distribu-tion date;

  . the aggregate of any Principal Distribution Amounts remaining unpaid from previous distribution dates, if any, for each class of certifi-cates, after giving effect to the distributions to be made on the re-lated distribution date;

  . the amount of the aggregate Servicing Fee in respect of the related dis-tribution date;

  . the aggregate number and the aggregate of the unpaid principal balances of outstanding assets that are delinquent one month -- 30 to 59 days --
      as of the end of the related Prepayment Period, delinquent two months -- 60 to 89 days -- as of the end of the related Prepayment Peri-od, delinquent three months -- 90 days or longer -- as of the end of the related Prepayment Period and as to which repossession, foreclosure or other comparable proceedings have been commenced as of the end of the related Prepayment Period;

  . the aggregate number and the aggregate unpaid principal balance of out-standing contracts and outstanding mortgage loans, stated separately, for which the obligor is also a debtor, whether voluntary or involun-tary, in a proceeding under the Bankruptcy Code; and the aggregate num-ber and the aggregate Unpaid Principal Balance of outstanding contracts and outstanding mortgage loans for which the obligor is also a debtor, whether voluntary or involuntary, in a proceeding under the Bankruptcy Code, stated separately, that are delinquent one month -- 30 to 59 days -- as of the end of the related Prepayment Period, delinquent two months -- 60 to 89 days -- as of the end of the related Prepayment Peri-od, and delinquent three months -- 90 days or longer -- as of the end of the related Prepayment Period;

  . with respect to the Pre-Funding Period, the Pre-Funded Amount, if any, on deposit in the Pre-Funding Account on such distribution date, the amount of funds, if any, used to purchase subsequent assets since the previous report and the amount of funds, if any allocated as a prepay-ment of principal at the end of the Pre-Funding Period; and

  . any other information required to be provided to certificateholders by the REMIC Provisions.

   In the case of information furnished pursuant to the second and third bul-let points, the amounts shall be expressed, with respect to any certificate, as a dollar amount per $1,000 denomination.

                            Servicing of the Assets

The Servicer

   Oakwood Acceptance was incorporated in 1984 in the state of North Carolina as a wholly-owned subsidiary of Oakwood Homes Corporation ("Oakwood Homes"). Oakwood Acceptance is primarily engaged in the business of underwriting, orig-inating, pooling, selling and servicing installment sales contracts for sales of manufactured housing units. Oakwood Acceptance's principal offices are lo-cated at 7800 McCloud Road, Greensboro, North Carolina 27409-9634, telephone
(336) 664-2500.

   Oakwood Homes is a vertically-integrated manufacturer and retailer of manu-factured homes. Homes manufactured by Oakwood Homes are sold primarily at re-tail through its approximately 355 sales centers located in 29 states, as of March 31, 2001. Oakwood Homes also sells manufactured homes purchased from other manufacturers at its sales centers.

   Oakwood Acceptance underwrites and funds the origination of manufactured housing contracts and residential mortgage loans, secured by a lien on the real estate on which the related manufactured home is deemed permanently af-fixed, on an individual basis from its principal office and from additional loan origination offices in Austin, Texas; Mesa, Arizona; Carmel, Indiana; Vancouver, Washington; and Tallahassee, Florida. Contracts for the financing of sales of manufactured homes at Oakwood Acceptance's sales centers as well as mortgage loans are typically originated in the name of Oakwood Mobile Homes, Inc. ("Oakwood Mobile"), a wholly-owned retailing subsidiary of Oakwood Homes, or in the name of a third party manufactured housing dealer, in either case using funds provided by Oakwood Acceptance, and are assigned to Oakwood Acceptance following origination, although some assets are originated directly in Oakwood Acceptance's name. Oakwood Acceptance underwrites all of these as-sets. From time to time, Oakwood Acceptance purchases seasoned portfolios of manufactured housing contracts from third parties.

Servicing Portfolio

   Oakwood Acceptance services all of the manufactured housing contracts it originates or purchases -- except for certain contract portfolios which it sells on a servicing-released basis -- collecting loan payments, insurance premiums and other payments from borrowers and remitting collections on such contracts to the persons entitled thereto. The following table shows the com-position of Oakwood Acceptance's servicing portfolio of manufactured housing contracts and residential mortgage loans, secured by a lien on the real estate on which the related manufactured home is deemed permanently affixed, as of the dates indicated.

                           Asset Servicing Portfolio

                                             At September 30,                             At March 31,
                          ----------------------------------------------------------  ----------------------
                             1996        1997        1998        1999        2000        2000        2001
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                     (Dollars in Thousands)
Total Number of Serviced
 Assets
 Oakwood Acceptance
  Originated............      67,120      89,411     111,351     122,955     126,347     122,752     127,796
 Acquired Portfolios....       4,177       3,602       2,818       2,160       1,689       1,931       1,489
Aggregate Outstanding
 Principal Balance of
 Serviced Assets
 Oakwood Acceptance
  Originated............  $1,687,406  $2,499,794  $3,536,657  $4,223,475  $4,582,535  $4,339,720  $4,671,791
 Acquired Portfolios....  $   57,837  $   47,027  $   35,882  $   26,306  $   19,895  $   22,922  $   17,490
Average Outstanding
 Principal Balance per
 Serviced Asset
 Oakwood Acceptance
  Originated............  $     25.1  $     28.0  $     31.8  $     34.3  $     36.3  $     35.4  $     36.6
 Acquired Portfolios....  $     13.8  $     13.1  $     12.7  $     12.2  $     11.8  $     11.9  $     11.7
Weighted Average
 Interest Rate of
 Serviced Assets
 Oakwood Acceptance
  Originated............        11.5%       11.0%       10.8%       10.6%       10.8%       10.6%       11.0%
 Acquired Portfolios....        11.2%       11.1%       11.0%       10.7%       10.9%       10.7%       10.9%

Delinquency and Loan Loss/Repossession Experience

   The following tables set forth information concerning the delinquency expe-rience and the loan loss and repossession experience of the portfolio of manu-factured housing installment sales contracts and residential mortgage loans, secured by a lien on the real estate on which the related manufactured home is deemed permanently affixed, serviced by Oakwood Acceptance, in each case for each of Oakwood Acceptance's fiscal years from 1996 through 2000. Because de-linquencies, losses and repossessions are affected by a variety of economic, geographic and other factors, there can be no assurance that the delinquency and loss experience of the assets will be comparable to that set forth.

                             Delinquency Experience

                                    At September 30,                  At March 31,
                          -----------------------------------------  ----------------
                           1996    1997    1998     1999     2000     2000     2001
                          ------  ------  -------  -------  -------  -------  -------
                                         (Dollars in Thousands)
Total Number of Serviced
 Assets
 Oakwood Acceptance
  Originated............  67,120  89,411  111,351  122,955  126,347  122,752  127,796
 Acquired Portfolios....   4,177   3,602    2,818    2,160    1,689    1,931    1,489
Number of Delinquent
 Assets
 Oakwood Acceptance
  Originated:
 30 to 59 days past
  due...................     835   1,171    2,345    3,391    2,558    1,723    1,935
 60 to 89 days past
  due...................     308     476      906    1,046    1,125      753      833
 90 days or more past
  due...................     492     716    1,222    1,783    1,944    1,957    2,239
 Total Number of Assets
  Delinquent............   1,635   2,363    4,473    6,220    5,627    4,433    5,007
 Acquired Portfolios:
 30-59 days past due....      66      90       75       59       27       47       27
 60-89 days past due....      23      23       31       14       18       18        4
 90 days or more past
  due...................      62      75       57       45       46       52       40
 Total Number of Assets
  Delinquent............     151     188      163      118       91      117       71
Total Delinquencies as a
 Percentage of Serviced
 Assets, by Number of
 Assets
 Oakwood Acceptance
  Originated............     2.4%    2.6%     4.0%     5.1%     4.5%     3.6%     3.9%
 Acquired Portfolios....     3.6%    5.2%     5.8%     5.5%     5.4%     6.1%     4.8%

---------
Assets that are already the subject of repossession or foreclosure procedures are not included in "delinquent assets" for purposes of this table. The period of delinquency is based on the number of days payments are contractually past due, assuming 30-day months. Consequently, a payment due on the first day of a month is not 30 days delinquent until the first day of the following month.

                       Loan Loss/Repossession Experience

                                                                                           At or for the
                                                                                            six months
                                              At September 30,                            ended March 31,
                           ----------------------------------------------------------  -------------------------
                              1996        1997        1998        1999        2000        2000           2001
                           ----------  ----------  ----------  ----------  ----------  ----------     ----------
                                                      (Dollars in Thousands)
Total Number of Serviced
 Assets at Period End....      71,297      93,013     114,169     125,115     128,036     124,683        129,285
Average Number of
 Serviced Assets During
 Period..................      63,868      82,155     103,591     119,642     126,576     124,889        128,661
Number of Serviced Assets
 Repossessed.............       2,746       3,885       5,411       7,790       8,649       4,016          4,486
Serviced Assets
 Repossessed as a
 Percentage of Total
 Serviced Assets (1).....        3.85%       4.18%       4.74%       6.23%       6.76%       6.44%(4)       6.94%(4)
Serviced Assets
 Repossessed as a
 Percentage of Average
 Number of Serviced
 Assets..................        4.30%       4.73%       5.22%       6.51%       6.83%       6.43%(4)       6.97%(4)
Average Outstanding
 Principal Balance of
 Assets
 Oakwood Acceptance
  Originated.............  $1,409,467  $2,065,033  $2,978,235  $3,839,274  $4,358,545  $4,239,614     $4,576,284
 Acquired Portfolios.....  $   27,351  $   22,943  $   19,179  $   14,781  $   11,033  $   11,753     $    8,752
Net Losses from Asset
 Liquidations (2):
 Total Dollars
 Oakwood Acceptance
  Originated.............  $   14,248  $   26,872  $   45,189  $   66,037  $   88,686  $   37,835     $   43,485
 Acquired Portfolios.....  $      592  $      528  $      220  $      173  $      104  $       42     $       59
As a Percentage of
 Average Outstanding
 Principal Balance of
 Assets (3)
 Oakwood Acceptance
  Originated.............        1.01%       1.30%       1.52%       1.72%       2.03%       1.78%(4)       1.90%(4)
 Acquired Portfolios.....        2.16%       2.30%       1.15%       1.17%       0.94%       0.71%(4)       1.35%(4)

---------
(1) Total number of serviced assets repossessed during the applicable period expressed as a percentage of the total number of serviced assets at the end of the applicable period.
(2) Net losses represent all losses incurred on Oakwood Acceptance-serviced portfolios. Such amounts include estimates of net losses with respect to certain defaulted assets. The length of the accrual period for the amount of accrued and unpaid interest included in the calculation of the net loss varies depending upon the period in which the loss was charged and whether the asset was owned by an entity other than Oakwood Acceptance.
(3) Total net losses incurred on assets liquidated during the applicable pe-riod expressed as a percentage of the average outstanding principal bal-ance of all assets.
(4)  Annualized.

   Oakwood Acceptance owns few of the assets in the foregoing tables, and ac-cordingly does not maintain loan loss reserves or charge-off loans. The policy with respect to the vast majority of loans reflected in these tables, which Oakwood Acceptance services primarily for the accounts of securitization trusts, is to reflect credit loss only when an REO Property or a Repo Property has been finally disposed of and not before. In most cases, disposition occurs shortly after the asset becomes 90 days delinquent; however it may occur before this time and it may occur later. This policy exists because only at the final disposition of the collateral does Oakwood Acceptance know with certainty the amount of the loss, if any, for reporting purposes.

   Oakwood Acceptance's loan loss/repossession experience has shown an increase since 1996, and its delinquency experience also has generally trended upward during that time. It is difficult to isolate the reason for that trend, and it is probably attributable to a number of factors, many of which are outside the control of Oakwood Acceptance. Although Oakwood Acceptance reviews and revises its underwriting standards from time to time, Oakwood Acceptance does not be-lieve that its underwriting standards on the whole have changed materially since 1996 except that there has been an increase in the loan-to-value ratios over the past several years. Although Oakwood Acceptance has not confirmed the matter statistically, there is likely a greater probability of default as loan-to-value ratios increase. In addition, Oakwood Acceptance believes that the loan loss/repossession experience and delinquency experience in 1996 was low when compared to historical averages.

   Macroeconomic and social conditions likely are responsible for the trend to some extent as well, although it is difficult to say for certain. For example, the U.S. economy has witnessed a general increase in consumer credit over the past several years, and credit also has been made more generally available to all economic classes than in the past. Finally, there seems to be an increased willingness on the part of consumers to seek the protection of federal bankruptcy laws.

   Oakwood Acceptance has advised Oakwood Mortgage that Oakwood Acceptance be-lieves that its historical loss experience has been favorably affected by its ability to resell repossessed units through Oakwood Mobile and its dealers. A replacement servicer may not have similar access and, as a consequence, the loan loss/repossession experience could be adversely affected.

   The data in the foregoing tables are presented for illustrative purposes on-ly, and there is no assurance that the delinquency, loan loss and repossession experience of the assets will be similar to that set forth. The delinquency, loan loss and repossession experience of manufactured housing contracts histor-ically has been sharply affected by downturns in regional or local economic conditions. For instance, a downturn was experienced in areas dependent on the oil and gas industry in the 1980s, causing increased levels of delinquencies, repossessions and loan losses on manufactured housing installment sales con-tracts in the affected areas. The asset pool consists primarily of contracts. Regional and local economic conditions are often volatile, and no predictions can be made regarding their effects on future economic losses upon reposses-sions or as to the levels of losses that will be incurred as a result of any repossessions of or foreclosures on assets. See "Risk Factors -- You May Expe-rience a Loss on Your Investment if Losses and Delinquencies on Assets in the Trust are High" in this prospectus supplement.

Collection and Other Servicing Procedures

   The servicer will administer, service and make collections on the assets, exercising the degree of care that the servicer exercises with respect to simi-lar contracts serviced by the servicer.

   Except for the step-up rate loans during their Step-up Periods, each fixed rate asset bears interest at a fixed annual percentage rate and provides for level payments over the term of the asset that fully amortize the principal balance of the asset. All payments received on the assets -- other than pay-ments allocated to items other than principal and interest or payments suffi-cient to pay the outstanding principal balance of and all accrued and unpaid interest on the assets -- will be applied when received first to any previously unpaid scheduled monthly payments, and then to the currently due monthly pay-ment, in the chronological order of occurrence of the Due Dates for the monthly payments. Any payments on an asset that exceed the amount necessary to bring the asset current are applied to the partial prepayment of principal of the as-set if the servicer determines, based on specific directions from the obligor as to the payment or on a course of dealing with the obligor, that the obligor intended the payment as a partial principal prepayment. If the servicer cannot determine the obligor's intent with respect to any excess payment, the servicer will apply the excess payment as an early payment of scheduled monthly payments for subsequent Due Dates to the extent the excess payment is an integral multi-ple of the obligor's scheduled monthly payment, and will apply the remainder of the excess payment as a partial principal prepayment.

Servicing Compensation and Payment of Expenses

   On each distribution date, Oakwood Acceptance as servicer will be entitled to receive a monthly Servicing Fee equal to 1.00% per annum (the "Servicing Fee Rate") multiplied by the aggregate Scheduled Principal Balance of the assets at the beginning of the related Collection Period, without giving effect to any principal prepayments, net liquidation proceeds and Repurchase Prices received (or Realized Losses incurred), during the related Prepayment Period. If Oakwood Acceptance is the servicer, the Servicing Fee in respect of a distribution date will be paid pursuant to clause (12) under "Description of the Offered Certifi-cates -- Distributions" in this prospectus supplement and only to the extent of funds available pursuant to clause (12), except that it may retain its Servic-ing Fee out of collections on the assets to the extent that the amount already on deposit in the certificate account for the related distribution date will allow the full distribution of all amounts required to be distributed pursuant to clauses (1) through (11) under "Description of the Offered Certificates --
 Distributions -- Priority of Distributions" in this prospectus supplement on the related distribution date.

   The Servicing Fee provides compensation for customary manufactured housing contract third-party servicing activities to be performed by the servicer for the trust and for additional administrative services performed by the servicer on behalf of the trust. Customary servicing activities include collecting and recording payments, communicating with obligors, investigating payment delin-quencies, providing billing and tax records to obligors and maintaining inter-nal records with respect to each asset. Administrative services performed by the servicer on behalf of the trust include calculating distributions to certificateholders and providing related data processing and reporting services for certificateholders and on behalf of the trustee. Expenses incurred in con-nection with servicing of the assets and paid by the servicer from its monthly Servicing Fee include, without limitation, payment of fees and expenses of ac-countants, payment of all fees and expenses incurred in connection with the en-forcement of contracts or mortgage loans, except Liquidation Expenses, and pay-ment of expenses incurred in connection with distributions and reports to certificateholders. The servicer will be reimbursed from the trust for all rea-sonable, out-of-pocket Liquidation Expenses incurred by it in repossessing, foreclosing on and liquidating the related manufactured home or mortgaged prop-erty.

   As part of its servicing fees, the servicer will also be entitled to retain, as compensation for the additional services provided in connection with the pooling and servicing agreement, any late payment fees made by obligors, exten-sion fees paid by obligors for the extension of scheduled payments and assump-tion fees paid in connection with permitted assumptions of assets by purchasers of the related manufactured homes and mortgaged properties, as well as invest-ment earnings on funds in the certificate account.

Advances

   On or prior to the business day preceding each distribution date, the servicer will either

  . deposit from its own funds the related aggregate P&I Advance into the certificate account;

  . cause appropriate entries to be made in the records of the certificate account that funds in the certificate account that are not part of the Available Distribution Amount for the related distribution date have been used to make the aggregate P&I Advance;

  . if the certificate account is maintained by the trustee, instruct the trustee to use investment earnings on the certificate account to defray the servicer's P&I Advance obligation; or

  . make or cause to be made the aggregate P&I Advance through any combina-tion of the methods described.

   Any funds held for future distribution and used in accordance with the sec-ond bullet point must be restored by the servicer from its own funds or from early payments collected on the assets when they become part of a future Avail-able Distribution Amount. The aggregate required P&I Advance for a distribution date is the sum of delinquent scheduled monthly payments due in the related Collection Period, exclusive of all Non-Recoverable Advances.

   P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders rather than to guarantee or insure against losses.

   The servicer will also be obligated to make advances ("Servicing Advances"), to the extent the servicer deems the Advances recoverable from payments on or proceeds of any assets.

   If an asset is liquidated or prepaid in full other than on a due date, the obligor generally is only required to pay interest to the date of liquidation or prepayment. In such event, for so long as Oakwood Acceptance is the servicer of the asset, the servicer is obligated to pay compensating interest to the next due date, so long as this compensating interest does not exceed the servicer's aggregate servicing compensation for the month.

Successors to Servicer, Delegation of Duties

   Any entity with which the servicer is merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer, will be the successor to the servicer under the pooling and servicing agreement so long as each rating agency has delivered to the trustee a letter to the effect that the successor-ship will not result in a downgrading of the rating then assigned by the rating agency to any class of the certificates. The servicer may delegate computation-al, data processing, collection and foreclosure, including repossession, duties under the pooling and servicing agreement without any notice to or consent from Oakwood Mortgage or the trustee, provided that the servicer will remain fully responsible for the performance of these duties.

                                Use of Proceeds

   Substantially all of the net proceeds to be received from the sale of the certificates will be used by Oakwood Mortgage to purchase the assets, make the deposit of the Pre-Funded Amount into the Pre-Funding Account, make the deposit into the capitalized interest account and pay other expenses connected with pooling the assets and issuing the certificates.

                              Recent Developments

   Oakwood Homes Corporation, Oakwood Mobile Homes, Inc. and Oakwood Acceptance Corporation and a number of their employees have been named in two lawsuits filed in the Circuit Court of Jefferson County, Mississippi. The complaints al-lege that the defendants engaged in various improper business practices includ-ing false advertising and misrepresentation of material facts relating to fi-nancing and insurance. On October 13, 2000, the attorneys for the plaintiffs filed a motion to consolidate the two cases and add 436 individuals as plain-tiffs in the consolidated case. The Oakwood companies have objected to the pro-posed consolidation and to the filing of the proposed amended complaint. The Oakwood companies have filed six separate actions in the United States District Court for the Southern District of Mississippi seeking judicial enforcement of the arbitration agreements signed by six of the seven plaintiffs in the Jeffer-son County cases. The District Court has not set a hearing in these cases. The Jefferson County judge has delayed ruling on the plaintiffs' motions pending the outcome of the District Court cases. Oakwood Mortgage believes that the Oakwood companies have meritorious defenses to the claims being asserted and intend to vigorously defend against the lawsuits.

                                  Underwriting

   Oakwood Mortgage and Oakwood Acceptance have entered into an underwriting agreement dated May 23, 2001 with Credit Suisse First Boston Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "underwriters"). In the underwriting agreement, Oakwood Mortgage has agreed to sell to the underwrit-ers, and the underwriters have agreed to purchase, severally and not jointly, the principal amount or percentage interest of each class of offered certifi-cates set forth below:

                          Class A-1   Class A-2   Class A-3   Class A-4  Class A-IO  Class M-1   Class M-2   Class B-1
                         ----------- ----------- ----------- ----------- ---------- ----------- ----------- -----------
Credit Suisse First
 Boston Corporation..... $34,240,000 $28,080,000 $12,880,000 $21,496,000    100%    $11,461,000 $10,745,000 $ 8,596,000
Merrill Lynch, Pierce,
      Fenner & Smith
      Incorporated...... $ 8,560,000 $ 7,020,000 $ 3,220,000 $ 5,373,000      0%    $ 2,865,000 $ 2,686,000 $ 2,149,000
                         ----------- ----------- ----------- -----------    ---     ----------- ----------- -----------
                         $42,800,000 $35,100,000 $16,100,000 $26,869,000    100%    $14,326,000 $13,431,000 $10,745,000
                         =========== =========== =========== ===========    ===     =========== =========== ===========

   The underwriting agreement provides that each underwriter will be obligated to purchase all of its offered certificates if any of its offered certificates are purchased.

   The underwriters propose to offer the offered certificates initially at the public offering prices set forth on the cover page of this prospectus supple-ment at such prices less a concession not in excess of the amount set forth for each class. The underwriters may allow a discount not in excess of the amount set forth for each class to other broker/dealers. After the initial public of-fering of the offered certificates, the public offering prices and concessions and discounts to broker/dealers may be changed by the underwriters.

                                                          Concession
                                                           (Percent   Discount
                                                              of     (Percent of
                                                          Principal   Principal
                                                           Amount)     Amount)
                                                          ---------- -----------
       Class A-1.........................................   0.075%     0.050%
       Class A-2.........................................   0.135%     0.090%
       Class A-3.........................................   0.180%     0.120%
       Class A-4.........................................   0.231%     0.154%
       Class A-IO........................................   0.067%     0.045%
       Class M-1.........................................   0.375%     0.250%
       Class M-2.........................................   0.435%     0.290%
       Class B-1.........................................   0.480%     0.320%

   Oakwood Mortgage and Oakwood Acceptance have agreed to indemnify the under-writers against certain liabilities under the Act, or contribute to payments which the underwriters may be required to make.

   The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended.

 . Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

 . Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

 . Syndicate covering transactions involve purchases of the offered certificates in the open market after the distribution has been completed in order to cover syndicate short positions.

 . Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the offered certificates originally sold by the syndi-cate member are purchased in a stabilizing transaction or a syndicate cover-ing transaction to cover syndicate short positions.

   Stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the offered certificates to be higher than they would otherwise be in the absence of these transactions. These transactions, if com-menced, may be discontinued at any time.

   Oakwood Mortgage estimates that its expenses in connection with the issuance and offering of the offered certificates will be approximately $400,000. This information concerning Oakwood Mortgage's fees and expenses is an approximation and may be changed by future contingencies.

                                 Legal Matters

   Certain legal matters will be passed upon for Oakwood Mortgage by Hunton & Williams, Washington, DC and for the underwriters by Simpson Thacher & Bart-lett, New York, New York. The material federal income tax consequences of the offered certificates will be passed upon for Oakwood Mortgage by Hunton & Wil-liams.

           Special Tax Considerations For The Class B-1 Certificates

   The right of the class B-1 certificates to receive certain payments in re-spect of the Certificateholders' Interest Carryover Amount (a "Basis Risk Ar-rangement") will not be an asset of the Issuing REMIC, the Intermediate REMIC or the Pooling REMIC. In addition to representing a beneficial interest in a regular interest in the Issuing REMIC, the class B-1 certificates will repre-sent a beneficial interest in the Basis Risk Arrangement. Because it appears that the value of the Basis Risk Arrangement will be minimal, initial holders of class B-1 certificates should not be required to allocate any portion of the purchase price to such Basis Risk Arrangement. Investors in the class B-1 cer-tificates should consult their own tax advisors in this regard, however.

   The offered certificates generally will be treated as assets described in section 7701(a)(19)(C) of the Code and as "real estate assets" under section 856(c)(4)(A) of the Code, generally in the same proportion that the assets of the trust would be so treated. In addition, interest on the offered certifi-cates (other than payments of Certificateholders' Interest Carryover Amounts under the Basis Risk Arrangement) will be treated as "interest on obligations secured by mortgages on real property" under section 856(c)(3)(B) of the Code, generally to the extent that the offered certificates are treated as "real es-tate assets" under section 856(c)(4)(A) of the Code. Moreover, the offered cer-tificates generally will be treated as "qualified mortgages" with the meaning of section 860G(a)(3) of the Code. The foregoing discussion is applicable to the offered certificates to the extent they represent a beneficial interest in the related regular interest in the Issuing REMIC. See "Certain Federal Income Tax Consequences--REMIC Certificates" in the prospectus.

   Because Class B-1 certificates comprise rights in addition to the rights un-der the corresponding REMIC regular interests, the class B-1 certificates will not in their entirety constitute assets described in section 7701(a)(19) of the code or real estate assets described in section 856(c)(4)(A) of the Code, and income earned on the class B-1 certificates will qualify as "interest on obli-gations secured by mortgages on real property" under section 856(c)(3)(B) of the code only to the extent that the income reflects the income so qualifying earned by the corresponding REMIC regular interests. The class B-1 certificates also will not be treated as "qualified mortgages" in their entirety and may not be appropriate investments for REMICs.

Taxation Of Basis Risk Arrangement

   Each holder of a class B-1 certificate will be treated for federal income tax purposes as having entered into a notional principal contract pursuant to its rights to receive payment with respect to the Certificateholders' Interest Carryover Amount on the date it purchases its certificate. The Internal Revenue Service (the "IRS") has issued final regulations under Section 446 of the Code relating to notional principal contracts (the "Swap Regulations").

   If the Basis Risk Arrangement has a value greater than zero, the holders of the class B-1 certificates must allocate the price they pay for the class B-1 certificates between their regular interest and the Basis Risk Arrangement. For purposes of tax information reporting, it is anticipated that the trustee will assume that the purchase price for the class B-1 certificates will be wholly allocable to such certificates' proportionate interest in the corresponding regular interest. To the extent rights to receive payment for the Certificateholders' Interest Carryover Amount under the Basis Risk Arrangement are determined to have a value on the closing date that is greater than zero, a portion of such purchase price would be allocable to such rights, and such por-tion would be treated as a cap premium (the "Cap Premium") paid by the related class B-1 certificateholders. A holder of a class B-1 certificate would be re-quired to amortize the Cap Premium under a level payment method as if the Cap Premium represented the present value of a series of equal payments made over the life of the Basis Risk Arrangement (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Cap Premium (or some other reasonable rate). Pro-spective purchasers of class B-1 certificates should consult their own tax ad-visors regarding the appropriate method of amortizing any Cap Premium. The Swap Regulations treat a nonperiodic payment made under a cap contract as a loan for federal income tax purposes if the payment is "significant." It is not known whether any Cap Premium would be treated in part as a loan under the Swap Regu-lations.

   Under the Swap Regulations, (i) all taxpayers must recognize periodic pay-ments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the Basis Risk Ar-rangement must be netted against payments, if any, deemed made as result of the Cap Premium over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary in-come or ordinary deduction. Although the IRS could contend the amount is capi-tal gain or loss, such treatment is unlikely, at least in the absence of fur-ther regulations. Any regulations requiring capital gain or loss treatment pre-sumably would apply only prospectively.

   Any amount of proceeds from the sale, redemption or retirement of a class B-1 certificate that is considered to be allocated to rights under the Basis Risk Arrangement would be considered a "termination payment" under the Swap Regula-tions. It is anticipated that the trustee will account for any termination pay-ments for reporting purposes in accordance with the Swap Regulations, as de-scribed below.

Termination Payments

   Any amount of sales proceeds that is considered to be allocated to the sell-ing beneficial owner's rights under the Basis Risk Arrangement in connection with the sale or exchange of a class B-1 certificate would be considered a "termination payment" under the Swap Regulations. A class B-1 certificateholder will have gain or loss from such a termination of the Basis Risk Arrangement equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Cap Premium paid (or deemed paid) by the beneficial owner upon entering into or acquiring its interest in the Basis Risk Arrangement. Gain or loss realized upon the termination of the Basis Risk Arrangement generally will be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code section 582(c) likely would not ap-ply to treat such gain or loss as ordinary.

   DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO CLASS B-1 CERTIFICATES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CLASS B-1 CERTIFICATES.

                              ERISA Considerations

General

   Subject to the considerations set forth hereunder in this section and in "ERISA Considerations" in the prospectus, Oakwood Mortgage expects the class A, class M and class B-1 certificates to be eligible for purchase by Plan Invest-ors (as described below). As of the date of this prospectus supplement, no ob-ligor on the contracts or mortgage loans included in the trust constitutes more than 5% of the aggregate unamortized principal balance of the assets of the trust. However, fiduciaries of employee benefit plans and certain other retire-ment plans and arrangements, including individual retirement accounts and annu-ities, Keogh plans, and collective investment funds in which such plans, ac-counts, annuities or arrangements are invested, that are described in or must follow the requirements of ERISA or corresponding provisions of the Code (col-lectively, "Plans"), persons acting on behalf of a Plan, or persons using the assets of a Plan ("Plan Investors") should carefully review with their legal advisors whether the purchase or holding of any certificates could result in unfavorable consequences for the Plan or its fiduciaries under the Plan Asset Regulations or the prohibited transaction rules of ERISA or the Code. Prospec-tive investors should be aware that, although exceptions from the application of the Plan Asset Regulations and the prohibited transaction rules exist, there can be no assurance that any such exception will apply with respect to the ac-quisition of a certificate. See "ERISA Considerations" in the prospectus.

Plan Asset Regulations

   The Plan Asset Regulations define plan assets to include not only equity se-curities issued by an entity to a Plan, but also the underlying assets of the issuer of the securities (the "Look-Through Rule"), unless one or more excep-tions specified in the Regulations are satisfied. If the offered certificates are treated as equity securities for purposes of the Plan Asset Regulations, the Look-Through Rule would not apply to the offered certificates if one or more of the exceptions specified in the Plan Asset Regulations are satisfied. However, based on the information available to the underwriter at the time of the printing of the prospectus, there can be no assurance that either the Pub-licly Offered Exception or the Insignificant Participation Exception will apply to the initial or any subsequent purchases of the offered certificates. See "ERISA Considerations" in the prospectus.

   Sections 406 and 407 of ERISA and Section 4975 of the Code prohibit certain transactions that involve:

  . a Plan and any party in interest or disqualified person with respect to the Plan and

  . plan assets.

Prohibited Transaction Exemptions

 Generally

   The U.S. Department of Labor has granted an administrative exemption to Credit Suisse First Boston Corporation (Prohibited Transaction Exemption 89-90; Exemption Application No. D-6555, 54 Fed. Reg. 42,581 (1989), referred to in this prospectus supplement as the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the sub-sequent resale by Plan Investors of certificates in pass-through trusts that consist of receivables, loans, and other obligations and that meet the condi-tions and requirements of the Exemption. The Exemption was recently amended by Prohibited Transaction Exemption 2000-58, which, among other things, generally provides that in the case of certain "designated transactions," a Plan will be permitted to purchase subordinated certificates if the certificates are rated in any of the four (or in some cases, two) highest generic ratings categories by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Fitch Rat-ings, Inc., or Moody's Investors Service, Inc. (each, an "Exemption Rating Agency"), provided that the other requirements of the Exemption, as amended, are met. The designated transactions include an issuance of REMIC certificates that are backed by manufactured housing installment sales contracts such as the contracts and mortgage loans such as the mortgage loans. Because the ratings of a class of certificates are subject to future changes by the ratings agencies, classes of certificates eligible for purchase by Plan Investors pursuant to the amended Exemption on the closing date may not be eligible for later purchase by Plan Investors if the rating of the certificate is reduced below the applicable rat-ing category. However, any Plan Investors already holding such a certificate would not be required to dispose of it solely because its rating had been down-graded.

 General Conditions

   The general conditions that must be satisfied for the amended Exemption to apply include, but are not limited to, the following:

  . the acquisition of the certificates by Plan Investors is on terms, in-cluding the price for the certificates, that are at least as favorable to the Plan Investors as they would be in an arm's-length transaction with an unrelated party;

  . the rights and interests evidenced by the certificates acquired by the Plan Investors are not subordinated to the rights and interests evidenced by other certificates of the related trust unless the certificates are issued in a "designated transaction";

  . the certificates acquired by the Plan Investors have received a rating at the time of such acquisition that is (i) in one of the three (or, in the case of a "designated transaction," four) highest generic rating catego-ries from an Exemption Rating Agency or (ii) with respect to certificates that are subordinated, in one of the two highest generic rating catego-ries if the loan-to-value ratios of the trust assets exceed 100 percent;

  . the trustee of the related trust must not be an affiliate of any other member of the Restricted Group;

  . the sum of all payments made to and retained by the underwriter in con-nection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates;

  . the sum of all payments made to and retained by Oakwood Mortgage pursuant to the assignment of the loans to the trust represents not more than the fair market value of such loans; and

  . the sum of all payments made to and retained by the servicer, including any supplemental servicing fee, represents not more than reasonable com-pensation for such person's services under any servicing agreement and reimbursement of the servicer's reasonable expenses.

   The amended Exemption defines the term "reasonable compensation" by refer-ence to DOL Regulation section 2550.408c-2, which states that whether compensa-tion is reasonable depends upon the particular facts and circumstances of each case. Each fiduciary of a Plan Investor considering the purchase of an offered certificate should satisfy itself that all amounts paid to or retained by the underwriter, Oakwood Mortgage and the servicer represent reasonable compensa-tion for purposes of the amended Exemption. In addition, it is a condition to the application of the amended Exemption that the Plan Investors investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.

 Trust Requirements

   In addition to the foregoing, in order for its certificates to qualify under the amended Exemption, a trust must meet the following requirements:

  . the corpus of the trust must consist solely of assets of the type that have been included in other investment pools;

  . certificates in such other investment pools must have been rated in one of the three highest rating categories of an Exemption Rating Agency for at least one year prior to the Plan Investor's acquisition of certifi-cates; and

  . certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan Investor's acquisition of certificates.

 Limits on Application

   The amended Exemption does not apply to Plans sponsored by Oakwood Mortgage, the underwriter, Oakwood Capital, the trustee, the servicer and any obligor with respect to assets included in the trust constituting more than five per-cent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such parties (the "Restricted Group"). Moreover, the amended Exemption provides certain Plan fiduciaries relief from certain self-dealing/conflict of interest prohibited transactions only if, among other re-quirements,

  . in the case of an acquisition in connection with the initial issuance of certificates, at least 50% of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;

  . such fiduciary or its affiliate is an obligor with respect to five per-cent or less of the fair market value of the obligations contained in the trust;

  . the Plan's investment in certificates of any class does not exceed 25% of all of the certificates of that class outstanding at the time of the ac-quisition; and

  . immediately after the acquisition, no more than 25% of the assets of the Plan with respect to which such person is a fiduciary is invested in cer-tificates representing an interest in one or more trusts containing as-sets sold or serviced by the same entity.

 Pre-Funding Conditions

   The amended Exemption provides that assets having a value equal to no more than 25% of the total principal amount of the certificates may be transferred to the trust during the Pre-Funding Period, instead of requiring that all the assets be identified and transferred on the closing date, provided that the following general conditions are met:

  . the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the certificates being offered must be less than or equal to 25%;

  . all subsequent assets transferred to the trust after the closing date must meet the same terms and conditions for eligibility as the initial assets used to create the trust, which terms and conditions have been ap-proved by one of the Exemption Rating Agencies;

  . the transfer of the subsequent assets to the trust during the Pre-Funding
    Period must not result in the certificates to be covered by the amended Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was ob-tained at the time of the initial issuance of the certificates by the trust;

  . the weighted average annual percentage interest rate (the "Average Inter-est Rate") for all of the assets in the trust at the end of the Pre-Fund-ing Period must not be more than 100 basis points lower than the Average Interest Rate for the initial assets on the closing date;

  . for transactions occurring on or after May 23, 1997, either:

     . the characteristics of the subsequent assets must be monitored by an insurer or other credit support provider that is independent of Oak-wood Mortgage; or

     . an independent accountant retained by Oakwood Mortgage must provide
       Oakwood Mortgage with a letter, with copies provided to the Exemption Rating Agencies rating the certificates, each underwriter, and the trustee, stating whether or not the characteristics of the subsequent assets conform to the characteristics described in the accompanying prospectus, this prospectus supplement and the pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the initial as-sets transferred as of the closing date;

  . the Pre-Funding Period must end no later than the date which is later than three months or 90 days after the closing date, or an earlier date in certain circumstances if the Pre-Funding Account falls below the mini-mum level specified in the pooling and servicing agreement or if an event of default occurs;

  . amounts transferred to the Pre-Funding Account and any capitalized inter-est account used in connection with the pre-funding may be invested only in cash or in investments that are permitted by the Exemption Rating Agencies rating the certificates, and such investment must be described in the pooling and servicing agreement and must:

     . be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States; or

     . have been rated, or the obligor has been rated, in one of the three highest generic rating categories by one of the Exemption Rating Agencies;

  . the accompanying prospectus or this prospectus supplement must describe the duration of the Pre-Funding Period; and

  . the trustee must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsi-bilities and liabilities as a fiduciary under ERISA. The trustee, as le-gal owner of the trust, must enforce all the rights created in favor of certificateholders of the trust, including employee benefit plans subject to ERISA.

 Additional Considerations

   The amended Exemption may apply to the acquisition and holding of the of-fered certificates by Plans provided that all conditions to application of the amended Exemption are met. Oakwood Mortgage believes that at the time the cer-tificates are issued, the amended Exemption will apply to the acquisition and holding of class A certificates, class M certificates and class B-1 certifi-cates by Plan Investors and that all conditions of the amended Exemption other than those within the control of the investors have been met. With respect to the condition requiring an absence of affiliation among the members of the Re-stricted Group, Oakwood Mortgage bases its belief upon information provided to Oakwood Mortgage by the Restricted Group. In addition, as of the date of this prospectus supplement, no obligor on the contracts or mortgage loans included in the trust constitutes more than 5% of the aggregate unamortized principal balance of the assets of the trust. Prospective investors should be aware, however, that even if all of the conditions specified in the amended Exemption are met, the scope of the relief provided by the amended Exemption with re-spect to the offered certificates might not cover all acts that might be con-strued as prohibited transactions. However, one or more alternative exemptions may be available with respect to certain prohibited transactions to which the amended Exemption is not applicable, depending in part upon the class of cer-tificate to be acquired, the type of Plan fiduciary that is making the deci-sion to acquire such certificate and the circumstances under which such deci-sion is made, including, but not limited to,

  . PTCE 96-23, regarding investment decisions by in-house asset managers;

  . PTCE 95-60, regarding investments by insurance company general accounts;

  . PTCE 91-38, regarding investments by bank collective investment funds;

  . PTCE 90-1, regarding investments by insurance company pooled separate ac-counts; or

  . PTCE 84-14, regarding investment decisions made by a qualified profes-sional asset manager.

   Before purchasing offered certificates, a Plan Investor that must follow the fiduciary responsibility provisions of ERISA or described in Section 4975(e)(1) of the Code should consult with its counsel to determine whether the conditions to application of the Exemption (including the requirement that the certificates be rated "BBB" or better at the time of purchase) or any other exemptions would be met. In addition, any Plan Investor contemplating an investment in the offered certificates should note that the duties and obligations of the trustee and the servicer are limited to those ex-pressly set forth in the pooling and servicing agreement, and such specified duties and obligations may not comport with or satisfy the provisions of ERISA setting forth the fiduciary duties of Plan fiduciaries.

                                    Ratings

   It is a condition to the issuance of the certificates that each class of of-fered certificates obtain the following ratings by Moody's and Standard &
Poor's:

                                                                        Standard
                                                                Moody's & Poor's
                                                                ------- --------
       Class A-1...............................................   Aaa     AAA
       Class A-2...............................................   Aaa     AAA
       Class A-3...............................................   Aaa     AAA
       Class A-4...............................................   Aaa     AAA
       Class A-IO..............................................   Aaa     AAA
       Class M-1...............................................   Aa2      AA
       Class M-2...............................................    A2       A
       Class B-1...............................................  Baa2     BBB

   The ratings on asset-backed pass-through certificates address the likelihood of the receipt by certificateholders of all distributions on the underlying as-sets to which they are entitled. The ratings assigned, however, do not address the likelihood of receipt of any Certificateholder's Interest Carryover Amounts. Rating opinions address the structural, legal and issuer-related as-pects associated with the securities, including the nature of the underlying assets. Ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by borrowers with re-spect to the underlying assets or of the degree to which the rate of prepay-ments might differ from that originally anticipated. As a result, the ratings do not address the possibility that holders of the offered certificates pur-chased at a premium might suffer a lower than anticipated yield in the event of rapid prepayments of the assets or in the event that the trust is terminated prior to the final scheduled distribution date for the certificates.

   A security rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning rating organiza-tion. Each security rating should be evaluated independently of any other secu-rity rating.

   Oakwood Mortgage will ask Moody's and Standard & Poor's to rate the offered certificates. There can be no assurance as to whether any rating agency not re-quested to rate the offered certificates will nonetheless issue a rating and, if so, what the rating would be. A rating assigned to the offered certificates by a rating agency that has not been requested by Oakwood Mortgage to do so may be lower than the rating assigned by a rating agency pursuant to Oakwood Mort-gage's request.

                        Legal Investment Considerations

   The class A and class M-1 certificates will not constitute mortgage related securities for purposes of SMMEA until the Pre-Funded Amount is reduced to ze-ro, whether through the purchase of subsequent assets or through the partial prepayment of principal of the certificates after the end of the Pre-Funding Period. Thereafter, the class A and class M-1 certificates will constitute mortgage related securities for purposes of SMMEA for so long as they are rated in one of the two highest rating categories by one or more nationally recog-nized statistical rating organizations. As mortgage related securities, the class A-1 certificates and the class M-1 certificates will be legal investments for entities to the extent provided in SMMEA, unless there are state laws over-riding SMMEA. A number of states have enacted legislation overriding the legal investment provisions of SMMEA. See "Legal Investment Considerations" in the prospectus.

   The class M-2 and class B-1 certificates will not constitute "Mortgage Re-lated Securities" for purposes of SMMEA because they are not rated in one of the two highest rating categories by a nationally recognized statistical rating organization. There are significant interpretive uncertainties in determining the appropriate characterization of the class M-2 and class B-1 certificates under various legal investment restrictions, and thus the ability of investors that face legal restrictions to purchase the class M-2 and class B-1 certifi-cates. Any financial institution regulated by the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit In-surance Corporation, the Office of Thrift Supervision, the National Credit Union Administration, any state insurance commission or any other federal or state agency with similar authority should review any applicable rules, guide-lines and regulations prior to purchasing any certificates. Financial institu-tions should review and consider the applicability of the Federal Financial In-stitutions Examination Counsel Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices, to the extent adopted by their respective federal regulators, which, among other things, sets forth guidelines for investing in certain types of mortgage related securities and prohibits investment in "high-risk" mortgage securities.

   Oakwood Mortgage makes no representations as to the proper characterization of any class of the offered certificates for legal investment or other purpos-es, or as to the legality of investment by particular investors in any class of the offered certificates under applicable legal investment restrictions. Ac-cordingly, all institutions that must observe legal investment laws and regula-tions, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments under SMMEA or must follow investment, capital or other restrictions. See "Legal Investment Considerations" in the prospectus.

                                    Annex I


         Global Clearance, Settlement and Tax Documentation Procedures

   Except in certain limited circumstances, the offered certificates will be offered globally (the "Global Securities") and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

   Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conven-tional eurobond practice (i.e., seven calendar day settlement).

   Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

   Secondary cross-market trading between Clearstream or Euroclear and DTC par-ticipants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC participants.

   Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and de-liver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

   All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as DTC partic-ipants.

   Custody accounts of investors electing to hold their Global Securities through DTC will be credited with their holdings against payment in same-day funds on the settlement date.

   Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conven-tional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the secu-rities custody accounts on the settlement date against payment same-day funds.

Secondary Market Trading

   Since the purchaser determines the place of delivery, it is important to es-tablish at the time of the trade where both the purchaser's and seller's ac-counts are located to ensure that settlement can be made on the desired value date.

   Trading between DTC Participants. Secondary market trading between DTC Par-ticipants will be settled using the procedures applicable prior to mortgage loan asset backed certificates issues in same-day funds.

   Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be set-tled using the procedures applicable to conventional eurobonds in same-day funds.

                                     A-1-1

   Trading between DTC seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant the pur-chaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settle-ment. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will in-clude interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will in-clude interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the case debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the pre-ceding day when settlement occurred in New York). If settlement is not com-pleted on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

   Clearstream Participants and Euroclear Participants will need to make avail-able to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this ap-proach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

   As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance set-tlement. Under this procedure, Clearstream Participants or Euroclear Partici-pants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

   Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Partici-pants.

   Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as ap-propriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream Par-ticipant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed

                                     A-1-2
on the intended value date (i.e., the trade fails), receipt of the cash pro-ceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

   Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Partici-pants or Euroclear Participants should note that these trades would automati-cally fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential prob-lem:

   (a) borrowing through Clearstream or Euroclear for one day (until the pur-chase side of the day trade is reflected in their Clearstream or Euroclear ac-counts) in accordance with the clearing system's customary procedures;

   (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

   (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

   A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) generally will not be subject to the 30% U.S. withholding tax on payments of interest (including original issue discount) on registered debt issued by U.S. Persons, if (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. Person required to withhold tax complies with applicable certifi-cation requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

   Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the U.S. withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the informa-tion shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of such change.

   Exemption for non-U.S. Persons with effectively connected income (Form W-
8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its con-duct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim of Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

   Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners of Global Securi-ties residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).

   Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

   U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds (e.g., the clearing agency, in the case of persons holding di-rectly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

                                     A-1-3

   The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States, any state thereof or the District of Columbia or
(iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the ad-ministration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holdings and disposing of the Global Securities.

                                     A-1-4

Prospectus

                        Oakwood Mortgage Investors, Inc.

                                   Depositor

                 Pass-Through Certificates, Issuable in Series

 Consider               Your trust:
 carefully the
 risk factors           . will issue certificates backed by contracts and
 beginning on page        mortgage loans in one or more series with one or
 1 in this                more classes; and
 prospectus.
                        . will own contracts and mortgage loans and other
 Your certificates        property described on the cover page of the accompa-
 will represent           nying prospectus supplement.
 obligations of
 your trust only        Your certificates:
 and will not rep-
 resent interests       . will be secured by the property of your trust and
 in or obligations        will be paid only from your trust's assets;
 of Oakwood Mort-
 gage or any of         . will be rated in one of the four highest rating cat-
 its affiliates.          egories by at least one nationally recognized rating
 Your certificates        organization;
 are not insured
 or guaranteed by       . may have one or more forms of credit enhancement;
 any person.   Ex-        and
 cept as noted in
 this prospectus        . will be issued as part of a designated series that
 and the accompa-         may include one or more classes of certificates and
 nying prospectus         credit enhancement.
 supplement, the
 underlying ac-         Investors:
 counts, con-
 tracts, and mort-      . will receive interest and principal payments from
 gage loans are           collections on the contracts and mortgage loans and
 not insured or           their trust's other assets, if any; and
 guaranteed by any
 government             . are entitled to receive payments from collections on
 agency.                  contracts and mortgage loans and other assets secur-
                          ing their series of certificates, but have no enti-
 This prospectus          tlement to payments from contracts, mortgage loans,
 may be used and          or other assets.
 to offer and sell
 any series of
 certificates only
 if accompanied by
 the prospectus
 supplement for
 that series.


   Neither the SEC nor any state securities commission has approved these cer-tificates or determined that this prospectus is accurate or complete. Any rep-resentation to the contrary is a criminal offense.

                                  May 23, 2001

              Important Notice About Information Presented In This
             Prospectus And The Accompanying Prospectus Supplement

   We provide information to you about your investment in two separate docu-ments that progressively provide more detail: this prospectus, which provides general information, some of which may not apply to your series of certificates and the accompanying prospectus supplement, which will describe the specific terms of your series of certificates, including:

  . the timing of interest and principal payments;
  . statistical and other information about the contracts and mortgage loans; . information about credit enhancement for each class;
  . the ratings for each class; and
  . the method for selling your certificates.

   You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different informa-tion. Your certificates are not offered in any state where the offer is not permitted.

   We have included cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The table of contents included in the accompanying pro-spectus supplement provides the pages on which these captions are located.

                                  Risk Factors

You should consider the following risk factors in deciding whether to purchase the certificates.

The Timing and Amount of           Prepayment.
Prepayments on Your Certificates
Could Reduce the Yield to
Maturity of Your Investment

                                   Prepayment levels are affected by a variety of economic, geographic, tax, legal, and other factors, including defaults on the assets, required repurchases of the assets and current interest rates. The assets may be prepaid at any time. When interest rates are going down, home buyers are more likely to prepay so that they may obtain lower al-ternative financing on their homes. In this event, you may not be able to reinvest the proceeds of prepayments in another invest-ment of similar credit risk and yield. Con-versely, prepayments are likely to decline if interest rates rise and you could rein-vest prepayment proceeds in investments of similar credit risk and higher yield.

                                   Yield.

                                   In general, if you purchased your certifi-cates at a price greater than their par value, your investment will become less valuable if prepayments are higher than you anticipate and will become more valuable if prepayments are lower than you anticipate. Conversely, if you purchased your certifi-cates at a price less than their par value, your investment will become more valuable if prepayments are higher than you antici-pate and will become less valuable if pre-payments are lower than you anticipate. Your certificates' sensitivity to prepay-ments will be magnified by any dispropor-tionate allocation of principal or inter-est. You could fail to recover your initial investment if your certificates receive a disproportionate amount of principal or in-terest, and if prepayments occur differ-ently than you anticipate. Your yield also may be reduced by the fact that payments of interest to fixed-rate certificateholders are made in the month following the month in which such certificates accrue interest. Losses on assets that are allocated to your class of certificates also will reduce your yield.

Regional Economic Downturns and    Downturns in regional or local economic
the Decline in the Value of        conditions will affect the frequency of de-
Manufactured Homes Could Result    linquency and amount of losses on the
in Losses on Your Certificates     assets in your trust. If the residential
                                   real estate market experiences a decline and the outstanding balances of the assets exceed the value of the manufactured homes and mortgaged properties, the rates of de-linquencies, foreclosures and losses on the assets could increase. Contracts may expe-rience a higher level of delinquencies than conventional mortgage loans because these borrowers are usually more severely af-fected by economic, social and other fac-tors that diminish their ability to repay.
                                   Losses incurred upon repossession of manu-factured homes tend to be higher than on corresponding mortgage loans on stationary homes because, unlike stationary homes, manufactured homes generally loose value over time. This may result in losses to you if the losses on homes are too great to be absorbed by classes of certificates that are subordinated to the certificates held by you and other credit enhancement features. You will have to look primarily to the value of the manufactured homes and mortgaged properties for recovery of the outstanding principal of and unpaid inter-est on the defaulted mortgage loans not covered by credit enhancement. See "The
                                   Trusts -- The Assets -- The Mortgage Loans" in this prospectus.

State Law May Limit the            State laws, such as the uniform commercial
Servicer's Ability to Service      code and motor vehicle titling statutes,
the Assets in a Manner That        may limit the servicer's ability to repos-
Maximizes Your Return              sess, foreclose, or liquidate the assets in
                                   order to pay off certificates. State law may also limit the amount the servicer may collect in a liquidation to less than the amount due on any particular asset. For ex-ample, state laws regulate how a reposses-sion can be conducted and whether the servicer may obtain a deficiency judgment if the proceeds of foreclosure are not suf-ficient to repay the loan.

Contesting the Trustee's           The steps necessary to create and perfect a
Security Interest in the           security interest in the manufactured homes
Manufactured Homes Could Reduce    differ from state to state. Because of the
or Delay Distributions             expense involved, the servicer will not
                                   take any steps to name the company or the trustee, on behalf of the trust, as the lien-holders of any manufactured home. As a consequence, a person may contest the secu-rity interest of the trustee. Whether suc-cessful or unsuccessful, any contest of the security interest could reduce or delay distributions to you.

Your Ability to Resell             A secondary market for any series of cer-
Certificates Will be Limited       tificate may not develop. If a secondary
                                   market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certifi-cates. Also, certain employee benefit plans that are subject to ERISA may be prohibited from purchasing your certificates, if noted in the prospectus supplement.

The Enforcement of Consumer        A failure by Oakwood Acceptance to comply
Protection Laws May be a           with federal or state consumer protection
Liability to Your Trust            laws could create liabilities on behalf of
                                   your trust for amounts due under the as-sets. These liabilities could include a re-duction in the amount payable under the as-sets, the inability to foreclose on the manufactured home or mortgaged property, or liability of your trust to an obligor. Oak-wood Acceptance will warrant that the orig-ination of each asset materially complied with all requirements of law and that there exists no right of rescission, set-off, counterclaim or defense in favor of the ob-ligor under any asset and that each asset is enforceable against the related obligor in accordance with its terms. A breach of any warranty that materially and adversely affects your trust's interest in any asset would create an obligation on the part of Oakwood Acceptance to repurchase or substi-tute for the asset unless the breach is cured. However, the failure of Oakwood Ac-ceptance to repurchase the defective asset or pay the liability could expose your trust to losses.

Credit Enhancement Often Does      Insurance policies and other forms of
Not Cover All Types of Losses on   credit enhancement only cover the matters
Your Certificates                  expressly addressed by their terms and de-
                                   tailed in your prospectus supplement, and will not provide protection against all risks of loss. See "The Trusts -- Insur-ance" in this prospectus.

The Subordination of Other         The fact that some classes are paid after
Classes to Your Class Will Not     the classes of certificates which you hold
Insulate You From Loss             does not protect you from all risks. If
                                   losses cannot be absorbed by the subordi-nated certificates or other items of credit support, like a reserve fund, then you may have losses on your certificates.

You May Have Income For Tax        Certificates purchased at a discount and
Purposes Prior to Your Receipt     other classes of certificates purchased at
of Cash                            a premium that are deemed to have original
                                   issue discount may incur tax liabilities prior to a holder's receiving the related cash payments. See "Federal Income Tax Con-sequences" in this prospectus.

You Will Experience Delays or      The acquisition of the contracts and mort-
Reductions of Distributions on     gage loans by the trust from Oakwood Mort-
Your Certificates if the           gage is intended to be a sale. However, in
Transfer Is Not Considered a       the event that Oakwood Mortgage or one of
Sale in the Event of Bankruptcy    its affiliates becomes insolvent, a court
                                   may decide that this acquisition was a loan and not a sale. This could delay or reduce distributions to you. Likewise, if an af-filiate of Oakwood Mortgage becomes insol-vent, a court might decide to consolidate the assets and liabilities of Oakwood Mort-gage and its affiliates. This could also delay or reduce distributions to you. On the closing date for your series, counsel to Oakwood Mortgage will provide a legal opinion that, in the event the servicer were to become bankrupt or insolvent, a court properly presented with this issue would not consolidate Oakwood Mortgage or the trust with the servicer and would re-gard the transfer as a sale. However, this opinion contains a number of conditions and assumptions and, in any event, is not bind-ing on any court.

Your Certificates May be           In the event your certificates are re-
Redeemed at a Price Less Than      deemed, the purchase price will equal 100%
Their Principal Amount Plus        of your certificates' then outstanding
Accrued and Unpaid Interest        principal amount, plus accrued and unpaid
                                   interest thereon at the applicable pass-through rate, less any unreimbursed ad-vances and unrealized losses allocable to the certificate. Accordingly, if unreimbursed advances and losses are too high, your certificates could be redeemed at a price less than their outstanding principal amount plus accrued and unpaid interest.

The Assets May Contain Various     The assets of your trust have various pay-
Payment Provisions, Which Could    ment provisions. Some may have changing
Affect Payments to You             monthly payments, some may begin with lower
                                   payments followed by higher payments, and still others may have unusually large pay-ments due at maturity. There is a higher risk of default on these assets than on level payment assets. The likelihood that you will have a loss is greater with re-spect to these assets than with respect to level payment assets.

                                   The interest rates on adjustable rate as-sets will adjust periodically. They will equal the sum of an index, for example, one-month LIBOR, and a margin. When an in-dex adjusts, the amount of obligor's monthly payments likely will change. As a result, obligors on adjustable rate assets may be more likely to default on their ob-ligations than obligors on assets bearing interest at fixed rates.

                                   The seller of convertible loans may be re-quired to repurchase convertible loans if the obligor elects to convert the asset rate from an adjustable rate to a fixed rate. This repurchase of a convertible loan will have the same effect on you as a re-payment in full of the asset. You certifi-cates may experience a higher rate of pre-payment than would otherwise be the case if the your trust includes convertible loans and a repurchase obligation.

The Ratings Provided by the        Your certificates will be rated in one of
Rating Agencies Do Not Purport     the four highest rating categories by one
to Address All Risks Contained     or more rating agencies. A rating is not a
in Your Investment                 recommendation to buy, sell or hold your
                                   certificates and may be revised or with-drawn at any time. You may obtain further details with respect to any rating on your certificates from the rating agency that issued the rating. A rating generally is based on the credit quality of the under-lying assets, and will represent only an assessment of the likelihood of receipt by you of payments with respect to the assets.
                                   The rating is not an assessment of the pre-payment experience, and does not rate the possibility that you may fail to recover your initial investment if you purchase your certificates at a premium over par.
                                   Security ratings assigned to the certifi-cates representing a disproportionate enti-tlement to principal or interest on the as-sets should be evaluated independently of similar security ratings assigned to other kinds of securities.

                        Description of the Certificates

General

   Each series of certificates will be issued pursuant to a pooling and servic-ing agreement among Oakwood Mortgage, as seller of the certificates, Oakwood Acceptance or another servicer, as the servicer, and the trustee named in the prospectus supplement. A copy of the form of the pooling and servicing agree-ment, together with standard terms, is filed as an exhibit to the Registration Statement of which this prospectus is a part. The prospectus supplement for each series will describe any provisions of the pooling and servicing agreement relating to a series that differ materially from the form of the pooling and servicing agreement filed as an exhibit to the Registration Statement.

   Oakwood Mortgage may sell to investors one or more classes of a series of certificates in transactions not requiring registration under the Securities Act of 1933, as amended.

   The offered certificates of each series of certificates will be rated upon issuance as specified in the related prospectus supplement by a nationally-rec-ognized statistical securities rating organization, such as Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Fitch IBCA, Inc., and Duff & Phelps Credit Rating Co. The following summaries describe provisions common to each series of certificates. The summaries do not purport to be complete. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions are incorporated by reference.

   The certificates of each series will represent interests in a separate trust created pursuant to the related pooling and servicing agreement, as specified in the related prospectus supplement. The trust estate for a series will be held by the related trustee for the benefit of the related certificateholders. Each trust estate, to the extent specified in the related prospectus supple-ment, will include the assets transferred under the pooling and servicing agreement from time to time, including, as described in the prospectus supple-ment:

  . assets as from time to time are identified as deposited in any account held for the benefit of the certificateholders, including the certifi-cate account, which is an account maintained by the servicer, into which the servicer must deposit collections in respect of the related assets; and the Distribution Account, which is the account maintained by the trustee from which distributions are made on the certificates;

  . manufactured housing installment sales contracts and mortgage loans, in-cluding all rights to receive payments due on and after the Cut-off Date, which is the date specified in the prospectus supplement as the date after which scheduled principal and interest payments on the as-sets, and on and after which unscheduled collections of principal on the related contracts and mortgage loans;

  .  with respect to the assets;

     . the standard hazard insurance policies maintained with respect to the underlying manufactured homes and mortgaged properties,

     .  the related pool insurance policy, if any,

     .  the related special hazard insurance policy, if any,

     .  the related obligor bankruptcy insurance, if any,

     . any primary mortgage insurance policies, FHA insurance and VA guar-antees,

     .  the buy-down fund, if any, and

     . the GPM fund, which is a custodial Eligible Account established by the servicer for any GPM Loan, to be funded with an amount which, together with projected reinvestment earnings at a rate specified in the prospectus supplement, will provide funds sufficient to support the payments required on such GPM Loan on a level debt service ba-sis, and a GPM Loan means a graduated payment asset the terms of which provide for payments during the initial years of its term that are less than the actual amount of principal and interest that would be payable on a level debt service basis, if any;

  . any reserve fund established and funded to make payments on the certifi-cates to the extent funds are not otherwise available, if any;

  . any letter of credit, guarantee or surety bond, insurance policy or other credit enhancement securing payment of all or part of the related series of certificates;

  .  a pre-funding account, if any;

  .  other property as may be specified in the related prospectus supplement;
     and

  . proceeds of any of the foregoing, as specified in the prospectus supple-ment.

   The pooling and servicing agreement for a series will provide that certifi-cates may be issued up to the aggregate principal amount authorized by Oakwood Mortgage. Each series will consist of one or more classes of certificates and may include:

  . one or more classes of senior certificates entitled to preferential rights to distributions of principal and interest;

  .  one or more classes of subordinated certificates;

  . one or more Strip Classes of certificates, which represent an interest only in a specified portion of interest payments on the assets in the related trust and that may have no principal balance, a nominal princi-pal balance, or a fictional principal balance that may be assigned to a certificate or class that is used solely for purposes of determining the amount of interest distributions and certain other rights;

  . one or more classes of certificates representing an interest only in specified payments of principal on the assets ("Principal Only Clas-ses");

  . one or more classes of certificates upon which interest will accrue but will not be distributed until other classes of certificates of the same series have received their final distributions ("Compound Interest Clas-ses" and "Capital Appreciation Classes" and, collectively, "Accretion Classes"); and

  . one or more classes of certificates entitled to fixed principal payments under identified conditions ("PAC Classes") and companion classes thereto ("Companion Classes").

   Each series as to which a REMIC election has been or is to be made will consist of one or more classes of REMIC Regular Certificates, which may con-sist of certificates of the types specified in the preceding sentence, and one class of Residual Certificates for each related REMIC. A Residual Certificate is a certificate evidencing a residual interest in a REMIC. A REMIC is a real estate mortgage investment conduit as defined in the Internal Revenue Code.

   The certificates of each series will be issued in fully-registered certifi-cated or book-entry form in authorized denominations for each class as speci-fied in the prospectus supplement. The certificates of each series issued in certificated form may be transferred or exchanged at the corporate trust of-fice of the trustee without the payment of any service charge, other than any tax or other governmental charge payable in connection with a transfer. The trustee will make distributions of principal and interest on each certificated certificate by check or wire transfer to each person in whose name the certif-icate is registered as of the close of business on the record date for the distribution at the address appearing in the certificate register, except that the final distributions in retirement of each certificated certificate will be made only upon presentation and surrender of the certificate at the corporate trust office of the trustee. The certificate register means, for any series, the register maintained by or at the direction of the trustee containing the names and addresses of all current holders of certificates of each class, and noting the class and denomination of each certificate of the series held by each holder.

Book-Entry Procedures

   The prospectus supplement for a series may specify that some classes of cer-tificates initially will be issued as book-entry certificates in the authorized denominations specified in the prospectus supplement. Each book-entry class will be represented by a single certificate registered in the certificate reg-ister in the name of a nominee of the depository, which is expected to be The Depository Trust Company (together with any successor or other depository se-lected by Oakwood Mortgage). No person acquiring a book-entry certificate (a "Beneficial Owner") will be entitled to receive a definitive certificate repre-senting its certificate.

   DTC performs services for its Participants, some of whom, including their representatives, own DTC. Participants means the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the book-entry certifi-cates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules, regulations and procedures governing DTC and Depository Participants as in effect from time to time.

   A Beneficial Owner's ownership of a book-entry certificate will be reflected in the records of the brokerage firm, bank, thrift institution or other finan-cial intermediary (any of the foregoing, a "Financial Intermediary" that main-tains such Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of a book-entry certificate will be reflected in the records of DTC, or of a participating firm that acts as agent for the Financial Intermediary whose interest in turn will be reflected in the records of DTC, if the Beneficial Owner's Financial Intermediary is not a direct Depository Par-ticipant. Therefore, the Beneficial Owner must rely on the procedures of its Financial Intermediary or Intermediaries and of DTC in order to evidence its beneficial ownership of a book-entry certificate, and beneficial ownership of a book-entry certificate may only be transferred by compliance with the proce-dures of Financial Intermediaries and Depository Participants.

   DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code, and a clearing agency registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC accepts securities for deposit from its participating organizations ("Depository Participants" and facilitates the clearance and settlement of securities transactions between Depository Partici-pants in securities through electronic book-entry changes in accounts of Depos-itory Participants, thereby eliminating the need for physical movement of cer-tificates. Depository Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include other orga-nizations. Indirect access to the DTC system is also available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Depository Participant, either directly or indi-rectly ("indirect participants").

   Distributions of principal and interest on the book-entry certificates will be made to DTC. DTC will be responsible for crediting the amount of these dis-tributions to the accounts of the applicable Depository Participants in accor-dance with DTC's normal procedures. Each Depository Participant will be respon-sible for disbursing these payments to the Beneficial Owners of the book-entry certificates that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the book-entry certificates that it repre-sents. As a result of the foregoing procedures, Beneficial Owners of the book-entry certificates may experience some delay in their receipt of payments.

   While the offered certificates are outstanding, except if the offered cer-tificates are subsequently issued in certificated, fully-registered form, under the rules, regulations and procedures creating and affecting DTC and its opera-tions (the "Rules"), DTC is required to make book-entry transfers among Partic-ipants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates. Unless and until the offered certificates are is-sued in certificated form,

Beneficial Owners who are not Participants may transfer ownership of the of-fered certificates only through Participants by instructing Participants to transfer the offered certificates, by book-entry transfer, through DTC for the account of the purchasers of certificates, which account is maintained with the purchasers' respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of the offered certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Because transactions in book-entry certifi-cates can be effected only through DTC, participating organizations, indirect participants and banks, the ability of a Beneficial Owner of a book-entry cer-tificate to pledge a certificate to persons or entities that are not Depository Participants, or otherwise to take actions in respect of a certificate, may be limited due to the lack of a physical certificate representing the certificate. Issuance of the book-entry certificates in book-entry form may reduce the li-quidity of your certificates in the secondary trading market because investors may be unwilling to purchase book-entry certificates for which they cannot ob-tain physical certificates.

   The book-entry certificates will be issued in fully-registered, certificated form to Beneficial Owners of book-entry certificates or their nominees, rather than to DTC or its nominee, only if:

  . Oakwood Mortgage advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates and Oakwood Mortgage is un-able to locate a qualified successor within 30 days or

  . Oakwood Mortgage, at its option, elects to terminate the book-entry sys-tem maintained through DTC.

   Upon the occurrence of either event described in the preceding sentence, the trustee is required to notify DTC, which in turn will notify all Beneficial Owners of book-entry certificates through Depository Participants, of the availability of certificated certificates. Upon surrender of DTC of the certif-icates representing the book-entry certificates and receipt of instructions for re-registration, the trustee will reissue the book-entry certificates as cer-tificated certificates to the Beneficial Owners of the book-entry certificates. Upon issuance of certificated certificates to Beneficial Owners, they will be transferable directly, and not exclusively on a book-entry basis, and regis-tered holders will deal directly with the trustee with respect to transfers, notices and distributions.

   DTC has advised Oakwood Mortgage and the trustee that, unless and until the offered certificates are issued in certificated, fully-registered form under the circumstances described, DTC will take any action permitted to be taken by a certificateholder under the pooling and servicing agreement only at the di-rection of one or more Participants to whose DTC accounts the certificates are credited. DTC has advised Oakwood Mortgage that DTC will take this action with respect to any percentage interests of the offered certificates only at the di-rection of and on behalf of Participants with respect to percentage interests of the offered certificates. DTC may take action, at the direction of the re-lated Participants, with respect to some offered certificates which conflict with actions taken with respect to other offered certificates.

   Neither Oakwood Mortgage, Oakwood Acceptance or any other seller of the as-sets, the servicer nor the trustee will have any liability for any aspect of the records relating to or payment made on account of beneficial ownership in-terests of the book-entry certificates held by DTC, or for maintaining, super-vising or reviewing any records relating to beneficial ownership interests.

Allocation of Collections from the Assets

   The prospectus supplement will specify the Available Distribution Amount for a series, which in general will be equal to the amount of principal and inter-est paid on the assets with respect to the due date in the current month and the amount of principal prepaid during the preceding month, net of applicable servicing, administrative, guarantee and other fees, insurance premiums, the costs of any other credit enhancement and amounts required to reimburse any unreimbursed advances. The Available Distribution Amount will be allocated among the classes of certificates of the related series in the proportion and order of application set forth in the related pooling and servicing agreement and described in the related prospectus supplement. The Available Distribution Amount may be allocated so that amounts paid as interest on the assets may be distributed as principal on the certificates and amounts paid as principal on the assets may be distributed as interest on the certificates.

   A class of certificates entitled to distributions of interest may receive interest at a specified rate, which may be fixed or adjustable. The classes of certificates within a series may have the same or different pass-through rates. The related prospectus supplement will specify the pass-through rate, or the method for determining the pass-through rate, for each applicable class, and the method of determining the amount to be distributed on any Strip Classes on each distribution date. Residual Certificates offered hereby may or may not have a pass-through rate. In addition to representing entitlement to regular distributions of principal and interest, if any, that are allocated to the Re-sidual Certificates, Residual Certificates also generally will represent enti-tlement to receive amounts remaining in the distribution account on any distri-bution date after allocation of scheduled distributions to all other outstand-ing classes of certificates of that series and after all required deposits have been made into any related reserve funds. Classes of certificates may have a notional principal amount, which is a fictional principal balance used solely for determining the class' amount of distributions and other rights. A notional principal amount is determined by reference to the principal amount of the as-sets, a subset of the assets, or one or more classes of certificates. Interest distributions on the certificates generally will include interest accrued through the accounting date preceding the distribution date. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months, or on the basis of actual elapsed days, as specified in the related prospectus supplement.

   With respect to a series that includes one or more classes of subordinated certificates, the senior certificates will generally not bear any Realized Losses on the related contracts or mortgage loans, until the subordinated cer-tificates of that series have borne Realized Losses up to a specified subordi-nation amount or loss limit or until the principal amount of the subordinated certificates has been reduced to zero, either through the allocation of Real-ized Losses, distributions of principal, or both. Distributions of interest may be reduced to the extent the amount of interest due on the assets exceeds the amount of interest collected or advanced, which may be due to Due Date Interest Shortfall or Soldiers' and Sailors' Shortfall on the assets. Soldiers' and Sailors' Shortfall means a shortfall in respect of an asset resulting from ap-plication of the federal Soldiers' and Sailors' Civil Relief Act of 1940, as amended. With respect to a series that includes a class of subordinated certif-icates, any shortfall may result in a reallocation of amounts otherwise dis-tributable to less senior certificates for distribution to more senior certifi-cates.

Realized Loss means

  . the amount of any loss realized by a trust in respect of any related liquidated loan, which may be a special hazard loss or a fraud loss, which shall generally equal the unpaid principal balance of the liqui-dated loan, plus accrued and unpaid interest on such liquidated loan, plus amounts reimbursable to the servicer for previously unreimbursed Servicing Advances, minus net liquidation proceeds in respect of the liquidated loan or

  . the amount of any principal cramdown in connection with any asset that was the subject of a principal cramdown in bankruptcy during the calen-dar month immediately preceding the month in which the related distribu-tion date occurs (a "Prepayment Period"). The amount of any principal cramdown is the amount by which the unpaid principal balance of the as-set exceeds, as applicable, depending upon the type of principal cramdown that was applied to the asset, either the portion of the unpaid principal balance that remains secured by the manufactured home or mort-gaged property after taking the principal cramdown into account or the unpaid principal balance after taking into account the permanent for-giveness of debt ordered by the bankruptcy court in connection with the principal cramdown.

   Due Date Interest Shortfall means, for any asset that is prepaid in full or liquidated on other than a Due Date for the asset, the difference between the amount of interest that would have accrued on the asset through the day preced-ing the first Due Date after the prepayment in full or liquidation had the as-set not been prepaid in full or liquidated, net of any other administrative fees payable out of such interest had it accrued and been paid, and the amount of interest that actually accrued on the asset prior to the prepayment in full or liquidation, net of an allocable portion of any other administrative fees payable from interest payments on the asset during the period commencing on the second day of the calendar month preceding the month in which the distribution date occurs and ending on the first day of the month in which the distribution date occurs (each, a "Collection Period").

   Principal and interest distributable on a class of certificates may be dis-tributed among the certificates of a class pro rata in the proportion that the outstanding principal or notional amount of each certificate of the class bears to the aggregate outstanding principal or notional amount of all certificates of the class, or in another manner as may be detailed in the related prospectus supplement. Interest distributable on a class of certificates will be allocated among the certificates of the class pro rata in the proportion that the out-standing principal or notional amount of each certificate of the class bears to the aggregate outstanding principal or notional amount of all certificates of the class, or in another manner as may be detailed in the related prospectus supplement.

   The Final Scheduled distribution date for each class of certificates will be the date on which the last distribution of the principal thereof is scheduled to occur, assuming no prepayments of principal with respect to the assets in-cluded in the trust for that series, as defined in the prospectus supplement.

Optional Redemption or Termination

   To the extent and under the circumstances specified in the related prospec-tus supplement, the certificates of a series may be redeemed prior to their Fi-nal Scheduled distribution date at the option of Oakwood Mortgage, the servicer or another party as specified in the related prospectus supplement by purchase of the outstanding certificates of the series. The right so to redeem the cer-tificates of a series may be conditioned upon

  . the passage of a date specified in the prospectus supplement, the de-cline of the aggregate Scheduled Principal Balance of the assets in the trust to less than a percentage specified in the related prospectus sup-plement of the aggregate Scheduled Principal Balance of the assets in the trust at the related Cut-off Date, and

  . the decline of the aggregate certificate principal balance of a speci-fied class or classes of certificates to less than a percentage speci-fied in the related prospectus supplement of the aggregate certificate principal balance of the applicable class or classes of certificates at the closing date for the series.

   Scheduled Principal Balance means, as of any date of determination with re-spect to any contract, Repo Property, mortgage loan or REO Property, the prin-cipal balance as of the Cut-off Date of the asset, or of the related asset, in the case of a Repo Property or REO Property, minus the sum of:

  . the principal components of the scheduled monthly payments of principal and interest due on the asset or on the related asset, in the case of a Repo Property or REO Property, after the Cut-off Date and on or before the date of determination, regardless of whether the monthly payments were received from the obligor, plus

  . all principal prepayments received by the servicer on the asset, or on the related asset, in the case of a Repo Property or REO Property, in-cluding the principal portion of net liquidation proceeds and the prin-cipal portion of all amounts paid by Oakwood Acceptance or another party to repurchase the asset, on or after the Cut-off Date and on or prior to the date of determination, plus

  . all Realized Losses incurred on the asset, or the related asset, in the case of a Repo Property or REO Property, on or after the Cut-off Date and on or prior to the date of determination.

   The percentage balances of the aggregate Scheduled Principal Balance of the assets and the aggregate certificate principal balance of a class in order to trigger optional redemption or termination may range from 5% to 25%. In the event the option to redeem the certificates is exercised, the purchase price distributed with respect to each certificate offered hereby and by the related prospectus supplement will equal 100% of its then outstanding certificate prin-cipal balance, plus accrued and unpaid interest thereon at the applicable pass-through rate, less any unreimbursed principal or interest advances or other ad-vances by the Servicer, and unrealized losses allocable to the certificates. Unrealized losses are losses that have not yet been recorded. For example, until your trust is able to resell a mort-gage that it acquired at a foreclosure sale, it cannot calculate the exact amount of its loss with respect to that mortgage. For optional redemption or termination purposes, the amount of the loss will be calculated prior to sale based on the value of the real estate owned as determined by a licensed ap-praiser. This appraisal permits the amount of any loss to be calculated and al-located to the appropriate certificates. Accordingly, it is possible that your certificates could be redeemed at a price less than their outstanding principal amount plus accrued and unpaid interest. Notice of the redemption of the cer-tificates will be given to certificateholders as provided in the related pool-ing and servicing agreement.

   In addition, Oakwood Mortgage or the servicer or the holders of a majority in interest of any class of Residual Certificates of the related series may at their respective options repurchase all related contracts and mortgage loans remaining outstanding at a time specified in the related prospectus supplement, which will be when the aggregate Scheduled Principal Balance of the contracts or mortgage loans is less than a percentage specified in the related prospectus supplement, but may range from 5% to 25% of the aggregate Scheduled Principal Balance of the contracts or mortgage loans on the Cut-off Date, or when the ag-gregate certificate principal balance of a specified class or classes of cer-tificates is less than a percentage specified in the related prospectus supple-ment, but may range from 5% to 25% of the aggregate certificate principal bal-ance of the class or classes at the closing date.

   The termination price for a trust will be specified in the related pooling and servicing agreement.

   The fair market value of the assets of a trust as determined for purposes of a terminating purchase shall be deemed to include accrued interest through the accounting date preceding the date of the purchase at the applicable asset rate on the unpaid principal balance of each contract and mortgage loan, including any contract that has become a Repo Property and any mortgage loan that has be-come a REO Property, which Repo Property or REO Property has not yet been dis-posed of by the servicer. The basis for any valuation shall be furnished by the servicer to the certificateholders upon request.

   REO Property means a mortgaged property acquired by the servicer on behalf of a trust pursuant to a foreclosure or other similar proceeding in respect of a mortgage loan. Repo Property means a manufactured home and any related real property acquired by the servicer on behalf of a trust pursuant to a reposses-sion, foreclosure or other similar proceeding in respect of a contract.

   On the date set for termination of a trust, the termination price shall be distributed first to the servicer to reimburse it for all previously unreimbursed liquidation expenses paid and Advances made by the servicer with respect to the related assets and second to the certificateholders in accor-dance with the payment priorities that apply on each distribution date as de-scribed in the related prospectus supplement. Advances means any P&I Advance or Servicing Advance.

                     Maturity and Prepayment Considerations

Maturity

   No more than 1% of the contracts and mortgage loans securing a series will have maturities at origination of more than 30 years.

Prepayment Considerations

   The prepayment experience on an asset pool will affect:

  . the average life of the related certificates and each class thereof is-sued by the related trust;

  . the timing of the final distribution for each class, and whether the fi-nal distribution occurs prior to its Final Scheduled Distribution Date; and

  .  the effective yield on each class of certificates.

   Because prepayments will be passed through to the holders of certificates of each series as distributions of principal, it is likely that in the event of prepayments, the final distribution on each class of certificates of a series will occur prior to its Final Scheduled Distribution Date.

   Contracts and mortgage loans may be prepaid in full or in part without pen-alty. Oakwood Mortgage anticipates that a significant number of the contracts and mortgage loans will be paid in full prior to their maturity. A number of factors, including homeowner mobility, national and local economic conditions, age of the contracts and mortgage loans, interest rates and the availability of alternative financing may affect the prepayment experience of a particular as-set pool.

   The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing market in-terest rates fall significantly below the interest rates borne by particular contracts or mortgage loans, the contracts and mortgage loans are likely to ex-perience higher prepayment rates than if prevailing interest rates remain at or above the interest rates borne by the contracts and mortgage loans. However, the rate of principal prepayments on contracts and mortgage loans is influenced by a variety of economic, geographic, social, tax, legal and other factors. Ac-cordingly, there can be no assurance that any contracts or mortgage loans in-cluded in an asset pool will conform to past prepayment experience or any as-sumed rate of prepayment.

   It is customary in the mortgage industry in quoting yields on a pool of 30-year fixed-rate, level payment mortgages, to compute the yield as if the pool were a single loan that is amortized according to a 30-year schedule and is then prepaid in full at the end of the 12th year and on a pool of 15-year fixed-rate, level payment mortgages, to compute the yield as if the pool were a single loan that is amortized according to a 15-year schedule and then is pre-paid in full at the end of the seventh year.

   Information regarding the prepayment model utilized in preparing any pro-spectus supplement will be set forth in the prospectus supplement with respect to a series of certificates.

                              Yield Considerations

   Distributions of interest on the certificates generally will include inter-est accrued through the accounting date, which is, for any distribution date, the last day of the preceding calendar month for certificates that pay interest at a fixed rate, and the 14th day of the same calendar month for certificate that pay at a floating rate. Your effective yield will be lower than the yield otherwise produced by the applicable pass-through rate and purchase price for your certificates, because distributions to you will not be made until the dis-tribution date following the accounting date, which causes a delay in distribu-tions.

   The yield to maturity of any certificate will be affected by the rate and timing of payment of principal of the underlying contracts and mortgage loans. If the purchaser of a certificate offered at a discount from its Parity Price, which is the price at which a certificate will yield its coupon, after giving effect to any payment delay, calculates the anticipated yield to maturity of a certificate based on an assumed rate of payment of principal that is faster than that actually received on the underlying contracts and mortgage loans, the actual yield to maturity will be lower than that so calculated. Similarly, if the purchaser of a certificate offered at a premium over its Parity Price cal-culates the anticipated yield to maturity of a certificate based on an assumed rate of payment of principal that is slower than that actually received on the underlying contracts and mortgage loans, the actual yield to maturity will be lower than that so calculated.

   The timing of changes in the rate of prepayments on the contracts and mort-gage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consis-tent with an investor's expectation. In general, the earlier a prepayment of principal on an asset, the greater will be the effect on a related investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the certifi-cates would not be fully offset by a subsequent like reduction or increase in the rate of principal payments. Because the rate of principal payments on the underlying assets affects the weighted average life and other characteristics of any class of certificates, prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments on the underlying contracts and mortgage loans and the suitability of the applicable certificates to their investment objectives. For a discussion of factors affecting principal prepayments on the contracts and mortgage loans underlying a series of certificates, see "Maturity and Prepayment Considera-tions" in this prospectus.

   The yield on your certificates also will be affected by Realized Losses or shortfalls allocated to your certificates. If Realized Losses and shortfalls are not absorbed by certificates subordinated to your certificates or other items of credit support, like a reserve fund, then you may have losses or de-lays in payment on your certificates. Losses on your certificates will, in turn, reduce distributions to you. Delays in payment will interrupt the timely distribution of amounts owed to you. Losses or delays in payment will reduce your yield.

                                   The Trusts

General

   A trust estate may include contracts and mortgage loans. Each trust estate also may include

  . assets as from time to time are identified as deposited in accounts held for the benefit of the certificateholders, including the certificate ac-count and the Distribution Account;

  . any manufactured home or real property -- which is a parcel of real es-tate securing a Land Secured Contract -- which initially secured a re-lated contract and which is acquired by repossession, foreclosure or otherwise;

  . any property which initially secured a related mortgage loan and which is acquired by foreclosure or deed in lieu of foreclosure or otherwise;

  .  any related reserve fund;

  .  any related pre-funding account;

  . any insurance policies, guarantees and any other credit enhancement maintained with respect to the related certificates, the related con-tracts, the related mortgage loans or all or any part of the trust es-tate that is required to be maintained pursuant to the related pooling and servicing agreement; and

  .  other property as is specified in the related prospectus supplement.

The Assets

 General

   Each certificate will evidence an interest in one trust estate, containing one or more asset pools comprised of contracts and mortgage loans having the aggregate principal balance as of the Cut-off Date specified in the related prospectus supplement. Holders of certificates of a series will have interests only in the related asset pool(s) and will have no interest in any asset pools created with respect to any other series of certificates.

   Oakwood Mortgage will acquire the underlying contracts and mortgage loans from Oakwood Acceptance or another affiliate of Oakwood Mortgage serving as seller of the assets of your trust, which may have originated the contracts and mortgage loans or may have acquired them in the open market or in privately ne-gotiated transactions. Specific information respecting the contracts and mort-gage loans included in a particular trust estate will be provided in the re-lated prospectus supplement and, to the extent this information is not fully provided in the related prospectus supplement, in a Current Report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the certificates. A copy of the pooling and servicing agreement -- without exhib-its -- with respect to each series of certificates will be attached to the re-lated Current Report on Form 8-K and will be available for inspection at the corporate trust office of the trustee.

   Whenever in this prospectus terms like "asset pool," "trust estate," "pool-ing and servicing agreement" or "pass-through rate" are used, those terms ap-ply, unless the context otherwise indicates, to one specific asset pool, trust estate, pooling and servicing agreement and the pass-through rates applicable to the related series of certificates.

   For each series of certificates, Oakwood Mortgage will cause the contracts and mortgage loans included in the related asset pool to be assigned to the trustee named in the related prospectus supplement. Oakwood Acceptance, as servicer, the parent of Oakwood Mortgage, will service the contracts and mort-gage loans and administer the certificates, either exclusively or through other servicing institutions. With respect to those contracts and mortgage loans serviced by the servicer through a subservicer, the servicer will remain liable for its servicing obligations under the pooling and servicing agreement as if the servicer alone were servicing the contracts and mortgage loans. The servicer may delegate advancing, computational, data processing, collection and foreclosure, including repossession, duties under any pooling and servicing agreement without appointing a subservicer and without any notice to or consent from Oakwood Mortgage or the trustee, provided that the servicer remains fully responsible for the performance of these duties. See "Sale and Servicing of the Contracts and Mortgage Loans -- Servicing" in this prospectus.

 Types of Assets

   The assets included in the trust for a series may contain various payment provisions. The assets may consist of

  . Level Payment Loans, which may provide for the payment of interest and full repayment of principal in level monthly payments with a fixed rate of interest computed on their declining principal balances;

  . adjustable rate assets, which may provide for periodic adjustments to their rates of interest to equal the sum, which may be rounded, of a fixed margin and an index;

  . Buy-Down Loans, which are assets for which funds have been provided by someone other than the related obligors to reduce the obligors' monthly payments during a period after origination of the assets;

  . Increasing Payment Loans, which provide for monthly payments to increase over the life of the loan, resulting in a shorter term;

  . Interest Reduction Loans, which provide for the one-time reduction of the interest rate payable thereon;

  .  GEM loans, which provide for

     . monthly payments during the first year after origination that are at least sufficient to pay interest due thereon, and

     . an increase in monthly payments in subsequent years at a predeter-mined rate resulting in full repayment over a shorter term than the initial amortization terms of the assets;

  . GPM loans, which allow for payments during a portion of their terms which are or may be less than the amount of interest due on their unpaid principal balances, and which unpaid interest will be added to the prin-cipal balances of the assets and will be paid, together with interest, in later years;

  . step-up rate loans, which provide for asset rates that increase over time;

  . Balloon Payment Loans, which include assets on which only interest is payable until maturity, as well as assets that provide for the full am-ortization of principal over an amortization period, but require all re-maining principal to be paid at the end of a shorter period;

  . Convertible Loans, which are adjustable rate assets that have provisions pursuant to which the related obligors generally may exercise an option to convert the adjustable asset rate to a fixed asset rate; and

  . Bi-Weekly Loans, which provide for obligor payments to be made on a bi-weekly basis.

 Due-on-Sale Clauses

   A contract or the mortgage note or the mortgage, deed of trust or other in-strument creating a first lien on a first priority ownership interest in or es-tate in fee simple in real property securing the mortgage note used in origi-nating a conventional mortgage loan secured by a first lien on a one- to four-family residential real property included in your trust may contain a due-on-sale provision permitting the holder of the contract or mortgage loan to accel-erate the maturity of the contract or mortgage loan upon the obligor's convey-ance of the underlying manufactured home or mortgaged property. Enforcement of a due-on-sale clause applicable to a contract or mortgage loan will have the same effect on certificates backed by a contract or mortgage loan as a prepay-ment in full of the contract or mortgage loan. See "Legal Aspects of Contracts and Mortgage Loans" in this prospectus.

   The weighted average lives of certificates of a series will be decreased to the extent that sales of manufactured homes and mortgaged properties result in prepayments of the assets underlying the certificates. See "Maturity and Pre-payment Considerations" and "Yield Considerations" in this prospectus for a discussion of the effect of asset prepayments on the weighted average lives of and yields to maturity on the related certificates.

   To the extent the assets underlying a series do not contain due-on-sale clauses, or to the extent the servicer does not enforce due-on-sale clauses, the weighted average lives of the certificates of the series may be expected to be longer than would have been the case had the assets contained due-on-sale clauses and had the servicer enforced these clauses, because the assumption of a contract or mortgage loan by the buyer of the underlying manufactured home or mortgaged property would have the effect of avoiding a prepayment of the as-sumed contract or mortgage loan. While it is expected that most contracts will contain due-on-sale provisions, the servicer will be permitted to allow pro-posed assumptions of contracts in accordance with the guidelines described in the next paragraph. To the extent the servicer has knowledge of any conveyance or prospective conveyance by any mortgagor of any property securing a mortgage loan, the servicer will be required to exercise the right to accelerate the ma-turity of the mortgage loan under any applicable due-on-sale clause to the ex-tent, under the circumstances, and in the manner in which the servicer enforces the clauses with respect to other mortgage loans held in its own portfolio. The servicer will not be permitted to allow assumptions of assets if prohibited by law from doing so or if the exercise of these rights would affect adversely or jeopardize any coverage under any applicable insurance policy, and the servicer will only be permitted to allow the assumption of an asset if the servicer has reasonably determined that the assumption will not increase materially the risk of nonpayment of amounts due under the asset.

   If the servicer determines not to enforce a due-on-sale clause, the servicer will be required to enter into an assumption or modification agreement with the person to whom the property has been conveyed or is proposed to be conveyed, pursuant to which this person becomes liable under the asset and pursuant to which, to the extent permitted by applicable law and deemed appropriate in the servicer's reasonable judgment, the original obligor remains liable thereon. FHA Contracts, FHA Mortgage Loans, VA Contracts and VA Mortgage Loans are not permitted to contain due-on-sale clauses, and so are freely assumable. The rate of prepayments of FHA Contracts, FHA Mortgage Loans, VA Contracts and VA Mort-gage Loans therefore may be lower than the rate of prepayments of conventional mortgage loans bearing interest at comparable rates.

   Prepayments on manufactured housing installment sales contracts and mortgage loans are commonly measured relative to a prepayment standard or model (a "Pre-payment Model"), which represents an assumed rate of prepayment of assets in an asset pool relative to the aggregate outstanding principal balance of the asset pool from time to time. The prospectus supplement for a series of certificates may contain a table setting forth percentages of the original certificate prin-cipal balances of some classes of certificates of the series anticipated to be outstanding on dates specified in the table assuming that prepayments of the underlying assets occur in accordance with the applicable Prepayment Model and at different rates determined by applying different percentages to the rates of prepayment assumed under the Prepayment Model. It is unlikely that the prepay-ment of the assets of any trust will conform to any of the percentages of the rates assumed under the applicable Prepayment Model set forth in any table.

 The Contracts

   The contracts supporting a series of certificates will consist of manufac-tured housing installment sales contracts originated by Oakwood Acceptance, which may have been originated in the name of Oakwood Mobile or another manu-factured housing dealer with funds provided by Oakwood Acceptance, or origi-nated by other originators not affiliated with Oakwood Acceptance, in any case in the ordinary course of the originator's business. The contracts may be con-ventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each contract is secured by a manufactured home. The contracts will be fully amortizing and will bear interest at a fixed or adjustable annual percentage rate or at an asset rate which steps up on a particular date.

 The Mortgage Loans

   The mortgage loans supporting a series of certificates will consist of con-ventional mortgage loans, FHA-insured mortgage loans or VA-guaranteed mortgage loans evidenced by promissory notes secured by mortgages or deeds of trust or other similar security instruments creating first liens on one-to four-family residential properties. To the extent specified in the related prospectus sup-plement, the mortgaged properties may include investment properties, vacation and second homes, or land upon which a residence is to be built. Oakwood Mort-gage expects that the mortgage loans will have been originated by FHA-approved mortgagees or Fannie Mae/Freddie Mac-approved seller/servicers in the ordinary course of their real estate lending activities.

   Each mortgage loan will bear interest at a fixed or adjustable annual rate of interest or at an asset rate which steps up on a particular date, as speci-fied in the prospectus supplement. Each registered holder of a certificate will be entitled to receive periodic distributions of all or a portion of the payments of principal and interest collected on the underlying mortgage loans.

Information in Prospectus Supplement Regarding Contracts and Mortgage Loans

   With respect to the assets expected to be contained in an asset pool, the prospectus supplement will specify, to the extent known,

  .  the range of dates of origination of the assets;

  . the range of asset rates on the contracts and mortgage loans and the weighted average asset rate as of the Cut-off Date, and in the case of adjustable rate assets, the range of initial adjustable rates, the in-dex, if any, used to determine the adjustable rate and the range of max-imum permitted adjustable rates, if any, and the range of then-current adjustable mortgage rates

  . the range of contract loan-to-value ratios, which means, as to each con-tract with respect to which a lien on land is required for underwriting purposes, the ratio, expressed as a percentage, of the principal amount of the contract to the sum of the purchase price of the home, including taxes, insurance and any land improvements, the tax value or appraised value of the land and the amount of any prepaid finance charges or clos-ing costs that are financed; and as to each other contract, the ratio, expressed as a percentage, of the principal amount of the contract to the purchase price of the home, including taxes, insurance and any land improvements, and the amount of any prepaid finance charges or closing costs that are financed; and the range of mortgage loan-to-value ratios, which is the ratio, expressed as percentage, of the principal amount of a mortgage loan at the time of determination, to either the sum of the appraised value of the land and improvements, and the amount of any pre-paid finance charges or closing costs that are financed or the sum of the purchase price of the home, including taxes, insurance and any land improvements, the appraised value of the land and the amount of any pre-paid finance charges or closing costs that are financed;

  . the minimum and maximum outstanding principal balances of the assets as of the Cut-off Date and the weighted average outstanding principal bal-ance of the assets as of the Cut-off Date;

  . the range of original terms to maturity of the assets, the range of re-maining terms to maturity of the assets and the last maturity date of the assets;

  . the geographic distribution of the underlying manufactured homes and mortgaged properties; and

  .  the range of original principal balances of the assets.

Substitution of Contracts or Mortgage Loans

   Oakwood Mortgage may, within three months after the closing date, deliver to the trustee other assets in substitution for any one or more assets ini-tially included in the trust estate for the series. In addition, if there is a breach of any representation or warranty made as to an asset by Oakwood Mort-gage or Oakwood Acceptance, or there is defective or incomplete documentation with respect to an asset, which breach, defect or incompleteness is not cured within 90 days after the breaching party's receipt of notice of the breach, defect or incompleteness, the breaching party generally must repurchase the affected asset for its Repur-chase Price, but generally may, as an alternative to a repurchase, substitute one or more new assets for the affected asset, but only if the substitution is to take place no later than two years after the related closing date. The Re-purchase Price for an asset will equal the unpaid principal balance of the as-set, plus unpaid interest thereon at the applicable asset rate through the end of the month of purchase. In general, any substitute asset must, on the date of substitution:

  . have an unpaid principal balance not greater than -- and not more than $10,000 less than -- the unpaid principal balance of the replaced asset;

  . have an asset rate not less than, and not more than one percentage point in excess of, the asset rate of the replaced asset;

  . have a net rate equal to the net rate of the replaced asset; have a re-maining term to maturity not greater than -- and not more than one year less than -- that of the replaced asset; and

  . comply with each representation and warranty relating to the replaced asset.

   If contracts or mortgage loans are being substituted, the substitute con-tract or mortgage loan must have a loan-to-value ratio as of the first day of the month in which the substitution occurs equal to or less than the loan-to-value ratio of the replaced contract or mortgage loan as of this date, using the value of the underlying manufactured home or mortgaged property at origina-tion, and after taking into account the payments due on the substituted asset and the replaced asset on the date of substitution. Further, no adjustable rate asset may be substituted for any asset in a trust estate unless the deleted as-set is also an adjustable rate asset. A substituted adjustable rate asset must

  . have a minimum lifetime asset rate that is not less than the minimum lifetime asset rate on the replaced adjustable rate asset;

  . have a maximum lifetime asset rate that is not less than the maximum lifetime asset rate on the replaced adjustable rate asset;

  . provide for a lowest possible net rate that is not lower than the lowest possible net rate for the replaced adjustable rate asset and a highest possible net rate that is not lower than the highest possible net rate for the replaced adjustable rate asset;

  . have a Gross Margin not less than the Gross Margin of the replaced ad-justable rate asset;

  . have a Periodic Rate Cap equal to the Periodic Rate Cap on the replaced adjustable rate asset;

  . have a next interest adjustment date that is the same as the next inter-est adjustment date for the replaced adjustable rate asset or occurs not more than two months prior to the next interest adjustment date for the replaced adjustable rate asset; and

  . not have an interest rate that is convertible from an adjustable rate to a fixed rate unless the asset rate on the replaced adjustable rate asset is so convertible.

In the event that more than one asset is substituted for one or more replaced assets, one or more of the foregoing characteristics may be applied on a weighted average basis as described in the pooling and servicing agreement. Gross Margin means, for any adjustable rate asset, the fixed percentage per an-num specified in the related contract or mortgage note that is added to the in-dex on each interest adjustment date to determine its new asset rate. Periodic Rate Cap means, with respect to any adjustable rate asset, the limit on the percentage increase that may be made to the related asset rate on any interest adjustment date. Mortgage loan documents has the meaning assigned in the pool-ing and servicing agreement.

Pre-Funding

   If so specified in the related prospectus supplement, a portion of the issu-ance proceeds of the certificates of a particular series (the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") to be es-tablished with the trustee, which will be used to acquire additional contracts or mortgage loans from time to time during the time period specified in the re-lated prospectus supplement (the "Pre-Funding Period"). Prior to the investment of the Pre-Funded Amount in additional contracts or mortgage loans, the Pre-Funded Amount may be invested in one or more Eligible Investments. Any Eligible Investment must mature no later than the Business Day prior to the next distri-bution date. The distribution date will be the 15th day of each month, or the next business day if the 15th day is not a business day, commencing in the month following the closing date.

   During any Pre-Funding Period, Oakwood Mortgage will be obligated, subject only to the availability thereof, to transfer to the related trust additional contracts or mortgage loans from time to time during the Pre-Funding Period. Additional contracts or mortgage loans will be required to satisfy eligibility criteria more fully set forth in the related prospectus supplement. This eligi-bility criteria will be consistent with the eligibility criteria of the con-tracts or mortgage loans included in the trust as of the closing date, but ex-ceptions may expressly be stated in the prospectus supplement.

   Use of a Pre-Funding Account with respect to any issuance of certificates will be conditioned upon the following general conditions:

  . the Pre-Funding Period will not exceed three months from the related closing date,

  . the additional assets to be acquired during the Pre-Funding Period will satisfy the same underwriting standards, representations and warranties as the contracts or mortgage loans included in the related trust on the closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement,

  . the Pre-Funded Amount will not exceed 25% of the principal amount of the certificates issued pursuant to a particular offering,

  . the Pre-Funded Amount will not exceed 25% of the Scheduled Principal Balance of the assets, inclusive of the related Pre-Funded Amount, as of the Cut-off Date, and

  .  the Pre-Funded Amount shall be invested in Eligible Investments.

   To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of additional contracts or mortgage loans by the end of the Pre-Funding Period, the certificateholders of the related series of certificates then entitled to receive distributions of principal will re-ceive a prepayment of principal in an amount equal to the related Pre-Funded Amount remaining in the Pre-Funding Account on the first distribution date fol-lowing the end of the Pre-Funding Period. Any prepayment of principal would have an adverse effect on the yield to maturity of certificates purchased at a premium, and would expose certificateholders to the risk that alternative in-vestments of equivalent value may not be available at a later time.

   Information regarding additional assets acquired by a trust estate during the Pre-Funding Period comparable to the disclosure regarding the assets in the related prospectus supplement will be filed on a Current Report in Form 8-K within fifteen days following the end of the Pre-Funding Period.

Distribution Account

   Payments on the contracts and mortgage loans included in the trust for a se-ries will be remitted to the certificate account and then to the Distribution Account for the series. Deposits may be made net of amounts required to pay servicing fees and any amounts which are to be included in any reserve fund as set forth in the related prospectus supplement. All or a portion of the amounts in the Distribution Account, together with reinvestment income thereon if pay-able to the certificateholders, will be available, to the extent specified in the related prospectus supplement, for the payment of previously unpaid servic-ing and administrative fees and distributions of principal and interest on each class of the certificates of the series in the manner described in the related prospectus supplement.

Reserve Funds

   If so stated in the prospectus supplement for a series, Oakwood Mortgage will establish one or more reserve funds, which may be used by the trustee to make any required distributions of principal or interest on the certificates of the series to the extent funds are not otherwise available. Oakwood Mort-gage may fund a reserve fund by depositing cash, certificates of deposit or letters of credit on the closing date, or a reserve fund may be funded by the trustee's deposit of Available Distribution Amounts not required to pay ser-vicing or administrative fees or to make distributions on the certificates on each distribution date until amounts on deposit in the reserve fund equal an initial required amount. The method of funding any reserve fund will be de-scribed in the related prospectus supplement. Any reserve fund will be main-tained in trust but may or may not constitute a part of the trust estate for the related series. Oakwood Mortgage may have rights on any distribution date to cause the trustee to make withdrawals from the reserve fund for a series and to pay these amounts in accordance with the instructions of Oakwood Mort-gage to the extent that funds are no longer required to be maintained for the certificateholders.

Insurance

   The trust estate for any series may be supported by insurance policies or alternate forms of credit enhancement.

 Hazard Insurance

   The following descriptions are a summary of the material aspects of hazard insurance. In general, coverage under standard hazard insurance policies and special hazard insurance policies varies among insurers.

   Standard Hazard Insurance Policies. The obligor of each asset is required to maintain a hazard insurance policy with respect to the related manufactured home or mortgaged property. The insurers under standard hazard insurance poli-cies are selected by the related obligors and are generally not required to meet any credit rating criteria. With respect to contracts, each of these pol-icies will provide, at a minimum, the same coverage as that provided by a standard fire and extended coverage insurance policy that is customary for manufactured housing and issued by a company authorized to issue the policies in the state in which the related manufactured home is located. The standard hazard insurance policies maintained for mortgage loans will provide coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improve-ments on the related manufactured home or mortgaged property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commo-tion. Because the standard hazard insurance policies relating to the contracts and mortgage loans will be underwritten by different insurers and will cover manufactured homes and mortgaged properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be simi-lar. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, earthquakes, landslides, mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of some uninsured risks and is not intended to be all-inclusive. When a manufactured home or mortgaged property is located in a flood area identified by HUD pursuant to the National Flood Insurance Act of 1968, as amended, the servicer will cause to be maintained flood insurance providing coverage in the same amount as that provided by the related standard hazard insurance policy with respect to the manufactured home or mortgaged property, to the extent such coverage is avail-able.

   To the extent permitted by applicable law and if so specified in the re-lated prospectus supplement, the servicer may require obligors on assets se-cured by manufactured homes, Real Properties or mortgaged proper-ties located in California to maintain earthquake insurance on their manufac-tured homes, Real Properties or mortgaged properties. Otherwise, no earthquake or other additional insurance is to be required of any obligor or maintained on property acquired in respect of a contract or mortgage loan, other than as re-quired by applicable laws and regulations.

   Each standard hazard insurance policy must provide coverage in an amount at least equal to the lesser of the maximum insurable value of the manufactured home or Mortgage Property or the principal balance due from the obligor on the related contract or mortgage loan; provided, however, that the amount of cover-age provided by each standard hazard insurance policy must in any event be suf-ficient to avoid the application of any co-insurance clause contained in the policy.

   Each standard hazard insurance policy shall contain a standard loss payee clause in favor of the servicer and its successors and assigns. If any obligor is in default in the payment of premiums on its standard hazard insurance pol-icy or policies, the servicer may pay these premiums out of its own funds, and may add these premiums to the obligor's obligation as provided by the contract or mortgage loan, but may not add these premiums to the remaining principal balance of the contract or mortgage loan. All amounts collected by the servicer under any standard hazard insurance policy maintained with respect to a mort-gage loan, less amounts to be applied to the restoration or repair of the mort-gaged property and other amounts necessary to reimburse the servicer for previ-ously incurred advances or approved expenses, which may be retained by the servicer, will be deposited to the applicable certificate account.

   To the extent a standard hazard insurance policy is not maintained with re-spect to a manufactured home or mortgaged property, the related contract or mortgage loan will be covered by one or more blanket insurance policies main-tained by the servicer to insure against losses on the contracts and mortgage loans resulting from the absence or insufficiency of individual standard hazard insurance policies. The servicer shall pay the premium for this blanket policy and shall pay any deductible amount with respect to claims under this blanket policy.

   If the servicer repossesses a manufactured home or forecloses on a mortgaged property on behalf of the trustee, the servicer shall either maintain at its expense hazard insurance with respect to the manufactured home or mortgaged property, or indemnify the trustee against any damage to the manufactured home or mortgaged property prior to resale, foreclosure sale, or other disposition.

   Any losses incurred with respect to contracts or mortgage loans due to unin-sured risks, including earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may, to the extent the losses are not covered by the special hazard insurance policy for a series, affect payments to holders of certifi-cates of the series.

   Special Hazard Insurance Policy. To the extent provided in the related pro-spectus supplement, a special hazard insurance policy will be obtained from the insurer or insurers specified in the related prospectus supplement. A special hazard insurance policy will insure against loss by reason of damage to manu-factured homes or mortgaged properties underlying defaulted assets caused by hazards, including vandalism and earthquakes and, except where the related ob-ligor is required to obtain flood insurance, floods and mudflows not covered by the standard hazard insurance policies covering the contracts or mortgage loans and loss from partial damage to the manufactured homes or mortgaged properties securing these defaulted assets caused by reason of the application of the co-insurance clause contained in the applicable standard hazard insurance poli-cies. The special hazard insurance policy for a series, however, will not cover losses occasioned by war, extreme governmental actions, nuclear reaction and other perils. The amount of coverage, if any, under the special hazard insur-ance policy with respect to a series will be specified in the related prospec-tus supplement.

   The special hazard insurance policy with respect to a series will provide that, when there has been damage to the manufactured home or mortgaged property securing a defaulted asset and this damage is not covered by the standard haz-ard insurance policy maintained by the related obligor or the servicer, the special hazard insurer will pay the lesser of the cost of repair of the prop-erty or upon transfer of the property to the special hazard insurer, the unpaid principal amount of the asset at the time of the acquisi-tion of the property, plus accrued interest to the date of claim settlement, excluding late charges and penalty interest, and other limited expenses in-curred in respect of the property. No claim may be validly presented under a special hazard insurance policy unless the standard hazard insurance policy covering the manufactured home or mortgaged property securing the asset has been kept in force and other reimbursable protection, preservation and foreclo-sure expenses have been paid and the insured has acquired title to the manufac-tured home or mortgaged property as a result of default by the related obligor. If the sum of the unpaid principal amount plus accrued interest on an asset, plus some related expenses, is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by the amount of the payment less any net proceeds from the sale of the manu-factured home or mortgaged property. Any amount paid as the cost of repair of the manufactured home or mortgaged property will reduce coverage by the same amount. The pooling and servicing agreement with respect to a series will, with limited exception, require the servicer to maintain any special hazard insur-ance policy for the series in full force and effect. The servicer also must present claims, on behalf of the certificateholders and the trustee, for all losses not otherwise covered by the applicable standard hazard insurance poli-cies and take all reasonable steps necessary to permit recoveries on the claims. See "Sale and Servicing of the Mortgage Loans -- Maintenance of Insur-ance Policies and Other Servicing Procedures -- Presentation of Claims" in this prospectus.

   To the extent provided in the related prospectus supplement, in lieu of maintaining a special hazard insurance policy with respect to a series, a de-posit of cash, a certificate of deposit, a letter of credit or any other in-strument acceptable to each rating agency rating the series as described in the related prospectus supplement may be provided in an amount and for a term ac-ceptable to each rating agency. This deposit will be credited to a special haz-ard or similar fund and the trustee or servicer will be permitted to draw on the fund to recover losses that would otherwise be covered by a special hazard insurance policy. Special hazard losses may also be allocated to the certifi-cates of a series on the terms and in light of the conditions and limitations set forth in the related prospectus supplement.

   A special hazard insurance policy, if any, securing a series may insure against losses on assets assigned to Trusts for other series of certificates or that secure other pass-through securities or collateralized mortgage or manu-factured housing contract obligations issued by Oakwood Mortgage or one of its affiliates; provided, however, that the extension of coverage and corresponding assignment of the special hazard insurance policy to secure any other series or other securities or obligations will not be permitted if it would result in the downgrading of the credit rating of any outstanding certificates of any series offered hereby assigned by any rating agency identified in the related prospec-tus supplement.

 Credit Insurance

   Contracts and mortgage loans underlying a series may, to the extent de-scribed in the related prospectus supplement, be supported by primary insur-ance, FHA insurance, VA guarantees or one or more pool insurance policies or any combination, whereby the insurer would be obligated to pay all or a portion of the principal balance of the asset if the obligor failed to do so.

   Mortgage loans underlying a series of certificates may, to the extent de-scribed in the related prospectus supplement, be covered by primary mortgage insurance policies. To the extent so specified in the related prospectus sup-plement, the servicer will maintain a primary mortgage insurance policy on any conventional mortgage loan with an initial mortgage loan-to-value ratio of greater than 80%. Any primary mortgage insurance policy that is so maintained will provide coverage on at least the principal amount of the covered mortgage loan in excess of 75% of the original appraised value of the related mortgaged property, which coverage will remain in force until the principal balance of the mortgage loan is reduced to 80% of the original appraised value. A primary mortgage insurance policy also may be canceled, with the consent of the servicer and any applicable pool insurer, after the policy has been in effect for more than two years if the mortgage loan-to-value ratio of the mortgage loan has declined to 80% or less based upon the current fair market value of the related mortgaged property.

   Other mortgage loans may also be covered by primary mortgage insurance pol-icies. Primary mortgage insurance policies may, to the extent required by the related prospectus supplement, provide full coverage against any loss sus-tained by reason of nonpayments by the related mortgagor.

   The pool insurance policy or policies for a series, if any, will be de-signed to provide coverage for all conventional mortgage loans which are not covered by full coverage insurance policies. However, neither the primary mortgage insurance policies nor the pool insurance policies will insure against losses sustained in the event of a personal bankruptcy of the mortga-gor under a mortgage loan These losses may be covered to the extent provided by the obligor bankruptcy insurance, if any, for the series. See "Legal As-pects of Contracts and Mortgage Loans -- The Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders" in this prospectus.

   The credit insurance policies will not provide coverage against hazard losses. Some hazard risks will be covered by standard hazard insurance poli-cies or special hazard insurance policies, but other hazard risks will not be insured and thus may affect payments to holders of related certificates. See " -- Hazard Insurance" in this prospectus.

   To the extent that primary mortgage insurance policies, FHA insurance or VA guarantees do not cover all losses on a defaulted or foreclosed contract or mortgage loan, and to the extent these losses are not covered by the pool in-surance policy for the related series of certificates, if any, these losses would affect payments to holders of related certificates.

   A more complete description of any pool insurance policy or the primary mortgage insurance for the assets of a particular series will be provided in the prospectus supplement, where applicable.

 FHA Insurance and VA Guarantees on Contracts

   The regulations governing FHA manufactured home contract insurance provide that insurance benefits are payable upon the repossession and resale of the collateral and assignment of the contract to HUD. With respect to a defaulted FHA contract, the servicer must follow applicable regulations before initiat-ing repossession procedures as a prerequisite to payment. These regulations include requirements that the lender arrange a face-to-face meeting with the borrower, initiate a modification or repayment plan, if feasible, and give the borrower 30 days' notice of default prior to any repossession. The insurance claim is paid in cash by HUD. For manufactured housing contracts, the amount of insurance benefits generally paid by the FHA currently is equal to 90% of the sum of

  . the unpaid principal amount of the contract at the date of default and uncollected interest earned to the date of default computed at the ap-plicable contract interest rate, after deducting the best price obtain-able for the collateral, based in part on a HUD-approved appraisal, and all amounts retained or collected by the lender from other sources with respect to the contract;

  . accrued and unpaid interest on the unpaid amount of the contract from the date of default to the date of submission of the claim plus 15 cal-endar days, but in no event more than nine months, computed at a rate of 7.00% per annum;

  . costs paid to a dealer or other third party to repossess or preserve the related manufactured home;

  . the amount of any sales commission paid to a dealer or other third party for the resale of the property;

  . with respect to any Land Secured Contract which is a contract secured at origination by a parcel of real estate in addition to a manufactured home property taxes, special assessments and other similar charges and hazard insurance premiums, prorated to the date of disposition of the property;

  .  uncollected court costs;

  .  legal fees, not to exceed $1,000; and

  . expenses for recording the assignment of the lien on the collateral to the United States, in each case in light of applicable caps as set by regulations governing the FHA from time to time.

   The insurance available to a lender under FHA Title I insurance is limited by a reserve amount equal to 10% of the original principal balance of all Title I insured loans originated by the lender, which amount is reduced by all claims paid to the lender and by an annual reduction in the reserve amount of 10% of the reserve amount, and which is increased by an amount equal to 10% of the original principal balance of insured loans subsequently originated by the lender. The obligation to pay insurance premiums to the FHA is the obligation of Oakwood Acceptance, as the servicer of the FHA-insured contracts.

   The maximum guarantee that may be issued by the VA for a VA-guaranteed con-tract is the lesser of

  . the lesser of $20,000 and 40% of the principal amount of the contract and

  . the maximum amount of guaranty entitlement available to the obligor vet-eran, which may range from $20,000 to zero.

   The amount payable under any VA guarantee will be a percentage of the VA contract originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations, interest ac-crued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the contract holder, but in each case only to the ex-tent that these amounts have not been recovered through resale of the manufac-tured home. The amount payable under the guarantee may in no event exceed the original guaranteed amount.

Delivery of Additional Assets

   To the extent provided in the related prospectus supplement, in lieu of or in addition to providing pool insurance, special hazard insurance, obligor bankruptcy insurance or other insurance, Oakwood Mortgage may assign to the trust for a series of certificates non-recourse guaranties of the timely pay-ment of principal and interest on contracts and mortgage loans included in the trust secured by other assets satisfactory to each rating agency rating the se-ries. Oakwood Mortgage may also assign or undertake to deliver other assets to any trust by other means as may be specified in the related prospectus supple-ment. These other assets may consist of additional contracts or mortgage loans, letters of credit or other Eligible Investments.

Investment of Funds

   Funds deposited in or remitted to the certificate account, the Distribution Account, any reserve fund and any other funds and accounts for a series are to be invested by the trustee, as directed by the servicer, in Eligible Invest-ments, which include

  . obligations of the United States or any agency thereof provided these obligations are backed by the full faith and credit of the United States;

  . within limitations, securities bearing interest or sold at a discount issued by any corporation, which securities are rated in the rating cat-egory required to support the then applicable ratings assigned to that series;

  . commercial paper which is then rated in the commercial paper rating cat-egory required to support the then applicable ratings assigned to that series;

  . demand and time deposits, certificates of deposit, bankers' acceptances and federal funds sold by any depository institution or trust company incorporated under the laws of the United States or of any state there-of, provided that either the senior debt obligations or commercial paper of a depository institution or trust company or provided that either the senior debt obligations or commercial paper of the parent company of such depository institution or trust company are then rated in the secu-rity rating category required to support the then applicable ratings as-signed to that series;

  . demand and time deposits and certificates of deposit issued by any bank or trust company or savings and loan association and fully insured by the FDIC;

  . guaranteed reinvestment agreements issued by any insurance company, cor-poration or other entity acceptable to each rating agency rating that series at the time of issuance of the series;

  .  repurchase agreements relating to United States government securities;
     and

  . money market mutual funds investing primarily in the obligations of the United States; provided that these mutual funds are rated in a rating category sufficient to support the initial ratings assigned to that se-ries.

   Eligible Investments with respect to a series will include only obligations or securities that mature on or before the date on which the invested funds are required or may be anticipated to be required to be applied for the bene-fit of the holders of the series. Any income, gain or loss from these invest-ments for a series will be credited or charged to the appropriate fund or ac-count for the series. Reinvestment Income from Eligible Investments may be payable to the servicer as additional servicing compensation and, in that event, will not accrue for the benefit of the certificateholders of that se-ries.

   If a reinvestment agreement is obtained with respect to a series, the re-lated pooling and servicing agreement will require the trustee to invest funds deposited in the certificate account, the Distribution Account and the reserve fund, if any, for that series pursuant to the terms of the reinvestment agree-ment.

Certificate Guarantee Insurance

   If so specified in the related prospectus supplement, Certificate Guarantee Insurance, if any, with respect to a series of certificates may be provided by one or more insurers. Certificate Guarantee Insurance may guarantee, with re-spect to one or more classes of certificates of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of the Certificate Guarantee Insurance documentation for a series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K within 15 days of issuance of the certificates of the related series.

Oakwood Homes Guarantee

   If so specified in the related prospectus supplement, some or all of the distributions of principal of and interest on one or more classes of certifi-cates of a series may be guaranteed by Oakwood Homes or one of its affiliates. The terms of and limitations on any guarantee will be described in the related prospectus supplement. The prospectus supplement for any series containing a guarantee of Oakwood Homes will contain summary financial information for Oak-wood Homes. In addition, Oakwood Homes' reports under the Exchange Act will be incorporated by reference. A copy of the guaranty agreement under which Oak-wood Homes provides a guarantee for the asset pool of a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K within 15 days of issuance of the certificates.

Alternate Credit Enhancement

   From time to time with respect to a series of certificates, Oakwood Mort-gage or the servicer may obtain or cause to be obtained further or other li-quidity enhancement, insurance policies, guarantees, letters of credit, or surety bonds to provide for the enhancement of the credit rating of the cer-tificates. To the extent any such other enhancements are obtained or provided for with respect to a series of certificates, or deposits are made in lieu of these items or in addition to these items, a description will be included in the prospectus supplement.

                             Underwriting Policies

Oakwood's Contract Underwriting Guidelines

   Contracts included in an asset pool will, unless otherwise specified in the related prospectus supplement, have been underwritten by Oakwood Acceptance. These contracts may have been originated in the name of Oakwood Mobile Homes, Inc., a wholly-owned retailing subsidiary of Oakwood Homes, or by a third party manufactured housing broker or dealer, in either case with funds pro-vided by Oakwood Acceptance, or may have been originated directly in Oakwood Acceptance's name. The following is a description of the underwriting prac-tices generally followed by Oakwood Acceptance in connection with the origina-tion of contracts funded by Oakwood Acceptance.

   A customer desiring to obtain financing for the purchase of a manufactured home through Oakwood Acceptance must complete a loan application form at a participating sales center. Loan applications are forwarded electronically or by facsimile by sales centers to Oakwood Acceptance's credit department for consideration.

   Upon receipt of a loan application, Oakwood Acceptance evaluates the abil-ity of the loan applicant to make the prospective required monthly payments and to pay related charges. Oakwood Acceptance utilizes a credit scoring sys-tem to evaluate credit applicants. Oakwood Acceptance's underwriting guide-lines require that each applicant's credit history, residence history, employ-ment history and debt-to-income ratios be examined. Oakwood Acceptance's credit officers review the information relating to these factors provided by the applicant on his loan application and obtain credit reports and contact employers and other references to verify credit, residence and employment-re-lated information. Oakwood Acceptance's automated loan origination system com-putes debt-to-income ratios and assigns each applicant an overall credit score based upon information contained in the application and in the credit bureau report obtained with respect to this applicant. An applicant's overall credit score is the sum of his credit scores in various areas of the credit review. Each credit officer is authorized to approve applicants within his lending au-thority who are assigned overall credit scores and credit report scores above a specified minimum score, who have acceptable debt-to-income ratios and who have applied for credit not in excess of the credit officer's authority. In order for a prospective borrower to be approved for a loan, his total monthly fixed debt obligations, including the monthly payment on the contract applied for and monthly payments to acquire the land on which the home is located or rental fees (collectively, the "Home Payments"), should not exceed 50% of his gross monthly income and the proposed Home Payments should not exceed 35% of his gross monthly income, however, more stringent standards generally apply to prospective borrowers with relatively lower monthly incomes or relatively higher loan-to-value ratios, provided that such ratios may be increased to 70% or 45%, respectively, at the discretion of the underwriter for certain high-income borrowers. Oakwood Mortgage believes that these debt-to-income ratios are generally consistent with those employed by other lenders under manufac-tured housing installment sales contracts. These ratios are generally higher than the comparable debt-to-income ratios employed by lenders under many types of residential first-lien mortgage loans. To the extent the credit underwrit-ing criteria applied to borrowers under contracts are less stringent than those applied to borrowers under conventional mortgage loans, the level of de-linquencies experienced with respect to a pool of contracts may be expected to be higher than the level of delinquencies that would be experienced with re-spect to a pool of conventional mortgage loans. A higher level of delinquen-cies could result in a higher level of losses incurred on a pool of contracts as compared to a pool of conventional mortgage loans.

   Loan applicants who do not meet the objective criteria may be approved, on a case-by-case basis, by higher-level management in Oakwood Acceptance's credit department. Generally, applicants whose credit scores are less than the minimums established for credit officer approval are approved only if other favorable objective underwriting factors are present which are outside the scope of the scoring systems. In addition, even if an applicant obtains an ac-ceptable credit score and has acceptable debt-to-income ratios, a credit offi-cer or manager retains the discretion to reject a credit application if the credit officer or manager discerns objective factors outside the scope of the scoring systems that indicate a lack of creditworthiness.

   With respect to those customers deemed to be creditworthy, Oakwood Accept-ance requires a down payment in the form of cash, the trade-in equity in a previously owned manufactured home, or the borrower's equity in any real prop-erty pledged as additional collateral for the loan. The value of any real property pledged as additional collateral is estimated by a duly licensed in-dependent appraiser or by reference to the assessed tax value of the property, and the borrower's equity in real property for down payment purposes is lim-ited to either 80% of such estimated value or 100% of its appraised tax value. Generally, Oakwood Acceptance requires a minimum down payment of 5% of the purchase price of the home for purchases of new homes, 10% of the purchase price of the home for purchases of used homes, other than repossessed homes, $499 for purchases of repossessed single-section homes, $999 for purchases of repossessed multi-sectional homes, and $499 for purchases of single-section homes transferred by a borrower to a new borrower, and $999 for multi-section homes transferred by a borrower to a new borrower. Notwithstanding the forego-ing, Oakwood Acceptance may from time to time accept a lower down payment than the down payments indicated, and in some circumstances may require no down payment. In addition, if a borrower uses equity in real property as all or part of his down payment, the total down payment generally will be at least equal to 5% of the purchase price of the purchased home. The level of down payment offered by a prospective purchaser of a new home will affect his over-all credit score, so that higher down payments are required from applicants with relatively lower credit scores in areas other than down payment levels. The purchase price of a manufactured home for purposes of determining a down payment amount generally includes the stated cash sale price of the manufac-tured home, including the stated cash sale price of any accessories sold with the home, which may include appliances, furniture, skirting, steps, porches and related items, sales and any other state and local taxes.

   The balance of the purchase price is financed by an installment sale con-tract providing for a purchase money security interest in the manufactured home and a mortgage on any real property pledged as additional collateral. All of these contracts funded at origination by Oakwood Acceptance are written on forms provided by Oakwood Acceptance. Normally, each contract provides for level monthly payments over the stated term of the contract, which is gener-ally 15 to 30 years.

General Underwriting Standards for Mortgage Loans

   Mortgage loans underwritten by Oakwood Acceptance will be underwritten sub-stantially according to the underwriting guidelines Oakwood Acceptance uses to underwrite contracts. Any different underwriting standards that applied to the mortgage loans included in any particular asset pool will be described in the related prospectus supplement.

   With respect to any mortgage loans underwritten by an entity other than Oakwood Acceptance, Oakwood Mortgage expects that the originator will have un-derwritten and originated the mortgage loans in compliance with underwriting standards which are intended to evaluate the obligor's credit standing and re-payment ability and the value and adequacy of the related mortgaged properties as collateral in accordance with standard procedures complying with the appli-cable federal and state laws and regulations. FHA Mortgage Loans and VA Mort-gage Loans will comply with the underwriting policies of FHA and VA, respec-tively. Conventional mortgage loans will comply with the underwriting policies of the originator, which will be described in the related prospectus supple-ment. Each mortgage loan included in the trust for a series will have been originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by HUD.

   The adequacy of a mortgaged property as security for a mortgage loan will be determined by a land-only appraisal performed by an appraiser who, at the time the appraisal was made, was duly licensed. The appraiser must personally inspect the property and will prepare a report which customarily includes a market data analysis based on recent sales of comparable properties.

               Sale and Servicing of Contracts and Mortgage Loans

Assignment of Contracts and Mortgage Loans

   Pursuant to the applicable pooling and servicing agreement, Oakwood Mortgage will cause the assets comprising the trust estate to be sold, assigned and transferred to the trustee, together with all principal and interest payments due on the assets after the date specified in the related prospectus supplement (the "Cut-off Date") and all prepayments of principal collected on or after the Cut-off Date. In exchange for the assets assigned to the trustee, the trustee will deliver certificates of the related series in authorized denominations, registered in the names as Oakwood Mortgage may request, representing the bene-ficial ownership interest in the related trust estate, to Oakwood Mortgage or its designee. Each asset included in a trust estate will be identified in an asset schedule appearing as an exhibit to the related pooling and servicing agreement. The asset schedule will contain information as to the principal bal-ance of each asset as of the Cut-off Date and its asset rate, original princi-pal balance and other information concerning each asset.

   Conveyance of Contracts. Prior to the conveyance of the contracts to the trustee, the servicer's operations department will complete a review of all of the contract files, including the certificates of title to, or other evidence of a perfected security interest in, the related manufactured homes, confirming the accuracy of the related contract schedule delivered to the trustee. With respect to any Land Secured Contract, the servicer will also review the mort-gage and any necessary assignments thereof evidencing Oakwood Acceptance's in-terest in the related real property. Any contract discovered not to agree with the contract schedule, or any contract for which any required contract document is discovered to be missing or defective, in either case in a manner that is materially adverse to the interests of the certificateholders, will be required to be repurchased by Oakwood Acceptance at the related Repurchase Price or re-placed with another contract if the discrepancy, incompleteness or defect is not cured within 90 days after notice of the discrepancy, incompleteness or de-fect is delivered to Oakwood Acceptance, except that in the case of a discrep-ancy between the terms of a contract and the contract schedule relating to the unpaid principal balance of a contract, Oakwood Acceptance may deposit cash in the certificate account in an amount sufficient to offset the discrepancy. Con-tract documents has the meaning identified in the pooling and servicing agree-ment.

   The servicer will hold the original contracts and copies of all material documents and instruments relating to each contract and evidencing the security interest created by each contract in the related manufactured home or real es-tate as custodian on behalf of the certificateholders in accordance with the related pooling and servicing agreement. In order to give notice of the trust-ee's right, title and interest in and to the contracts, UCC-1 financing state-ments identifying the trustee or a co-trustee as the secured party or purchaser and identifying all the contracts as collateral will be filed in the appropri-ate offices in the appropriate state. If a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment of the contracts to the trustee, the trustee's interest in the contracts could be defeated. To provide some protection against this possibility, in addition to filing UCC-1 financing statements, within one week after the initial delivery of the certificates, the contracts will be stamped or otherwise marked by the servicer to reflect their assignment to the trustee. See "Legal Aspects of Con-tracts and Mortgage Loans -- The Contracts" in this prospectus.

   Conveyance of Mortgage Loans. On or prior to the date of conveyance of the mortgage loans to the trustee, Oakwood Mortgage will, as to each mortgage loan, deliver or cause to be delivered to the trustee or a custodian acting on behalf of the trustee (a "Custodian") the related mortgage note endorsed in blank or to the order of the trustee, an original or a certified copy of the related mortgage, evidence of title insurance, and evidence of primary mortgage insur-ance, if any. Following the closing date Oakwood Mortgage will, as to each mortgage loan, deliver to the trustee or a Custodian acting on its behalf an assignment of the mortgage in recordable form naming the trustee as assignee, together with originals or certified copies of all recorded assignments neces-sary to show an unbroken chain of assignment of the related mortgage from the original mortgagee thereunder to the trustee. Within one year after the closing date for a series, Oakwood Mortgage will cause assignments of each related mortgage to be recorded in the appropriate public recording offices for real property records wherever necessary to protect the trustee's interest in the related mortgage loans. In lieu of recording assignments of mortgages in a particular jurisdiction, Oakwood Mortgage may de-liver or cause to be delivered to the trustee an opinion of local counsel to the effect that recording is not necessary to protect the right, title and in-terest of the trustee in the related mortgage loans. In addition, Oakwood Ac-ceptance is required to submit to the trustee with each trustee mortgage loan file a title opinion, mortgagee title insurance policy, title insurance binder, preliminary title report, or satisfactory evidence of title insurance for the jurisdiction in which the related mortgaged property is located. If a prelimi-nary title report is delivered initially, Oakwood Acceptance is required to de-liver a final title insurance policy or other satisfactory evidence of the ex-istence of adequate title insurance. The trustee or a Custodian will hold the trustee mortgage loan files for the related mortgage loans, except to the ex-tent that any of the documents contained in the files are released to the servicer or a subservicer for servicing purposes in accordance with the terms of the related pooling and servicing agreement.

   The trustee or the Custodian will review the trustee mortgage loan files re-lating to a series. If any document required to be included in a trustee mort-gage loan file is missing or is found to be defective in any material respect, and Oakwood Acceptance does not cure the defect within 90 days after its re-ceipt of notice of the missing document or document defect, Oakwood Acceptance will be required to repurchase the mortgage loan at the related Repurchase Price or replace the mortgage loan with a substitute mortgage loan as described under "The Trusts -- Substitution of Contracts or Mortgage Loans" in this pro-spectus. This repurchase or substitution obligation constitutes the sole remedy available to the certificateholder or the trustee for a missing or defective mortgage loan document.

Representations and Warranties

   Oakwood Mortgage will make representations and warranties with respect to the assets for each series as described in the related prospectus supplement. In addition, Oakwood Acceptance, which initially either originated or acquired the assets and has since serviced those assets, will make representations and warranties with respect to the contracts and mortgage loans, including repre-sentations and warranties as to the accuracy in all material respects of infor-mation furnished to Oakwood Mortgage and the trustee in respect of each con-tract and mortgage loan. Oakwood Acceptance indirectly transferred contracts and mortgage loans to a special purpose trust (the "Warehouse Trust"), which in turn conveyed contracts and mortgage loans to the Oakwood Mortgage pursuant to sales agreements. The Warehouse Trust makes limited warranties with respect to the transferred contracts and mortgage loans, such as ownership of the assets immediately prior to sale of such assets. Alternatively or in addition to the representations and warranties made by Oakwood Acceptance and the Warehouse Trust, each other seller will make similar representations in the sales agree-ment pursuant to which the contracts and mortgage loans were transferred to Oakwood Mortgage.

   In addition, Oakwood Acceptance, in its capacities as servicer and each other seller will have represented, among other things, that

  . immediately prior to the transfer and assignment of the contracts and mortgage loans to Oakwood Mortgage, the seller had good title to, and was the sole owner of, each contract and mortgage loan and there had been no other sale or assignment thereof from the seller;

  . as of the date of transfer, the contracts and mortgage loans contain no offsets, defenses or counterclaims;

  . each contract and mortgage loan at the time it was made complied in all material respects with applicable state and federal laws, including usu-ry, equal credit opportunity and disclosure laws;

  . as of the date of transfer, each contract creates a valid first lien on the related manufactured home and the manufactured home is free of mate-rial damage and is in good repair;

  . as of the date of transfer, no contract or mortgage loan is more than the number of days delinquent in payment set forth in the prospectus supplement and there are no delinquent tax or assessment liens against the related manufactured home or mortgaged property;

  . the manufactured home or mortgaged property securing each contract or mortgage loan is covered by a standard hazard insurance policy (or bind-er) providing coverage in the amount required by the related pooling and servicing agreement and that all premiums now due on the insurance have been paid in full;

  . either a title opinion or a lender's policy of title insurance was is-sued on the date of the origination of each mortgage loan and each pol-icy is valid and remains in full force and effect;

  . as of the date of transfer, each mortgage evidences a valid first lien on the related mortgaged property, subject only to

     .  the lien of current real property taxes and assessments,

     . covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of the recording of the mortgage, exceptions appearing of record and either being ac-ceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related mortgage loan, and

     . other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage) and the property is free of material damage and is in good repair;

  . if the manufactured home or mortgaged property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards and subject to the availability of flood insurance under the National Flood Insurance Act of 1968, as amended, the manufactured home or mortgaged property is covered by flood insurance, if applicable regulations at the time the contract or mortgage loan was originated re-quired that flood insurance coverage be obtained;

  . for any trust for which a REMIC election is to be made, each related as-set is a Qualified Mortgage; and

  . any FHA Contract, FHA Mortgage Loan, VA Contract or VA Mortgage Loan has been serviced in compliance with applicable FHA or VA regulations, and the FHA insurance or VA guarantee with respect to any asset is in full force and effect.

   Oakwood Acceptance, in its capacities as servicer or seller, and each other asset seller will make representations and warranties concerning the assets in order to ensure the accuracy in all material respects of information furnished to the trustee in respect of each asset. Upon a breach of any representation that materially and adversely affects the interests of the certificateholders in an asset, each asset seller, or Oakwood Acceptance as the servicer, will be obligated to cure the breach in all material respects within 90 days after such asset seller's discovery of or receipt of written notice of the breach or, in the alternative, either to repurchase the asset from the trust, or to substitute another asset. In addition, each asset seller, or Oakwood Accept-ance as the servicer, will be required to indemnify Oakwood Mortgage and its assignees, including the trust, against losses and damages they incur as a re-sult of breaches of such asset seller's representations and warranties. Each of Oakwood Acceptance's or asset seller's obligations to repurchase or substi-tute for an asset affected by a breach of a representation or warranty and Oakwood Acceptance's obligation to indemnify Oakwood Mortgage and its assign-ees for losses and damages caused by the breach constitute the sole remedies available to the certificateholders or the trustee for a breach of representa-tion by such asset seller. "The Trusts -- Substitution of Contracts or Mort-gage Loans."

Servicing

   General. The servicer will service and administer each asset pool assigned to the trustee either exclusively or through other servicing institutions.

   The servicer will be required to perform diligently all services and duties specified in the related pooling and servicing agreement, consistently with the servicing standards and practices of prudent lending institutions with re-spect to manufactured housing installment sales contracts of the same type as the contracts and mortgage loans of the same type as the mortgage loans in those jurisdictions where the related manufactured homes and mortgaged properties are located or as otherwise specified in the pooling and servicing agreement. The servicer may delegate some or all of its duties to a subservicer, and in this event the subservicer will service the assets and the servicer will monitor the subservicer's performance and will have the right to remove a subservicer at any time if it considers removal to be in the best in-terest of the related certificateholders. The duties to be performed by the servicer, directly or through a subservicer, with respect to a series will in-clude

  . collection and remittance of principal and interest payments on the as-sets;

  .  administration of any mortgage escrow accounts;

  .  collection of insurance claims;

  . if necessary, repossession of manufactured homes or foreclosure on mort-gaged properties; and

  . if necessary, the obligation to advance funds to the extent payments are not made by the obligors and are considered recoverable from late obli-gor payments, from proceeds of any applicable insurance policies or from liquidation proceeds of the asset.

   The servicer shall also provide information on a periodic basis to Oakwood Mortgage and the trustee concerning the contracts and mortgage loans, and shall file required reports with the SEC concerning the trusts as required by the pooling and servicing agreements.

   The servicer shall keep in force throughout the term of each pooling and servicing agreement a policy or policies of insurance covering errors and omis-sions with respect to its duties under each pooling and servicing agreement, and a fidelity bond. This policy or policies and fidelity bond shall be in a form and amount as is generally customary among entities which service a port-folio of manufactured housing installment sales contracts having an aggregate principal amount of $100 million or more and which are generally regarded as servicers acceptable to institutional investors.

   The servicer, to the extent practicable, shall cause the obligors to pay all taxes and similar governmental charges when and as due. To the extent that non-payment of any taxes or charges would result in the creation of a lien upon any manufactured home or mortgaged property having a priority equal or senior to the lien of the related contract or mortgage loan, the Servicer shall advance any delinquent tax or charge to the extent it determines that it will be able to recover the advance from the related obligor or from liquidation proceeds of the related contract or mortgage loan.

   Collection Procedures. The servicer, directly or through subservicers, will make reasonable efforts to collect all payments called for under the contracts or mortgage loans and, consistently with the pooling and servicing agreement and any insurance policy or will follow the collection procedures as it follows with respect to assets serviced by it that are comparable to the contracts or mortgage loans.

   The servicer will repossess, foreclose upon or otherwise convert the owner-ship of properties that secure a defaulted asset if no satisfactory arrange-ments can be made for collection of delinquent payments. In connection with re-possession, foreclosure or other conversion, the servicer will follow the prac-tices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general contract and mortgage loan servicing activi-ties. The servicer, however, will not be required to expend its own funds in connection with any repossession or the restoration of any property unless it determines that restoration or repossession will increase the proceeds of liq-uidation of the related contract or mortgage loan to the certificateholders af-ter reimbursement to itself for these expenses and that these expenses will be recoverable to it either through liquidation proceeds or through insurance.

   To the extent permitted by law, the servicer may establish and maintain an escrow account (the "Escrow Account") in which mortgagors under mortgage loans may be required to deposit amounts sufficient to pay taxes, assessments, mort-gage insurance premiums and standard hazard insurance premiums and other compa-rable items and in which obligors under contracts will be required to deposit amounts sufficient to pay standard hazard insurance premiums and other compara-ble items. Withdrawals from the Escrow Account maintained for mortgagors may be made to effect timely payment of taxes, assessments, mortgage insurance and hazard insur-ance, to refund to mortgagors amounts determined to be overages, to pay inter-est to mortgagors on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the related mortgaged properties and to clear and terminate the Escrow Account. The servicer will be responsible for the administration of the Escrow Account and will be obligated to make ad-vances to this account when a deficiency exists, so long as it determines that this advances will be recoverable from the related obligors or from liquida-tion proceeds collected with respect to the related assets. The servicer may decline to establish Escrow Accounts with respect to any contracts or mortgage loans in its discretion.

   Collection of Payments on Contracts and Mortgage Loans. The servicer will establish and maintain a certificate account for the benefit of the trustee, which will be maintained at a depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the FDIC, whose commercial paper or long-term unsecured debt has a rating, as specified in the related pooling and servicing agreement, sufficient to support the ratings requested on the certificates of the related series, and which institution is examined by federal or state au-thorities; in the corporate trust department of the trustee; or at an institu-tion otherwise acceptable to each applicable Rating Agency (an "Eligible Ac-count"). Funds in the certificate account will be invested in Eligible Invest-ments that will mature or be redeemed not later than two business days preced-ing the monthly distribution date. Earnings on amounts deposited into a cer-tificate account shall be credited to the account of the servicer as servicing compensation in addition to the monthly fee paid to the servicer, as specified in the prospectus supplement, which typically will be a fixed percentage of the pool scheduled principal balance (the "Servicing Fee").

   All payments in respect of principal and interest on the contracts and mortgage loans in the asset pool for a series that are received by the servicer on or after the applicable Cut-off Date, exclusive of collections re-lating to scheduled payments due on or prior to the Cut-off Date, will be de-posited into the certificate account no later than the second business day following the servicer's receipt thereof. These payments shall include the following:

  . all obligor payments in respect of principal, including principal pre-payments, on the contracts and mortgage loans;

  . all obligor payments in respect of interest on the contracts and mort-gage loans, together with moneys transferred from any buy-down fund or GPM fund;

  . all net liquidation proceeds received with respect to any liquidated loan, net of the amount of any liquidation expenses incurred with re-spect to the liquidated loan and not previously reimbursed to the servicer at the time of liquidation;

  . all proceeds received under any title, hazard or other insurance policy covering any contract or mortgage loan, other than proceeds received as part of liquidation proceeds or proceeds that are to be applied to the restoration or repair of the related manufactured home or mortgaged property or released to the obligor;

  . any condemnation awards or settlements which are not released to obli-gors in accordance with normal servicing procedures;

  . all amounts received from credit enhancement provided with respect to a series of certificates;

  . all proceeds of any contract or mortgage loan, or property acquired in respect of any asset, that is repurchased by the related seller or by a terminating party; and

  . all amounts, if any, required to be transferred to the certificate ac-count from a reserve fund pursuant to the pooling and servicing agree-ment.

   In those cases where a subservicer is servicing assets, the subservicer will establish and maintain an Eligible Account that will comply with the standards for the certificate account and which is otherwise acceptable to the servicer. The subservicer will be required to deposit into the sub-servicing account on a daily basis all amounts enumerated in the preceding paragraph in respect of the contracts or mortgage loans as received by the subservicer, less its servicing compensation. On the date specified in the related prospec-tus supplement, the subservicer shall remit to the servicer all funds held in the sub-servicing account with respect to each related contract or mortgage loan. The subservicer, to the extent described in the re-lated prospectus supplement, may be required to advance any monthly install-ment of principal and interest that was not received, less its servicing fee, by the date specified in the related prospectus supplement.

   With respect to each Buy-Down Loan and GPM Loan, the servicer will deposit into a custodial Eligible Account, which may be interest-bearing, complying with the requirements for the certificate account an amount which, together with investment earnings thereon, will provide funds sufficient to support the payments on the Buy-Down Loan or GPM Loan on a level debt service basis. The servicer will not be obligated to supplement any buy-down fund should invest-ment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans or GPM Loans in which event distributions to the certificateholders may be affected.

   Distributions on Certificates. On the business day preceding a distribution date, the servicer will withdraw from the applicable Certificate Account and remit to the trustee for deposit into the Distribution Account all scheduled payments of principal and interest due on the assets during the Collection Pe-riod and collected by the servicer and all unscheduled collections in respect of principal and interest on the assets received during the Prepayment Period, in each case to the extent these collections comprise part of the Available Distribution Amount for the upcoming distribution date. In addition, on the business day preceding each distribution date, the servicer shall remit to the trustee, for deposit into the Distribution Account, the amount of its required P&I Advance and of any Compensating Interest required to be paid by the servicer for the upcoming distribution date.

Advances

   The servicer will be required to advance funds to cover delinquent payments of principal and interest on related contracts and mortgage loans ("P&I Ad-vances") and delinquent payments of taxes, insurance premiums and escrowed items in respect of related contracts and mortgage loans and liquidation-re-lated expenses ("Servicing Advances," and, together with P&I Advances, "Ad-vances"). The servicer shall not be required to make an Advance to the extent it determines, in its reasonable judgment, that the Advance, if made, would not be recoverable from other collections in respect of the pool of related contract or mortgage loans (a "Non-Recoverable Advance"). The servicer may offset the otherwise applicable P&I Advance for any business day preceding a distribution date by the amount of Early Payments made with respect to the re-lated Due Date. A Due Date is the date on which a monthly payment is due on an asset from the obligor thereunder, without regard to any grace period. Early Payment means, for any asset and any Due Date on which the principal and in-terest payments made, not including any late fees, exceed the sum of the scheduled monthly payment plus any unpaid monthly payments for previous Due Dates, if the obligor has not sent written notice to the servicer with this payment asking that the amount by which this payment exceeds the monthly pay-ment then due be treated as a principal prepayment and the servicer is unable to determine the obligor's intended treatment of the excess payment, Early Payment is the amount by which these payments of principal and interest exceed the scheduled monthly payment for the asset plus any unpaid monthly payments for previous Due Dates, but only to the extent that the amount of the excess is an integral multiple of the amount of the scheduled monthly payment due. To the extent that the amount of this excess exceeds an integral multiple of the scheduled monthly payment, the excess will be a principal prepayment.

   The servicer may delegate its obligation to make advances and may assign its right to reimbursement to a third party, provided that such arrangements do not cause a rating agency to change the ratings assigned to the applicable certificates.

   The failure of the servicer to make any required Advances under a pooling and servicing agreement constitutes a default under the pooling and servicing agreement for which the servicer may be terminated. Upon a default by the servicer, the trustee, as substitute servicer, may, if so provided in the re-lated pooling and servicing agreement, be required to make Advances, provided that, in its reasonable discretion, it deems the Advances not to be Non-Recov-erable Advances. Oakwood Mortgage may arrange for a third party to back stop its Advance obligations and such third party may be reimbursed directly from the appropriate certificate account.

   The advance obligation of a trustee or pool insurer may be limited to an amount specified by the rating agency or Agencies rating the certificates. Any P&I Advances by the servicer, the trustee or a pool insurer, as the case may be, must be deposited into the applicable certificate account or into the Dis-tribution Account and will be due not later than the distribution date to which the delinquent payment relates. Any Advance made by the servicer or the trustee or a pool insurer, as the case may be, will be reimbursable from funds in the certificate account or Distribution Account prior to the disbursement of dis-tributions to the certificateholders.

   Any P&I Advances with respect to contracts or mortgage loans included in the trust for any series are intended to enable the trustee to make timely payment of the scheduled distributions of principal and interest on the certificates of the series. However, neither the servicer nor the trustee nor any pool insurer will insure or guarantee the certificates of any series or the contracts or mortgage loans included in the trust for any series.

Compensating Interest

   If a contract or mortgage loan is prepaid in full or liquidated other than on a Due Date, the obligor generally is only required to pay interest to the date of prepayment or liquidation. In this event, if provided in the prospectus supplement, for so long as Oakwood Acceptance is the servicer of the related asset, the servicer may be obligated to pay interest from the last day for which interest is due from the obligor to the next Due Date, so long as this amount does not exceed the servicer's servicing compensation for the related month ("Compensating Interest").

Maintenance of Insurance Policies and Other Servicing Procedures

 Presentation of Claims

   The servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the issuer of each insurance policy, including the FHA and the VA, and will take reasonable steps as are necessary to permit recovery under the insurance policies respecting defaulted contracts or mortgage loans that are the subject of bankruptcy proceedings. All collections by the servicer under any insurance policy are to be deposited into the certificate account for the related series and may be withdrawn. With respect to a mortgage loan or contract that is serviced by a subservicer, the subservicer, on behalf of it-self, the trustee and the certificateholders will present claims to the appli-cable insurer, and all collections shall be deposited into the applicable sub-servicing account for deposit into the certificate account.

   If any property securing a defaulted contract or mortgage loan is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the dam-aged property to a condition sufficient to permit recovery under any pool in-surance policy or any primary mortgage insurance policy, any FHA insurance or any VA guarantee, as the case may be, the servicer is not required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to the certificateholders upon liquida-tion of the contract or mortgage loan after reimbursement of the expenses in-curred by the servicer and that these expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy, any FHA in-surance, or any VA guarantee, as the case may be.

   If, in respect of any defaulted contract or mortgage loan, recovery under any related pool insurance policy or any related primary mortgage insurance policy, any FHA insurance, or any VA guarantee, as the case may be, is not available, the servicer nevertheless is obligated to follow normal practices and procedures as it deems necessary or advisable to liquidate the collateral for the defaulted contract or mortgage loan. If the proceeds of any liquidation of the related manufactured home or mortgaged property are less than the prin-cipal balance of the defaulted contract or mortgage loan plus interest accrued thereon at the applicable asset rate, the related trust will realize a loss in the amount of this difference plus the aggregate of expenses incurred by the servicer in connection with the proceedings.

 Servicing Compensation and Payment of Expenses

   As compensation for its servicing duties in respect of any series, the servicer will be entitled to the Servicing Fee specified in a particular pro-spectus supplement. In addition, the servicer may be entitled to servicing com-pensation in the form of assumption fees, late payment charges or otherwise, which fees or charges shall be retained by the servicer to the extent not re-quired to be deposited into the related Certificate Account.

   The servicer will pay from its servicing compensation expenses incurred in connection with the servicing of the contracts and mortgage loans included in a trust estate. It also is obligated to pay the fees and expenses of the trustee and any expenses incurred in enforcing the obligations of any subservicers. These expenses may be reimbursable from liquidation proceeds and proceeds of pool insurance and from specific recoveries of costs.

   The servicer will be entitled to reimbursement for a portion of its expenses incurred in connection with the liquidation of defaulted contracts or mortgage loans. The related trust will suffer no loss by reason of these expenses to the extent claims are paid under the related pool insurance policies, if any. If no pool insurance policy is in effect for the series, or if claims are either not made or paid under the related pool insurance policies or coverage thereunder has been terminated or canceled, the related trust will suffer a loss to the extent that the liquidation proceeds of a defaulted asset, after reimbursement of the servicer's related expenses, are less than the principal balance of the asset plus accrued interest thereon at the related asset rate. In addition, the servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of any manufactured home or mortgaged property, this right of reimbursement being prior to the rights of the related certificateholders to receive any related pool insurance proceeds or liquida-tion proceeds.

 Evidence as to Compliance

   With respect to each series of certificates, the servicer will deliver each year to the trustee an officer's certificate stating that a review of the ac-tivities of the servicer and any subservicers during the preceding calendar year and of the servicer's performance under the related pooling and servicing agreement has been made, and to the best of this officer's knowledge, the servicer has fulfilled all its obligations under the pooling and servicing agreement throughout such year, and, to the best of this officer's knowledge, based on this review, each subservicer has fulfilled its obligations throughout the related year, or, if there has been a default in the fulfillment of any ob-ligation, specifying each default known to the officer and the nature and sta-tus thereof. This officer's certificate shall be accompanied by a statement by a firm of independent public accountants to the effect that the firm has au-dited the financial statements of the servicer for the servicer's most recently ended fiscal year and issued its report thereon; such audit included tests of the records and documents relating to manufactured housing installment sale contracts and mortgage loans serviced by the servicer for others in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, or any successor program promulgated by the accounting profession (" USAP"); and any other statements as are contemplated under USAP, including, if called for under USAP, a statement as to whether the servicer's management's written assertion to this firm, which shall be attached to the statement of the firm, that its servicing during the applicable fiscal year complied with USAP's minimum servicing standards in all material respects is fairly stated in all material respects. The audit tests referred to in the second clause of the pre-ceding sentence in respect of any series shall be applied to manufactured hous-ing installment sale contracts and mortgage loans serviced under the related pooling and servicing agreement or, in the sole discretion of this firm, manu-factured housing installment sale contracts and mortgage loans serviced under pooling and servicing agreements, trust agreements or indentures substantially similar to the pooling and servicing agreement. For purposes of this statement, the firm may assume conclusively that all pooling and servicing agreements un-der which the servicer is the servicer of manufactured housing installment sale contracts and mortgage loans for a trustee relating to certificates evidencing an interest in manufactured housing installment sale contracts and mortgage loans are substantially similar to one another except for any pooling and ser-vicing agreement which by its terms specifically states otherwise.

                     The Pooling and Servicing Agreements

   The following discussion describes the material provisions of each pooling and servicing agreement, including the standard terms to pooling and servicing agreement that is incorporated by reference into each pooling and servicing agreement. When particular provisions or terms used in a pooling and servicing agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference in this discussion.

The Servicer

   The servicer shall not resign from the obligations and duties imposed on it under a pooling and servicing agreement, except upon appointment of a succes-sor servicer and receipt by the trustee of a letter from each applicable rat-ing agency that the servicer's resignation and the appointment of the succes-sor will not, in and of itself, result in a downgrading of any rated certifi-cates of the affected series or upon determination by the servicer's Board of Directors that the performance of its duties under the pooling and servicing agreement are no longer permissible under applicable law. No resignation shall become effective until the trustee or a successor servicer shall have assumed the responsibilities and obligations of the servicer in accordance with the applicable pooling and servicing agreement.

   Neither the servicer nor any of its directors, officers, employees or agents shall be under any liability to the trust or the certificateholders, and all of these persons shall be held harmless, for any action taken or not taken in good faith pursuant to each pooling and servicing agreement, or for errors in judgment; provided, however, that no person shall be protected from liability for actions or omissions resulting from willful misfeasance, bad faith or gross negligence in the performance of his duties or by reason of reckless disregard of his obligations and duties under the pooling and servic-ing agreement or for breaches of representations or warranties made by him in the pooling and servicing agreement. The servicer and any of the directors, officers, employees or agents of the servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any person respecting any matters arising under a pooling and servicing agree-ment. The servicer shall be under no obligation to appear in, prosecute or de-fend any legal action unless the action is related to its duties under a pool-ing and servicing agreement and the action in its opinion does not involve it in any expense or liability, except as otherwise explicitly provided in the pooling and servicing agreement; provided, however, that the servicer may in its discretion undertake any action that it deems necessary or desirable with respect to a pooling and servicing agreement if the certificateholders offer to the servicer reasonable security or indemnity against the costs, expenses and liabilities.

The Trustee

   The prospectus supplement for a series of certificates will specify the trustee for that series. The trustee for a series may resign at any time, in which event Oakwood Mortgage will be obligated to attempt to appoint a succes-sor trustee. Oakwood Mortgage may remove a trustee if the trustee ceases to be eligible to continue as trustee under the applicable pooling and servicing agreement or upon the occurrence of bankruptcy or insolvency related events with respect to the trustee. The trustee for a series will also may be removed at any time by the holders of certificates of the series evidencing at least 51% of the voting rights of the series, as specified in the related pooling and servicing agreement. If the certificateholders remove the trustee other than for reasonable cause based upon the trustee's failure to continue to meet the eligibility requirements set forth in the related pooling and servicing agreement or the trustee's failure to perform its duties, then the certificateholders so removing the trustee shall bear any and all costs and expenses arising from removal and substitution. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance by Oakwood Mortgage of the appointment of the successor trustee.

   A trustee must be a corporation or a national banking association organized under the laws of the United States or any state and authorized under the laws of the jurisdiction in which it is organized to have corporate trust powers.
It also must have combined capital and surplus of at least $50,000,000, or be a Qualified Bank, and be regulated and examined by state or federal regulatory authorities. A Qualified Bank is any domestic bank not affiliated with Oakwood Acceptance or Oakwood Mortgage having long-term unsecured debt obligations rated in one of the two highest rating categories, without modifiers, of at least one rating agency and of any other rating agen-cy, if the bank's long-term unsecured debt obligations are rated by an addi-tional rating agency, or short-term unsecured debt obligations rated in at least one rating agency's highest applicable rating category, and of any other rating agency's highest applicable rating category if such bank's short-term unsecured debt obligations are rated by such additional rating agency, having commercial paper or short-term unsecured debt obligations rated in at least one rating agency's highest applicable rating category, and in any other rating agency's highest applicable rating category if the bank's commercial paper or short-term unsecured debt obligations are rated by an additional rating agency, or that is otherwise acceptable to each rating agency. Although a trustee may not be an affiliate of Oakwood Mortgage or the servicer, either Oakwood Mort-gage or the servicer may maintain normal banking relations with the trustee if the trustee is a depository institution.

Reports to Certificateholders

   The trustee for a series will furnish the related certificateholders with monthly statements prepared by the servicer (each a "Remittance Report") con-taining information with respect to principal and interest distributions and Realized Losses for the series and the assets of the related trust. Any finan-cial information contained in these reports will not have been examined or re-ported upon by an independent public accountant. Copies of monthly statements and any annual reports prepared by the servicer evidencing the status of its compliance with the provisions of a pooling and servicing agreement will be furnished to related certificateholders upon request addressed to the trustee. The contents of the Remittance Report for any series will be described in the prospectus supplement for that series.

Events of Default

   Events of Default by the servicer under any pooling and servicing agreement will include

  . any failure by the servicer to remit funds to the Distribution Account as required by the applicable pooling and servicing agreement, which failure continues unremedied for five days, or another period specified in the related pooling and servicing agreement, after the date upon which the remittance was due,

  . any failure or breach by the servicer duly to observe or perform in any material respect any other of its covenants or agreements that materi-ally and adversely affects he interests of certificateholders, which, in either case, continues unremedied for 60 days after the giving of writ-ten notice of the failure or breach to the servicer by the related trustee or by the Holders of certificates evidencing at least 25% of the voting rights for the applicable series; and

  . events involving insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the servicer.

   So long as an Event of Default remains unremedied, the trustee may, and, at the written direction of the certificateholders of the applicable series evi-dencing greater than 50% of the voting rights for the series, shall, terminate all of the rights and obligations of the servicer under the related pooling and servicing agreement and in and to the related contracts and mortgage loans and the proceeds thereof, whereupon, the related trustee or a successor servicer will succeed to all the responsibilities, duties and liabilities of the termi-nated servicer under the pooling and servicing agreement and the successor servicer will be entitled to similar compensation arrangements to those pro-vided for the terminated servicer, plus additional fees, if any, provided for in the prospectus supplement. In the event that the trustee would be obligated to succeed the servicer but is unwilling or unable to do so, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer meeting the criteria set forth in the related pooling and servicing agreement. Pending this appointment, the trustee is obligated to act as succes-sor servicer unless prohibited by law from doing so. The trustee and the suc-cessor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation paid to the terminated servicer under the pooling and servicing agreement, plus additional fees, if any, provided for in the prospectus supplement. Event of Default means the occurrence of a default noted in the pooling and servicing agreement, along with the passage of a period of any cure period without the default having been cured.

Certificateholder Rights

   No certificateholder will have any right under the related pooling and ser-vicing agreement to institute any proceeding with respect to any pooling and servicing agreement unless the holder previously has provided the trustee with written notice of a default and unless the holders of certificates evidencing at least 25% of the voting rights for the applicable series requested the trustee in writing to institute the proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 15 days has neglected or refused to institute any proceeding. The trustee will be under no obligation to take any action or to institute, conduct or defend any litiga-tion under the related pooling and servicing agreement at the request, order or direction of any of the holders of certificates, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which the trustee may incur.

Amendment

   A pooling and servicing agreement may be amended by Oakwood Mortgage, the Servicer, and the related trustee without the consent of the related certificateholders,

  .  to cure any ambiguity;

  . to correct or supplement any provision that may be inconsistent with any other provision;

  . to maintain the REMIC status of the trust and to avoid the imposition of taxes on any related REMIC, if applicable; or

  . to make any other provisions with respect to matters or questions aris-ing under the pooling and servicing agreement that are not covered by the pooling and servicing agreement, provided that the action will not adversely affect in any material respect the interests any holder of certificates of the related series, as evidenced by an opinion of coun-sel independent of Oakwood Mortgage, the servicer and the trustee or a letter from each rating agency from whom Oakwood Mortgage requested a rating of any of the certificates of the series stating that the pro-posed amendment will not result in a downgrading of the rating of any of the certificates of the series rated by any rating agency.

   A pooling and servicing agreement may also be amended by Oakwood Mortgage, the servicer and the related trustee with the consent of the related certificateholders evidencing a majority of the voting rights of each affected class for the purpose of adding any provisions to, or for the purpose of elimi-nating any provisions from, or for the purpose of changing in any manner any of the provisions of, the pooling and servicing agreement, or for the purpose of modifying in any manner the rights of the certificateholders; provided, howev-er, that no amendment that

  . reduces in any manner the amount of, or delays the timing of, any pay-ment received on or with respect to contracts or mortgage loans which are required to be distributed on any certificate

  . otherwise materially adversely affects the rights of any certificateholder; or

  . reduces the percentage of certificateholders required to consent to any amendment of the related pooling and servicing agreement may be effective without the consent of the holder of each related certificate.

Termination

   The obligations created by each pooling and servicing agreement will termi-nate upon the date calculated as specified in the pooling and servicing agree-ment, generally upon the later of the final payment or other liquida-tion of the last contract or mortgage loan subject thereto and the disposition of all property acquired upon repossession of any manufactured home or fore-closure of or other realization on any mortgage loan and the payment to the related certificateholders of all amounts held by the servicer or the trustee and required to be paid to them pursuant to the pooling and servicing agree-ment. In addition, a trust may be terminated early at the option of Oakwood Mortgage, the servicer or the holders of a majority in interest of any related Residual Certificates and if so specified in the related prospectus supple-ment, the certificates of a series shall be redeemed by Oakwood Mortgage, the servicer or any other party specified in the related prospectus supplement. See "Description of the Certificates -- Optional Redemption or Termination."

                 Legal Aspects of Contracts and Mortgage Loans

   The following discussion contains the material legal aspects of manufac-tured housing installment sales contracts and mortgage loans. Because legal aspects are governed by state law, which laws may differ substantially from state to state, this discussion does not purport to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the contracts or mortgage loans is located.

   Contracts differ from mortgage loans in material respects. In general, con-tracts may experience a higher level of delinquencies than mortgage loans, be-cause the credit underwriting standards applied to borrowers under manufac-tured housing installment sales contracts generally are not as stringent as those applied to borrowers under many conventional residential first-lien mortgage loans. In addition, manufactured homes generally decline in value over time, which may not necessarily be the case with respect to the mortgaged properties underlying mortgage loans. Consequently, the losses incurred upon repossession of or foreclosure on manufactured homes securing the contracts may be expected to be more severe in many cases than the losses that would be incurred upon foreclosure on mortgaged properties securing mortgage loans, in each case measured as a percentage of the outstanding principal balances of the related assets. The servicing of manufactured housing installment sales contracts is generally similar to the servicing of conventional residential mortgage loans, except that, in general, servicers of manufactured housing in-stallment sales contracts place greater emphasis on making prompt telephone contact with delinquent borrowers than is generally customary in the case of the servicing of conventional residential mortgage loans. Realization on de-faulted contracts is generally accomplished through repossession and subse-quent resale of the underlying manufactured homes by or on behalf of the Servicer, as described under " -- The Contracts," whereas realization on de-faulted mortgage loans is generally accomplished through foreclosure on the underlying mortgaged properties or similar proceedings, as described under " -- The Mortgage Loans." Realization on defaulted Land Secured Contracts may involve a combination of repossession and foreclosure-related procedures. Cer-tificates evidencing interests in contracts may also face other risks that are not present in the case of certificates evidencing interests in mortgage loans.

The Contracts

   General. As a result of the assignment of the contracts underlying a series to the related trustee, the related trust will succeed to all of the rights, including the right to receive payments on the contracts, and will assume the obligations, of the obligee under the contracts. Each contract evidences both the obligation of the obligor to repay the loan evidenced thereby, and the grant of a security interest in the related manufactured home to secure repay-ment of the loan.

   The contracts generally are chattel paper as defined in the Uniform Commer-cial Code (the "UCC") in effect in the states in which the manufactured homes initially were located. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the pooling and servicing agreement, the servicer will retain possession of the contracts as custodian for the trustee. Because the servicer is not relinquishing possession of the contracts, the servicer will file a UCC-1 financing statement in the appropriate recording offices in Nevada as necessary to perfect the trustee's ownership interest in the contracts. If, through negligence, fraud or otherwise, a subsequent purchaser from Oakwood Mortgage or from a predecessor owner of the contracts were able to take physi-cal possession of the contracts without notice of the assignment of the contracts to the trustee, the trustee's interest in contracts could be subordinated to the interest of the purchaser. To provide a measure of protection against this possibility, within ten days after the clos-ing date, the contracts will be stamped or marked otherwise to reflect their assignment from Oakwood Mortgage to the trustee.

   Security Interests in the Manufactured Homes. The manufactured homes secur-ing the contracts may be located in any or all of the 50 states, Puerto Rico and the District of Columbia. The manner in which liens on manufactured homes are perfected is governed by applicable state law. In many states ("Title States"), a lien on a manufactured home may be perfected under applicable motor vehicle titling statutes by notation of the secured party's lien on the related certificate of title or by delivery of required documents and payment of a fee to the state motor vehicle authority to re-register the home, depending upon applicable state law. In some states ("UCC States"), perfection of a lien on a manufactured home is accomplished pursuant to the provisions of the applicable UCC by filing UCC-3 financing statements or other appropriate transfer instru-ments with all appropriate UCC filing offices. Some states are both Title States and UCC States. Oakwood Mortgage will cause the security interests cre-ated by the contracts in the related manufactured homes to be assigned to the trustee on behalf of the certificateholders. However, because of the expense and administrative inconvenience involved, neither Oakwood Acceptance nor any other seller is expected to amend any certificate of title to change the lienholder from Oakwood Acceptance or such other seller to the trustee, deliver any documents or pay fees to re-register any manufactured home, or file any UCC transfer instruments, and neither Oakwood Acceptance, such other seller nor Oakwood Mortgage will deliver any certificate of title to the trustee or note thereon the trustee's interest. In some states, simple assignment of the secu-rity interest created by a contract in the related manufactured home consti-tutes an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title, re-registration of the under-lying home, or filing of any statement under the applicable UCC, and the as-signee succeeds to Oakwood Acceptance's or such other seller's rights as the secured party as to the manufactured home. In other states, however, the law is unclear whether a security interest in a manufactured home is effectively as-signed in the absence of an amendment to a certificate of title, re-registra-tion of the underlying home, or the filing of an appropriate UCC transfer in-strument, as appropriate under applicable state law. In this event, the assign-ment of the security interest created by a contract in the related manufactured home may not be effective against creditors of Oakwood Mortgage, Oakwood Ac-ceptance or any other seller or a trustee in bankruptcy of Oakwood Mortgage, Oakwood Acceptance or such other seller.

   In recent years, manufactured homes have become increasingly large and often are attached to their sites, without appearing to be readily mobile. Perhaps in response to these trends, courts in many states have held that manufactured homes, under certain circumstances, are subject to real estate title and re-cording laws. As a result, a security interest created by an installment sales contract in a manufactured home located in such a state could be rendered sub-ordinate to the interests of other parties claiming an interest in the home un-der applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security in-terest must file either a fixture filing under the provisions of the applicable UCC or a real estate mortgage, deed of trust, deed to secure debt or security deed, as appropriate under the real estate laws of the state in which the re-lated home is located. These filings must be made in the real estate records office of the jurisdiction in which the home is located. Neither Oakwood Ac-ceptance nor any other seller will be required to make fixture filings or to file mortgages with respect to any of the manufactured homes, except in the case of Land Secured Contracts. Consequently, if a manufactured home is deemed subject to real estate title or recording laws because the owner attaches it to its site or otherwise, the trustee's interest may be subordinated to the inter-ests of others that may claim an interest in the manufactured home under appli-cable real estate laws.

   The trustee's security interest in a manufactured home would be subordinate to, among others, subsequent purchasers for value of the manufactured home and holders of perfected security interests in the home, in either case without no-tice to the trustee's adverse interest in the home.

   In the absence of fraud, forgery or affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state re-cording officials, the notation of the lien of Oakwood Acceptance on the related certificate of title or delivery of the required documents and fees necessary to register the home in the name of Oakwood Acceptance or the public filing of appropriate transfer instruments reflecting the lien of Oak-wood Acceptance, in each case as required under applicable state law, will be sufficient to protect the certificateholders against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security in-terest in the manufactured home from anyone other than the entity whose lien is perfected under state law, because they will be on notice of the existing in-terest in the home.

   Some of the contracts ("Land Secured Contracts") will be secured by real es-tate as well as a manufactured home. Oakwood Acceptance will cause the liens created by the Land Secured Contracts on the related real estate to be assigned to the trustee. The contract file for each Land Secured Contract will be re-quired to include an original or a certified copy of the recorded mortgage re-lating to the contract, together with originals or certified copies of a chain of recorded assignments of the mortgage sufficient to reflect Oakwood Accept-ance as the record holder of the mortgage and the lien it evidences on the re-lated real estate. Assignments in recordable form for the mortgages naming the trustee as assignee will not be prepared by the servicer or any seller. Howev-er, Oakwood Acceptance will deliver to the trustee a power of attorney enti-tling the trustee to prepare, execute and record the assignments of mortgages, in the event that recordation thereof becomes necessary to enable the servicer to foreclose on the related real property.

   Under the laws of most states, in the event that a manufactured home is moved to a state other than the state in which it initially is registered, any perfected security interest in the home would continue automatically for four months after relocation, during which time the security interest must be re-perfected in the new state in order to remain perfected after this four-month period. Generally, a security interest in a manufactured home may be re-per-fected after the expiration of this four-month period, but, for the period be-tween the end of such four-month period and the date of such re-perfection, the security interest would be unperfected.

   If a manufactured home is moved to a UCC State, an appropriate UCC financing statement generally would have to be filed in the state within the four-month period after the move in order for Oakwood Acceptance's security interest in the manufactured home to remain perfected continuously. If a manufactured home is moved to a Title State, re-perfection of a security interest in the home generally would be accomplished by registering the manufactured home with the Title State's motor vehicle authority. In the ordinary course of servicing its portfolio of manufactured housing installment sales contracts, the Servicer takes steps to re-perfect its security interests in the related manufactured homes upon its receipt of notice of registration of the home in a new state --
 which it should receive by virtue of the notation of its lien on the original certificate of title, if the home is moved from a Title State to a Title
State -- or of information from a related borrower as to relocation of the home. In some Title States, the certificate of title to a manufactured home, which is required to be in the servicer's possession, must be surrendered be-fore the home could be re-registered; in the states an obligor could not re-register a manufactured home to a transferee without the servicer's assistance. In other Title States, when an obligor under a contract sells the related manu-factured home, if it is located in a Title State both before and after the sale, Oakwood Acceptance should at least receive notice of any attempted re-registration thereof because its lien is noted on the related certificate of title and accordingly should have the opportunity to require satisfaction of the related contract before releasing its lien on the home. If the motor vehi-cle authority of a Title State to which a manufactured home is relocated or in which a manufactured home is located when it is transferred registers the manu-factured home in the name of the owner thereof or the owner's transferee with-out noting Oakwood Acceptance's lien on the related certificate of title, whether because the state did not require the owner to surrender the certifi-cate of title issued prior to the transfer or issued by the Title State from which the home was moved or failed to notify Oakwood Acceptance of re-registra-tion and failed to note Oakwood Acceptance's lien on the new certificate of ti-tle issued upon re-registration or the manufactured home was moved from a state that is not a Title State, re-registration could defeat the perfection of Oak-wood Acceptance's lien in the manufactured home. In addition, re-registration of a manufactured home, whether due to a transfer or relocation, in a state, such as a UCC State, which does not require a certificate of title for regis-tration of a manufactured home, could defeat perfection of Oakwood Acceptance's lien.

   If Oakwood Acceptance and the servicer are not the same entity, Oakwood Ac-ceptance will be required to report to the servicer any notice it receives of any re-registration of a manufactured home. The servicer will take all neces-sary steps, at its own expense, to maintain perfection of the trustee's secu-rity interests in each manufactured homes if it receives notice of relocation, sale or re-registration of the manufactured home. As long as Oakwood Acceptance remains the servicer, the servicer will not be required to cause notations to be made on any certificate of title or to execute any instrument relating to any manufactured home, other than a notation or a transfer instrument necessary to show Oakwood Acceptance as the lienholder or legal titleholder. However, the Servicer has no independent obligation to monitor the status of Oakwood Accept-ance's lien on any manufactured home.

   Under the laws of most states, liens for repairs performed on a manufactured home and for property taxes on a manufactured home take priority even over a prior perfected security interest. These liens could arise at any time during the term of a contract. No notice will be given to the trustee or certificateholders in the event this lien arises.

   Enforcement of Security Interests in Manufactured Homes. The servicer, on behalf of the trustee, to the extent required by the related pooling and ser-vicing agreement, may take action to enforce the trustee's security interest with respect to contracts in default by repossession and resale of the manufac-tured homes securing defaulted contracts. So long as the manufactured home has not become subject to the real estate laws of a state, a creditor is entitled, in most states, to repossess a manufactured home through the voluntary surren-der thereof, by self-help repossession that is peaceful or, if the creditor is unable to repossess through either of the foregoing means, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies depending on the state, prior to commencement of any repossession ac-tion. The UCC and consumer protection laws in most states place restrictions on repossession sales; among other things, laws require prior notice to the debtor and commercial reasonableness in effecting a sale. The law in most states also requires that the debtor be given notice prior to any resale of a repossessed home so that the debtor may redeem the home at or before resale. In the event of repossession and resale of a manufactured home, the trustee would be enti-tled to receive the net proceeds of resale up to the amount of the unpaid prin-cipal balance of the related contract plus all accrued and unpaid interest thereon at the related asset rate.

   Under applicable laws of most states, a creditor is entitled to obtain a judgment against a debtor for any deficiency remaining after repossession and resale of the manufactured home securing the debtor's loan. However, obtaining and collecting deficiency judgments is seldom economically feasible and, for that reason, Oakwood Acceptance generally has not attempted to obtain defi-ciency judgments. In addition, some states impose prohibitions or limitations on deficiency judgments, and other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, the Sol-diers' and Sailors' Civil Relief Act, and state laws affording relief to debt-ors, may interfere with or affect the ability of a secured lender to repossess and resell collateral or to enforce a deficiency judgment. For example, in pro-ceedings under the United States Bankruptcy Code, as amended, as set forth in Title 11 of the United States Code (the "Bankruptcy Code"), when a court deter-mines that the value of a home is less than the principal balance of the loan it secures, the court may prevent a lender from repossessing or foreclosing on the home, and, as part of the debtor's rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment de-fault, and in the case of a manufactured housing installment sales contract not secured by the debtor's principal residence, also may reduce the monthly pay-ments due under the contract, change the rate of interest and alter the repay-ment schedule. Court decisions have applied relief to claims secured by the debtor's principal residence. If a court relieves an obligor's obligation to repay all or any portion of the amounts otherwise due on a contract, the servicer will not be required to advance these amounts, and any loss of this nature may reduce amounts available for distribution on the related certifi-cates.

   Under the terms of the federal Soldiers' and Sailors' Civil Relief Act, an obligor who enters military service after the origination of the obligor's con-tract, including an obligor who is a member of the National Guard or who is in reserve status at the time of the origination of the contract and is later called to active duty, may not be charged interest above an annual rate of 6.00% during the period of the obligor's active duty status, unless a court or-ders otherwise upon application of the lender. It is possible that this action could have an effect, for an indeterminate period of time, on the ability of the servicer to collect full amounts of interest on the contracts. Any shortfall in interest collections resulting from the application of the Sol-diers' and Sailors' Civil Relief Act, to the extent not covered by the subordi-nation of a class of subordinated certificates, could result in losses to certificateholders. In addition, the Soldiers' and Sailors' Civil Relief Act imposes limitations which would impair the ability of the servicer to repossess or foreclose on the manufactured home securing an affected contract during the obligor's period of active duty status. Thus, in the event that a contract goes into default, there may be delays and losses occasioned by the inability to liquidate the related manufactured home in a timely fashion.

   Because of the REMIC provisions of the Code, a trust as to which a REMIC election has been made generally must dispose of any related manufactured homes acquired pursuant to repossession, foreclosure, or similar proceedings within three years after acquisition. Consequently, if the servicer, acting on behalf of the trust, is unable to sell a manufactured home in the course of its ordi-nary commercial practices by the end of the tenth month of the third calendar year following the end of the calendar year in which it acquires the manufac-tured home, or a longer period as permitted by the pooling and servicing agree-ment, the servicer will auction the home to the highest bidder, which may be the servicer, in an auction reasonably designed to produce a fair price. There can be no assurance that the price for any manufactured home would not be sub-stantially lower than the unpaid principal balance of the contract relating thereto. In fact, manufactured homes, unlike site-built homes, generally depre-ciate in value, and it has been Oakwood Acceptance's experience that, upon re-possession and resale, the amount recoverable on a manufactured home securing an installment sales contract is generally lower than the principal balance of the contract.

   Foreclosure Under Real Property Laws. If a manufactured home has become at-tached to real estate to a degree such that the home would be treated as real property under the laws of the state in which it is located, it may not be le-gally permissible for the servicer to repossess the home under the provisions of the UCC or other applicable personal property laws. If so, the servicer could obtain possession of the home only pursuant to real estate mortgage fore-closure laws. In addition, in order to realize upon the real property securing any Land Secured Contract, the servicer must proceed under applicable state real estate mortgage foreclosure laws. The requirements that the servicer must meet in order to foreclose on the real property securing a Land Secured Con-tract, and the restrictions on foreclosure, are identical to the requirements and restrictions that would apply to foreclosure of any mortgage loan. Mortgage foreclosure generally is accomplished through judicial action, rather than by private action as permitted under personal property laws, and real estate laws generally impose stricter notice requirements and require public sale of the collateral. In addition, real estate mortgage foreclosure is usually far more time-consuming and expensive than repossession under personal property laws, and applicable real estate law generally affords debtors many more protections than are provided under personal property laws. Rights of redemption under real estate laws generally are more favorable to debtors than they are under per-sonal property laws, and in many states antideficiency judgment legislation will be applicable in the real estate foreclosure context even if it would not apply to repossessions under personal property laws. If real estate laws apply to a manufactured home, to the extent Oakwood Acceptance has not perfected its security interest in a manufactured home under applicable real estate laws, Oakwood Acceptance's security interest in the manufactured home would be subor-dinate to a lien on such home recorded pursuant to applicable real estate laws.

   Consumer Protection Laws. The so-called Holder-in-Due-Course rule of the Federal Trade Commission is intended to prevent a seller of goods pursuant to a consumer credit contract and related lenders and assignees from transferring the contract free of claims by the debtor thereunder against Oakwood Accept-ance. The effect of this rule is to subject the assignee of a consumer credit contract to all claims and defenses that the debtor could have asserted against Oakwood Acceptance under the contract. Assignee liability under this rule is limited to amounts paid by the debtor under the assigned contract; however, a borrower also may assert the rule to set off remaining amounts due under a contract as a defense against a claim brought by the assignee of the contract against the borrower. Numerous other federal and state consumer protection laws impose re-quirements applicable to the origination and lending pursuant to the con-tracts, including the Truth in Lending Act, the Real Estate Settlement Proce-dures Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty -- Federal Trade Commission Improvement Act, the Fair Credit Report-ing Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. The failure of the originator of a contract to have complied with the provisions of some of these laws may result in liability of the related trust to the obligor thereunder or in a reduction of the amount payable under the contract. However, each asset seller will be required to represent and warrant that each contract it sells to Oakwood Mort-gage complied, at the time of its origination, with all requirements of law and will be required to make representations and warranties as to each con-tract to be included in an asset pool concerning the validity, existence, per-fection and priority of its security interest in each underlying manufactured home as of the related Cut-off Date. A breach of any representation or war-ranty that materially and adversely affects a Trust's interest in any contract would create an obligation on the part of such asset seller to use its best efforts to cure the breach to the satisfaction of the trustee or to repurchase the contract. Nevertheless, this requirement may not eliminate the Trust's li-ability to an obligor.

   Transfers of Manufactured Homes; Enforceability of Due-on-Sale Clauses. The contracts, in general, prohibit the sale or transfer of the related manufac-tured homes without the consent of the servicer and permit the acceleration of the maturity of the contracts by the servicer upon any sale or transfer to which consent has not been obtained. The servicer will act in accordance with its customary underwriting procedures and with the terms of the related pool-ing and servicing agreement in determining whether to permit transfers in re-spect of contracts included in an asset pool. The servicer will require, among other things, a satisfactory credit review of any person proposing to assume any contract. If the servicer permits an assumption of a contract, no material term of the contract, including the interest rate or the remaining term to ma-turity of the contract, may be modified unless the servicer has received an opinion of independent counsel to the effect that this modification will not be treated, for federal income tax purposes, as an acquisition of the modified contract by the trust in exchange for the unmodified contract on the date the modification occurs. A delinquent borrower may transfer his manufactured home in order to avoid a repossession proceeding with respect to the manufactured home.

   Applicability of Usury Laws. Title V of the Depository Institutions Deregu-lation and Monetary Control Act of 1980, as amended ("Title V"), generally provides that state usury limitations shall not apply to any loan that is se-cured by a first lien on certain kinds of manufactured housing. The contracts would be covered under Title V if they satisfy conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring 30 days' prior notice before the institution of any action leading to repossession of or foreclosure with respect to the related manufactured home.

   Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting a law or constitutional provision which expressly rejects application of the federal law before April 1, 1983. Fifteen states adopted this type of law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The servicer will represent that all of the contracts comply with applicable usury laws.

The Mortgage Loans

   General. Mortgage loans are distinct from Land Secured Contracts, which are discussed under " -- The Contracts -- Foreclosure under Real Property Laws" in this prospectus. A mortgage loan is secured by a mortgaged property on which a one- to four-family residential structure is located, whereas a Land Secured Contract is secured primarily by a manufactured home and is secured only sec-ondarily by a parcel of real property.

   The mortgage loans will be secured by either first mortgages, deeds of trust, deeds to secure debt or security deeds, depending upon the prevailing practice in the state in which the underlying mortgaged property is located. A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the obli-gor, and the mortgagee, who is the lender. Under a first mortgage, the mortga-gor delivers to the mortgagee a note or bond evidencing the loan and the mort-gage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties; the borrower, a lender as beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the benefi-ciary.

   Foreclosure. Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the mortgaged property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is con-tested, the legal proceedings necessary to resolve the issue can be time-con-suming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be fore-closed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclo-sure of a deed of trust by non-judicial power of sale.

   Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the bor-rower under the terms of the related note or the deed of trust. Foreclosure also may be accomplished by judicial action in the manner provided for foreclo-sure of mortgages. In some states the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the underlying real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, must be published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. In some states, the borrower has the right to reinstate the loan at any time following default until shortly before the trustee's sale. See " --
 Rights of Reinstatement and Redemption" in this prospectus.

   In the case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a pub-lic sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceed-ings, it is not common for a third party to purchase the property at the fore-closure sale. Rather, the lender generally purchases the property from the trustee or receiver for an amount which may be as great as but is more often somewhat less than the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the obligor in some states to remain in possession during the redemption peri-od, the lender will assume the burdens of ownership, including obtaining hazard insurance and making repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss with respect to a mortgage loan may be reduced by the receipt of mortgage insurance proceeds. See "The Trusts" in this prospectus.

   Courts have imposed general equitable principles upon foreclosure. These eq-uitable principles are generally designed to relieve obligors from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affir-mative actions to determine the causes for the obligor's default and the likelihood that the ob-ligors will be able to reinstate the loan. In some cases, courts have required lenders to reinstate loans or recast payment schedules to accommodate obligors who are suffering temporary financial disabilities. In some cases, courts have limited the right of a lender to foreclose if the default under the related mortgage instrument is not monetary, such as a default arising from the obli-gor's failure to maintain the property adequately or the obligor's executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that ob-ligors under deeds of trust receive notices in addition to statutorily-pre-scribed minimum requirements. For the most part, these cases have upheld state statutory notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the obligor.

   Rights of Reinstatement and Redemption. In some states, an obligor, or any other person having a junior encumbrance on the related real estate, may, dur-ing a reinstatement or redemption period, cure an obligor default by paying the entire amount in arrears plus certain costs and expenses incurred by or on be-half of the lender in attempting to enforce the obligor's obligation. Certain state laws control the amount of foreclosure expenses and costs, including at-torneys' fees, which may be recovered by a lender. In some states, an obligor under a mortgage loan has the right to reinstate the loan at any time following default until shortly before the foreclosure sale.

   In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the related obligor and the foreclosed junior lienors are given a statutory period in which to redeem the related property from the foreclosure sale. In other states, this right of redemption applies only to sale following judicial foreclosure, and not to sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property that it purchased. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to its purchase of the re-lated property at a judicial foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender or other purchaser of property at a foreclosure sale to maintain the property and pay the expenses of ownership until the redemption period has run.

   Anti-Deficiency Legislation and Other Limitations on Lenders. Some states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against a borrower following foreclosure on the related property or sale of the related property under a deed of trust. A deficiency judgment is a personal judgment against the obligor equal in most cases to the difference between the amount due to the lender and the greater of the net amount realized upon the foreclosure sale or the market value of the related mortgaged property.

   Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an at-tempt to satisfy the full debt before bringing a personal action against the obligor. In other states, the lender has the option of bringing a personal ac-tion against the obligor on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exer-cising other remedies. Consequently, the practical effect of the election re-quirement, when applicable, is that lenders will usually proceed first against the security for a mortgage or deed of trust rather than bringing a personal action against the obligor.

   Other statutory provisions may limit any deficiency judgment against the former obligor under a mortgage loan following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former obligor as a result of low or no bids at the foreclosure sale or sale pursuant to a deed of trust.

   In some states, exceptions to the anti-deficiency statutes are provided in instances where the value of the lender's security has been impaired by acts or omissions of the obligor, for example, in the event of waste of the property by the obligor. In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal and state bankruptcy and insolvency laws and general equitable principles, the federal Soldiers' and Sailors' Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, in some proceedings under the fed-eral Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan it secures, the court may prevent a lender from foreclosing on the home, and, as part of the debtor's rehabilita-tion plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a gen-eral unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Court decisions have applied this relief to claims se-cured by the debtor's principal residence. If a court relieves an obligor's ob-ligation to repay all or any portion of the amounts otherwise due on a mortgage loan, the servicer will not be required to advance these amounts, and any loss in respect thereof may reduce amounts available for distribution on the related certificates.

   Under the terms of the federal Soldiers' and Sailors' Civil Relief Act, an obligor who enters military service after the origination of the obligor's mortgage loan, including an obligor who is a member of the National Guard or who is in reserve status at the time of the origination of the mortgage loan and is later called to active duty, may not be charged interest above an annual rate of 6.00% during the period of his active duty status, unless a court or-ders otherwise. It is possible that this action could have an effect, for an indeterminate period of time, on the ability of the servicer to collect full amounts of interest on the mortgage loans. Any shortfall in interest collec-tions resulting from the application of the Soldiers' and Sailors' Civil Relief Act, to the extent not covered by the subordination of a class of subordinated certificates, could result in losses to certificateholders. In addition, the Soldiers' and Sailors' Civil Relief Act imposes limitations which would impair the ability of the servicer to foreclose on an affected mortgage loan during the obligor's period of active duty status. Thus, in the event that this type of mortgage loan goes into default, there may be delays and losses occasioned by the inability to liquidate the related mortgaged property in a timely fash-ion.

   The Internal Revenue Code of 1986, as amended (the "Code") and the laws of some states provide priority to certain tax liens over the lien of a mortgage or deed of trust. Numerous federal and some state consumer protection laws im-pose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws in-clude the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Real Property Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regula-tions. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect the lender's assignees as to the mortgage loans.

   Due on Sale Clauses. The forms of note, mortgage and deed of trust relating to conventional mortgage loans may contain a due-on-sale clause permitting ac-celeration of the maturity of a loan if the mortgagor transfers its interest in the underlying property. In recent years, court decisions and legislative ac-tions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Act, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses and provides, among other things, that due-on-sale clauses in loans, which loans include the conventional mortgage loans, made after the effective date of the Garn-St Germain Act are enforceable, within limitations as set forth in the Garn-St Germain Act and the regulations promulgated thereunder.

   By virtue of the Garn-St Germain Act, the servicer may generally be permit-ted to accelerate any conventional mortgage loan which contains a due-on-sale clause upon transfer by the obligor of an interest in the property subject to the related mortgage or deed of trust. With respect to any mortgage loan se-cured by a residence occupied or to be occupied by the mortgagor, this ability to accelerate will not apply to some transfers, including

  . the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase;

  . a transfer to a family relative resulting from the death of a mortgagor, or a transfer where the spouse or child(ren) becomes an owner of the property in each case where the transferee(s) will occupy the property;

  . a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse of the mortgagor becomes an owner of the property;

  . the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of oc-cupancy in the property, provided that the lien or encumbrance is not created pursuant to a contract for deed;

  . a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety; and

  . other transfers as set forth in the Garn-St Germain Act and the regula-tions thereunder. FHA and VA loans do not contain due-on-sale clauses.

See "Maturity and Prepayment Considerations" in this prospectus.

   Adjustable Rate Assets. The laws of certain states may provide that mort-gage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In this event, the trustee under a deed of trust arrangement will not be deemed to be a holder in due course within the meaning of the UCC and may take this type of mortgage note, but there will be restrictions on its ability to foreclose on the related mortgaged property and contractual de-fenses available to the related obligor.

Environmental Considerations

   Real property pledged as security to a lender may face environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to secure recovery of the costs of clean-up. In several states, this lien has priority over the lien of an existing mortgage against the property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous sub-stances that require remedy at a property securing a mortgage loan owned by the lender, if agents or employees of the lender have become sufficiently in-volved in the operations of the related obligor, regardless of whether or not the environmental damage or threat was caused by the lender's obligor or by a prior owner. A lender also risks liability arising out of foreclosure of a mortgaged property securing a mortgage loan owned by the lender. Until recent legislation was adopted, it was uncertain what actions could be taken by a se-cured lender in the event of a loan default without it incurring exposure un-der CERCLA in the event the property was environmentally contaminated. The As-set Conservation, Lender Liability and Deposit Insurance Act of 1996 (the
"1996 Lender Liability Act") provides for a safe harbor for secured lenders from CERCLA liability even though the lender forecloses and sells the real es-tate securing the loan, provided the secured lender sells "at the earliest practicable, commercially reasonable time, at commercially reasonable terms, taking into account market conditions and legal and regulatory requirements." Although the 1996 Lender Liability Act provides sig-nificant protection to secured lenders, it has not been construed by the courts, and there are circumstances in which actions taken could expose a se-cured lender to CERCLA liability. And, the transferee from the secured lender is not entitled to the protections enjoyed by a secured lender. Thus, contami-nation may decrease the amount that prospective buyers are willing to pay for a mortgaged property and, thus, decrease the likelihood that the trust will re-cover fully on the mortgage loan through foreclosure.

   Application of environmental laws other than CERCLA could also result in the imposition of liability on lenders for costs associated with environmental haz-ards. The most significant of these other laws is the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), and state regulatory programs imple-mented thereunder. Subtitle I of RCRA imposes cleanup liabilities on owners or operators of underground storage tanks. Some states also impose similar liabil-ities on owners and operators of aboveground storage tanks. The definition of "owner" under RCRA Subtitle I contains a security interest exemption nearly identical to the CERCLA security interest exemption. However, as with CERCLA costs, it is possible that these costs, if imposed in connection with a mort-gage loan or a Land Secured Contract included in a trust estate, could become a liability of the related trust.

   At the time the mortgage loans or Land Secured Contracts underlying a series were originated, it is possible that no environmental assessment or a very lim-ited environmental assessment of the related mortgaged properties or real prop-erties was conducted. No representations or warranties are made by any asset seller of mortgage loans or contracts including Land Secured Contracts as to the absence or effect of hazardous wastes or hazardous substances on any of the related mortgaged properties or real properties. In addition, the servicer has not made any representations or warranties or assumed any liability with re-spect to the absence or effect of hazardous wastes or hazardous substances on any mortgaged property or real property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on any mortgaged property or real property, and any loss or liability resulting from the pres-ence or effect of hazardous wastes or hazardous substances will reduce the amounts otherwise available to pay to the holders of the related certificates.

   Pursuant to the standard terms, the servicer is not required to foreclose on any mortgaged property or real property if one of its principal officers has actual knowledge that the property is contaminated with or affected by hazard-ous wastes or hazardous substances. If the servicer does not foreclose on the mortgaged property underlying a defaulted mortgage loan or the real property securing a Land Secured Contract, the amounts otherwise available to pay to the holders of the certificates may be reduced. The servicer will not be liable to the holders of the certificates if it fails to foreclose on a mortgaged prop-erty or real property that it believes may be so contaminated or affected, even if the mortgaged property or real property is, in fact, not so contaminated or affected. Similarly, the servicer will not be liable to the holders of any cer-tificates if the servicer forecloses on a mortgaged property or real property and takes title to a mortgaged property or real property that is so contami-nated or affected.

Enforceability of Material Provisions of the Obligors' Agreements

   The standard forms of contract, Note, mortgage and deed of trust used by the originators of contracts and mortgage loans may contain provisions obligating the obligor to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limita-tions upon late charges which a lender may collect from a borrower for delin-quent payments. States also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under each pooling and servicing agreement, late charges and prepayment fees on assets in the related trust estate to the extent permitted by law and not waived by the servicer will be retained by the servicer as additional servicing compensation.

                                Use of Proceeds

   Substantially all of the net proceeds to be received from the sale of each series of certificates will be used to purchase the contracts and mortgage loans related to that series or to reimburse the amounts previously used to ef-fect the purchase, the costs of carrying such contracts and mortgage loans un-til the sale of the related certificates and other expenses connected with pooling the contracts and mortgage loans and issuing the certificates.

                                  The Company

   Oakwood Mortgage Investors, Inc. was incorporated in the State of Nevada on June 11, 1998 as a wholly-owned, limited purpose finance subsidiary of Oakwood Acceptance Corporation. Oakwood Mortgage Investors, Inc., a North Carolina cor-poration, was merged with and into Oakwood Mortgage on May 28, 1999. Oakwood Acceptance is a wholly-owned subsidiary of Oakwood Homes Corporation. Oakwood Mortgage maintains its principal office at 101 Convention Center Drive, Suite 850, Las Vegas, Nevada 89109. Its telephone number is (702) 949-0056.

   The only obligations, if any, of Oakwood Mortgage with respect to a series of certificates may be pursuant to limited representations and warranties and limited undertakings to repurchase or substitute contracts or mortgage loans under certain circumstances. Oakwood Mortgage will have no ongoing servicing obligations or responsibilities with respect to any asset pool. Oakwood Mort-gage does not have, nor is it expected in the future to have, any significant assets.

   Neither Oakwood Mortgage nor any underwriter nor any of their affiliates will insure or guarantee the certificates of any series.

                                  The Servicer

   Oakwood Acceptance Corporation was incorporated in 1984 in the State of North Carolina as a wholly-owned subsidiary of Oakwood Homes. Oakwood Accept-ance is primarily engaged in the business of underwriting, originating, pool-ing, selling and servicing installment sales contracts for the sale of manufac-tured housing. Oakwood Acceptance's principal offices are located at 7800 McCloud Road, Greensboro, North Carolina 27409-9634 (telephone 336/664-2500).

   Oakwood Acceptance underwrites and funds the origination of manufactured housing contracts on an individual basis from its principal office and from one or more additional loan origination offices. Contracts for the financing of sales of manufactured homes through Oakwood Acceptance are typically originated in the name of Oakwood Mobile, a wholly-owned retailing subsidiary of Oakwood Homes, or by a third party manufactured housing dealer, and are assigned to Oakwood Acceptance following origination, although some contracts are origi-nated directly in Oakwood Acceptance's name. Oakwood Acceptance underwrites all of these contracts. From time to time, Oakwood Acceptance purchases seasoned portfolios of manufactured housing contracts from third parties.

                        Federal Income Tax Consequences

   The following is the opinion of Hunton & Williams regarding the material federal income tax consequences of the purchase, ownership and disposition of the offered certificates. This opinion is based upon laws, regulations, rul-ings, and decisions now in effect, all of which may change. Because REMIC sta-tus may be elected with respect to any series of certificates, this opinion in-cludes a summary of the federal income tax consequences to holders of REMIC certificates.

   This opinion does not purport to deal with the federal income tax conse-quences that may affect particular investors in light of their individual cir-cumstances, nor with certain categories of investors that are given special treatment under the federal income tax laws, such as banks, insurance compa-nies, thrift institutions, tax-exempt organizations, foreign investors, certain regulated entities, real estate investment trusts, investment companies and certain other organizations that face special rules. This opinion focuses pri-marily on investors who will hold the certificates as capital assets generally, property held for investment within the meaning of section 1221 of the Code, although much of the discussion is applicable to other investors as well. In-vestors should note that, although final regulations under the REMIC provisions of the Code have been issued by the Treasury, no currently effective regula-tions or other administrative guidance has been issued with respect to certain provisions of the Code that are or may be applicable to certificateholders, particularly the provisions dealing with market discount and stripped debt in-struments. Although the Treasury recently issued final regulations dealing with original issue discount and premium, those regulations do not address directly the treatment of Regular Certificates, which are certificates evidencing regu-lar interests in a REMIC, and certain other types of certificates. Furthermore, the REMIC provisions of the Code do not address all of the issues that arise in connection with the formation and operation of a REMIC. Hence, definitive guid-ance cannot be provided with respect to many aspects of the tax treatment of certificateholders.

   Moreover, this opinion is based on current law, and there can be no assur-ance that the law will not change or that the Internal Revenue Service (the "Service") will not take positions that would be materially adverse to invest-ors. Finally, this opinion does not purport to address the anticipated state income tax consequences to investors of owning and disposing of the certifi-cates. Consequently, we suggest that investors consult their own tax advisors in determining the federal, state, local, and any other tax consequences to them of the purchase, ownership, and disposition of the certificates.

General

   Many aspects of the federal income tax treatment of the certificates of a particular series will depend upon whether an election is made to treat the trust, or one or more segregated asset pools thereof, as a series REMIC. The prospectus supplement for each series will indicate whether a REMIC election or elections will be made with respect to the related trust estate and, if such an election or elections are to be made, will identify all regular interests and the residual interest in each series REMIC. For each series with respect to which one or more REMIC elections are to be made, Hunton & Williams, counsel to Oakwood Mortgage, will deliver a separate opinion generally to the effect that, assuming timely filing of the REMIC election or elections and compliance with the related pooling and servicing agreement and certain other documents speci-fied in the opinion, the trust, or one or more segregated asset pools in the trust, will qualify as one or more series REMICs. For each series with respect to which a REMIC election is not to be made, Hunton & Williams will deliver a separate opinion generally to the effect that, assuming compliance with the pooling and servicing agreement and certain other documents, the trust will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation. Those opinions will be based on existing law and there can be no assurance that the law will not change or that contrary positions will not be taken by the Service.

REMIC Certificates

   REMIC certificates will be classified as either Regular Certificates, which generally are treated as debt for federal income tax purposes, or Residual Cer-tificates, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related series REMIC. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made for that series and which of the certificates of such series will be designated as Regular Certificates, and which will be designated as Residual Certificates.

   REMIC certificates held by a REIT generally will qualify as real estate as-sets within the meaning of section 856(c)(4)(A) of the Code, and interest on such certificates generally will be considered Qualifying REIT Interest, in the same proportion that the assets of the related series REMIC would qualify as real estate assets for REIT purposes. Similarly, REMIC certificates held by a thrift institution taxed as a domestic building and loan association generally will qualify as a loan secured by an interest in real property, for purposes of the qualifica-tion requirements of domestic building and loan associations set forth in sec-tion 7701(a)(19) of the Code, in the same proportion that the assets of the related series REMIC would so qualify. However, if 95% or more of the assets of a given series REMIC constitute real estate assets for REIT purposes, the REMIC certificates issued by such REMIC will be treated entirely as such as-sets and 100% of the interest income derived from such REMIC will be treated as Qualifying REIT Interest. Similarly, if 95% or more of the assets of a given series REMIC constitute loans secured by interests in real property, the REMIC certificates will be treated entirely as such assets for purposes of the qualification requirement of domestic building and loan associations. REMIC Regular and Residual Certificates held by a financial institution to which
Section 585 of the Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the Code. The Regular Certificates gener-ally will be qualified mortgages within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs. In the case of a series for which two or more REMICs will be created, all such series REMICs will be treated as a single REMIC for purposes of determining the extent to which the related cer-tificates and the income thereon will be treated as qualifying assets and in-come for such purposes. However, REMIC certificates will not qualify as gov-ernment securities for either REIT or RIC qualification purposes. A RIC is a regulated investment company as defined in the Code.

 Tax Treatment of Regular Certificates

   Payments received by holders of Regular Certificates generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments. Except as described below for Regular Cer-tificates issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a Regular Certificate will be treated as ordinary income to the certificateholder and a principal payment on such certificate will be treated as a return of capital to the extent that the certificateholder's basis in the certificate is allocable to that payment. Holders of REMIC Regular or Residual Certificates must report income from such certificates under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. The Tax Adminis-trator, the servicer or the trustee will report annually to the Service and to certificateholders of record with respect to interest paid or accrued and original issue discount, if any, accrued on the certificates. The Tax Adminis-trator is the party responsible for computing the amount of original issue discount to be reported to the holders of Regular Certificates each taxable year, which will be Oakwood Acceptance or an Affiliate.

   Under temporary Treasury regulations, holders of Regular Certificates is-sued by single-class REMICs who are individuals, trusts, estates, or pass-through entities in which such investors hold interests may be required to recognize certain amounts of income in addition to interest and discount in-come. A single-class REMIC, in general, is a REMIC that (i) would be classi-fied as an investment trust in the absence of a REMIC election or (ii) is sub-stantially similar to an investment trust. Under the temporary Treasury regu-lations, each holder of a regular or residual interest in a single-class REMIC is allocated (i) a share of the REMIC's allocable investment expenses (i.e., expenses normally allowable under section 212 of the Code, which may include servicing and administrative fees and insurance premiums) and (ii) a corre-sponding amount of additional income. Section 67 of the Code permits an indi-vidual, trust or estate to deduct miscellaneous itemized expenses (including expenses allowable under section 212 of the Code) only to the extent that such expenses, in the aggregate, exceed 2% of its adjusted gross income. Conse-quently, an individual, trust or estate that holds a regular interest in a single-class REMIC (either directly or through a pass-through entity) will recognize additional income with respect to such regular interest to the ex-tent that its share of allocable investment expenses, when combined with its other miscellaneous itemized deductions for the taxable year, fails to exceed 2% of its adjusted gross income. Any such additional income will be treated as interest income. In addition, Code section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount ($132,950, or $66,475 in the case of a separate return by a married individual within the meaning of Code section 7703 for taxable year 2001 and adjusted for inflation each year thereafter) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The amount of such additional taxable income recognized by holders who are subject to the limitations of either section 67 or section 68 of the Code may be substantial and may reduce or eliminate the af-ter-tax yield to such holders of an investment in the certificates of an af-fected series. Where appropriate, the prospectus supplement for a particular series will indicate that the holders of certificates of such series may be re-quired to recognize additional income as a result of the application of the limitations of either section 67 or section 68 of the Code. Non-corporate hold-ers of Regular Certificates evidencing an interest in a single-class REMIC also should be aware that miscellaneous itemized deductions, including allocable in-vestment expenses attributable to such REMIC, are not deductible for purposes of the alternative minimum tax.

 Original Issue Discount

   Certain classes of Regular Certificates may be issued with original issue discount within the meaning of section 1273(a) of the Code. In general, such original issue discount will equal the difference between the stated redemption price at maturity of the Regular Certificate (generally, its principal amount) and its issue price. Holders of Regular Certificates as to which there is orig-inal issue discount should be aware that they generally must include original issue discount in income for federal income tax purposes on an annual basis un-der a constant yield accrual method that reflects compounding. In general, original issue discount is treated as ordinary interest income and must be in-cluded in income in advance of the receipt of the cash to which it relates.

   The amount of original issue discount required to be included in the income of the holder of a Regular Certificate in any taxable year will be computed in accordance with section 1272(a)(6) of the Code, which provides rules for the accrual of original issue discount under a constant yield method for certain debt instruments, such as the Regular Certificates, that are subject to prepay-ment by reason of the prepayment of the underlying obligations. Under section 1272(a)(6), the amount and rate of accrual of original issue discount on a Reg-ular Certificate generally is calculated based on (i) a single constant yield to maturity and (ii) the Pricing Prepayment Assumptions. The Pricing Prepayment Assumptions are the assumptions concerning the rate and timing of principal prepayments on the assets and concerning the reinvestment rate on amounts held pending distribution that were assumed in pricing. No regulatory guidance cur-rently exists under Code section 1272(a)(6). Accordingly, until the Treasury issues guidance to the contrary, the Tax Administrator will, except as other-wise provided, base its computations on Code section 1272(a)(6), the OID Regu-lations, and certain other guidance, all as described below. OID Regulations are the final regulations governing original issue discount that were issued by the Treasury. There can be no assurance, however, that the methodology de-scribed below represents the correct manner of calculating original issue dis-count on the Regular Certificates. The Tax Administrator will account for in-come on certain Regular Certificates that provide for one or more contingent payments as described herein under "Federal Income Tax Consequences -- REMIC Certificates -- Interest Weighted Certificates and Non-VRDI Certificates." Pro-spective purchasers should be aware that neither Oakwood Mortgage, any servicer, nor the trustee will make any representation that the assets under-lying a series will in fact prepay at a rate conforming to the Pricing Prepay-ment Assumptions or at any other rate.

   The amount of original issue discount on a Regular Certificate equals the excess, if any, of the certificate's stated redemption price at maturity over its issue price. Under the OID Regulations, a debt instrument's stated redemp-tion price at maturity is the sum of all payments of principal and interest provided for on the instrument other than Qualified Stated Interest (i.e., the sum of its Deemed Principal Payments). Qualified Stated Interest means stated interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually at a single fixed rate or a vari-able rate that meets certain requirements set out in the OID Regulations. Thus, in the case of any Regular Certificate, the stated redemption price at maturity will equal the total amount of all Deemed Principal Payments due on that cer-tificate.

   Since a certificate that is part of an Accretion Class generally will not require unconditional payments of interest at least annually, the stated re-demption price at maturity of such a certificate will equal the aggregate of all payments due, whether designated as principal, accrued interest, or current interest. The issue price of a Regular Certificate generally will equal the initial price at which a substantial amount of such certificates is sold to the public. Deemed Principal Payments means all payments of principal and interest provided for on a debt instrument other than Qualified Stated Interest.

   Although the OID Regulations contain an aggregation rule (the "Aggregation Rule"), under which two or more debt instruments issued in connection with the same transaction, or related transactions in certain circumstances, generally are treated as a single debt instrument for federal income tax accounting pur-poses if issued by a single issuer to a single holder, that Rule does not apply if the debt instruments are part of an issue (i) a substantial portion of which is traded on an established market or (ii) a substantial portion of which is issued for cash (or property traded on an established market) to parties who are not related to the issuer or holder and who do not purchase other debt in-struments of the same issuer in connection with the same transaction or related transactions. In most cases, the Aggregation Rule will not apply to Regular Certificates of different classes because one or both of the exceptions to the Aggregation Rule will have been met. Although the Tax Administrator will apply the Aggregation Rule to all regular interests in a series REMIC that are held by another REMIC created with respect to the same series, it generally will not apply the Aggregation Rule to Regular Certificates for purposes of reporting to certificateholders.

   Under a de minimis rule, a Regular Certificate will be considered to have no original issue discount if the amount of original issue discount on the certif-icate is less than 0.25% of the certificate's stated redemption price at matu-rity multiplied by the certificate's WAM. WAM means the sum of the amounts ob-tained by multiplying the amount of each Deemed Principal Payment on a Regular Certificate by a fraction, the numerator of which is the number of complete years from the certificate's issue date until the payment is made, and the de-nominator of which is the certificate's stated redemption price at maturity. Although no Treasury regulations have been issued under the relevant provisions of the Tax Reform Act of 1986 (the "1986 Act"), it is expected that the WAM of a Regular Certificate will be computed using the Pricing Prepayment Assump-tions. The holder of a Regular Certificate will include de minimis original is-sue discount in income on a pro rata basis as stated principal payments on the certificate are received or, if earlier, upon disposition of the certificate, unless the holder of such certificate makes the All OID Election. An All OID Election means, with respect to a Regular Certificate, an election to include in gross income all stated interest, acquisition discount, original issue dis-count, de minimis original issue discount, market discount, and de minimis mar-ket discount that accrues on such Certificate, reduced by any amortizable pre-mium or acquisition premium accruing on such certificate, under the constant yield method used to account for original issue discount.

   Regular Certificates of certain series may bear interest under terms that provide for a teaser rate period, interest holiday, or other period during which the rate of interest payable on the certificate is lower than the rate payable during the remainder of its life ("Teaser Certificates"). Under certain circumstances, a Teaser Certificate may be considered to have a de minimis amount of original issue discount even though the amount of original issue dis-count on such certificate would be more than de minimis if determined as de-scribed above. If the stated interest on a Teaser Certificate would be Quali-fied Stated Interest but for the fact that during one or more accrual periods its interest rate is below the rate applicable for the remainder of its term, the amount of original issue discount on such certificate that is measured against the de minimis amount of original issue discount allowable on the cer-tificate is the greater of the excess of the stated principal amount of the certificate over its issue price and the amount of interest that would be nec-essary to be payable on the certificate in order for all stated interest to be Qualified Stated Interest.

   The holder of a Regular Certificate generally must include in gross income the sum, for all days during his taxable year on which he holds the Regular Certificate, of the daily portions of the original issue discount on such cer-tificate. In the case of an original holder of a Regular Certificate, the daily portions of original issue discount with respect to such certificate generally will be determined by allocating to each day in any accrual period the certifi-cate's ratable portion of the excess, if any, of (i) the sum of (a) the present value of all payments under the certificate yet to be received as of the close of such period and (b) the amount of any Deemed Principal Payments received on the certificate during such period over (ii) the certificate's adjusted issue price at the beginning of such period. The present value of payments yet to be received on a Regular Certificate is computed by using the Pricing Prepayment Assumptions and the certificate's original yield to maturity (adjusted to take into account the length of the particular accrual period), and taking into ac-count Deemed Principal Payments actually received on the certificate prior to the close of the accrual period. The adjusted issue price of a Regular Certificate at the beginning of the first ac-crual period is its issue price. The adjusted issue price at the beginning of each subsequent period is the adjusted issue price of the certificate at the beginning of the preceding period increased by the amount of original issue discount allocable to that period and decreased by the amount of any Deemed Principal Payments received during that period. Thus, an increased (or de-creased) rate of prepayments received with respect to a Regular Certificate will be accompanied by a correspondingly increased (or decreased) rate of rec-ognition of original issue discount by the holder of such certificate.

   The yield to maturity of a Regular Certificate is calculated based on the Pricing Prepayment Assumptions and any contingencies not already taken into ac-count under the Pricing Prepayment Assumptions that, considering all of the facts and circumstances as of the issue date, are more likely than not to oc-cur. Contingencies, such as the exercise of mandatory redemptions, that are taken into account by the parties in pricing the Regular Certificate typically will be subsumed in the Pricing Prepayment Assumptions and thus will be re-flected in the certificate's yield to maturity. The Tax Administrator's deter-mination of whether a contingency relating to a class of Regular Certificates is more likely than not to occur is binding on each holder of a certificate of such class unless the holder explicitly discloses on its federal income tax re-turn that its determination of the yield and maturity of such certificate is different from that of the Tax Administrator.

   In many cases, Regular Certificates will be subject to optional redemption before their stated maturity dates. Under the OID Regulations, any party enti-tled to redeem certificates will be presumed to exercise its option to redeem for purposes of computing the accrual of original issue discount if, and only if, by using the optional redemption date as the maturity date and the optional redemption price as the stated redemption price at maturity, the yield to matu-rity of the certificates is lower than it would be if the certificates were not redeemed early. If a party entitled to do so is presumed to exercise its option to redeem the certificates, original issue discount on such certificates will be calculated as if the redemption date were the maturity date and the optional redemption price were the stated redemption price at maturity. In cases in which all of the certificates of a particular series are issued at par or at a discount, the certificates will not be presumed to have been redeemed because a redemption would not lower the yield to maturity of the certificates. If, how-ever, some certificates of a particular series are issued at a premium, a party entitled to redeem certificates may be able to lower the yield to maturity of the certificates by exercising its redemption option. In determining whether such a party will be presumed to exercise its option to redeem certificates when one or more classes of the certificates is issued at a premium, the Tax Administrator will take into account all classes of certificates that are sub-ject to the possibility of optional redemption to the extent that they are ex-pected to remain outstanding as of the optional redemption date, based on the Pricing Prepayment Assumptions. If, determined on a combined weighted average basis, the certificates of such classes were issued at a premium, the Tax Ad-ministrator will presume that a party entitled to redeem such certificates will exercise its option to do so. However, the OID Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the certificates, and there can be no assurance that the Service will agree with the Tax Administrator's position.

   Under the OID Regulations, the holder of a Regular Certificate generally may make an All OID Election to include in gross income all stated interest, acqui-sition discount, original issue discount, de minimis original issue discount, market discount, and de minimis market discount that accrues on such certifi-cate (reduced by any amortizable premium or acquisition premium accruing on such certificate) under the constant yield method used to account for original issue discount. To make an All OID Election, the holder of the certificate must attach a statement to its timely filed federal income tax return for the tax-able year in which the holder acquired the certificate. The statement must identify the instruments to which the election applies. An All OID Election is irrevocable unless the holder obtains the consent of the Service. If an All OID Election is made for a debt instrument with market discount, the holder is deemed to have made an election to include in income currently the market dis-count on all of the holder's other debt instruments with market discount, as described below under "Federal Income Tax Consequences -- REMIC Certificates --
 Tax Treatment of Regular Certificates -- Market Discount." In addition, if an All OID Election is made for a debt instrument with amortizable premium, the holder is deemed to have made an election to amortize the premium on all of the holder's other debt instruments with amortizable premium under the constant yield method. See "Federal Income Tax Consequences -- REMIC Certificates -- Tax Treatment of Regular Certificates -- Amortizable Premium" in this prospectus. Certificateholders should be aware that the law is unclear as to whether an All OID Election is effective for Interest Weighted Certificates or Non-VRDI certificates. Interest Weighted Certificates means a Regular Certificate, the payments on which consist entirely or primarily of a specified nonvarying por-tion of the interest payable on one or more of the assets held by the related series REMIC. Non-VDRI Certificates means a Variable Rate Certificate that is issued at an Excess Premium or any other Variable Rate Certificate that does not qualify as a VRDI certificate. Variable Rate Certificate means a Regular Certificate that bears interest at a variable rate. See "Federal Income Tax Consequences -- REMIC Certificates -- Tax Treatment of Regular Certificates --
 Interest Weighted Certificates and Non-VRDI certificates" in this prospectus.

   A Regular Certificate having original issue discount may be acquired in a transaction subsequent to its issuance for more than its adjusted issue price. If the subsequent holder's adjusted basis in such a Regular Certificate, imme-diately after its acquisition, exceeds the sum of all Deemed Principal Pay-ments to be received on the certificate after the acquisition date, the cer-tificate will no longer have original issue discount, and the holder may be entitled to reduce the amount of interest income recognized on the certificate by the amount of amortizable premium. See "Federal Income Tax Consequences --
 REMIC Certificates -- Tax Treatment of Regular Certificates -- Amortizable Premium" in this prospectus. If the subsequent holder's adjusted basis in the certificate immediately after the acquisition exceeds the adjusted issue price of the certificate, but is less than or equal to the sum of the Deemed Princi-pal Payments to be received under the certificate after the acquisition date, the amount of original issue discount on the certificate will be reduced by a fraction, the numerator of which is the excess of the certificate's adjusted basis immediately after its acquisition over the adjusted issue price of the certificate and the denominator of which is the excess of the sum of all Deemed Principal Payments to be received on the certificate after the acquisi-tion date over the adjusted issue price of the certificate. For that purpose, the adjusted basis of a Regular Certificate generally is reduced by the amount of any Qualified Stated Interest that is accrued but unpaid as of the acquisi-tion date. Alternatively, the subsequent purchaser of a Regular Certificate having original issue discount may make an All OID Election with respect to the certificate.

   If the First Distribution Period with respect to a Regular Certificate con-tains more days than the number of days of stated interest that are payable on the first distribution date, the effective interest rate received by the holder of such certificate during the First Distribution Period will be less than the certificate's stated interest rate, making such certificate a Teaser Certificate. If the amount of original issue discount on the Teaser Certifi-cate measured under the expanded de minimis test described above exceeds the de minimis amount of original issue discount allowable on the certificate, the amount by which the stated interest on the certificate exceeds the interest that would be payable on the certificate at the effective rate of interest for the First Distribution Period would be treated as part of the certificate's stated redemption price at maturity. Accordingly, the holder of a Teaser Cer-tificate may be required to recognize ordinary income arising from original issue discount in addition to any Qualified Stated Interest that accrues in a period. A Distribution Period is the interval between one distribution date and the next distribution date. The First Distribution Period is the interval between the closing date and its first distribution date.

   Similarly, if the First Distribution Period with respect to a Regular Cer-tificate is shorter than the interval between subsequent distribution dates, and the holder of such certificate receives interest on the first distribution date based on a full accrual period, the effective rate of interest payable on such certificate during the First Distribution Period will be higher than the stated rate of interest on such certificate, making such certificate a Rate Bubble Certificate. A Rate Bubble Certificate that otherwise bears Qualified Stated Interest would be issued with original issue discount unless the Pre-Issuance Accrued Interest Rule applies or the amount of original issue dis-count on the certificate is de minimis. Pre-Issuance Accrued Interest Rule means the rule in the OID Regulations under which a certificate's issue price may be computed by subtracting from the issue price the amount of Pre-Issuance Accrued Interest on the certificate, and a portion of the interest received on the first distribution date with respect to the certificate would be treated as a return of Pre-Issuance Accrued Interest rather than as a payment on the certificate, provided that a portion of the initial purchase price of the cer-tificate is allocable to Pre-Issuance Accrued Interest and the certificate provides for a payment of stated interest on the first payment date within one year of the issue date that equals or exceeds the amount of such Pre-Issuance Accrued In-terest. Pre-Issuance Accrued Interest means interest that has accrued under the terms of a certificate prior to its issue date. The amount of original issue discount on a Rate Bubble Certificate attributable to the First Distribution Period would be the amount by which the interest payment due on the first dis-tribution date exceeds the amount that would have been payable had the effec-tive rate for that Period been equal to the stated interest rate. However, if a portion of the initial purchase price of a Rate Bubble Certificate is allocable to Pre-Issuance Accrued Interest and such certificate provides for a payment of stated interest on the first payment date within one year of its issue date that equals or exceeds the amount of such Pre-Issuance Accrued Interest, the Tax Administrator intends to apply the Pre-Issuance Accrued Interest Rule to such certificate. Under the Pre- Issuance Accrued Interest Rule, the Tax Admin-istrator will (i) subtract from the issue price of a Rate Bubble Certificate an amount of Pre-Issuance Accrued Interest equal to the excess of (a) the amount of stated interest paid on the certificate on the first distribution date over
(b) the portion of such interest that is economically allocable to the period after the issue date, which generally should be an amount equal to the stated interest rate on the certificate expressed as a daily percentage times the num-ber of days in the first payment period (i.e., from the issue date to the first payment date) times the certificate's initial principal amount and (ii) treat a portion of the interest received on the first distribution date with respect to such certificate as a return of the Pre-Issuance Accrued Interest excluded from the issue price of such certificate rather than as a payment on the certifi-cate. Thus, where the Pre-Issuance Accrued Interest Rule applies, a Rate Bubble Certificate will not have original issue discount attributable to the First Distribution Period, provided that the increased effective interest rate for that Period is attributable solely to Pre-Issuance Accrued Interest, as typi-cally will be the case. The Tax Administrator will apply the Pre-Issuance Ac-crued Interest Rule as described above to each Rate Bubble Certificate for which it is available if the certificate's stated interest otherwise would be Qualified Stated Interest. If, however, the First Distribution Period for a Rate Bubble Certificate is longer than subsequent Distribution Periods, the ap-plication of the Pre-Issuance Accrued Interest Rule typically will not prevent disqualification of the certificate's stated interest because its effective in-terest rate during the First Distribution Period will be less than its stated interest rate. A Rate Bubble Certificate is a Regular Certificate with an ef-fective interest rate higher during the certificate's First Distribution Period than during the remainder of its term. Thus, a Regular Certificate with a long First Distribution Period typically will be a Teaser Certificate, as discussed above. The Pre-Issuance Accrued Interest Rule will not apply to any amount paid at issuance for such a Teaser Certificate that is nominally allocable to inter-est accrued under the terms of such certificate before its issue date. All amounts paid for such a Teaser Certificate at issuance, regardless of how des-ignated, will be included in the issue price of such certificate for federal income tax accounting purposes.

   It is not entirely clear how income should be accrued with respect to Inter-est Weighted Certificates. Unless and until the Service provides contrary ad-ministrative guidance on the income tax treatment of an Interest Weighted Cer-tificate, the Tax Administrator will take the position that an Interest Weighted Certificate does not bear Qualified Stated Interest, and will account for the income thereon as described in "Federal Income Tax Consequences --
 REMIC Certificates -- Interest Weighted certificates and Non-VRDI Certifi-cates" in this prospectus. Some Interest Weighted Certificates may be certifi-cates that provide for a relatively small amount of principal and for interest that can be expressed as Qualified Stated Interest at a very high fixed rate with respect to principal ("Superpremium Certificates"). Superpremium Certifi-cates technically are issued with amortizable premium. However, because of their close similarity to other Interest Weighted Certificates it appears more appropriate to account for Superpremium Certificates in the same manner as for other Interest Weighted Certificates. Consequently, in the absence of further administrative guidance, the Tax Administrator will account for Superpremium Certificates in the same manner as other Interest Weighted Certificates. Howev-er, there can be no assurance that the Service will not assert a position con-trary to that taken by the Tax Administrator, and, therefore, holders of Superpremium Certificates should consider making a protective election to amor-tize premium on such certificates.

   In view of the complexities and current uncertainties as to the manner of inclusion in income of original issue discount on the Regular Certificates, each investor should consult its own tax advisor to determine the appropriate amount and method of inclusion in income of original issue discount on such certificates for federal income tax purposes.

 Variable Rate Certificates

   Under the OID Regulations, a Variable Rate Certificate will qualify as a VRDI certificate only if (i) the certificate is not issued at an Excess Premi-um; (ii) stated interest on the certificate compounds or is payable uncondi-tionally at least annually at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objec-tive rate, or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and (iii) the qualified floating rate or the objective rate in effect during an accrual period is set at a current value of that rate (i.e., the value of the rate on any day occurring during the interval that begins three months prior to the first day on which that value is in ef-fect under the certificate and ends one year following that day). VRDI certifi-cates are subject to the rules applicable to variable rate debt instruments as defined in section 1.1275-5 of the OID Regulations ("VRDIs"). VRDIs in the OID Regulations that are described below. Excess Premium means, with respect to a Regular Certificate, a premium over the certificate's noncontingent principal amount in excess of the lesser of (a) .015 multiplied by the product of such noncontingent principal amount and the WAM of the certificate or (b) 15% of such noncontingent principal amount.

   Under the OID Regulations, a rate is a qualified floating rate if variations in the rate reasonably can be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. A qualified floating rate may measure contemporaneous varia-tions in borrowing costs for the issuer of the debt instrument or for issuers in general. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a quali-fied floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate. If a Regular Certificate provides for two or more qualified float-ing rates that reasonably can be expected to have approximately the same values throughout the term of such certificate, the qualified floating rates together will constitute a single qualified floating rate. Two or more qualified float-ing rates conclusively will be presumed to have approximately the same values throughout the term of a certificate if the values of all rates on the issue date of such certificate are within 25 basis points of each other.

   A variable rate will be considered a qualified floating rate if it is sub-ject to a Cap, Floor, Governor, or other similar restriction only if: (a) the Cap, Floor, or Governor is fixed throughout the term of the related certificate or (b) the Cap, Floor, Governor, or similar restriction is not reasonably ex-pected, as of the issue date, to cause the yield on the certificate to be sig-nificantly less or significantly more than the expected yield on such certifi-cate determined without such Cap, Floor, Governor, or similar restriction, as the case may be. Although the OID Regulations are unclear, it appears that a VRDI certificate, the principal rate on which is subject to a Cap, Floor, or Governor that itself is a qualified floating rate, bears interest at an objec-tive rate.

   A Cap is a restriction or restrictions on the maximum stated interest rate on a certificate. A Floor is a restriction or restrictions on the minimum stated interest rate on a certificate. A Governor is a restriction or restric-tions on the amount of increase or decrease in the stated interest rate on a certificate on any interest adjustment date.

   An objective rate is a rate, other than a qualified floating rate, that (i) is determined using a single fixed formula, (ii) is based on objective finan-cial or economic information, and (iii) is not based on information that either is within the control of the issuer (or a related party) or is unique to the circumstances of the issuer (or related party), such as dividends, profits, or the value of the issuer's (or related party's) stock. That definition would in-clude, in addition to a rate that is based on one or more qualified floating rates or on the yield of actively traded personal property, a rate that is based on changes in a general inflation index. In addition, a rate would not fail to be an objective rate merely because it is based on the credit quality of the issuer.

   Under the OID Regulations, if interest on a certificate is stated at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to ap-proximate the fixed rate, the fixed rate and the variable rate together consti-tute a single qualified floating rate or objective rate. A variable rate con-clusively will be presumed to approximate an initial fixed rate if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points.

   Under the OID Regulations, all interest payable on a Single Rate VRDI Cer-tificate is treated as Qualified Stated Interest. Single Rate VRDI Certificate means a VRDI certificate that provides for stated interest unconditionally pay-able in cash or property at least annually at a single qualified floating rate or a single objective rate. The amount and accrual of OID on a Single Rate VRDI Certificate is determined, in general, by converting such certificate into a hypothetical fixed rate certificate and applying the rules applicable to fixed rate certificates described under "Federal Income Tax Consequences -- REMIC Certificates -- Original Issue Discount" in this prospectus to such hypotheti-cal fixed rate certificate. Qualified Stated Interest or original issue dis-count allocable to an accrual period with respect to a Single Rate VRDI Certif-icate also must be increased (or decreased) if the interest actually accrued or paid during such accrual period exceeds (or is less than) the interest assumed to be accrued or paid during such accrual period under the related hypothetical equivalent fixed rate certificate.

   Except as provided below, the amount and accrual of OID on a Multiple Rate VRDI Certificate is determined by converting such certificate into a hypotheti-cal equivalent fixed rate certificate that has terms that are identical to those provided under the Multiple Rate VRDI Certificate, except that such hypo-thetical equivalent fixed rate certificate will provide for fixed rate substi-tutes in lieu of the qualified floating rates or objective rate provided for under the Multiple Rate VRDI Certificate. A Multiple Rate VRDI Certificate is a VRDI certificate that does not qualify as a Single Rate VRDI Certificate. A Multiple Rate VRDI Certificate providing for a qualified floating rate or rates or a qualified inverse floating rate is converted to a hypothetical equivalent fixed rate certificate by assuming that each qualified floating rate or the qualified inverse floating rate will remain at its value as of the issue date. A Multiple Rate VRDI Certificate providing for an objective rate or rates is converted to a hypothetical equivalent fixed rate certificate by assuming that each objective rate will equal a fixed rate that reflects the yield that rea-sonably is expected for such Multiple Rate VRDI Certificate. Qualified Stated Interest or original issue discount allocable to an accrual period with respect to a Multiple Rate VRDI Certificate must be increased (or decreased) if the in-terest actually accrued or paid during such accrual period exceeds (or is less than) the interest assumed to be accrued or paid during such accrual period un-der the related hypothetical equivalent fixed rate certificate.

   Under the OID Regulations, the amount and accrual of OID on a Multiple Rate VRDI Certificate that provides for stated interest at either one or more quali-fied floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate (other than an initial fixed rate that is intended to approximate the subsequent variable rate), is determined using the method described in the preceding paragraph except that prior to its conversion to a hypothetical equivalent fixed rate certificate, such Multiple Rate VRDI Certificate is treated as if it provided for a quali-fied floating rate or a qualified inverse floating rate rather than the fixed rate during the period in which the fixed rate applies. The qualified floating rate or qualified inverse floating rate replacing the fixed rate must be such that the fair market value of the Multiple Rate VRDI Certificate as of its is-sue date would be approximately the same as the fair market value of an other-wise identical debt instrument that provides for the qualified floating rate or qualified inverse floating rate, rather than the fixed rate.

   Weighted Average Certificates provide for interest payable at least annually based on a weighted average of the interest on some or all of the assets held by the related REMIC. Although the treatment of such certificates is not en-tirely clear under the OID Regulations, it appears that Weighted Average Cer-tificates bear interest at an "objective rate" and can be considered to have Qualified Stated Interest, provided that the average value of the rate during the first half of the certificate's term is not reasonably expected to be ei-ther significantly less than or significantly greater than the average value of the rate during the final half of the certificate's term (i.e., the rate will not result in a significant frontloading or backloading of interest). Un-til the Service provides contrary administrative guidance on the income tax treatment of Weighted Average Certificates, or unless otherwise specified in the related prospectus supplement, the Tax Administrator intends to account for such certificates as described above for objective rate VRDI Securities.


   Under the OID Regulations, Inverse Floater Certificates generally bear in-terest at objective rates because their rates either constitute qualified in-verse floating rates under those Regulations or, although not qualified float-ing rates themselves, are based on one or more qualified floating rates. An Inverse Floater Certificate is a Regular Certificate that provides for the payment of interest at a rate determined as the difference between two inter-est rate parameters, one of which is a variable rate and the other of which is a fixed rate or a different variable rate. Consequently, if such certificates are not issued at an Excess Premium and their interest rates otherwise meet the test for Qualified Stated Interest, the income on such certificates will be accounted for under the rules applicable to VRDI certificates described above. However, an Inverse Floater Certificate may have an interest rate pa-rameter equal to the weighted average of the interest rates on some or all of the assets of the related trust, or designated asset pool in the trust, in a case where one or more of the interest rates on such assets is a fixed rate or otherwise may not qualify as a VRDI certificate. Unless and until the Service provides contrary administrative guidance on the income tax treatment of such Inverse Floater Certificates, the Tax Administrator will treat such certifi-cates as debt obligations that provide for one or more contingent payments, and will account for the income thereon as described in "Federal Income Tax Consequences -- REMIC Certificates -- Interest Weighted Certificates and Non-VRDI certificates" in this prospectus.

 Interest Weighted Certificates and Non-VRDI Certificates

   The treatment of a NOWA Certificate, a Variable Rate Certificate that is issued at an Excess Premium, any other Variable Rate Certificate that does not qualify as a VRDI certificate (each a Non-VRDI certificate) or an Interest Weighted Certificate is unclear under current law. The OID Regulations contain provisions (the "Contingent Payment Regulations") that address the federal in-come tax treatment of debt obligations that provide for one or more contingent payments ("Contingent Payment Obligations").

   Under the Contingent Payment Regulations, any variable rate debt instrument that is not a VRDI is classified as a Contingent Payment Obligation. However, the Contingent Payment Regulations, by their terms, do not apply to REMIC reg-ular interests and other instruments that are subject to section 1272(a)(6) of the Code. In the absence of further guidance, the Tax Administrator will ac-count for Non-VRDI certificates, Interest Weighted Certificates, and other Regular Certificates that are Contingent Payment Obligations in accordance with Code section 1272(a)(6) and the accounting methodology described in this paragraph. Income will be accrued on such certificates based on a constant yield that is derived from a projected payment schedule as of the closing date. The projected payment schedule will take into account the Pricing Pre-payment Assumptions and the interest payments that are expected to be made based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, appropriate adjustments to interest income and expense accruals will be made for that year. In the case of a Weighted Average Certificate, the pro-jected payment schedule will be derived based on the assumption that the prin-cipal balances of the assets that collateralize the certificate pay down pro rata.

   The method described in the foregoing paragraph for accounting for Interest Weighted Certificates, Non-VRDI certificates, and any other Regular Certifi-cates that are Contingent Payment Obligations is consistent with Code section 1272(a)(6) and the legislative history thereto. Because of the uncertainty with respect to the treatment of such certificates under the OID Regulations, however, there can be no assurance that the Service will not assert success-fully that a method less favorable to certificateholders should apply. In view of the complexities and the current uncertainties as to income inclusions with respect to Non-VRDI certificates, Interest Weighted Certificates and any other Regular Certificates that are Contingent Payment obligations, each investor should consult his own tax advisor to determine the appropriate amount and method of income inclusion on such certificates for federal income tax purpos-es.


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

 Anti-Abuse Rule

   Because of concerns that taxpayers might be able to structure debt instru-ments or transactions, or apply the bright-line or mechanical rules of the OID Regulations, in a way that produces unreasonable tax results, the OID Regula-tions contain an anti-abuse rule. The anti-abuse rule provides that if a prin-cipal purpose in structuring a debt instrument, engaging in a transaction, or applying the OID Regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the Service can apply or de-part from the OID Regulations as necessary or appropriate to achieve a reason-able result. A result is not considered unreasonable under the regulations, however, in the absence of a substantial effect on the present value of a tax-payer's tax liability.

 Market Discount

   A subsequent purchaser of a Regular Certificate at a discount from its out-standing principal amount (or, in the case of a Regular Certificate having original issue discount, its "adjusted issue price") will acquire such certifi-cate with market discount. The purchaser generally will be required to recog-nize the market discount (in addition to any original issue discount remaining with respect to the certificate) as ordinary income. A person who purchases a Regular Certificate at a price lower than the remaining outstanding Deemed Principal Payments but higher than its adjusted issue price does not acquire the certificate with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price. See "Federal Income Tax Consequences -- REMIC Certificates -- Original Issue Discount" in this prospectus. A Regular Certifi-cate will not be considered to have market discount if the amount of such mar-ket discount is de minimis, i.e., less than the product of (i) 0.25% of the re-maining principal amount (or, in the case of a Regular Certificate having orig-inal issue discount, the adjusted issue price of such certificate), multiplied by (ii) the WAM of the certificate remaining after the date of purchase. Re-gardless of whether the subsequent purchaser of a Regular Certificate with more than a de minimis amount of market discount is a cash-basis or accrual-basis taxpayer, market discount generally will be taken into income as principal pay-ments (including, in the case of a Regular Certificate having original issue discount, any Deemed Principal Payments) are received, in an amount equal to the lesser of (i) the amount of the principal payment received or (ii) the amount of market discount that has accrued, but that has not yet been included in income. The purchaser may make a Current Recognition Election, which gener-ally will apply to all market discount instruments held or acquired by the pur-chaser in the taxable year of election or thereafter, to recognize market dis-count currently on an uncapped accrual basis. A Current Recognition Election is the election under section 1278(b) of the Code to recognize market discount on a debt instrument currently on an uncapped accrual basis. The Service has indi-cated in Revenue Procedure 92-67 the manner in which a Current Recognition Election may be made. The purchaser also may make an All OID Election with re-spect to a Regular Certificate purchased with market discount. See "Federal In-come Tax Consequences -- REMIC Certificates -- Original Issue Discount" in this prospectus.

   Until the Treasury promulgates applicable regulations, the purchaser of a Regular Certificate with market discount generally may elect to accrue the mar-ket discount either: (i) on the basis of a constant interest rate; (ii) in the case of a Regular Certificate not issued with original issue discount, in the ratio of stated interest payable in the relevant period to the total stated in-terest remaining to be paid from the beginning of such period; or (iii) in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the total remain-ing original issue discount at the beginning of such period. The Service indi-cated in Revenue Procedure 92-67 the manner in which an election may be made to accrue market discount on a Regular Certificate on the basis of a constant in-terest rate. Regardless of which computation method is elected, the Pricing Prepayment Assumptions must be used to calculate the accrual of market dis-count.

   A certificateholder who has acquired any Regular Certificate with market discount generally will be required to treat a portion of any gain on a sale or exchange of the certificate as ordinary income to the extent of the market dis-count accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial principal payments were received. Moreover, such certificateholder generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the certificate to the extent they exceed income on the cer-tificate. Any such deferred interest expense, in general, is allowed as a de-duction not later than the year in which the related market discount income is recognized. If a holder of a Regular Certificate makes a Current Recognition Election or an All OID Election, the interest deferral rule will not apply. Un-der the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI certificate or an Interest Weighted Certificate at a discount generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the issuer of such certificate. See "Federal Income Tax Consequences -- REMIC Certificates --
 Original Issue Discount -- Interest Weighted Certificates and Non-VRDI certif-icates" in this prospectus. The holder of such a certificate would be required, however, to allocate the difference between the adjusted issue price of the certificate and its basis in the certificate as positive adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable (e.g., based on a constant yield to maturity).

   Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. For example, the treatment of a Regular Certificate subject to optional redemption that is acquired at a market discount is unclear. It appears likely, however, that the market discount rules applicable in such a case would be sim-ilar to the rules pertaining to original issue discount. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a given class of Regular Certificates. Prospective investors in Regular Certifi-cates should consult their own tax advisors regarding the application of the market discount rules to those certificates.

 Amortizable Premium

   A purchaser of a Regular Certificate who purchases the certificate at a pre-mium over the total of its Deemed Principal Payments may elect to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the certificates. The legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Regular Cer-tificate will be calculated using the Pricing Prepayment Assumptions. Under Treasury regulations, amortized premium generally would be treated as an offset to interest income on a Regular Certificate and not as a separate deduction item. If a holder makes an election to amortize premium on a Regular Certifi-cate, such election will apply to all taxable debt instruments (including all REMIC regular interests) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments ac-quired thereafter by such holder, and will be irrevocable without the consent of the Service. Purchasers who pay a premium for the Regular Certificates should consult their tax advisors regarding the election to amortize premium and the method to be employed.

   Amortizable premium on a Regular Certificate that is subject to redemption at the option of Oakwood Mortgage generally must be amortized as if the op-tional redemption price and date were the certificate's principal amount and maturity date if doing so would result in a smaller amount of premium amortiza-tion during the period ending with the optional redemption date. Thus, a certificateholder would not be able to amortize any premium on a Regular Cer-tificate that is subject to optional redemption at a price equal to or greater than the certificateholder's acquisition price unless and until the redemption option expires. In cases where premium must be amortized on the basis of the price and date of an optional redemption, the certificate will be treated as having matured on the redemption date for the redemption price and then having been reissued on that date for that price. Any premium remaining on the certif-icate at the time of the deemed reissuance will be amortized on the basis of
(i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above. Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI certificate or an Interest Weighted Certificate at a premium generally would continue to accrue interest and determine adjustments on such certificate based on the original projected

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

payment schedule devised by the issuer of such certificate. See "Federal Income Tax Consequences -- REMIC Certificates -- Interest Weighted Certificates and Non-VRDI certificates" in this prospectus. The holder of such a certificate would be required, however, to allocate the difference between its basis in the certificate and the adjusted issue price of the certificate as negative adjust-ments to the accruals or projected payments on the certificate over the remain-ing term of the certificate in a manner that is reasonable (e.g., based on a constant yield to maturity).

 Consequences of Realized Losses

   Under section 166 of the Code, both corporate holders of Regular Certifi-cates and noncorporate holders that acquire Regular Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Regular Certificates be-come wholly or partially worthless as the result of one or more Realized Losses on the underlying assets. However, a noncorporate holder that does not acquire a Regular Certificate in connection with its trade or business will not be en-titled to deduct a loss under Code section 166 until its Regular Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero), and the loss will be characterized as short-term capital loss.

   Each holder of a Regular Certificate will be required to accrue original is-sue discount income with respect to such certificate without giving effect to any reduction in distributions attributable to a default or delinquency on the underlying assets until a Realized Loss is allocated to such certificate or un-til such earlier time as it can be established that any such reduction ulti-mately will not be recoverable. As a result, the amount of original issue dis-count reported in any period by the holder of a Regular Certificate could ex-ceed significantly the amount of economic income actually realized by the holder in such period. Although the holder of a Regular Certificate eventually will recognize a loss or a reduction in income attributable to previously in-cluded original issue discount that, as a result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and charac-ter of such loss or reduction in income. Accordingly, holders of Regular Cer-tificates should consult with their own tax advisors with respect to the fed-eral income tax consequences of Realized Losses on original issue discount.

   The Tax Administrator will adjust the accrual of original issue discount on Regular Certificates in a manner that it believes to be appropriate to reflect Realized Losses. However, there can be no assurance that the Service will not contend successfully that a different method of accounting for the effect of Realized Losses is correct and that such method will not have an adverse effect upon the holders of Regular Certificates.

 Gain or Loss on Disposition

   If a Regular Certificate is sold, the certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the certificate to the certificateholder, in-creased by any original issue discount or market discount previously includible in the certificateholder's gross income with respect to the certificate, and reduced by the portion of the basis of the certificate allocable to payments on the certificate (other than Qualified Stated Interest) previously received by the certificateholder and by any amortized premium. Similarly, a certificateholder who receives a scheduled or prepaid principal payment with respect to a Regular Certificate will recognize gain or loss equal to the dif-ference between the amount of the payment and the allocable portion of his ad-justed basis in the certificate. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition of a Regular Certificate generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the certificate is held as a capital asset for the applicable long-term capital gain holding period.

   If the holder of a Regular Certificate is a bank, thrift, or similar insti-tution described in section 582 of the Code, any gain or loss on the sale or exchange of such certificate will be treated as ordinary income or loss. In the case of other types of holders, gain from the disposition of a Regular Certifi-cate that otherwise would be

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

capital gain will be treated as ordinary income to the extent that the amount actually includible in income with respect to the certificate by the certificateholder during his holding period is less than the amount that would have been includible in income if the yield on that certificate during the holding period had been 110% of a specified U.S. Treasury borrowing rate as of the date that the certificateholder acquired the certificate. Although the leg-islative history to the 1986 Act indicates that the portion of the gain from disposition of a Regular Certificate that will be recharacterized as ordinary income is limited to the amount of original issue discount (if any) on the cer-tificate that was not previously includible in income, the applicable Code pro-vision contains no such limitation.

   A portion of any gain from the sale of a Regular Certificate that might oth-erwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a conversion transaction within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar prop-erty that reduce or eliminate market risk, if substantially all of the taxpay-er's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable federal rate (which rate is computed and published monthly by the Service) at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.

   Currently, the highest marginal individual income tax bracket is 39.6%. The alternative minimum tax rate for individuals is 26% with respect to alternative minimum tax income up to $175,000 and 28% with respect to alternative minimum tax income over $175,000. The highest marginal federal tax rate applicable to individuals with respect to net capital gain on assets held for one year or more generally is 20%. Accordingly, there can be a significant marginal tax rate differential between net capital gains and ordinary income for individu-als. The highest marginal corporate tax rate is 35% for corporate taxable in-come over $10 million, and the marginal tax rate on corporate net capital gains is 35%.

Tax Treatment of Residual Certificates

 Overview

   A Residual Certificate will represent beneficial ownership of a percentage of the residual interest in the series REMIC to which it relates, and a Regular Certificate generally will represent beneficial ownership of a percentage of a regular interest in the series REMIC to which it relates. A REMIC is an entity for federal income tax purposes consisting of a fixed pool of mortgages (in-cluding manufactured housing installment sales contracts) or other mortgage-backed assets in which investors hold multiple classes of interests. To be treated as a REMIC, the trust, or a segregated asset pool in the trust, under-lying a series must meet certain continuing qualification requirements, and a REMIC election must be in effect. See "Federal Income Tax Consequences -- REMIC Certificates -- REMIC Qualification" in this prospectus. A REMIC generally is treated as a pass-through entity for federal income tax purposes, i.e., as not subject to entity-level tax. All interests in a REMIC other than the residual interest must be regular interests. As described in "Federal Income Tax Conse-quences -- REMIC Certificates -- Tax Treatment of Regular Certificates" in this prospectus, a regular interest has terms analogous to those of a debt instru-ment and generally is treated as a debt instrument for all federal income tax purposes. The Regular Certificates will generate interest and, depending upon the issue price of the Regular Certificates, original issue discount deductions or income attributable to premium for the related series REMIC. As a residual interest, a Residual Certificate represents the right to (i) the stated princi-pal and interest on such certificate, if any, and (ii) such certificate's pro rata share of the income generated by the related series REMIC's assets in ex-cess of the amount necessary to service that REMIC's regular interests and pay that REMIC's expenses.

   In a manner similar to that employed in the taxation of partnerships, REMIC taxable income or loss will be determined at the REMIC level, but passed through to the Residual Certificateholders. Thus, REMIC taxable

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

income or loss will be allocated pro rata to the related Residual Certificateholders, and each such certificateholder will report his share of REMIC taxable income or loss on his own federal income tax return. Prospective investors in Residual Certificates should be aware that the obligation to ac-count for the related series REMIC's income or loss will continue until all of that REMIC's Regular Certificates have been retired, which may not occur until well beyond the date on which the last payments on Residual Certificates are made. In addition, because of the way in which REMIC taxable income is calcu-lated, a Residual Certificateholder may recognize phantom income (i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles) which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield to Residual Certificateholders due to the lower present value of such loss or reduction.

   A portion of the income of a Residual Certificateholder may be treated unfa-vorably in three contexts: (i) it may not be offset by current or net operating loss deductions; (ii) it will be considered unrelated business taxable income as defined in the Code ("UBTI"). UBTI to tax-exempt entities; and (iii) it is ineligible for any statutory or treaty reduction in the 30% withholding tax otherwise available to a foreign Residual Certificateholder.

   The concepts presented in this overview are discussed more fully below.

 Taxation of Residual Certificateholders

   A Residual Certificateholder will recognize his share of the related series REMIC's taxable income or loss for each day during his taxable year on which he holds the Residual Certificate. The amount so recognized will be characterized as ordinary income or loss and will not be taxed separately to the series REMIC. If a Residual Certificate is transferred during a calendar quarter, REMIC taxable income or loss for that quarter will be prorated between the transferor and the transferee on a daily basis.

   A REMIC generally determines its taxable income or loss in a manner similar to that of an individual using a calendar year and the accrual method of ac-counting. A REMIC's taxable income or loss generally will be characterized as ordinary income or loss, and will consist of the REMIC's gross income, includ-ing interest, original issue discount, and market discount income, if any, on the REMIC's assets (including temporary cash flow investments), premium amorti-zation on the REMIC's Regular Certificates, income from foreclosure property, and any cancellation of indebtedness income due to the allocation of realized losses to the REMIC's Regular Certificates, reduced by the REMIC's deductions, including deductions for interest and original issue discount expense on the REMIC's Regular Certificates, premium amortization and servicing fees with re-spect to the REMIC's assets, the administrative expenses of the REMIC and the Regular Certificates, any tax imposed on the REMIC's income from foreclosure property, and any bad debt deductions with respect to the related assets. The REMIC may not take into account any items allocable to a prohibited transac-tion. See "Federal Income Tax Consequences -- REMIC Certificates -- REMIC-Level Taxes" in this prospectus. The deduction of REMIC expenses by Residual Certificateholders who are individuals is subject to certain limitations as de-scribed below in "Federal Income Tax Consequences -- REMIC Certificates -- Spe-cial Considerations for Certain Types of Investors -- Individuals and Pass-Through Entities" in this prospectus.

   The amount of the REMIC's net loss with respect to a calendar quarter that may be deducted by a Residual Certificateholder is limited to such certificateholder's adjusted basis in the Residual Certificate as of the end of that quarter (or time of disposition of the Residual Certificate, if earlier), determined without taking into account the net loss for that quarter. A Resid-ual Certificateholder's basis in its Residual Certificate initially is equal to the price paid for such certificate. Such basis is increased by the amount of taxable income of the REMIC reportable by the Residual Certificateholder with respect to the Residual Certificate and decreased (but not below zero) by the amount of distributions made and the amount of net losses recognized with re-spect to that certificate. The amount of the REMIC's net loss allocable to a Residual Certificateholder that is disallowed under the basis limitation may be carried forward indefinitely, but may be used only to offset income with re-spect to the related Residual Certificate. The ability of Residual Certificateholders to deduct net losses with

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

respect to a Residual Certificate may be subject to additional limitations un-der the Code, as to which certificateholders should consult their tax advisors. A distribution with respect to a Residual Certificate is treated as a non-tax-able return of capital up to the amount of the Residual Certificateholder's ad-justed basis in his Residual Certificate. If a distribution exceeds the ad-justed basis of the Residual Certificate, the excess is treated as gain from the sale of such Residual Certificate.

   Although the law is unclear in certain respects, a Residual Certificateholder effectively should be able to recover some or all of the ba-sis in his Residual Certificate as the related REMIC recovers the basis of its assets through either the amortization of premium on such assets or the alloca-tion of basis to principal payments received on such assets. A REMIC's initial aggregate basis in its assets generally will equal the sum of the issue prices of its Regular Certificates and Residual Certificates. In general, the issue price of a Regular Certificate of a particular class is the initial price at which a substantial amount of the certificates of such class is sold to the public. In the case of a Regular Certificate of a class not offered to the pub-lic in substantial amounts, the issue price is either the price paid by the first purchaser of such certificate or the fair market value of the property received in exchange for such certificate, as appropriate. The REMIC's aggre-gate basis will be allocated among its assets in proportion to their respective fair market values.

   The assets of certain series REMICs may have bases that exceed their princi-pal amounts. Except as indicated in "Federal Income Tax Consequences -- REMIC Certificates -- Treatment by the REMIC of Original Issue Discount, Market Dis-count, and Amortizable Premium" in this prospectus, the premium on such assets will be amortizable under the constant yield method and the same prepayment as-sumptions used in pricing the certificates. The amortized premium will reduce the REMIC's taxable income or increase its tax loss for each year, which will offset a corresponding amount of the stated interest or other residual cash flow, if any, allocable to the Residual Certificateholders. It should be noted, however, that the law concerning the amortization of premium on assets is un-clear in certain respects. If the Service were to contend successfully that part or all of the premium on the assets underlying a REMIC is not amortizable, the holders of the Residual Certificates in such REMIC would recover the basis attributable to the unamortizable premium only as principal payments are re-ceived on such assets or upon the disposition or worthlessness of their Resid-ual Certificates. The inability to amortize part or all of the premium could give rise to timing differences between the REMIC's income and deductions, cre-ating phantom income.

   In the first years after the issuance of the Regular Certificates, REMIC taxable income may include significant amounts of phantom income. Phantom in-come arises from timing differences between income on the underlying assets and deductions on the Regular Certificates that result from the multiple-class structure of the certificates. Since phantom income will arise from timing dif-ferences between income and deductions, it will be matched by a corresponding loss or reduction in taxable income in later years, during which economic or financial income will exceed REMIC taxable income. Any acceleration of taxable income, however, could lower the yield to a Residual Certificateholder, since the present value of the tax paid on that income will exceed the present value of the corresponding tax reduction in the later years. The amount and timing of any phantom income are dependent upon (i) the structure of the particular REMIC and (ii) the rate of prepayment on the assets held by the REMIC and, therefore, cannot be predicted without reference to a particular REMIC.

   The assets of certain series REMICs may have bases that are less than their principal amounts. In such a case, a Residual Certificateholder will recover the basis in his Residual Certificate as the REMIC recovers the portion of its basis in the assets that is attributable to the residual interest. The REMIC's basis in the assets is recovered as it is allocated to principal payments re-ceived by the REMIC.

   A portion of a series REMIC's taxable income may be subject to special treatment. That portion (known as "excess inclusion income") generally is any taxable income beyond that which the Residual Certificateholder would have rec-ognized had the Residual Certificate been a conventional debt instrument bear-ing interest at 120% of the applicable long-term federal rate (based on quar-terly compounding) as of the date on which the Residual Certificate was issued. Excess inclusion income generally is intended to approximate phantom income and may result in unfavorable tax consequences for certain investors. See "Federal Income Tax Consequences

-- REMIC Certificates -- Tax Treatment of Residual Certificates -- Limitations on Offset or Exemption of REMIC Income" and " -- Special Considerations for Certain Types of Investors" in this prospectus.

 Limitations on Offset or Exemption of REMIC Income

   Generally, a Residual Certificateholder's taxable income for any taxable year may not be less than such certificateholder's excess inclusion income for that taxable year. Excess inclusion income is equal to the excess of REMIC tax-able income for the quarterly period for the Residual Certificates over the product of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificates if they were debt instruments for federal income tax purposes on the closing date and (ii) the adjusted issue price of such Residual Certificates at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, increased by the amount of the daily accruals of REMIC income for all prior quarters, and de-creased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. If the Residual Certificateholder is an organization subject to the tax on UBTI imposed by Code section 511, the Residual Certificateholder's excess inclusion income will be treated as UBTI. In addition, under Treasury regulations yet to be issued, if a REIT or a RIC owns a Residual Certificate that generates excess inclusion in-come, a pro rata portion of the dividends paid by the REIT or the RIC generally will constitute excess inclusion income for their shareholders. Finally, Resid-ual Certificateholders who are foreign persons will not be entitled to any ex-emption from the 30% withholding tax or a reduced treaty rate with respect to their excess inclusion income from the REMIC. See "Federal Income Tax Conse-quences -- REMIC Certificates -- Taxation of Certain Foreign Holders of REMIC Certificates -- Residual Certificates" in this prospectus.

Non-Recognition of Certain Transfers for Federal Income Tax Purposes

   In addition to the limitations specified above, the REMIC provisions of the Code provide that the transfer of a noneconomic residual interest to a United States person will be disregarded for tax purposes if a significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Cer-tificate will constitute a noneconomic residual interest unless, at the time the interest is transferred, (i) the present value of the expected future dis-tributions with respect to the Residual Certificate equals or exceeds the prod-uct of the present value of the anticipated excess inclusion income and the highest corporate tax rate for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distribu-tions from the REMIC in amounts sufficient to satisfy the taxes on excess in-clusion income as they accrue. If a transfer of a residual interest is disre-garded, the transferor would continue to be treated as the owner of the Resid-ual Certificate and thus would continue to be subject to tax on its allocable portion of the net income of the related REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be un-willing or unable to pay taxes due on its share of the taxable income of the REMIC (i.e., the transferor had improper knowledge). Under the REMIC provisions of the Code, a transferor is presumed not to have such improper knowledge if
(i) the transferor conducted, at the time of the transfer, a reasonable inves-tigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they come due and (ii) the transferee represents to the transferor that it understands that, as the holder of a noneconomic residual interest, it may incur tax liabilities in ex-cess of any cash flows generated by the interest and that it intends to pay the taxes associated with holding the residual interest as they become due (the "Original Requirements"). Proposed Treasury regulations issued on February 4, 2000 (the "New Proposed Regulations"), however, modified that safe harbor. Un-der the New Proposed Regulations, a transfer of a noneconomic residual interest would not qualify under the safe harbor unless, in addition to the requirements noted above, the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present val-ues of (i) any consideration given to the transferee to acquire the interest,
(ii) the expected future distributions on the interest, and (iii) any antici-pated tax savings associated with holding the interest as the REMIC generates losses (the "Present Value Requirement"). For purposes of that calculation,

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

present value generally is calculated using a discount rate equal to the appli-cable federal rate. In addition, on December 8, 2000, the Internal Revenue Service issued Revenue Procedure 2001-12 (the "Revenue Procedure"), which pro-vides an alternative safe harbor to the Present Value Requirement. Under the Revenue Procedure, a transfer of a noneconomic residual interest will qualify for the safe harbor if the Original Requirements are met and either the Present Value Requirement is met or a specified asset test (the "Asset Requirement") is met. In general, to satisfy the Asset Requirement, (i) the transferee must have, at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, gross assets and net assets for financial reporting purposes of more than $100 million and $10 million, re-spectively, (ii) the transferee must be an "eligible corporation" as defined in Code section 860L(a)(2) (generally, a taxable domestic "C" corporation) and must agree, in writing, to transfer the residual only to another eligible cor-poration that satisfies the Original Requirements, and (iii) the transferor must not know of any facts or circumstances that reasonably indicate that the taxes associated with the residual interest will not be paid. For purposes of satisfying clause (iii), the Present Value Requirement need not be met, but if the amount of consideration given to the transferee to acquire the residual in-terest is so low that under any set of reasonable assumptions a reasonable per-son would conclude that the taxes associated with holding the residual will not be paid, then the transferor will be deemed to know that the transferee cannot or will not pay. The safe harbor provided by the Revenue Procedure will be available for transfers of residual interests occurring on or after February 4, 2000. Limitations also exist with respect to transfers of certain residual in-terests to foreign investors. See "Federal Income Tax Consequences --REMIC Cer-tificates -- Taxation of Certain Foreign Holders of REMIC Certificates -- Re-sidual Certificates" in this prospectus. Investors should consult their own tax advisors with respect to the applicability of the Revenue Procedure safe harbor to any transfer of a residual interest, and any other restrictions on the transfer of such interests.

 Ownership of Residual Certificates by Disqualified Organizations

   The Code contains three sanctions that are designed to prevent or discourage the direct or indirect ownership of a REMIC residual interest (such as a Resid-ual Certificate) by the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any tax-exempt organization (other than a farmers' cooperative described in section 521 of the Code) unless such organization is subject to the tax on UBTI, or any rural electrical or tele-phone cooperative (each a "Disqualified Organization"). A corporation is not treated as an instrumentality of the United States or any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit.

   First, REMIC status is dependent upon the presence of reasonable arrange-ments designed to prevent a Disqualified Organization from acquiring record ownership of any portion of the REMIC's residual interest. No residual interest issued pursuant to a pooling and servicing agreement (whether or not such in-terest is represented by a Residual Certificate) will be offered for sale to Disqualified Organizations. Furthermore, (i) the residual interest in each se-ries REMIC will be registered as to both principal and any stated interest with the trustee (or its agent) and transfer of such residual interest (or a per-centage interest) may be effected only (A) by surrender of the old residual in-terest instrument and reissuance by the trustee of a new residual interest in-strument to the new holder or (B) through a book-entry system maintained by the trustee; (ii) the applicable pooling and servicing agreement will prohibit the ownership of residual interests by Disqualified Organizations; and (iii) each residual interest instrument will contain a legend providing notice of that prohibition. Consequently, each series REMIC should be considered to have made reasonable arrangements designed to prevent the ownership of its residual in-terest by Disqualified Organizations.

   Second, the Code imposes a one-time tax on the transferor of a residual in-terest (including a Residual Certificate or an interest therein) to a Disquali-fied Organization. The one-time tax equals the product of (i) the present value of the total anticipated excess inclusions with respect to the transferred re-sidual interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. Under the REMIC provisions of the Code, the anticipated excess inclusions with respect to a transferred residual interest must be based on (i) both actual prior prepayment experience and the prepay-ment assumptions used in pricing the related REMIC's interests and (ii) any required or permitted clean up calls, or required qualified liquidation pro-vided for in the REMIC's organizational documents. The present value of antic-ipated excess inclusions is determined using a discount rate equal to the ap-plicable federal rate that would apply to a debt instrument that was issued on the date the Disqualified Organization acquired the residual interest and whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the residual interest. Where a trans-feree is acting as an agent for a Disqualified Organization, the transferee is subject to the one-time tax. For that purpose, the term agent includes a bro-ker, nominee, or other middleman. Upon the request of such transferee or the transferor, the REMIC must furnish to the requesting party and to the Service information sufficient to permit the computation of the present value of the anticipated excess inclusions. The transferor of a residual interest (includ-ing a Residual Certificate or interest therein) will not be liable for the one-time tax if the transferee furnishes to the transferor an affidavit that states, under penalties of perjury, that the transferee is not a Disqualified Organization, and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The one-time tax must be paid by April 15th of the year following the calendar year in which the resid-ual interest is transferred to a Disqualified Organization. The one-time tax may be waived by the Secretary of the Treasury if, upon discovery that a transfer is subject to the one-time tax, the Disqualified Organization promptly disposes of the residual interest and the transferor pays any amounts that the Secretary of the Treasury may require.

   Third, the Code imposes an annual tax on any pass-through entity (i.e., a RIC, REIT, common trust fund, partnership, trust, estate or cooperative de-scribed in Code section 1381) that owns a direct or indirect interest in a re-sidual interest (including a Residual Certificate), if record ownership of an interest in the pass-through entity is held by one or more Disqualified Orga-nizations. The tax imposed equals the highest corporate income tax rate multi-plied by the share of any excess inclusion income of the pass-through entity for the taxable year allocable to interests in the pass-through entity held by Disqualified Organizations. The same tax applies to a nominee who acquires an interest in a residual interest (including a Residual Certificate) on behalf of a Disqualified Organization. For example, a broker that holds an interest in a Residual Certificate in street name for a Disqualified Organization is subject to the tax. The tax due must be paid by the fifteenth day of the fourth month following the close of the taxable year of the pass-through en-tity in which the Disqualified Organization is a record holder. Any such tax imposed on a pass-through entity would be deductible against that entity's or-dinary income in determining the amount of its required distributions. In ad-dition, dividends paid by a RIC or a REIT are not considered preferential div-idends within the meaning of section 562(c) of the Code solely because the RIC or REIT allocates such tax expense only to the shares held by Disqualified Or-ganizations. A pass-through entity will not be liable for the annual tax if the record holder of the interest in the pass-through entity furnishes to the pass-through entity an affidavit that states, under penalties of perjury, that the record holder is not a Disqualified Organization, and the pass-through en-tity does not have actual knowledge that such affidavit is false.

   If an "electing large partnership" holds a Residual Certificate, all inter-ests in the electing large partnership are treated as held by disqualified or-ganizations for purposes of the tax imposed upon a pass-through entity by sec-tion 860E(c) of the Code. The exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits as described above, is not available to an electing large partnership. The pooling and servicing agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be purchased, transferred or sold, directly or indi-rectly, without the express written consent of the servicer. The servicer will grant such consent to a proposed transfer only if it receives the following:
(i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

   The REMIC provisions of the Code also require that reasonable arrangements be made with respect to each REMIC to enable the REMIC to provide the Treasury and the transferor with information necessary for the

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

application of the one-time tax described above. Consequently, the applicable pooling and servicing agreement will provide for the servicer or an Affiliate thereof to perform such information services as may be required for the appli-cation of the one-time tax. Affiliate means, as to any specified person, any other person controlling or controlled by or under common control with such specified person. For the purposes of this definition, control, when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms controlling and controlled have the meanings correlative to the foregoing. If a Residual Certificateholder transfers an interest in a Residual Certificate in violation of the relevant transfer restrictions and triggers the information requirement, the servicer or Affiliate thereof may charge such Residual Certificateholder a reasonable fee for providing the information.

 Special Considerations for Certain Types of Investors

   Dealers in Securities. Residual Certificateholders that are dealers in secu-rities should be aware that, under Treasury regulations (the "Mark-to-Market Regulations") relating to the mark-to-market accounting provisions under sec-tion 475 of the Code dealers in securities are not permitted to mark to market any REMIC residual interests acquired on or after January 4, 1995. Prospective purchasers of Residual Certificates should consult with their tax advisors re-garding the possible application of the Mark-to-Market Regulations to such cer-tificates.

   Tax-Exempt Entities. Any excess inclusion income with respect to a Residual Certificate held by a tax-exempt entity, including a qualified profit-sharing, pension, or other employee benefit plan, will be treated as UBTI. Although the legislative history and statutory provisions imply otherwise, the Treasury con-ceivably could take the position that, under pre-existing Code provisions, sub-stantially all income on a Residual Certificate (including non-excess inclusion income) is to be treated as UBTI. See "Federal Income Tax Consequences --REMIC Certificates -- Taxation of Residual Certificateholders" in this prospectus.

   Individuals and Pass-Through Entities. A Residual Certificateholder who is an individual, trust, or estate will be permitted to deduct its allocable share of the fees or expenses relating to servicing the assets of and administering the related REMIC under section 212 of the Code only to the extent that the amount of such fees and expenses, when combined with the Residual Certificateholder's other miscellaneous itemized deductions for the taxable year, exceeds 2% of that holder's adjusted gross income. That same limitation will apply to individuals, trusts, or estates that hold Residual Certificates indirectly through a grantor trust, a partnership, an S corporation, a common trust fund, a REMIC, or a nonpublicly offered RIC. A nonpublicly offered RIC is a RIC other than one whose shares are (i) continuously offered pursuant to a public offering; (ii) regularly traded on an established securities market; or
(iii) held by no fewer than 500 persons at all times during the taxable year. In addition, that limitation will apply to individuals, trusts, or estates that hold Residual Certificates through any other person (i) that is not generally subject to federal income tax and (ii) the character of whose income may affect the character of the income generated by that person for its owners or benefi-ciaries. Further, Code section 68 provides that the amount of itemized deduc-tions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount ($132,950, or $66,475 in the case of a separate return by a married individual within the meaning of Code section 7703 for taxable year 2001 and adjusted for inflation each year thereafter) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. In some cases, the amount of addi-tional income that would be recognized as a result of the foregoing limitations by a Residual Certificateholder who is an individual, trust, or estate could be substantial. Non-corporate holders of Residual Certificates also should be aware that miscellaneous itemized deductions, including allocable investment expenses attributable to the related series REMIC, are not deductible for pur-poses of the alternative minimum tax. Finally, persons holding an interest in a Residual Certificate indirectly through an interest in a RIC, common trust fund or one of certain corporations doing business as a cooperative generally will recognize a share of any excess inclusion allocable to that Residual Certifi-cate.


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

   Employee Benefit Plans. See "Federal Income Tax Consequences -- REMIC Cer-tificates -- Special Considerations for Certain Types of Investors -- Tax-ex-empt entities" and "ERISA Considerations" in this prospectus.

   REITs and RICs. If a Residual Certificateholder is a REIT and the related series REMIC generates excess inclusion income, a portion of REIT dividends will be treated as excess inclusion income for the REIT's shareholders, in a manner to be provided by regulations. Thus, shareholders in a REIT that invests in Residual Certificates could face unfavorable treatment of a portion of their REIT dividend income for purposes of (i) using current deductions or net oper-ating loss carryovers or carrybacks; (ii) UBTI in the case of tax-exempt share-holders; and (iii) withholding tax in the case of foreign shareholders. See "Federal Income Tax Consequences -- REMIC Certificates -- Special Considera-tions for Certain Types of Investors -- Foreign Residual Certificateholders" in this prospectus. Moreover, because Residual Certificateholders may recognize phantom income (See "Federal Income Tax Consequences -- REMIC Certificates --
 Taxation of Residual Certificate-holders" in this prospectus), a REIT contem-plating an investment in Residual Certificates should consider carefully the effect of any phantom income upon its ability to meet its income distribution requirements under the Code. The same rules regarding excess inclusion will ap-ply to a), Residual Certificateholder that is a RIC, common trust fund, or one of certain corporations doing business as a cooperative.

   A Residual Certificate held by a REIT will be treated as a real estate asset for purposes of the REIT qualification requirements in the same proportion that the related series REMIC's assets would be treated as real estate assets if held directly by the REIT, and interest income derived from such Residual Cer-tificate will be treated as Qualifying REIT Interest to the same extent. If 95% or more of a series REMIC's assets qualify as real estate assets for REIT pur-poses, 100% of that REMIC's regular and residual interests (including Residual Certificates) will be treated as real estate assets for REIT purposes, and all of the income derived from such interests will be treated as Qualifying REIT Interest. Qualifying REIT Interest means interest that is treated as interest on obligations secured by mortgages on real property for REIT qualification purposes. The REMIC provisions of the Code provide that payments of principal and interest on assets that are reinvested pending distribution to the holders of the REMIC Certificates constitute real estate assets for REIT purposes. Two REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes real estate assets. It is expected that at least 95% of the assets of each se-ries REMIC will be real estate assets throughout such REMIC's life. The amount treated as a real estate asset in the case of a Residual Certificate apparently is limited to the REIT's adjusted basis in the certificate.

   Significant uncertainty exists with respect to the treatment of a Residual Certificate for purposes of the various asset composition requirements applica-ble to RICs. A Residual Certificate should be treated as a security, but will not be considered a government security for purposes of section 851(b)(4) of the Code. Moreover, it is unclear whether a Residual Certificate will be treated as a voting security under that Code section. Finally, because a series REMIC will be treated as the issuer of the Residual Certificate for purposes of that section, a RIC would be unable to invest more than 25% of the value of its total assets in Residual Certificates issued by the same series REMIC.

   Partnerships. Partners in a partnership (other than an "electing large part-nership") must take into account their allocable share of any income, including excess inclusion income, that is produced by the Residual Certificate. The partnership itself is not subject to tax on income from the Residual Certifi-cate other than excess inclusion income that is allocable to partnership inter-ests owned by Disqualified Organizations. For the treatment of "electing large partnerships," see "Federal Income Tax Consequences -- Tax Treatment of Resid-ual Certificates -- Ownership of Residual Certificates by Disqualified Organi-zations" in this prospectus.

   Foreign Residual Certificateholders. Certain adverse tax consequences may be associated with the holding of certain Residual Certificates by a foreign per-son or with the transfer of such certificates to or from a foreign person. See "Federal Income Tax Consequences -- REMIC Certificates -- Taxation of Certain Foreign Holders of REMIC Certificates -- Residual Certificates" in this pro-spectus.


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

   Thrift Institutions, Banks, and Certain Other Financial
Institutions. Residual Certificates will be treated as qualifying assets for thrift institutions in the same proportion that the assets of the series REMIC to which they relate would be so treated. However, if 95% or more of the assets of a given series REMIC are qualifying assets for thrift institutions, 100% of that REMIC's regular and residual interests (including Residual Certificates) would be treated as qualifying assets. In addition, the REMIC provisions of the Code provide that payments of principal and interest on assets included in a REMIC that are reinvested pending their distribution to the holders of the re-lated REMIC certificates will be treated as qualifying assets for thrift insti-tutions. Moreover, two REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes qualifying assets for thrift institution purposes. It is expected that at least 95% of the assets of each series REMIC will be qualifying assets for thrift institutions throughout such REMIC's life. The amount of a Residual Certificate treated as a qualifying asset for thrift in-stitutions, however, cannot exceed the holder's adjusted basis in that Residual Certificate.

   Generally, gain or loss arising from the sale or exchange of Residual Cer-tificates held by certain financial institutions will give rise to ordinary in-come or loss, regardless of the length of the holding period for the Residual Certificates. Those financial institutions include banks, mutual savings banks, cooperative banks, domestic building and loan institutions, savings and loan institutions, and similar institutions. See "Federal Income Tax Consequences --
 REMIC Certificates -- Tax Treatment of Residual Certificates -- Disposition of Residual Certificates" in this prospectus.

 Disposition of Residual Certificates

   Upon the sale or exchange of a Residual Certificate, a Residual Certificateholder will recognize gain or loss equal to the difference between the amount realized and its adjusted basis in the Residual Certificate. It is possible that a disqualification of a series REMIC (other than an inadvertent disqualification for which relief may be provided in Treasury regulations) may be treated as a sale or exchange of a related Residual Certificate. If the holder has held the Residual Certificate for the applicable long-term capital gain holding period, gain or loss on its disposition generally will be charac-terized as long-term capital gain or loss. In the case of banks, thrifts, and certain other financial institutions described in section 582 of the Code, how-ever, gain or loss on the disposition of a Residual Certificate will be treated as ordinary gain or loss, regardless of the length of the holding period. See "Federal Income Tax Consequences -- REMIC Certificates -- Special Considera-tions for Certain Types of Investors" in this prospectus.

   A special version of the wash sale rules of the Code applies to dispositions of Residual Certificates. Under that rule, losses on dispositions of Residual Certificates generally will be disallowed where, within six months before or after the disposition, the seller of such a certificate acquires any residual interest in a REMIC or any interest in a Taxable Mortgage Pool that is economi-cally comparable to a Residual Certificate. Treasury Regulations providing for appropriate exceptions to the application of the wash sale rules have been au-thorized, but have not yet been promulgated.

 Liquidation of the REMIC

   A REMIC may liquidate without the imposition of entity-level tax only in a qualified liquidation. A liquidation is considered a qualified liquidation if the REMIC (i) adopts a plan of complete liquidation; (ii) sells all of its non-cash assets within 90 days of the date on which it adopts the plan; and (iii) credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims against it) to its certificateholders within that 90-day period. An early termination of a REMIC caused by the redemption of all outstanding classes of certificates issued by such REMIC, and the distribution to the Residual Certificateholders of the ex-cess, if any, of the fair market value of the REMIC's assets at the time of such redemption over the unpaid principal balance and accrued and unpaid inter-est of such REMIC certificates (and any administrative costs associated with such REMIC), will constitute a complete liquidation as described in the preced-ing sentence. Under the REMIC provisions of the Code, a plan of liquidation need not be in any special form. Further-more, if a REMIC specifies the first day in the 90-day liquidation period in a statement attached to its final tax return, the REMIC will be considered to have adopted a plan of liquidation on that date.

 Treatment by the REMIC of Original Issue Discount,
 Market Discount, and Amortizable Premium

   Original Issue Discount. Generally, a REMIC's deductions for original issue discount expense on its REMIC certificates will be determined in the same man-ner as for determining the original issue discount income on such certificates as described in "Federal Income Tax Consequences -- REMIC Certificates -- Tax Treatment of Regular Certificates -- Original Issue Discount" in this prospec-tus, without regard to the de minimis rule described therein.

   Market Discount. In general, a REMIC will have market discount income with respect to its Qualified Mortgages if the basis of the REMIC in such assets is exceeded by their adjusted issue prices. A REMIC's aggregate initial basis in its Qualified Mortgages (and any other assets transferred to the REMIC on the startup day) equals the aggregate of the issue prices of the regular and resid-ual interests in the REMIC. That basis is allocated among the REMIC's Qualified Mortgages based on their relative fair market values. Any market discount that accrues on a REMIC's Qualified Mortgages will be recognized currently as an item of REMIC ordinary income. The amount of market discount income to be rec-ognized in any period is determined in a manner generally similar to that used in the determination of original issue discount, as if the Qualified Mortgages had been issued (i) on the date they were acquired by the REMIC and (ii) for a price equal to the REMIC's initial basis in the Qualified Mortgages. The same prepayment assumptions used in pricing the certificates are used to compute the yield to maturity of a REMIC's Qualified Mortgages.

   Premium. Generally, if the basis of a REMIC in its Qualified Mortgages ex-ceeds the unpaid principal balances of those assets the REMIC will be consid-ered to have acquired such assets at a premium equal to the amount of such ex-cess. A REMIC that holds a Qualified Mortgage as a capital asset may elect un-der Code section 171 to amortize premium on such asset under a constant inter-est method, to the extent such asset was originated, or treated as originated, after September 27, 1985. The legislative history to the 1986 Act indicates that, while the deduction for amortization of premium will not be subject to the limitations on miscellaneous itemized deductions of individuals, it will be treated as interest expense for purposes of other provisions in the 1986 Act limiting the deductibility of interest for non-corporate taxpayers. Because substantially all of the obligors on the assets are expected to be individuals, section 171 of the Code will not be available for the amortization of premium on such assets to the extent they were originated on or prior to September 27, 1985. Such premium may be amortizable under more general provisions and princi-ples of federal income tax law in accordance with a reasonable method regularly employed by the holder of such assets. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

 REMIC-Level Taxes

   Income from certain transactions by a REMIC, called prohibited transactions, will not be part of the calculation of the REMIC's income or loss that is in-cludible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC at a 100% rate. In addition, net in-come from one prohibited transaction may not be offset by losses from other prohibited transactions. Prohibited transactions generally include: (i) the disposition of Qualified Mortgages other than pursuant to (a) the repurchase of a defective asset, (b) the substitution for a defective asset within two years of the closing date, (c) a substitution for any Qualified Mortgage within three months of the closing date, (d) the foreclosure, default, or imminent default of a Qualified Mortgage, (e) the bankruptcy or insolvency of the REMIC, (f) the sale of an adjustable-rate asset the interest rate on which is convertible to a fixed rate of interest upon such conversion for an amount equal to the asset's current principal balance plus accrued but unpaid interest (and provided that certain other requirements are met) or (g) a qualified liquidation of the REMIC; (ii) the receipt of income from assets that are

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

not the type of assets or investments that a REMIC is permitted to hold; (iii) the receipt of compensation for services by a REMIC; and (iv) the receipt of gain from disposition of cash-flow investments other than pursuant to a quali-fied liquidation of the REMIC. A disposition of a Qualified Mortgage or cash flow investment will not give rise to a prohibited transaction, however, if the disposition was (i) required to prevent default on a regular interest resulting from a default on one or more of the REMIC's Qualified Mortgages or (ii) made to facilitate a clean-up call. The REMIC provisions of the Code define a clean-up call as the redemption of a class of regular interests when, by reason of prior payments with respect to those interests, the administrative costs asso-ciated with servicing the class outweigh the benefits of maintaining the class. Under those regulations, the redemption of a class of regular interests with an outstanding principal balance of no more than 10% of the original principal balance qualifies as a clean-up call. The REMIC provisions of the Code also provide that the modification of an asset generally will not be treated as a disposition of that asset if it is occasioned by a default or a reasonably foreseeable default, an assumption of the asset, the waiver of a due-on-sale or encumbrance clause, or the conversion of an interest rate by an obligor pursu-ant to the terms of a convertible adjustable rate asset.

   In addition, a REMIC generally will be taxed at a 100% rate on any contribu-tion to the REMIC after the closing date unless such contribution is a cash contribution that (i) takes place within the three-month period beginning on the closing date; (ii) is made to facilitate a clean-up call (as defined in the preceding paragraph) or a qualified liquidation (as defined in "Federal Income Tax Consequences -- REMIC Certificates -- Liquidation of the REMIC" in this prospectus); (iii) is a payment in the nature of a guarantee; (iv) constitutes a contribution by the holder of the Residual Certificates in the REMIC to a qualified reserve fund; or (v) is otherwise permitted by Treasury regulations yet to be issued. The structure and operation of each series REMIC will be de-signed to avoid the imposition of the 100% tax on contributions.

   To the extent that a REMIC derives certain types of income from foreclosure property (generally, income relating to dealer activities of the REMIC), it will be taxed on such income at the highest corporate income tax rate. Although the relevant law is unclear, it is not anticipated that any series REMIC will receive significant amounts of such income.

   The organizational documents governing the Regular and Residual Certificates of a series REMIC will be designed to prevent the imposition of the foregoing taxes on such REMIC in any material amounts. If any of the foregoing taxes is imposed on a series REMIC, the trustee will seek to place the burden thereof on the person whose action or inaction gave rise to such taxes. To the extent that the trustee is unsuccessful in doing so, the burden of such taxes will be borne by any outstanding subordinated class of certificates before it is borne by a more senior class of certificates.

 REMIC Qualification

   The trust underlying a series, or one or more designated asset pools in the trust, will qualify under the Code as a REMIC if a REMIC election is in effect and certain tests concerning (i) the composition of the assets of the REMIC and
(ii) the nature of the certificateholders' interests in the REMIC are met on a continuing basis.

 Asset Composition

   In order for a trust, or one or more designated asset pools in the trust, to be eligible for REMIC status, substantially all of its assets must consist of qualified mortgages and permitted investments as of the close of the third month beginning after the closing date and at all times thereafter. Substan-tially all of a REMIC's assets will be deemed to consist of Qualified Mortgages and permitted investments if no more than a de minimis amount of its assets (i.e., assets with an aggregate adjusted basis that is less than 1% of the ag-gregate adjusted basis of all the REMIC's assets) are assets other than quali-fied mortgages and permitted investments.

   A Qualified Mortgage is any obligation that is principally secured by an in-terest in real property, including a regular interest in another REMIC, and that is either transferred to the REMIC on the closing date or purchased by the REMIC pursuant to a fixed price contract within a three-month period thereaf-ter. Under the REMIC provisions of the Code, a Qualified Mortgage includes any obligation secured by manufactured housing

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

that qualifies as a single family residence within the meaning of Code section 25(e)(10). Manufactured housing qualifies as a single family residence under Code Section 25(e)(10) if it: (i) is used as a single family residence; (ii) has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches; and (iii) is of a kind customarily used at a fixed location. A Qualified Mortgage also includes a qualified replacement mortgage, which is any property that would have been treated as a Qualified Mortgage if it were trans-ferred to the REMIC on the closing date and that is received either in exchange for a defective asset within a two-year period beginning on the closing date or in exchange for any Qualified Mortgage within a three-month period beginning on that date.

   The mortgage loans of each series REMIC will be treated as Qualified Mort-gages. In addition, Oakwood Acceptance will represent and warrant that each contract will be secured by a manufactured home that meets the definition of single family residence in section 25(e)(10) of the Code. Accordingly the con-tracts of each series REMIC will be treated as Qualified Mortgages.

   Permitted Investments include cash flow investments, qualified reserve as-sets, and foreclosure property. Cash flow investments are investments of amounts received with respect to Qualified Mortgages for a temporary period (not to exceed thirteen months) before distribution to holders of regular or residual interests in the REMIC. Qualified reserve assets are intangible in-vestment assets (other than REMIC residual interests) that are part of a quali-fied reserve fund maintained by the REMIC. A qualified reserve fund is any rea-sonably required reserve maintained by a REMIC to provide for full payment of expenses of the REMIC or amounts due on the regular interests or residual in-terest in such REMIC in the event of (i) defaults or delinquencies on the Qual-ified Mortgages held by such REMIC; (ii) interest shortfalls on such Qualified Mortgages caused by prepayments of those assets; (iii) lower than expected re-turns on cash-flow investments; or (iv) unanticipated losses or expenses in-curred by the REMIC. A qualified reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale of property held for less than three months, unless such sale was required to prevent a default on the regular interests caused by a default on one or more Qualified Mortgages. To the extent that the amount in a qualified reserve fund exceeds a reasonably required amount, it must be reduced promptly and appropriately. Foreclosure property generally is property acquired by the REMIC in connection with the default or imminent default of a Qualified Mort-gage. Foreclosure property may not be held beyond the end of the third taxable year beginning after foreclosure occurs unless it is established to the satis-faction of the Secretary of the Treasury that an extension of such period is necessary for the orderly liquidation of the foreclosure property. The Secre-tary of the Treasury may grant one or more extensions, but any such extension shall not extend the grace period beyond the end of the sixth taxable year be-ginning after the date such foreclosure property is acquired.

 Investors' Interests

   In addition to the foregoing asset qualification requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be issued on the closing date (or within a specified 10-day pe-riod) and belong to either of the following: (i) one or more classes of regular interests; or (ii) a single class of residual interests on which distributions are made pro rata. For each series REMIC with respect to which REMIC certifi-cates are issued, the Regular Certificates will constitute one or more classes of regular interests in that REMIC and the Residual Certificates will consti-tute the single class of residual interests in that REMIC.

   A REMIC interest qualifies as a regular interest if (i) it is issued on the startup day with fixed terms; (ii) it is designated as a regular interest;
(iii) it entitles its holder to a specified principal amount; and (iv) if it pays interest, such interest either (a) constitutes a specified portion of the interest payable on one or more of the REMIC's Qualified Mortgages, and that portion does not vary during the period that the regular interest is outstand-ing (a "specified nonvarying portion"), (b) is payable at a fixed rate with re-spect to the principal amount of the regular interest, or (c) to the extent permitted under the REMIC provisions of the Code, is payable at a variable rate with respect to such principal amount. Pursuant to the REMIC provisions of the Code, the following rates are permissible variable rates for REMIC regular in-terests: (i) a qualified floating rate set at

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

a current value as described in "Federal Income Tax Consequences -- REMIC Cer-tificates -- Variable Rate Certificates" in this prospectus, without regard to the rules in the OID Regulations limiting the use of Caps, Floors, and Gover-nors with respect to such a rate; (ii) a rate equal to the highest, lowest, or average of two or more qualified floating rates (e.g., a rate based on the av-erage cost of funds of one or more financial institutions); or (iii) a rate equal to the weighted average of the interest rates on one or more of the Qual-ified Mortgages held by the REMIC provided, however, that the Qualified Mort-gages taken into account in determining the weighted average rate bear interest at a fixed rate or a rate that would be a permissible variable rate for a REMIC regular interest as described in this sentence. Under the REMIC provisions of the Code, the presence of a ceiling or floor on the interest payable on a vari-able rate regular interest will not prevent such an interest from qualifying as a regular interest. In addition, a qualifying variable rate may be expressed as a multiple of, or a constant number of basis points more or less than, one of the permissible types of variable rates described above. Finally, a limitation on the amount of interest to be paid on a variable rate regular interest based on the total amount available for distribution is permissible, provided that it is not designed to avoid the restrictions on qualifying variable rates. The REMIC provisions of the Code also provide that the specified principal amount of a REMIC regular interest may be zero if the interest associated with such regular interest constitutes a specified nonvarying portion of the interest on one or more of the REMIC's Qualified Mortgages.

   If the interest payable on a REMIC regular interest is disproportionately high relative to the specified principal amount of that interest, that interest may be treated, in whole or in part, as a second residual interest, which could result in the disqualification of the REMIC. Under the REMIC provisions of the Code, interest payments (or similar amounts) are considered disproportionately high if the issue price of a regular interest exceeds 125% of its specified principal amount. Under the REMIC provisions of the Code, however, interest payable at a disproportionately high rate will not cause a regular interest to be recharacterized as a residual interest if the interest payable on that regu-lar interest consists of a specified nonvarying portion of the interest payable on one or more of the REMIC's Qualified Mortgages. None of the Regular Certifi-cates will have an issue price that exceeds 125% of their respective specified principal amounts unless the interest payable on those certificates consists of a specified nonvarying portion of the interest payable on one or more of the REMIC's Qualified Mortgages.

   The Code requires certain arrangements to be made with respect to all REMICs. Those arrangements, which are intended to prevent acquisitions of REMIC residual interests (including the Residual Certificates) by certain organiza-tions that are not subject to federal income tax, are described in "Federal In-come Tax Consequences -- REMIC Certificates -- Tax Treatment of Residual Cer-tificates -- Ownership of Residual Interests by Disqualified Organizations" in this prospectus. Each series REMIC will be structured to provide for such arrangements.

 Consequences of Disqualification

   If a series REMIC fails to comply with one or more of the Code's ongoing re-quirements for REMIC status during any taxable year, the Code provides that its REMIC status may be lost for that year and thereafter. If REMIC status is lost, the treatment of the former REMIC and the interests therein for federal income tax purposes is uncertain. The former REMIC might be entitled to treatment as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code, in which case no entity-level tax would be imposed on the former REMIC. Alternatively, the Regular Certificates may continue to be treated as debt instruments for federal income tax purposes, but the arrangement could be treated as a Taxable Mortgage Pool. See "Federal Income Tax Consequences -- REMIC Certificates --
 Taxable Mortgage Pools" in this prospectus. If a series REMIC is treated as a Taxable Mortgage Pool, any residual income of the former REMIC (i.e., interest and discount income from the underlying assets less interest and original issue discount expense allocable to the Regular Certificates and any administrative expenses of the REMIC) would be subject to corporate income tax at the Taxable Mortgage Pool level. On the other hand, the arrangement could be treated under Treasury regulations as a separate association taxable as a corporation and the Regular Certificates could be treated as stock interests therein, rather than debt instruments. In the latter two cases, Residual Certificates would be treated as stock interests in such Taxable

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

Mortgage Pool or association, respectively. The Code authorizes the Treasury to issue regulations that address situations where a failure to meet the require-ments for REMIC status occurs inadvertently and in good faith. Such regulations have not yet been issued. The conference report accompanying the 1986 Act indi-cates that disqualification relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.

 Taxable Mortgage Pools

   Corporate income tax can be imposed on the net income of certain entities issuing non-REMIC debt obligations secured by real estate mortgages ("Taxable Mortgage Pools"). Any entity other than a REMIC, a REIT or a financial asset securitization investment trust (a "FASIT") will be considered a Taxable Mort-gage Pool if (i) substantially all of the assets of the entity consist of debt obligations and more than 50% of such obligations consist of real estate mort-gages (which term, for purposes of this paragraph, includes mortgage loans and contracts), (ii) such entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the debt obligations on which the entity is the obligor, payments on such obligations bear a relationship to pay-ment on the obligations held by the entity. Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligations. Oakwood Mortgage generally will struc-ture offerings of non-REMIC certificates to avoid the application of the Tax-able Mortgage Pool rules.

Taxation of Certain Foreign Holders of REMIC Certificates

 Regular Certificates

   Interest, including original issue discount, paid on a Regular Certificate to a Foreign Person generally will be treated as portfolio interest and, there-fore, will not be subject to any United States withholding tax, provided that
(i) such interest is not effectively connected with a trade or business in the United States of the certificate- holder, (ii) the Foreign Person is not a 10% shareholder within the meaning of Section 871(h)(3)(B) of the Code or a con-trolled foreign corporation as described in Section 881(c)(3)(C) of the Code,
(iii) the Foreign Person is not a bank receiving interest on a loan made in the ordinary course of business, and (iv) the trustee, or other person who would otherwise be required to withhold tax, is provided with a Foreign Person Certi-fication. Foreign Person means an alien individual that is not a United States resident for federal income tax purposes, a foreign corporation, foreign part-nership, certain foreign estates or trusts or holders holding on behalf of any of the foregoing. Foreign Person Certification means a written certification signed under penalty of perjury provided by the beneficial owner of a certifi-cate that the person is, inter alia, a Foreign Person. If the holder of a Regu-lar Certificate does not provide the trustee (or other person who would other-wise be required to withhold tax) with a Foreign Person Certification, interest (including original issue discount) paid on such a certificate may be subject to either a 30% withholding tax or 31% backup withholding. See "Federal Income Tax Consequences -- Taxation of Certain Foreign Holders of REMIC Certifi-cates -- Backup Withholding" in this prospectus.

 Residual Certificates

   Amounts paid to Residual Certificateholders who are Foreign Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Under temporary Treasury Regulations, non-excess inclu-sion income received by Residual Certificateholders who are Foreign Persons generally would qualify as portfolio interest exempt from the 30% withholding tax (as described in the preceding paragraph) only to the extent that (i) the assets held by the related series REMIC were issued in registered form and (ii) such assets were originated after July 18, 1984 and (iii) the certificateholder meets the requirements listed under "Federal Income Tax Consequences -- REMIC Certificates -- Taxation of Certain Foreign Holders of REMIC Certificates --
 REMIC Regular Certificates" in this prospectus. Because the assets held by a series REMIC will not be issued in registered form, amounts received by Resid-ual Certificateholders who are Foreign Persons will not be

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

exempt from the 30% withholding tax. Such amounts generally will be subject to United States withholding tax when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to those for withhold-ing on debt instruments that have original issue discount. However, the Code grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to pre-vent avoidance of tax (i.e., where the Residual Certificates, as a class, do not have significant value). Further, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate on excess inclusion income.

   Under the REMIC provisions of the Code, the transfer of a Residual Certifi-cate that has tax avoidance potential to a Foreign Person will be disregarded for all federal income tax purposes. A Residual Certificate is deemed to have tax avoidance potential under those regulations unless, at the time of the transfer, the transferor reasonably expects that, for each accrual of excess inclusion, the REMIC will distribute to the transferee an amount that will equal at least 30% of the excess inclusion, and that each such amount will be distributed no later than the close of the calendar year following the calendar year of accrual. A transferor of a Residual Certificate to a Foreign Person will be presumed to have had a reasonable expectation at the time of the trans-fer that, for each accrual of excess inclusion, the REMIC will distribute to the transferee an amount that will equal at least 30% of the excess inclusion, and that each such amount will be distributed no later than the close of the calendar year following the calendar year of accrual, if such distributions would be made under all asset prepayment rates between 50% and 200% of the Pricing Prepayment Assumption. See "Federal Income Tax Consequences -- REMIC Certificates -- Tax Treatment of Regular Certificates -- Original Issue Dis-count" in this prospectus. If a Foreign Person transfers a Residual Certificate to a United States person and the transfer, if respected, would permit avoid-ance of withholding tax on accrued excess inclusion income, that transfer also will be disregarded for federal income tax purposes and distributions with re-spect to the Residual Certificate will continue to be subject to 30% withhold-ing as though the Foreign Person still owned the Residual Certificate. Invest-ors who are Foreign Persons should consult their own tax advisors regarding the specific tax consequences to them of owning and disposing of a Residual Certif-icate. Effective for payments made after December 31, 2000, any foreign in-vestor that invokes the protection of an income tax treaty with respect to United States withholding tax generally will be required to obtain a taxpayer identification number from the Service in advance and provide verification that such investor is entitled to the protection of the relevant income tax treaty. Foreign tax-exempt investors generally will be required to provide verification of their tax-exempt status. Foreign investors are urged to consult with their tax advisors with respect to those new withholding rules.

 Backup Withholding

   Under federal income tax law, a certificateholder may be subject to backup withholding under certain circumstances. Backup withholding applies to a certificateholder who is a United States person if the certificateholder, among other things, (i) fails to furnish his social security number or other taxpayer identification number to the trustee; (ii) furnishes the trustee an incorrect taxpayer identification number; (iii) fails to report properly interest and dividends; or (iv) under certain circumstances, fails to provide the trustee or the certificateholder's securities broker with a certified statement, signed under penalties of perjury, that the taxpayer identification number provided to the trustee is correct and that the certificateholder is not subject to backup withholding. Backup withholding applies, under certain circumstances, to a certificateholder who is a foreign person if the certificateholder fails to provide the trustee or the certificateholder's securities broker with a Foreign Person Certification, as described in "Federal Income Tax Consequences -- REMIC Certificates -- Taxation of Certain Foreign Holders of REMIC Certificates --
 Regular Certificates" in this prospectus. Backup withholding applies to re-portable payments, which include interest payments and principal payments to the extent of accrued original issue discount, as well as distributions of pro-ceeds from the sale of Regular Certificates or REMIC Residual Certificates. The backup withholding rate for reportable payments made on or after January 1, 1993 is 31%. Backup withholding, however, does not apply to payments on certif-icates made to certain exempt recipients, such as tax-exempt organizations, and to certain Foreign Persons. Certificateholders should consult their tax advi-sors for additional information concerning the potential application of backup withholding to payments received by them with respect to a certificate.

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

Reporting and Tax Administration

 Regular Certificates

   Reports will be made at least annually to holders of record of Regular Cer-tificates (other than those with respect to whom reporting is not required) and to the Service as may be required by statute, regulation, or administrative ruling with respect to (i) interest paid or accrued on the certificates; (ii) original issue discount, if any, accrued on the certificates; and (iii) infor-mation necessary to compute the accrual of any market discount or the amortiza-tion of any premium on the certificates.

 Residual Certificates

   For purposes of federal income tax reporting and administration, a series REMIC generally will be treated as a partnership, and the related Residual Certificateholders as its partners. A series REMIC will file an annual return on Form 1066 and will be responsible for providing information to Residual Certificateholders sufficient to enable them to report properly their shares of the REMIC's taxable income or loss, although it is anticipated that such infor-mation actually will be supplied by the trustee based upon information it re-ceives from the servicer in its monthly reports delivered pursuant to the pool-ing and servicing agreement. The REMIC provisions of the Code require reports to be made by a REMIC to its Residual Certificateholders each calendar quarter in order to permit such certificateholders to compute their taxable income ac-curately. A person that holds a Residual Certificate as a nominee for another person is required to furnish those quarterly reports to the person for whom it is a nominee within 30 days of receiving such reports. A REMIC is required to file all such quarterly reports for a taxable year with the Service as an at-tachment to the REMIC's income tax return for that year. As required by the Code, a series REMIC's taxable year will be the calendar year.

   Residual Certificateholders should be aware that their responsibilities as holders of the residual interest in a REMIC, including the duty to account for their shares of the REMIC's income or loss on their returns, continue for the life of the REMIC, even after the principal and interest on their Residual Cer-tificates have been paid in full.

   The Treasury has issued temporary and final regulations concerning certain aspects of REMIC tax administration. Under those regulations, a Residual Certificateholder must be designated as the REMIC's tax matters person (the "TMP"). The TMP generally has responsibility for overseeing and providing no-tice to the other Residual Certificateholders of certain administrative and ju-dicial proceedings regarding the REMIC's tax affairs, although other holders of the Residual Certificates of the same series would be able to participate in such proceedings in appropriate circumstances. It is expected that the servicer or an Affiliate thereof will acquire a portion of the residual interest in each series REMIC in order to permit it to be designated as TMP for the REMIC and will prepare and file the REMIC's federal and state income tax and information returns.

   Treasury regulations provide that a Residual Certificateholder is not re-quired to treat items on its return consistently with their treatment on the REMIC's return if the certificateholder owns 100% of the Residual Certificates for the entire calendar year. Otherwise, each Residual Certificateholder is re-quired to treat items on its returns consistently with their treatment on the REMIC's return, unless the certificateholder either files a statement identify-ing the inconsistency or establishes that the inconsistency resulted from in-correct information received from the REMIC. The Service may assess a defi-ciency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A series REMIC typically will not register as a tax shelter pursuant to Code section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the related series REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

 New Withholding Regulations

   The Treasury Department has issued new regulations which make certain modi-fications to the withholding, backup withholding and information reporting rules described above. The new withholding regulations attempt

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

to unify certification requirements and modify reliance standards. The new withholding regulations generally will be effective for payments made after De-cember 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their tax advisors regarding the new withholding regulations.

Non-REMIC Certificates

 Treatment of the Trust for Federal Income Tax Purposes

   In the case of series with respect to which a REMIC election is not made, the trust will be classified as a grantor trust under Subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation. Thus, the owner of a non-REMIC certificate issued by such a trust generally will be treated as the beneficial owner of an appropriate portion of the prin-cipal and interest payments (according to the characteristics of the certifi-cate in question) to be received on the assets assigned to a trust for federal income tax purposes.

 Treatment of the Non-REMIC Certificates for Federal Income Tax Purposes
 Generally

   The types of non-REMIC certificates offered in a series may include: (i) Strip Certificates (i.e., IO Certificates, PO Certificates, and Ratio Certifi-cates) and (ii) Participation Certificates. Participation Certificates means a non-REMIC certificate evidencing ownership of equal percentages of the princi-pal and interest payments on the assets assigned to the trust. PO Certificates means a non-REMIC certificate evidencing ownership of a percentage of the prin-cipal payments on some or all of the assets assigned to the trust. The federal income tax treatment of Strip Certificates will be determined in part by sec-tion 1286 of the Code. Little administrative guidance has been issued under that section and, thus, many aspects of its operation are unclear, particularly the interaction between that section and the rules pertaining to discount and premium. Hence, significant uncertainty exists with respect to the federal in-come tax treatment of Strip Certificates, and potential investors should con-sult their own tax advisors concerning such treatment.

   Several Code sections provide beneficial treatment to certain taxpayers that invest in certain types of mortgage assets. For purposes of those Code sec-tions, Participation Certificates will be characterized with reference to the assets in the related trust, but it is not clear whether Strip Certificates will be so characterized. The Service could take the position that the charac-ter of the assets is not attributable to Strip Certificates for purposes of those Code sections. However, because Strip Certificates represent sole owner-ship rights in the principal and interest payments on the assets, Strip Certif-icates, like Participation Certificates, should be characterized with reference to the assets in the trust. Accordingly, all non-REMIC certificates should be treated as qualifying assets for thrift institutions, and as real estate assets for REITs in the same proportion that the assets in the trust would be so treated. Similarly, the interest income attributable to non-REMIC certificates should be considered Qualifying REIT Interest for REIT purposes to the extent that the assets in the trust qualify as real estate assets for REIT purposes.

   One or more classes of non-REMIC certificates may be subordinated to one or more other classes of non-REMIC certificates of the same series. In general, such subordination should not affect the federal income tax treatment of either the subordinated non-REMIC certificates or the senior non-REMIC certificates. However, to the extent indicated in "Description of the Certificates -- Alloca-tion of Distributions from the Assets" in this prospectus and to the extent provided in the relevant prospectus supplement, holders of such subordinated certificates will be allocated losses prior to their allocation to the holders of more senior classes of certificates. Holders of such subordinated certifi-cates should be able to recognize any such losses no later than the taxable year in which they become Realized Losses. Employee benefit plans subject to ERISA should consult their own tax advisors before purchasing any subordinated certificates. See "ERISA Considerations" in this prospectus and in the prospec-tus supplement.

 Treatment of Participation Certificates

   The holder of a Participation Certificate issued by a trust generally will be treated as owning a pro rata undivided interest in each of the assets held by such trust. Accordingly, each holder of a Participation Certificate will be required to include in income its pro rata share of the entire income from the Trust's assets, including interest and discount income, if any. Such certificateholder generally will be able to deduct from its income its pro rata share of the administrative fees and expenses incurred with respect to the Trust's assets (provided that such fees and expenses represent reasonable compensation for the services rendered). An individual, trust, or estate that holds a Participation Certificate directly or through a pass-through entity will be entitled to deduct such fees and expenses under section 212 of the Code only to the extent that the amount of the fees and expenses, when com-bined with its other miscellaneous itemized deductions for the taxable year in question, exceeds 2% of its adjusted gross income. In addition, Code section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the appli-cable amount ($132,950, or $66,475 in the case of a separate return by a mar-ried individual within the meaning of Code section 7703 for taxable year 2001, adjusted each year thereafter for inflation) will be reduced by the lesser of
(i) 3% of the excess of adjusted gross income over the applicable amount, or
(ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. Each Participation Certificateholder generally will determine its net income or loss with respect to the trust in accordance with its own method of accounting, although income arising from original issue discount must be taken into account under the accrual method even though the certificateholder otherwise would use the cash receipts and disbursements method.

   The Code provisions concerning original issue discount, market discount, and amortizable premium will apply to the trust assets. The rules regarding discount and premium that are applicable to non-REMIC certificates generally are the same as those that apply to REMIC Regular Certificates. See the dis-cussions under "Federal Income Tax Consequences -- REMIC Certificates -- Orig-inal Issue Discount," " -- Variable Rate Certificates," " -- Market Discount," and " -- Amortizable Premium" in this prospectus.

   For instruments to which it applies, Code section 1272(a)(6) requires the use of an income tax accounting methodology that utilizes (i) a single con-stant yield to maturity and (ii) the Pricing Prepayment Assumptions. As in the case of Regular Certificates, Code section 1272(a)(6) applies to non-REMIC certificates, but no regulations have been issued describing the application of that Section to such securities. Nonetheless, unless and until the release of administrative guidance to the contrary, the Tax Administrator will account for the non-REMIC certificates as though section 1272(a)(6) applied to them. Thus, the Tax Administrator will account for a class of non-REMIC certificates in the same manner as it would account for a class of Regular Certificates with the same terms. There can be no assurance, however, that the Service ul-timately will sanction the Tax Administrator's position.

   The original issue discount rules generally apply to residential mortgage loans originated after March 2, 1984, and the market discount rules apply to any such loans originated after July 18, 1984. The rules allowing for the am-ortization of premium are available with respect to mortgage loans originated after September 27, 1985. It is anticipated that most or all of the assets se-curing any series will be subject to the original issue discount, market dis-count, and amortizable premium rules. Although most mortgage loans and con-tracts nominally are issued at their original principal amounts, original is-sue discount could arise from the payment of points or certain other origina-tion charges by the obligors if the discount attributable to such payments ex-ceeds the de minimis amount. If the trust contains assets purchased for prices below their outstanding principal amounts, holders of Participation Certifi-cates will be required to take into account original issue discount not previ-ously accrued to the prior holder of such assets. Moreover, if such assets were purchased for less than their adjusted issue prices, Participation Certificateholders generally will be required to take into account market dis-count, unless the amount of such market discount is de minimis under the mar-ket discount rules. Finally, Participation Certificateholders generally may elect to amortize any premium paid for assets over their adjusted issue pric-es. For a more complete elaboration of the rules pertaining to original issue discount, market discount, and acquisition premium, see the discussion under "Federal Income Tax Consequences -- REMIC Certificates -- Tax Treatment of Regular Certificates" in this prospectus.

 Treatment of Strip Certificates

   Many aspects of the federal income tax treatment of Strip Certificates are uncertain. The discussion describes the treatment that Oakwood Mortgage be-lieves is fair and accurate, but there can be no assurance that the Service will not take a contrary position. Potential investors, therefore, should con-sult their own tax advisors with respect to the federal income tax treatment of Strip Certificates.

   Under section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on such obligation results in the creation of stripped coupons with respect to the separated rights to interest payments and stripped bonds with respect to the principal and any undetached interest payments associated with that principal. The issu-ance of IO or PO Certificates effects a separation of the ownership of the in-terest and principal payments on some or all of the assets in the trust. In ad-dition, the issuance of Ratio Certificates effectively separates and reallocates the proportionate ownership of the interest and principal payments on the assets. Therefore, Strip Certificates will be subject to section 1286.

   For federal income tax accounting purposes, section 1286 treats a stripped bond or a stripped coupon as a new debt instrument issued (i) on the date that the stripped interest is purchased and (ii) at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest. Each stripped bond or cou-pon generally will have original issue discount equal to the excess of its stated redemption price at maturity (or, in the case of a stripped coupon, the amount payable on the due date of such coupon) over its issue price. The regu-lations issued by the Treasury under section 1286 of the Code (the "Stripping Regulations"), however, provide that the original issue discount on a stripped bond or stripped coupon is zero if the amount of the original issue discount would be de minimis under rules generally applicable to debt instruments. For purposes of that determination, (i) the number of complete years to maturity is measured from the date the stripped bond or stripped coupon is purchased; (ii) an aggregation approach similar to the Aggregation Rule (as described in "Fed-eral Income Tax Consequences -- REMIC Certificates --Original Issue Discount" in this prospectus) may be applied; and (iii) unstripped coupons may be treated as stated interest with respect to the related bonds and, therefore, may be ex-cluded from stated redemption price at maturity in appropriate circumstances. In addition, the Stripping Regulations provide that, in certain circumstances, the excess of a stripped bond's stated redemption price at maturity over its issue price is treated as market discount, rather than as original issue dis-count. See "Federal Income Tax Consequences -- Non-REMIC Certificates -- Treat-ment of Strip Certificates -- Determination of Income With Respect to Strip Certificates" in this prospectus.

   The application of section 1286 to the Strip Certificates is not entirely clear under current law. It could be interpreted as causing: (i) in the case of an IO Certificate, each interest payment due on the underlying assets to be treated as a separate debt instrument; (ii) in the case of a Ratio Certificate entitled to a disproportionately high share of principal, each excess principal amount (i.e., the portion of each principal payment on such assets that exceeds the amount to which the Ratio Certificateholder would have been entitled if he had held an undivided interest in the underlying assets) to be treated as a separate debt instrument; and (iii) in the case of a Ratio Certificate entitled to a disproportionately high share of interest, each excess interest amount to be treated as a separate debt instrument. In addition, section 1286 would re-quire the purchase price of a Strip Certificate to be allocated among each of the rights to payment on the underlying assets to which the certificateholder is entitled that are treated as separate debt instruments. Despite the forego-ing, it may be appropriate to treat stripped coupons and stripped bonds issued to the same holder as a single debt instrument under an aggregation approach, depending on the facts and circumstances surrounding the issuance. Facts and circumstances considered relevant for this purpose should include the likeli-hood of the debt instruments trading as a unit and the difficulty of allocating the purchase price of the unit among the individual payments. Strip Certifi-cates are designed to trade as whole investment units and, to the extent that the underwriter develops a secondary market for the Strip Certificates, it an-ticipates that the Strip Certificates would trade in such market as whole units. In addition, because no market exists for individual payments on assets, the proper allocation of the certificate's purchase price to each separate pay-ment on the assets in the trust would be difficult and burdensome to deter-mine. Based on those facts and circumstances, it appears that all payments of principal and interest to which the holder of a Strip Certificate is entitled should be treated as a single installment obligation. Although the OID Regula-tions do not refer directly to debt instruments that are governed by section 1286 of the Code, the application of the OID Regulations to such instruments is consistent with the overall statutory and regulatory scheme. Therefore, the Tax Administrator will treat each Strip Certificate as a single debt instru-ment for income tax accounting purposes.

 Determination of Income With Respect to Strip Certificates

   For purposes of determining the amount of income on a Strip Certificate that accrues in any period, the rules described under "Federal Income Tax Con-sequences -- REMIC Certificates -- Original Issue Discount," " -- Variable Rate Certificates," " -- Anti-Abuse Rule," " -- Interest Weighted Certificates and Non-VRDI Certificates," " -- Market Discount," and " -- Amortizable Premi-um" will apply. PO Certificates and certain classes of Ratio Certificates will be issued at a price that is less than their stated principal amount and thus generally will be issued with original issue discount. A Strip Certificate that would meet the definition of an Interest Weighted Certificate or a Weighted Average Certificate if it were a Regular Certificate is subject to the same tax accounting considerations applicable to the Regular Certificate to which it corresponds. Thus, as described in "Federal Income Tax Conse-quences -- REMIC Certificates -- Interest Weighted Certificates and Non-VRDI certificates," certain aspects of the tax accounting treatment of such a Strip Certificate are unclear. Unless and until the Service provides administrative guidance to the contrary, the Tax Administrator will account for such a Strip Certificate in the manner described for the corresponding Regular Certificate. See "Federal Income Tax Consequences -- REMIC Certificates -- Interest Weighted Certificates and Non-VRDI Certificates."

   If a PO Certificate or a Ratio Certificate that is not considered a Contin-gent Payment Obligation (an "Ordinary Ratio Certificate") subsequently is sold, the purchaser apparently would be required to treat the difference be-tween the purchase price and the stated redemption price at maturity as origi-nal issue discount. The holder of such a certificate generally will be re-quired to include such original issue discount in income as described in "Fed-eral Income Tax Consequences -- REMIC Certificates -- Original Issue Discount" in this prospectus. PO Certificates and Ordinary Ratio Certificates issued at a price less than their stated principal amount will be treated as issued with market discount rather than with original issue discount if, after the most recent disposition of the related certificate, either (i) the amount of origi-nal issue discount on the certificate is considered to be de minimis under the Stripping Regulations or (ii) the annual stated rate of interest payable on the certificate is no more than 1% lower than the annual stated rate of inter-est payable on the asset from which the Certificate was stripped. The holders of such certificates generally would be required to include market discount in income in the manner described in "Federal Income Tax Consequences -- REMIC Certificates -- Market Discount" in this prospectus. Some classes of Ordinary Ratio Certificates may be issued at a price that exceeds their stated princi-pal amount. Subject to the discussion of Superpremium Certificates in "Federal Income Tax Consequences -- REMIC Certificates -- Original Issue Discount" in this prospectus, holders of such Ordinary Ratio Certificates generally should be able to amortize that premium as described in "Federal Income Tax Conse-quences -- REMIC Certificates -- Amortizable Premium" in this prospectus.

   IO Certificates means a non-REMIC certificate evidencing ownership of a percentage of the interest payments, net of certain fees, on the assets as-signed to a related trust. IO Certificates do not represent a right to stated principal amounts. Rather, IO Certificates represent rights only to payments of interest which, as a result of prepayments on the assets in the related trust, may never be made. The Tax Administrator will account for IO Certifi-cates in the same manner as for Interest Weighted Certificates. See "Federal Income Tax Consequences --REMIC Certificates -- Original Issue Discount," " --
 Variable Rate Certificates," and " -- Interest Weighted Certificates and Non-VRDI Certificates" in this prospectus.

 Purchases of Complementary Classes of Strip Certificates

   Complementary Strip Certificates, when held in combination, provide an ag-gregate economic effect equivalent to that of a Participation Certificate. Complementary Strip Certificates means different classes of Strip

Certificates of the same series that, when held in combination, provide an ag-gregate economic effect equivalent to that of a Participation Certificate. When an investor purchases Complementary Strip Certificates, it appears that, for federal income tax purposes, each such certificate should be treated sepa-rately and should be subject to the rules described above. The Service could assert, however, that Complementary Strip Certificates held in combination should be treated as a single pass-through type instrument, with the result that the rules governing stripped bonds and stripped coupons under section 1286 of the Code would not be applied. Consequently, investors who acquire Complementary Strip Certificates should consult their own tax advisors as to the proper treatment of such certificates.

 Possible Alternative Characterizations

   The Service could assert that the Strip Certificates should be character-ized for tax purposes in a manner different from that described above. For ex-ample, the Service could contend that each Ratio Certificate whose interest rate is higher than the related series Rate is to be treated as being composed of two certificates: (i) a Participation Certificate of the same principal amount as the Ratio Certificate but generating interest at the series Rate; and (ii) an IO Certificate representing the excess of the rate on the Ratio Certificate over the series Rate. Similarly, a Ratio Certificate whose inter-est rate is lower than the series Rate could be treated as composed of a Par-ticipation Certificate with an interest rate equal to the series Rate and a PO Certificate. Alternatively, the Service could interpret section 1286 to re-quire that each individual interest payment with respect to an IO Certificate or a Ratio Certificate be treated as a separate debt instrument for original issue discount purposes. The Service also might challenge the manner in which original issue discount is calculated, contending that (i) the stated maturity should be used to calculate yield on a non-REMIC certificate; (ii) the Contin-gent Payment Regulations should not apply to IO Certificates; or (iii) the Contingent Payment Regulations should apply to the Ordinary Ratio Certifi-cates. Given the variety of alternative treatments of Strip Certificates and the different federal income tax consequences that could result from each al-ternative, a potential investor is urged to consult its own tax advisor re-garding the proper treatment of such certificates for federal income tax pur-poses.

 Limitations on Deductions With Respect to Strip Certificates

   The holder of a Strip Certificate will be treated as owning an interest in each of the assets of the related trust and will recognize an appropriate share of the income and expenses associated with those assets. Accordingly, an individual, trust, or estate that holds a Strip Certificate directly or through a pass-through entity will be subject to the same limitations on de-ductions with respect to such certificate as are applicable to holders of Par-ticipation Certificates. See "Federal Income Tax Consequences -- Non-REMIC Certificates -- Treatment of Participation Certificates" in this prospectus.

 Sale of a Non-REMIC certificate

   A sale of a non-REMIC certificate prior to its maturity will result in gain or loss equal to the difference between the amount received and the holder's adjusted basis in such certificate. The rules for computing the adjusted basis of a Non-REMIC Certificate are the same as in the case of a Regular Certifi-cate. See "Federal Income Tax Consequences -- REMIC Certificates -- Tax Treat-ment of Regular Certificates -- Gain or Loss on Disposition" in this prospec-tus. Gain or loss from the sale or other disposition of a non-REMIC certifi-cate generally will be capital gain or loss to the certificateholder if the certificate is held as a capital asset within the meaning of section 1221 of the Code, and will be long-term or short-term depending on whether the certif-icate has been held for the applicable long-term capital gain holding period. Ordinary income treatment, however, will apply to the extent mandated by the original issue discount and market discount rules or if the certificateholder is a financial institution described in section 582 of the Code. See "Federal Income Tax Consequences -- REMIC Certificates -- Gain or Loss on Disposition" in this prospectus.

 Taxation of Certain Foreign Holders of Non-REMIC Certificates

   Interest, including original issue discount, paid on a non-REMIC Certificate to a Foreign Person generally is treated as portfolio interest and, therefore, is not subject to any United States tax, provided that (i) such interest is not effectively connected with a trade or business in the United States of the Certificateholder, (ii) the Foreign Person is not a 10% shareholder within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation as de-scribed under Code Section 881(c)(3)(C), (iii) the Foreign Person is not a bank receiving interest on a loan made during the ordinary course of business, and
(iv) the trustee (or other person who would otherwise be required to withhold tax) is provided with Foreign Person Certification. If the holder of a non-REMIC certificate does not meet the foregoing conditions, interest (including original issue discount) paid on such a certificate may be subject to either a 30% withholding tax or 31% backup withholding.

   In the case of certain series, portfolio interest treatment will not be available for interest paid with respect to certain classes of non-REMIC Cer-tificates. Interest on debt instruments issued on or before July 18, 1984 does not qualify as portfolio interest and, therefore, is subject to United States withholding tax at a 30% rate (or lower treaty rate, if applicable). IO Certif-icates and PO Certificates generally are treated, and Ratio Certificates gener-ally should be treated, as having been issued when they are sold to an invest-or. In the case of Participation Certificates, however, the issuance date of the certificate is determined by the issuance date of the underlying assets. Thus, to the extent that the interest received by a holder of a Participation Certificate is attributable to assets issued on or before July 18, 1984, such interest will be subject to the 30% withholding tax. Moreover, to the extent that a Ratio Certificate is characterized as a pass-through type certificate and the underlying assets were issued on or before July 18, 1984, interest gen-erated by the certificate may be subject to the withholding tax. Ratio Certifi-cate means a non-REMIC Certificate evidencing ownership of a percentage of the interest payments and a different percentage of the principal payments on the assets. See "Federal Income Tax Consequences -- Non-REMIC Certificates --
 Treatment of Strip Certificates -- Possible Alternative Characterizations" in this prospectus. Although Code Sections 871(h)(4) and 881(c)(4) deny portfolio interest treatment to certain types of contingent interest, those provisions generally apply only to interest based on the income, profits, or property val-ues of the debtor. Accordingly, it is not anticipated that those provisions will apply to deny portfolio interest treatment to certificateholders who are Foreign Persons. However, because the scope of those provisions is not entirely clear, investors who are Foreign Persons should consult their tax advisors re-garding the potential application of those provisions before purchasing a cer-tificate.

 Backup Withholding

   The application of backup withholding to non-REMIC Certificates generally is the same as in the case of REMIC Certificates. See "Federal Income Tax Conse-quences -- REMIC Certificates -- Backup Withholding" in this prospectus.

 Reporting and Tax Administration

   For purposes of reporting and tax administration, the holders of non-REMIC certificates will be treated in the same fashion as the holders of Regular Cer-tificates. See "Federal Income Tax Consequences -- REMIC Certificates -- Re-porting and Tax Administration" in this prospectus.

   Due to the complexity of the federal income tax rules applicable to you and the considerable uncertainty that exists with respect to many aspects of those rules, we suggest that you consult your own tax advisor regarding the tax treatment of the acquisition, ownership and disposition of the certificates.

                            State Tax Considerations

   In addition to the federal income tax consequences described under "Federal Income Tax Consequences", potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the certifi-cates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advi-sors with respect to the various state tax consequences of an investment in the certificates.

                              ERISA Considerations

Fiduciary Duties

   In considering an investment in a certificate of the assets of any employee benefit plan or retirement arrangement, including individual retirement ac-counts and annuities, Keogh plans, and collective investment funds in which these plans, accounts, annuities or arrangements are invested, that are de-scribed in or must follow the requirements of the DOL regulations set forth in 29 C.F.R. 2510.3-101, as amended from time to time (the "Plan Asset Regula-tions"), ERISA, or corresponding provisions of the Code (a "Plan"), a fiduciary should consider, among other things,

  . the purposes, requirements, and liquidity needs of the Plan;

  . the impact of the plan asset provisions of ERISA and DOL regulations con-cerning the definition of plan assets;

  . whether the investment satisfies the diversification requirements of sec-tion 404(a)(1)(C) of ERISA; and

  . whether the investment is prudent, considering the nature of an invest-ment in a certificate and the fact that no market in which the fiduciary can sell or otherwise dispose of certificates may be created or, if cre-ated, will continue to exist for the life of the certificates.

The prudence of a particular investment must be determined by the responsible fiduciary usually the trustee or investment manager with respect to each Plan taking into account all of the facts and circumstances of the investment.

The Plan Asset Regulations

   The Plan Asset Regulations issued by the DOL define plan assets to include an investment in equity securities of another entity (like the certificates), but do not, solely by reason of such investment, include any of the underlying assets of that entity. However, unless certain exemptions apply, under the Plan Asset Regulations, plan assets of a Plan would include the underlying assets of the entity issuing the equity securities held by the Plan (the "Look-Through Rule") and, in addition, could result in a finding of an improper delegation by the Plan fiduciary of its duty to manage plan assets.

   The Look-Through Rule would not apply to a certificate if, among other cir-cumstances,

  . the certificate is registered under the Securities Exchange Act of 1934, is freely transferable and is part of a class of certificates that is held by more than 100 unrelated investors (the "Publicly Offered Excep-tion") or

  . immediately after the most recent acquisition of a certificate of the same series, benefit plan investors do not own 25% or more of the value of any class of certificates in that series (the "Insignificant Partici-pation Exception").

   A purchaser of certificates should be aware, however, that determining whether the Insignificant Participation Exception applies is administratively impracticable in many situations, and may not be monitored by Oakwood Mortgage, the servicer, the trustee, the TMP or any of their respective counsel to ensure compliance. Prior to purchasing a certificate, a Plan should consult with its counsel to determine whether the Publicly Offered Exception or any other excep-tion to the Plan Asset Regulations would apply to the purchase of the certifi-cate.

   Notwithstanding the foregoing, section 403 of ERISA requires that all plan assets be held in trust. However, under regulations that became effective on June 17, 1982, even if the underlying assets of an issuer of securities (like the certificates) are deemed to be plan assets of a Plan in-vesting in the securities, the "holding in trust" requirement of section 403 of ERISA will be satisfied if the securities are held in trust on behalf of the Plan.

Prohibited Transactions

   Regardless of whether a Plan's acquisition of a certificate could cause the assets of the issuer to be considered plan assets under the Plan Asset Regula-tion, the acquisition by a Plan of a certificate still could be deemed a "pro-hibited transaction" under Sections 406 and 407 of ERISA and section 4975 of the Code, which prohibit certain transactions that involve:

  . a Plan and any party in interest or disqualified person with respect to the Plan, and

  . plan assets.

   The DOL has issued several exemptions from certain of the prohibited trans-action rules of ERISA and the related excise tax provisions of section 4975 of the Code. Those exemptions include, but are not limited to:

  . Prohibited Transaction Class Exemption 96-23 ("PTCE 96-23"), regarding investment decisions by in-house asset managers;

  . Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"), regarding investments by insurance company general accounts;

  . Prohibited Transaction Class Exemption 91-38 ("PTCE 91-38"), regarding investments by bank collective investment funds;

  . Prohibited Transaction Class Exemption 90-1 ("PTCE 90-1"), regarding in-vestments by insurance company pooled separate accounts;

  . Prohibited Transaction Class Exemption 84-14 ("PTCE 84-14"), regarding investment decisions made by a qualified professional asset manager;

  . Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), regarding ac-quisitions by Plans of interests in mortgage pools; and

  . various individual underwriter exemptions.

   Before purchasing any certificates, a Plan that must follow the fiduciary responsibility provisions of ERISA or described in section 4975(e)(1) of the Code should consult with its counsel to determine whether the conditions of any exemption would be met. A purchaser of certificates should be aware, how-ever, that certain of the exemptions do not apply to the purchase, sale, and holding of subordinated certificates. In addition, PTCE 83-1 will not apply to certificates evidencing interests in a trust estate that contains contracts. Moreover, even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions.

Restrictions on Acquisition and Consequences of Ownership of Certificates by Plan Investors

   Because the purchase or holding of certificates may result in unfavorable consequences for a Plan or its fiduciaries under the Plan Asset Regulations or the prohibited transaction provisions of ERISA or the Code,

  . certain classes of certificates will not be offered for sale to, and are not transferable to, any Plan Investor and

  . certain classes of certificates will not be offered for sale to, and are not transferable to, any Plan Investor unless the Plan Investor provides Oakwood Mortgage with a Benefit Plan Opinion.

   For purposes of this discussion, a "Plan Investor" is any Plan, any person acting on behalf of a Plan, or any person using the assets of a Plan, and a "Benefit Plan Opinion" is an opinion of counsel satisfactory to

Oakwood Mortgage and the servicer, and upon which Oakwood Mortgage, the servicer, the trustee, the TMP, and their respective counsel are authorized to rely, which shall state generally that the proposed transfer of a certificate will not (i) cause any of the assets in the related trust to be regarded as plan assets for purposes of the Plan Asset Regulations; (ii) give rise to any fiduciary duty under ERISA on the part of Oakwood Mortgage, the trustee, the servicer, or the TMP; or (iii) be treated as, or result in, a prohibited trans-action under section 406 or section 407 of ERISA or section 4975 of the Code. The prospectus supplement for an affected series of certificates will indicate which classes of certificates are restricted in their availability to Plan In-vestors.

   In considering the possible application of the Plan Asset Regulations, po-tential Plan Investors should be aware that, with respect to certain series and under certain circumstances, the servicer and the holders of a majority in in-terest of the related Residual Certificates may have a right to redeem the cer-tificates of the series, at its option. In these cases, the servicer's purpose for the retention of this redemption right is to enable the servicer to termi-nate its administration obligations with respect to the certificates in the event these obligations become unprofitable. The servicer undertakes no obliga-tion to consider the interests of certificateholders in deciding whether to ex-ercise any redemption right.

   As described in "Federal Income Tax Consequences," an investment in a cer-tificate may produce UBTI for tax-exempt employee benefit plans. Potential in-vestors also should be aware that ERISA requires that the assets of a Plan be valued at their fair market value as of the close of the plan year. Neither Oakwood Mortgage, Oakwood Acceptance, the servicer nor the underwriters cur-rently intend to provide valuations to certificateholders.

   In addition prospective purchasers of certificates that are insurance compa-nies should be aware that the United States Supreme Court interpreted the fidu-ciary responsibility rules of ERISA in John Hancock Mutual Life Insurance Co.
v. Harris Bank and Trust. In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be plan assets for ERISA purposes under certain circumstances. Prospective purchasers of cer-tificates that are insurance companies should consult with their counsel with respect to the application of the John Hancock case and PTCE 95-60 to their purchase of certificates, and should be aware that certain restrictions may ap-ply to their purchase of certificates.

   Due to the complexity of the rules applicable to Plans and Plan fiduciaries, and the considerable uncertainty that exists with respect to many aspects of those rules, Plan Investors contemplating the acquisition of certificates should consult their legal advisors with respect to the ERISA, Code, and other consequences of an investment in the certificates.

                             Available Information

   Oakwood Mortgage observes the informational requirements of the Exchange Act, and files reports and other information with the SEC. Reports and other information filed by Oakwood Mortgage with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the SEC at 7 World Trade Center, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of this material can be obtained from the Public Reference Section of the SEC at its principal office in Washington, D.C., at prescribed rates. The SEC main-tains a web site that contains reports, proxy and information statements and other information regarding registrants, including Oakwood Mortgage, that file electronically with the SEC at http://www.sec.gov.

   This prospectus does not contain all the information set forth in the Reg-istration Statement and exhibits relating thereto which Oakwood Mortgage has filed with the SEC in Washington, D.C. Copies of the information and the ex-hibits are on file at the offices of the SEC and may be obtained, upon payment of the fee prescribed by the SEC, or may be examined without charge at the of-fices of the SEC. Copies of the pooling and servicing agreement for a series will be filed by Oakwood Mortgage with the SEC, without exhibits, on a Current Report on Form 8-K within 15 days after the applicable closing date.

   Each trust will file periodic reports with the SEC in compliance with the requirements of the Exchange Act.

   Oakwood Mortgage and the servicer are not obligated with respect to the certificates. Accordingly, Oakwood Mortgage has determined that financial statements of Oakwood Mortgage and the Servicer are not material to the offer-ing made hereby.

                Incorporation of Certain Documents by Reference

   Oakwood Homes has filed the following documents with the SEC for each class of certificates that is supported by a guarantee of Oakwood Homes pursuant to the Exchange Act. These documents are incorporated in this prospectus by ref-erence and are made a part of this prospectus and any prospectus supplement:

  . the Oakwood Homes Quarterly Report on Form 10-Q for the quarter ended De-cember 31, 1999, and

  . the Oakwood Homes Annual Report on Form 10-K for the fiscal year ended
    September 30, 1999.

   All documents filed by Oakwood Mortgage or Oakwood Homes pursuant to Sec-tions 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the certificates shall be deemed, in the case of Oakwood Mortgage, to be incorporated by refer-ence into this prospectus and, in the case of Oakwood Homes, to be incorpo-rated by reference into this prospectus and the prospectus supplement relating to a class of certificates that is supported by a guarantee of Oakwood Homes, from the dates of filing of these documents. Any statement contained in this prospectus or in a document all or any portion of which is incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus and the related pro-spectus supplement to the extent that a statement contained in this prospectus or in the prospectus supplement or in any other subsequently filed document which also is or deemed to be incorporated by reference in this prospectus or in the prospectus supplement modifies or supersedes that statement. Any modi-fied or superseded statement shall not be deemed, except as modified or super-seded, to constitute a part of this prospectus and the related prospectus sup-plement.

   We will provide you without charge, on your request, a copy of any of the documents incorporated in this prospectus by reference, other than the exhib-its to those documents, unless the exhibits are specifically incorporated by reference. Requests should be directed to Oakwood Mortgage Investors, Inc., in writing at 101 Convention Center Drive, Suite 850, Las Vegas, Nevada 89109 (Telephone (702) 949-0056), Attn: Secretary.

                              Plan of Distribution

   Oakwood Mortgage may sell the certificates offered hereby either directly or through one or more underwriters or underwriting syndicates. The prospectus supplement with respect to each series of certificates will set forth the terms of the offering of the series of certificates and each class within the series, including the name or names of the underwriter(s), the proceeds to and their intended use by Oakwood Mortgage, and either the initial public offering price, the discounts and commissions to the underwriter(s) and any discounts or con-cessions allowed or reallowed to certain dealers, or the method by which the price at which the related underwriter(s) will sell the certificates will be determined.

   The certificates of a series may be acquired by underwriters for their own account and may be resold from time to time in one or more transactions, in-cluding negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If certificates of a series are offered otherwise than through underwriters, the related prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between Oakwood Mortgage and purchasers of certificates of the series.

   The place and time of delivery for the certificates of a series in respect of which this prospectus is delivered will be described in the prospectus sup-plement.

                        Legal Investment Considerations

   The prospectus supplement for each series of certificates will specify which, if any, of the classes of certificates of the series will constitute mortgage related securities for purposes of the Secondary Mortgage Market En-hancement Act of 1984 ("SMMEA"). If so, certificates designated as qualifying as mortgage related securities will continue to qualify for as long as they are rated in one of the two highest categories by at least one nationally recog-nized statistical rating agency. Classes of certificates that qualify as mort-gage related securities under SMMEA will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, life insurance companies and pen-sion funds, created pursuant to or existing under the laws of the United States or of any state whose authorized investments must observe state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or in-strumentalities constitute legal investments for these entities. Some states have enacted legislation specifically limiting, to varying degrees, the legal investment authority of these entities with respect to mortgage related securi-ties, in most cases requiring investors to rely solely upon existing state law and not SMMEA. In any case in which this legislation is applicable, the certif-icates will constitute legal investments only to the extent provided in the legislation.

   SMMEA also amended the legal investment authority of federally-chartered de-pository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage-related securities without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in mortgage-related securities; and national banks may purchase mortgage-related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. (S).24 (Seventh), subject, in each case, to such regula-tions as the applicable federal regulatory authority may prescribe.

   The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Office of the Comptroller of the Currency and the National Credit Union Administration have proposed or adopted guidelines regarding investment in various types of mort-gage-backed securities. In addition, state regulators have taken positions that may prohibit regulated institutions from holding securities representing resid-ual interests, including securities previously purchased. There may be other restrictions on the ability of some investors, including depository institu-tions, either to purchase certificates or to purchase certificates representing more than a specified percentage of the investor's assets. We suggest that in-vestors consult their own legal advisors in determining whether and to what ex-tent any particular certificates constitute legal investments for them.

   Certificates that do not constitute mortgage related securities under SMMEA will require registration, qualification or an exemption under applicable state securities laws in those states that have enacted legislation overriding SMMEA's provisions pre-empting state blue sky laws. In addition, these certifi-cates may not be legal investments to the same extent as mortgage related secu-rities under SMMEA. The appropriate characterization under various legal in-vestment restrictions of the classes of certificates that do not qualify as mortgage related securities under SMMEA and thus the ability of regulated in-vestors to purchase these classes of certificates, contains significant interpretive uncertainties. All investors whose investment authority has legal restrictions should consult their own legal advisors to determine whether, and to what extent, the classes of certificates that do not qualify as mortgage re-lated securities will constitute legal investments for them.

                                    Experts

   The consolidated financial statements of Oakwood Homes Corporation and its subsidiaries (collectively, "Oakwood Homes Corporation") as of September 30, 1998 and 1997 and for each of the three years in the period ended September 30, 1998, incorporated in this prospectus by reference to Oakwood Homes Corpora-tion's Annual Report on Form 10-K for the year ended September 30, 1998, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in au-diting and accounting.

                                 Legal Matters

   Legal matters relating to the certificates and material federal income tax consequences concerning the certificates will be passed upon for Oakwood Mort-gage by Hunton & Williams, Richmond, Virginia.

                                 Index of Terms

                                                                            Page
                                                                            ----
 1986 Act..................................................................  57
 Accretion Class...........................................................   6
 Advance...................................................................  12
 Affiliate.................................................................  55
 Aggregation Rule..........................................................  57
 All OID Election..........................................................  59
 Balloon Payment Loan......................................................  15
 Bankruptcy Code...........................................................  45
 Beneficial Owner..........................................................   7
 Benefit Plan Opinion......................................................  94
 Bi-Weekly Loan............................................................  15
 Buy-Down Loan.............................................................  15
 Cap.......................................................................  62
 Capital Appreciation Class................................................   6
 CERCLA....................................................................  51
 Code......................................................................  45
 Collection Period.........................................................  10
 Companion Class...........................................................   6
 Compensating Interest.....................................................  35
 Complementary Strip Certificates..........................................  89
 Compound Interest Class...................................................   6
 Contingent Payment Obligation.............................................  64
 Contingent Payment Regulations............................................  64
 Convertible Loan..........................................................  15
 Current Recognition Election..............................................  65
 Custodian.................................................................  29
 Cut-off Date..............................................................   5
 Deemed Principal Payments.................................................  57
 Depository Participants...................................................   7
 Disqualified Organization.................................................  72
 Distribution Period.......................................................  60
 Early Payment.............................................................  35
 Eligible Account..........................................................  33
 Eligible Investments......................................................  25
 Escrow Account............................................................  33
 Event of Default..........................................................  40
 Excess Premium............................................................  59
 Final Scheduled Distribution Date.........................................  10
 Financial Intermediary....................................................   7
 First Distribution Period.................................................  60
 Floor.....................................................................  62
 Foreign Person............................................................  82
 Foreign Person Certification..............................................  82
 Governor..................................................................  62
 Gross Margin..............................................................  19
 Increasing Payment Loan...................................................  15
 Interest Reduction Loan...................................................  15
 Interest Weighted Certificate.............................................  59

                                                                            Page
                                                                            ----
 Inverse Floater Certificate...............................................  64
 IO Certificate............................................................  88
 Land Secured Contract.....................................................  24
 Level Payment Loan........................................................  15
 Multiple Rate VRDI Certificate............................................  63
 Non-Recoverable Advance...................................................  35
 Non-VRDI certificate......................................................  59
 NOWA Certificate..........................................................  59
 OID Regulations...........................................................  56
 Ordinary Ratio Certificate................................................  88
 PAC Class.................................................................   6
 Parity Price..............................................................  13
 Participants..............................................................   7
 Participation Certificate.................................................  85
 Periodic Rate Cap.........................................................  19
 Plan......................................................................  91
 Plan Asset Regulations....................................................  91
 Plan Investor.............................................................  94
 PO Certificate............................................................  85
 Pre-Funded Amount.........................................................  19
 Pre-Funding Account.......................................................  19
 Pre-Funding Period........................................................  19
 Pre-Issuance Accrued Interest.............................................  60
 Pre-Issuance Accrued Interest Rule........................................  60
 Prepayment Period.........................................................  10
 Pricing Prepayment Assumptions............................................  56
 Principal-Only Class......................................................   6
 Qualified Bank............................................................  39
 Qualified Mortgage........................................................  77
 Qualified Stated Interest.................................................  57
 Qualifying REIT Interest..................................................  75
 Rate Bubble Certificate...................................................  61
 Ratio Certificate.........................................................  90
 RCRA......................................................................  52
 Realized Loss.............................................................  10
 REMIC.....................................................................   6
 Remittance Report.........................................................  39
 REO Property..............................................................  12
 Repo Property.............................................................  12
 Repurchase Price..........................................................  18
 Residual Certificate......................................................   6
 RIC.......................................................................  55
 Scheduled Principal Balance...............................................  11
 Servicing Advance.........................................................  34
 Servicing Fee.............................................................  33
 Single Rate VRDI Certificate..............................................  62
 SMMEA.....................................................................  95
 Soldiers' and Sailors' Civil Relief Act...................................  10

                                                                            Page
                                                                            ----
 Soldiers' and Sailors' Shortfall..........................................  10
 Strip Class...............................................................   6
 Stripping Regulations.....................................................  87
 Superpremium Certificate..................................................  61
 Taxable Mortgage Pool.....................................................  81
 Tax Administrator.........................................................  55
 Teaser Certificate........................................................  57
 Title State...............................................................  42

                                                                            Page
                                                                            ----
 Title V...................................................................  47
 TMP.......................................................................  84
 UBTI......................................................................  69
 UCC State.................................................................  42
 Variable Rate Certificate.................................................  59
 VRDI......................................................................  59
 WAM.......................................................................  57
 Weighted Average Certificate..............................................  59

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

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